     As filed with the Securities and Exchange Commission on April 18, 2001

                                                        Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ---------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                ---------------

                             McLeodUSA Incorporated
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                    4813                    42-1407240
     (State or Other          (Primary Standard           (I.R.S. Employer
     Jurisdiction of              Industrial           Identification Number)
     Incorporation or        Classification Code
      Organization)                Number)
                                ---------------

                           McLeodUSA Technology Park
                        6400 C Street SW, P.O. Box 3177
                          Cedar Rapids, IA 52406-3177
                                 (319) 790-7800
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                                ---------------

                                Clark E. McLeod
                    Chairman and Co-Chief Executive Officer
                             McLeodUSA Incorporated
                           McLeodUSA Technology Park
                        6400 C Street SW, P.O. Box 3177
                          Cedar Rapids, IA 52406-3177
                                 (319) 790-7800
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                                ---------------

                                   Copies to:

 Joseph G. Connolly, Jr., Carroll J. Reasoner, Esq.     Robert S. Kant, Esq.
           Esq.           Shuttleworth & Ingersoll,    Greenberg Traurig, LLP
  Hogan & Hartson L.L.P.            P.L.C.            2375 E. Camelback Road,
  555 13th Street, N.W.     115 Third Street S.E.,           Suite 700
  Washington, D.C. 20004          Suite 500            Phoenix, Arizona 85106
      (202) 637-5600       Cedar Rapids, Iowa 52401        (602) 445-8000
                                (319) 365-9461
                                ---------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement and certain other conditions under the merger agreement are met or waived.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]
                                ---------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 Title of each Class of                         Proposed          Proposed
    Securities to be        Amount to be    Maximum Offering  Maximum Aggregate     Amount of
       Registered           Registered(1)    Price Per Share  Offering Price(2) Registration Fee
------------------------------------------------------------------------------------------------
 Class A Common Stock,
  $.01 par value per
  share................       3,500,000      Not Applicable    Not Applicable       $6,085.75
------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Represents the maximum number of shares of Class A common stock, par value $.01 per share, of McLeodUSA Incorporated that may be issued pursuant to the transactions described herein.
(2) Pursuant to Rules 457(c) and 457(f)(1) under the Securities Act of 1933, the registration fee has been calculated based on a price of $0.22 per share of Intelispan common stock (the average of the bid and asked prices per share of Intelispan common stock as reported on the NASD's OTC Bulletin Board on April 17, 2001).
                                ---------------

   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this proxy statement/prospectus is not complete and may be + +changed. McLeodUSA may not issue these securities until the registration + +statement filed with the Securities and Exchange Commission is effective. + +This proxy statement/prospectus is not an offer to sell these securities, and +
+it is not soliciting an offer to buy these securities in any state or         +
+jurisdiction where the offer or sale is not permitted.                        +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  SUBJECT TO COMPLETION--DATED APRIL 18, 2001

                         [Insert Intelispan, Inc. Logo]
[Insert Intelispan, Inc. Logo]

                                INTELISPAN, INC.
                       1720 Windward Concourse, Suite 100
                           Alpharetta, Georgia 30005

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

                                                                   [     ], 2001

Dear Shareholder:

  You are cordially invited to attend a special meeting of Intelispan
shareholders on [     ], 2001 at 10:00 a.m., local time, at our offices located
at 1720 Windward Concourse, Suite 100, Alpharetta, Georgia 30005.

  At this special meeting, we will ask you to approve the acquisition of Intelispan by McLeodUSA Incorporated. Approval of the merger requires a "FOR" vote by at least two-thirds of the outstanding shares of Intelispan common stock. Intelispan shareholders holding approximately 32% of the aggregate voting power of the Intelispan common stock have agreed to vote all of their shares in favor of the approval of the merger agreement. Only shareholders who hold shares of Intelispan common stock at the close of business on April 19, 2001 are entitled to vote at the special meeting.

  If the merger is approved, you will receive a fraction of a share of McLeodUSA Class A common stock for each share of Intelispan common stock you own. The exchange ratio is described in the attached proxy statement/prospectus. As you know, Intelispan common stock is traded on the NASD's OTC Bulletin Board, or OTCBB, under the symbol "IVPN." The closing price for Intelispan common stock on April [17], 2001 was $[0.20] per share. McLeodUSA Class A common stock is quoted on The Nasdaq National Market under the symbol "MCLD." The closing price for McLeodUSA Class A common stock on April [17], 2001, was $[8.72] per share. You will receive cash for any fractional share of McLeodUSA Class A common stock that you would otherwise receive in the merger.

  Your vote is very important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the meeting. To vote your shares, you may complete and return the enclosed proxy card or follow the enclosed voting instructions to vote by telephone or through the Internet. If you are a holder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares. If you do not vote or do not instruct your broker how to vote, it will have the same effect as voting against the approval of the merger agreement.

  After careful consideration, the Intelispan board of directors has unanimously recommended the approval of the merger agreement and determined that its terms are fair to and in the best interests of Intelispan and its shareholders. The Intelispan board of directors recommends that you vote "FOR" the approval of the merger agreement.

  This document provides you with detailed information about the special meeting and the proposed merger. You can also get information from publicly available documents filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully, including the section entitled "Risk Factors" beginning on page 14.

                          Sincerely,

                          Travis L. Provow
                          Chief Executive Officer and President

       PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR
                   VOTE BY TELEPHONE OR THROUGH THE INTERNET.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

             This proxy statement/prospectus is dated [     ], 2001
      and is first being mailed to shareholders on or about [     ], 2001.

                      REFERENCES TO ADDITIONAL INFORMATION

   This proxy statement/prospectus incorporates by reference certain documents of McLeodUSA which are not presented in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your oral or written request. Your requests should be directed to McLeodUSA Incorporated, McLeodUSA Technology Park, 6400 C Street SW, Post Office Box 3177, Cedar Rapids, Iowa 52406-3177, Attention: General Counsel (telephone
(319) 790-7775). In order to ensure delivery of the documents in advance of the
special meeting, any request should be made by [    ], 2001.

                         [Insert Intelispan, Inc. Logo]

                                INTELISPAN, INC.
                       1720 Windward Concourse, Suite 100
                           Alpharetta, Georgia 30005

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                    TO BE HELD AT 10:00 A.M. ON [    ], 2001

   We will hold a special meeting of shareholders of Intelispan, Inc., a
Washington corporation, at 10:00 a.m., local time, on [    ], 2001 at our
offices located at 1720 Windward Concourse, Suite 100, Alpharetta, Georgia 30005, for the following purposes:

  1. to consider and vote upon a proposal to approve the Agreement and Plan of Merger, by and among McLeodUSA Incorporated, Iguana Acquisition Corporation, a wholly-owned subsidiary of McLeodUSA Incorporated, and Intelispan, Inc., dated as of March 17, 2001, as more fully described in this proxy statement/prospectus and

  2. to transact other business as may properly come before the special meeting.

   Only holders of record of Intelispan common stock at the close of business on April 19, 2001, which has been fixed as the record date for notice of the special meeting, are entitled to notice of, and will be entitled to vote at, the special meeting and any adjournments or postponements of the special meeting.

   Completion of the merger requires the approval of the merger agreement by at least two-thirds of the outstanding shares of Intelispan common stock. Shareholders of Intelispan holding approximately 32% of the aggregate voting power of the Intelispan common stock have agreed to vote all of their shares in favor of the approval of the merger agreement.

   For more information about the merger, please read this proxy statement/prospectus and the various documents attached as appendices, including the merger agreement and the fairness opinion of C.E. Unterberg, Towbin.

   Intelispan shareholders are entitled to assert dissenters' rights in connection with the merger under Chapter 23B.13 of the Washington Business Corporation Act. Chapter 23B.13 is attached to this proxy statement/prospectus as Appendix D.

   A complete list of shareholders entitled to vote at the special meeting will be available at the offices of Intelispan during ordinary business hours for the 10-day period before the special meeting for examination by any shareholder. This list also will be available at the special meeting.

   The Intelispan board of directors is soliciting your proxy for the special meeting. Whether or not you expect to be present at the special meeting, please submit your proxy by completing, dating, signing and returning the enclosed proxy card, or by voting by telephone or through the Internet by following the instructions set forth on the proxy card. The shares represented by the proxy will be voted according to your specified response. The proxy is revocable and will not affect your right to vote in person if you attend the meeting. Properly executed proxies that do not contain voting instructions will be voted for the approval of the merger agreement.

                                          By Order of the Board of Directors

                                          Travis L. Provow
                                          Chief Executive Officer and
                                           President

Alpharetta, Georgia
[    ], 2001

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
SUMMARY...................................................................   1
  The Companies...........................................................   1
  The Special Meeting.....................................................   2
  The Merger..............................................................   3
  Recommendation of Intelispan Board of Directors.........................   5
  Opinion of Intelispan Financial Advisor.................................   5
  Differences in the Rights of Stockholders...............................   5
  Selected Consolidated Financial Data of McLeodUSA.......................   6
  Selected Consolidated Financial Data of Intelispan......................  10
  Comparative Per Share Data..............................................  12
  Comparative Market Data.................................................  13
RISK FACTORS..............................................................  14
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS......................  24
THE SPECIAL MEETING.......................................................  25
THE MERGER................................................................  27
  Background of the Merger................................................  27
  Recommendation of the Intelispan Board of Directors and Reasons for the
   Merger.................................................................  28
  McLeodUSA's Reasons for the Merger......................................  31
  Opinion of the Intelispan Financial Advisor.............................  32
  Independent Auditors....................................................  37
  Interests of the Intelispan Directors and Executive Officers in the
   Merger.................................................................  37
  Accounting Treatment....................................................  38
  Listing of McLeodUSA Class A Common Stock...............................  38
  Deregistration of Intelispan Common Stock...............................  38
  Governmental and Regulatory Approvals...................................  38
  Federal Income Tax Consequences.........................................  39
  Restrictions on Resales by Affiliates...................................  40
  Dissenters' Rights of Appraisal.........................................  41
TERMS OF THE MERGER AGREEMENT AND RELATED TRANSACTIONS....................  44
  Structure of the Merger.................................................  44
  Conversion of Intelispan Common Stock; Treatment of Options and
   Warrants...............................................................  44
  Exchange of Certificates................................................  46
  Effective Time..........................................................  47
  Representations and Warranties..........................................  47
  Business of Intelispan and Its Subsidiaries Pending the Merger; Other
   Agreements.............................................................  48
  No Solicitation by Intelispan...........................................  51
  Employee Matters........................................................  53
  Conditions to Completion of the Merger..................................  54
  Termination of the Merger Agreement.....................................  56
  Expenses; Termination Fee...............................................  57
  Conditional Loan Commitment.............................................  57
  Waiver and Amendment of the Merger Agreement............................  58
  Voting Agreements.......................................................  58
  Stock Option Agreement..................................................  59
  Stockholders' Agreement.................................................  61
  Sales Representation Agreement..........................................  61
INFORMATION ABOUT McLEODUSA AND IGUANA ACQUISITION CORPORATION............  62
SELECTED CONSOLIDATED FINANCIAL DATA OF McLEODUSA.........................  65
PRO FORMA FINANCIAL DATA..................................................  69

                                      (i)

                                                                          Page
                                                                          ----
INFORMATION ABOUT INTELISPAN.............................................   74
SELECTED CONSOLIDATED FINANCIAL DATA OF INTELISPAN.......................   80
INTELISPAN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS
 AND RESULTS OF OPERATIONS...............................................   82
INTELISPAN'S CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
 AND FINANCIAL DISCLOSURE................................................   87
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF
 INTELISPAN..............................................................   88
McLEODUSA CAPITAL STOCK AND COMPARISON OF STOCKHOLDER RIGHTS.............   90
LEGAL MATTERS............................................................  110
EXPERTS..................................................................  110
OTHER MATTERS............................................................  110
SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS...............................  111
WHERE YOU CAN FIND MORE INFORMATION......................................  111
INTELISPAN FINANCIAL INFORMATION.........................................  F-1
DEVISE ASSOCIATES, INC. FINANCIAL INFORMATION............................ F-24

                                   APPENDICES

Appendix A--Agreement and Plan of Merger by and among McLeodUSA, Iguana
          Acquisition Corporation and Intelispan.........................  A-1
Appendix B--Form of Voting Agreement between McLeodUSA and various shareholders of Intelispan.....................................  B-1
Appendix C--Stock Option Agreement between McLeodUSA and Intelispan......  C-1
Appendix D--Dissenters' Rights of Appraisal..............................  D-1
Appendix E--Opinion of C.E. Unterberg, Towbin............................  E-1

                                      (ii)

                      QUESTIONS & ANSWERS ABOUT THE MERGER

Q. Why has Intelispan entered into the merger agreement?

A. Intelispan has entered into the merger agreement because the Intelispan board of directors has determined that the terms of the merger agreement and the merger are fair to and in the best interests of Intelispan and its shareholders.

Q. What will I receive for my Intelispan shares?

A. If the merger is completed as proposed, McLeodUSA will issue up to 3,500,000 shares of McLeodUSA Class A common stock. Each outstanding share of Intelispan common stock will be converted into the right to receive a fraction of a share of McLeodUSA Class A common stock based upon an exchange ratio. The exchange ratio will be determined by dividing (x) 3,500,000 by
   (y) the total number of shares of Intelispan common stock issued and outstanding at the effective time of the merger on a fully diluted basis, as adjusted. Fully diluted, as adjusted, means effect is given to the conversion, exchange or exercise, as the case may be, of all securities convertible into, or exercisable or exchangeable for Intelispan common stock, including all outstanding options (other than any options with an exercise price equal to or greater than $1.00 per share as of the effective time), warrants or other rights to acquire Intelispan common stock. You will receive cash for any fractional share that you would otherwise receive in the merger.

   As of the date of this proxy statement/prospectus, there were [114,592,492] shares of Intelispan common stock issued and outstanding on a fully diluted basis, as adjusted. Accordingly, if the merger had closed on this date you would receive [0.0305] of a share of McLeodUSA Class A common stock for each share of Intelispan common stock that you own.

   Based on the closing price per share of McLeodUSA Class A common stock on The Nasdaq National Market on [April 17], 2001, the value of [0.0305] of a share of McLeodUSA Class A common stock was $[0.266]. The market value of the shares of McLeodUSA Class A common stock that you will receive in the merger will fluctuate both before and after the merger. After the merger, Intelispan shareholders will own less than one percent of the outstanding shares of McLeodUSA Class A common stock on a fully diluted basis.

Q. What are the federal income tax consequences of the merger?

A. In general, it is expected that Intelispan shareholders will not be required to pay federal income tax as a result of exchanging Intelispan shares for McLeodUSA shares, except for taxes on any cash that is received in lieu of fractional shares.

Q. What happens if Intelispan shareholders do not approve the merger?

A. The merger agreement will be terminated. Additionally, there is substantial doubt about Intelispan's ability to continue as a going concern if the merger is not completed. See "The Merger--Recommendation of the Intelispan Board of Directors and Reasons for the Merger."

Q. When and where will the special meeting take place?

A. The special meeting will be held on [       ], 2001 at 10:00 a.m., local
   time, at the offices of Intelispan located at 1720 Windward Concourse, Suite 100, Alpharetta, Georgia 30005.

                                     (iii)

Q. What should I do now?

A. You should carefully read and consider the information contained in this proxy statement/prospectus. You should then complete and sign your proxy card and return it in the enclosed return envelope or vote by telephone or through the Internet as soon as possible so that your shares will be represented at the special meeting. You may also vote in person at the special meeting if you are a shareholder of record on April 19, 2001. If you do not return your proxy card or otherwise vote at the special meeting, it will have the same effect as if you voted against the approval of the merger agreement.

Q. Can I change my mind and revoke my proxy?

A. Yes. You may take back your proxy up to and including the day of the special meeting by following the directions on page 25. Then you can either grant a new proxy or attend the special meeting and vote in person.

Q. If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A. Your broker will vote your shares only if you instruct your broker on how to vote. Your broker will send you directions on how you can instruct him or her to vote. Your broker cannot vote your shares without instructions from you. Broker non-votes will have the same effect as a vote against the proposal to approve the merger agreement.

Q. Should I send in my Intelispan stock certificate now?

A. No, you should not send in your stock certificate with your proxy. Promptly after the merger is completed, the exchange agent designated by McLeodUSA will send written instructions to former Intelispan shareholders describing the process for exchanging their Intelispan stock certificates for McLeodUSA stock certificates.

Q. Are Intelispan shareholders entitled to dissenters' rights?

A. Yes. Under Washington law, Intelispan shareholders are entitled to dissenters' rights of appraisal. See "The Merger--Dissenters' Rights of Appraisal."

Q. When do the companies expect the merger to be completed?

A. We are working to complete the merger as quickly as possible. We plan to complete the merger promptly after the special meeting.

Q. Whom should I call if I have questions?

A. If you have questions about the merger you should call the General Counsel of Intelispan at (678) 256-0300.

                                     * * *

                                      (iv)

                                    SUMMARY

   This document is a prospectus of McLeodUSA and a proxy statement of Intelispan. This summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that may be important to you. You should carefully read this entire proxy statement/prospectus and the other documents to which this document refers you. See "Where You Can Find More Information." In addition, you should carefully consider the factors set forth under the caption "Risk Factors."

                                 The Companies

McLeodUSA Incorporated
McLeodUSA Technology Park
6400 C Street SW, P.O. Box 3177
Cedar Rapids, Iowa 52406-3177
(319) 790-7800

McLeodUSA provides selected telecommunications services to customers nationwide. McLeodUSA provides integrated communications services, including local services, in Midwest, Southwest, Northwest and Rocky Mountain states and long distance and advanced data services in all 50 states. McLeodUSA is a facilities-based telecommunications provider with, as of December 31, 2000, 396 ATM switches, 50 voice switches, approximately 1.1 million local lines and more than 10,700 employees. McLeodUSA's network is capable of transmitting integrated next-generation data, Internet, video and voice services, reaching 800 cities and approximately 90% of the U.S. population. In the next 12 months, McLeodUSA plans to distribute 33 million telephone directories in 26 states, serving a population of 56 million. McLeodUSA is a Nasdaq-100 company traded under the symbol "MCLD."

McLeodUSA's integrated communication services include local, long distance, Internet access, data and voice mail from a single company on a single bill. McLeodUSA believes it is the first company in many of its markets to offer one-stop shopping for communications services tailored to customers' specific needs.

McLeodUSA's core business is providing communications services in competition with existing local telephone companies, including:

 .  local and long distance services

 .  dial and dedicated Internet access

 .  higher bandwidth Internet access services, such as digital subscriber line
   (DSL) and cable modem

 .  value-added services such as virtual private networks and web hosting

 .  bandwidth leasing and colocation services

 .  facilities and services dedicated for a particular customer's use

 .  telephone and computer sales, leasing, networking, service and installation

 . other communications services, including video, cellular, operator, payphone, mobile radio and paging services

McLeodUSA also derives revenue from the following services related to its core business:

 .  sale of advertising in print and electronic telephone directories

 . traditional local telephone company services in east central Illinois and southeast South Dakota

 .  telemarketing services

In most of its markets, McLeodUSA competes with the entrenched, traditional local phone company by leasing its lines and switches. In many markets McLeodUSA provides local services by using its own facilities and by leasing capacity from others. McLeodUSA provides long distance services by using its own facilities and by leasing capacity from others. McLeodUSA is actively developing fiber optic communications networks in many of its target local markets to carry additional communications traffic on its own network. McLeodUSA is actively developing enhancements to its national network and associated next-generation services.

Intelispan, Inc.
1720 Windward Concourse, Suite 100
Alpharetta, Georgia 30005
(678) 256-0300

Intelispan provides managed network services to customers on an outsourced basis, and specializes in providing secure and efficient business-to-business communication and complementary professional services. Intelispan divides this business into three separate groups:

 . Virtual Private Networks. Intelispan provides remote and site-to-site access through a secure, virtual private network. A virtual private network is a private network that exists within a public or shared network, including the Internet, through which access is controlled and users can communicate securely.

 . Managed Network Services. Intelispan manages the networks used by its customers. Intelispan monitors its customers' networks and responds to problems to assure the efficient flow of network traffic. Intelispan responds to security threats or problems as they are identified.

 . Professional Services. Intelispan provides consulting and electronic commerce services and solutions. These services and solutions are designed to augment and complement the existing resources of information technology managers in planning, operating and managing their network environment.

Intelispan believes that it differentiates its services by integrating complex technologies to create its own branded network services, which enable its customers to:

 .  reduce capital expenditures

 .  reduce exposure to the risks of outdated technology

 . reduce time and effort expended to obtain and manage qualified technical personnel

Intelispan also attempts to differentiate its services through a comprehensive service level agreement with its customers whereby Intelispan guarantees that its services will be highly available with minimum downtime.

                              The Special Meeting
                                    (page  )

The special meeting of Intelispan shareholders will be held on [    ], 2001 at
10:00 a.m., local time, at the offices of Intelispan located at 1720 Windward Concourse, Suite 100, Alpharetta, Georgia 30005. At the special meeting, you will be asked to vote to approve the merger agreement.

You can vote, or submit a proxy to vote, at the special meeting if you were a record holder of Intelispan common stock at the close of business on April 19, 2001. You can vote your shares by attending the meeting and voting in person or by marking the enclosed proxy card with your vote, signing it and mailing it in the enclosed return envelope. You can also vote by telephone or through the Internet. You can revoke your proxy at any time before it is exercised.

Vote Required (page  )

The approval of at least two-thirds of all of the outstanding shares of Intelispan common stock is required to approve the merger agreement. There were
[      ] shares of Intelispan common stock outstanding as of the record date.
Each holder of Intelispan common stock is entitled to one vote per share with respect to all matters on which a vote is to be taken at the special meeting.

The directors and executive officers of Intelispan and their affiliates hold
[      ] shares of Intelispan common stock, or approximately [   ]% of the
outstanding shares entitled to vote at the special meeting. Moreover, in connection with the merger agreement, several Intelispan shareholders, including certain directors and executive officers, beneficially owning in the aggregate 35,380,421 shares of Intelispan common stock, representing approximately 32% of the outstanding shares of Intelispan common stock as of the record date, entered into agreements with McLeodUSA under which these Intelispan shareholders have agreed to vote in favor of the approval of the merger agreement. The form of this voting agreement is attached as Appendix B to this proxy statement/prospectus.

                              The Merger (page  )

Under the merger agreement, Iguana Acquisition Corporation, a wholly-owned subsidiary of McLeodUSA formed solely to facilitate the merger, will be merged with and into Intelispan, with Intelispan surviving as a wholly-owned subsidiary of McLeodUSA. McLeodUSA and Intelispan plan to complete the merger promptly after the special meeting.

The merger agreement is included as Appendix A to this proxy statement/prospectus. It is the legal document that governs the merger.

What You Will Receive in the Merger (page  )

If the merger is completed as proposed, McLeodUSA will issue up to 3,500,000 shares of McLeodUSA Class A common stock. Each outstanding share of Intelispan common stock will be converted into the right to receive a fraction of a share of McLeodUSA Class A common stock based upon an exchange ratio. The exchange ratio will be determined by dividing (x) 3,500,000 by (y) the total number of shares of Intelispan common stock issued and outstanding at the effective time of the merger on a fully diluted basis, as adjusted. Fully diluted, as adjusted, means effect is given to the conversion, exchange or exercise, as the case may be, of all securities convertible into, or exercisable or exchangeable for Intelispan common stock, including all outstanding options (other than any options with an exercise price equal to or greater than $1.00 per share as of the effective time), warrants or other rights to acquire Intelispan common stock. You will receive cash for any fractional share that you would otherwise receive in the merger.

As of the date of this proxy statement/prospectus, there were [114,592,492] shares of Intelispan common stock issued and outstanding on a fully diluted basis, as adjusted. Accordingly, if the merger had closed on this date you would receive [0.0305] of a share of McLeodUSA Class A common stock for each share of Intelispan common stock that you own.

Based on the closing price per share of McLeodUSA Class A common stock on The Nasdaq National Market on [April 17], 2001, the value of [0.0305] of a share of McLeodUSA Class A common stock was $[0.266].

Exchange of Intelispan Stock Certificates (page  )

After the merger occurs, Wells Fargo Bank Minnesota, N.A., the exchange agent designated by McLeodUSA, will send a letter of transmittal to you that will provide instructions on the procedure for exchanging your Intelispan stock certificates for McLeodUSA stock certificates.

Please do not send any stock certificates at this time.

Dissenters' Rights of Appraisal (page )

If you do not wish to accept McLeodUSA Class A common stock in the merger, you have the right under Chapter 23B.13 of the Washington Business Corporation Act to dissent from the merger and to receive payment in cash for the fair value of your shares of Intelispan common stock. To preserve your rights if you wish to exercise your statutory dissenters' rights, you must:

 . deliver written notice to the Secretary of Intelispan before the special meeting of your intent to demand payment for your shares of Intelispan common stock if the merger is completed

 .  not vote your shares in favor of the merger and

 . follow the statutory procedures for perfecting dissenters' rights under Washington law, which are described in the section entitled "The Merger-- Dissenters' Rights of Appraisal."

Merely voting against the approval of the merger agreement will not preserve your dissenters' rights. Chapter 23B.13 of the Washington Business Corporation Act is reprinted in its entirety and attached as Appendix D to this proxy statement/ prospectus. Failure to precisely comply with all procedures required by Washington law will result in the loss of your dissenters' rights.

What is Needed to Complete the Merger (page  )

McLeodUSA and Intelispan will complete the merger only if they satisfy or, if the law permits, waive, several conditions, including the following:

 .  approval of the merger agreement by the Intelispan shareholders

 . holders of not more than 5% of Intelispan common stock outstanding at the effective time of the merger exercise appraisal rights under Washington law

 . delivery by Greenberg Traurig, LLP, counsel to Intelispan, of an opinion stating that the merger will qualify for United States federal income tax purposes as a tax free reorganization within the meaning of the Internal Revenue Code

 .  other conditions set forth in the merger agreement

Federal Income Tax Consequences (page  )

The merger is expected to be tax free to Intelispan shareholders for United States federal income tax purposes, except with respect to cash received in lieu of fractional shares of McLeodUSA Class A common stock.

Determining the actual tax consequences of the merger to an Intelispan shareholder can be complicated. These consequences will depend on the shareholder's specific situation and on variables not within the control of Intelispan or McLeodUSA. Intelispan shareholders should consult with their own tax advisors for a full understanding of the tax consequences of the merger to them.

Accounting Treatment (page  )

McLeodUSA and Intelispan will account for the merger using the purchase method of accounting.

Interests of the Intelispan Directors and Executive Officers in the Merger
(page  )

Some of the Intelispan directors and executive officers have interests in the merger that are different from, or in addition to, their interests as Intelispan shareholders. These interests exist because of certain rights that the directors and executive officers of Intelispan have under the Intelispan benefit and compensation plans. Various Intelispan directors or executive officers also may enter into employment, advisory and other agreements or arrangements with McLeodUSA.

Governmental and Regulatory Approvals (page  )

Neither McLeodUSA nor Intelispan is aware of any material governmental or regulatory approval required for completion of the merger, other than compliance with applicable laws.

Termination of the Merger Agreement; Termination Fee (page  )

The merger agreement contains provisions addressing the circumstances under which McLeodUSA or Intelispan may terminate the merger agreement. In addition, the merger agreement provides that in several circumstances, Intelispan may be required to pay McLeodUSA a termination fee of $1.2 million. See "--Stock Option Agreement."

Stock Option Agreement (page  )

Intelispan has granted McLeodUSA a stock option to buy up to 21,723,476 shares of Intelispan common stock, which represented approximately 19.9% of the shares of Intelispan common stock outstanding on March 17, 2001, at an exercise price of $0.36 per share. If additional shares of Intelispan common stock are issued after March 17, 2001, the number of shares of Intelispan common stock issuable pursuant to the option will be adjusted upward to equal 19.9% of the shares of Intelispan common stock then outstanding. The exercise price may also be adjusted to assure that the overall benefit to McLeodUSA under the stock option and the termination fee provided for in the merger agreement does not exceed an aggregate of $1.6 million. The stock option is exercisable under several circumstances, including those under which Intelispan is required to pay to McLeodUSA the termination fee of $1.2 million.

We have attached the form of this stock option agreement as Appendix C to this proxy statement/prospectus.

                   Recommendation of the Intelispan Board of
                               Directors (page  )

The Intelispan board of directors unanimously recommends that you vote "FOR" the approval of the merger agreement.

                    Opinion of Intelispan Financial Advisor
                                    (page  )

C.E. Unterberg, Towbin, financial advisor to Intelispan, delivered an opinion to the Intelispan board of directors that, as of March 16, 2001, the exchange ratio was fair to the holders of Intelispan common stock from a financial point of view. We have attached this opinion as Appendix E to this proxy statement/prospectus.

                   Differences in the Rights of Stockholders
                                    (page  )

When the merger is completed, Intelispan shareholders will become McLeodUSA stockholders. Intelispan shareholders' rights will be governed by Delaware law and by the McLeodUSA certificate of incorporation and bylaws, rather than by Washington law and the Intelispan articles of incorporation and bylaws.

               Selected Consolidated Financial Data of McLeodUSA

   The information in the following unaudited table is based on historical financial information included in the prior Securities and Exchange Commission ("SEC") filings of McLeodUSA, including the McLeodUSA Annual Report on Form 10-K for the fiscal year ended December 31, 2000. The following summary financial information should be read in connection with this historical financial information including the notes that accompany such financial information. This historical financial information is considered a part of this document. See "Where You Can Find More Information." The audited historical financial statements of McLeodUSA as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000 were audited by Arthur Andersen LLP, independent public accountants.

   The information in the following table reflects financial information for the following companies McLeodUSA has acquired:

    Acquired Company                                          Date Acquired
    ----------------                                        ------------------
 Ruffalo, Cody & Associates, Inc. .........................   July 15, 1996
 Telecom*USA Publishing Group, Inc. ....................... September 20, 1996
 Consolidated Communications, Inc. ........................ September 24, 1997
 Ovation Communications, Inc. .............................   March 31, 1999
 Splitrock Services, Inc. .................................   March 30, 2000
 CapRock Communications Corp. .............................  December 7, 2000

   The operations statement data and other financial data in the table include the operations of these companies beginning on the dates they were acquired. The balance sheet data in the table include the financial position of these companies at the end of the periods presented. These acquisitions affect the comparability of the financial data for the periods presented.

   The pro forma information presented in the operations statement data and other financial data in the table includes the operations of Splitrock and Intelispan as if they had been acquired at the beginning of the period presented and the pro forma information in the balance sheet data in the table includes the Intelispan financial position as of the date presented.

   The information in the table also reflects the following debt and equity securities that McLeodUSA has outstanding:

      Description of Securities           Principal Amount    Date Issued
      -------------------------           ---------------- ------------------
   10 1/2% senior discount notes due
    March 1, 2007........................   $500 million     March 4, 1997
   9 1/4% senior notes due July 15,
    2007.................................   $225 million     July 21, 1997
   8 3/8% senior notes due March 15,
    2008.................................   $300 million     March 16, 1998
   9 1/2% senior notes due November 1,
    2008.................................   $300 million    October 30, 1998
   8 1/8% senior notes due February 15,
    2009.................................   $500 million   February 22, 1999
   Series A preferred stock..............   $287 million    August 23, 1999
   Series B preferred stock..............   $687 million   September 15, 1999
   Series C preferred stock..............   $313 million   September 15, 1999
   Senior Secured Credit Facilities......   $575 million      May 31, 2000
   11 3/8% senior notes due January 1,
    2009.................................   $750 million    January 16, 2001

   The following debt securities were issued in connection with the acquisition by McLeodUSA of CapRock in exchange for the cancellation of outstanding CapRock senior notes having the same principal amount and interest rate:

      Description of Securities              Principal Amount    Date Issued
      -------------------------              ---------------- -----------------
   12% senior notes due July 15, 2008.......   $150 million   December 14, 2000
   11 1/2% senior notes due May 1, 2009.....   $210 million   December 14, 2000

   The operations statement data and other financial data in the table include the effects of the issuances beginning on the dates the securities were issued. The balance sheet data in the table include the effects of these issuances at the end of the periods presented. The pro forma information presented in the operations statement data and other financial data in the table includes the effects of the issuance of the Senior Secured Credit Facilities, 11 3/8% senior notes, 12% senior notes and 11 1/2% senior notes as if they had occurred at the beginning of 2000.

                                                 (table begins on the next page)

               Selected Consolidated Financial Data of McLeodUSA
                     (In thousands, except per share data)

                                            Year Ended December 31,
                         -------------------------------------------------------------------
                                                                                  Pro Forma
                           1996      1997       1998        1999        2000        2000
                         --------  ---------  ---------  ----------  ----------  -----------
                                                                                 (unaudited)
Operations Statement
 Data:
 Revenue................ $ 81,323   $267,886  $ 604,146  $  908,792  $1,396,704  $1,439,523
                         --------  ---------  ---------  ----------  ----------  ----------
 Operating expenses:
  Cost of service.......   52,624    151,190    323,208     457,085     772,751     822,103
  Selling, general and
   administrative.......   46,044    148,158    260,931     392,687     563,189     587,053
  Depreciation and
   amortization.........    8,485     33,275     89,107     190,695     409,623     452,572
  Other.................    2,380      4,632      5,575         --          --          872
                         --------  ---------  ---------  ----------  ----------  ----------
  Total operating
   expenses.............  109,533    337,255    678,821   1,040,467   1,745,563   1,862,600
                         --------  ---------  ---------  ----------  ----------  ----------
 Operating loss.........  (28,210)   (69,369)   (74,675)   (131,675)   (348,859)   (423,077)
 Interest income
  (expense), net........    5,369    (11,967)   (52,234)    (94,244)   (103,580)   (254,732)
 Other income...........      495      1,426      1,997       5,637        (425)       (322)
 Income taxes...........      --         --         --          --          --          --
                         --------  ---------  ---------  ----------  ----------  ----------
 Net loss before
  extraordinary charge..  (22,346)   (79,910)  (124,912)   (220,282)   (452,864)   (678,131)
 Extraordinary charge
  for early
  extinguishment of
  debt..................      --         --         --          --      (24,446)    (24,446)
                         --------  ---------  ---------  ----------  ----------  ----------
 Net loss...............  (22,346)   (79,910)  (124,912)   (220,282)   (477,310)   (702,577)
 Preferred stock
  dividends.............      --         --         --      (17,727)    (54,406)    (54,627)
                         --------  ---------  ---------  ----------  ----------  ----------
 Loss applicable to
  common shares......... $(22,346) $ (79,910) $(124,912) $ (238,009) $ (531,716) $ (757,204)
                         ========  =========  =========  ==========  ==========  ==========
 Net loss per common
  share:
  Loss before
   extraordinary
   charge............... $  (0.09) $   (0.24) $   (0.33) $    (0.54) $    (0.91) $    (1.24)
  Extraordinary charge..      --         --         --          --        (0.04)      (0.04)
                         --------  ---------  ---------  ----------  ----------  ----------
 Loss per common share.. $  (0.09) $   (0.24) $   (0.33) $    (0.54) $    (0.95) $    (1.28)
                         ========  =========  =========  ==========  ==========  ==========
 Weighted average common
  shares outstanding....  243,036    329,844    376,842     443,130     558,440     591,537
                         ========  =========  =========  ==========  ==========  ==========

               Selected Consolidated Financial Data of McLeodUSA
                     (In thousands, except per share data)

                                                   December 31,
                         -----------------------------------------------------------------
                                                                                Pro Forma
                           1996      1997       1998       1999       2000        2000
                         -------- ---------- ---------- ---------- ----------  -----------
                                                                               (unaudited)
Balance Sheet Data:
 Current assets......... $224,401 $  517,869 $  793,192 $1,569,473 $  562,820  $1,307,732
 Working capital
  (deficit)............. $185,968 $  378,617 $  613,236 $1,272,794 $ (283,609) $  455,987
 Property and equipment,
  net................... $ 92,123 $  373,804 $  629,746 $1,270,032 $3,019,091  $3,023,338
 Total assets........... $452,994 $1,345,652 $1,925,197 $4,203,147 $7,365,626  $8,159,268
 Long-term debt......... $  2,573 $  613,384 $1,245,170 $1,763,775 $2,732,190  $3,482,955
 Redeemable convertible
  preferred stock....... $    --  $      --  $      --  $1,000,000 $1,000,000  $1,000,000
 Stockholders' equity... $403,429 $  559,379 $  462,806 $1,108,542 $2,756,144  $2,793,705

                                           Year Ended December 31,
                         -------------------------------------------------------------
                                                                            Pro Forma
                           1996      1997       1998     1999      2000       2000
                         --------  ---------  -------- -------- ---------- -----------
                                                                           (unaudited)
Other Financial Data:
 Capital expenditures
  Property, plant and
   equipment............ $ 79,845  $ 179,255  $289,923 $580,003 $1,239,350 $1,272,020
  Business
   acquisitions......... $ 93,937  $ 421,882  $ 49,737 $736,626 $2,350,004 $2,395,840
 EBITDA(1).............. $(17,345) $ (31,462) $ 20,007 $ 59,020 $   60,764 $   30,367

--------
(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. McLeodUSA has included EBITDA data because it is a measure commonly used in the communications industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

               Selected Consolidated Financial Data of Intelispan
                     (In thousands, except per share data)

   The information in the following unaudited table is based on historical financial information for the period from September 15, 1997 (the inception of Intelispan) through December 31, 1997, and as of and for the years ended December 31, 1998, 1999 and 2000. The following summary financial information should be read in connection with the historical financial information including the notes that accompany such financial information. The historical financial information is included in this document beginning on page F-[ ]. The audited historical financial statements of Intelispan as of December 31, 2000 and for each of the two years in the period ended December 31, 2000 were audited by Arthur Andersen LLP, independent public accountants.

                                September 15, 1997
                                   (Inception)      Year Ended December 31,
                               through December 31, --------------------------
                                       1997          1998     1999      2000
                               -------------------- -------  -------  --------
Operations Statement Data:
 Revenue......................       $    11        $   130  $   744  $  5,242
                                     -------        -------  -------  --------
 Operating expenses:
  Cost of service.............            16            703    1,001     5,194
  Selling, general and
   administrative.............           634          5,094    4,731    12,945
  Depreciation and
   amortization...............            43            261      383     1,948
                                     -------        -------  -------  --------
  Total operating expenses....           693          6,058    6,115    20,087
 Operating loss...............          (682)        (5,928)  (5,371)  (14,845)
 Interest income (expense),
  net.........................           --              21     (519)    1,051
 Other income.................           109            697       83        23
 Income taxes.................           --             --       --        --
                                     -------        -------  -------  --------
 Net loss.....................          (573)        (5,210)  (5,807)  (13,771)
 Preferred stock dividends....           --             --       (96)     (221)
                                     -------        -------  -------  --------
 Loss applicable to common
  shares......................       $  (573)       $(5,210) $(5,903) $(13,992)
                                     =======        =======  =======  ========
 Loss per common share........       $ (0.06)       $ (0.32) $ (0.28) $  (0.17)
                                     =======        =======  =======  ========
 Weighted average common
  shares outstanding..........        10,337         16,335   20,818    81,948
                                     =======        =======  =======  ========

               Selected Consolidated Financial Data of Intelispan
                     (In thousands, except per share data)

                                                       December 31,
                                              ---------------------------------
                                               1997     1998     1999    2000
                                              -------  -------  ------- -------
Balance Sheet Data:
 Working capital (deficit)...................  $ (844)  $ (365) $ 8,145 $ 7,171
 Property, plant and equipment, net..........      10      377      348   4,247
 Total assets................................   1,636    2,042   11,770  24,018
 Long-term debt and capital lease
  obligations................................     --       189      206     765
 Stockholders' equity........................      27      998    9,342  18,811

                           September 15, 1997
                              (Inception)         Year Ended December 31,
                          through December 31, -------------------------------
                                  1997           1998       1999       2000
                          -------------------- ---------  ---------  ---------
Operating Data:
 EBITDA(1)...............        $ (639)        $ (5,667)  $ (4,988) $ (12,897)
 Cash flows used in
  operations.............          (536)          (5,757)    (3,223)   (12,148)
 Cash flows used in
  investing activities...           (11)            (386)       (99)    (4,037)
 Cash flows provided by
  financing activities...         1,300            5,179     12,926     15,323
 Capital expenditures,
  including business
  acquisitions...........            11              386        139      4,037

--------
(1) EBITDA consists of operating income or loss before interest, income taxes, depreciation and amortization and other nonrecurring operating expenses. EBITDA is a measure commonly used in the communications industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of performance nor as an alternative to cash flow as a measure of liquidity.

                           Comparative Per Share Data

   The following table summarizes per share information for McLeodUSA and Intelispan on a historical, pro forma combined and equivalent pro forma basis. The earnings per share were calculated using income (loss) from continuing operations before extraordinary charges. The pro forma earnings per share amounts do not include any adjustments to reflect potential expense reductions or revenue enhancements that may result from the merger or the effect of repurchases of McLeodUSA Class A common stock or Intelispan common stock after the stated period. The pro forma data do not necessarily indicate the results of future operations or the actual results that would have occurred had the merger occurred at the beginning of the period presented. The pro forma financial data have been included in accordance with the rules of the SEC and are provided for comparative purposes only. Options and convertible preferred stock are not included in the computation of diluted earnings per share for each company because the effect is antidilutive.

   The McLeodUSA pro forma earnings per share data include the adjusted operations of Intelispan for the year ended December 31, 2000 and adjustments attributable to the acquisition of Splitrock by McLeodUSA, the completion by McLeodUSA of its Senior Secured Credit Facilities and the issuance by McLeodUSA of its 11 3/8% senior notes, 12% senior notes and 11 1/2% senior notes, as if such transactions had occurred on January 1, 2000. The McLeodUSA "book value per share at period end" data give effect to the acquisition of Intelispan as if it had occurred at the end of 2000.

   The Intelispan "equivalent" pro forma amounts are calculated by multiplying the unaudited McLeodUSA pro forma per share amounts by 0.03. This exchange ratio represents the number of shares of McLeodUSA Class A common stock that Intelispan shareholders would have received in exchange for each share of Intelispan common stock if the merger had been completed on March 19, 2001.

                                                             As of or for the
                                                                year ended
                                                             December 31, 2000
                                                             -----------------
                                                                (unaudited)
McLeodUSA Class A Common Stock
Loss applicable to shares of common stock before
 extraordinary charges
  Basic earnings per share
    Historical..............................................      $ (0.91)
    Pro forma...............................................        (1.24)
  Diluted earnings per share
    Historical..............................................        (0.91)
    Pro forma...............................................        (1.24)
Book value per share at period end
  Historical................................................         4.08
  Pro forma.................................................         4.12
Intelispan Common Stock
Loss applicable to shares of common stock
  Basic earnings per share
    Historical..............................................      $ (0.17)
    Equivalent pro forma....................................        (0.04)
  Diluted earnings per share
    Historical..............................................        (0.17)
    Equivalent pro forma....................................        (0.04)
Book value per share at period end
  Historical................................................         0.17
  Equivalent pro forma......................................         0.12

                            Comparative Market Data

   McLeodUSA. McLeodUSA Class A common stock is, and the shares of McLeodUSA Class A common stock to be issued to Intelispan shareholders are expected to be, quoted on The Nasdaq National Market and traded under the symbol "MCLD." The following table sets forth for the periods indicated the high and low sales price per share of McLeodUSA Class A common stock as reported by The Nasdaq National Market.

   Intelispan. Intelispan common stock is traded on the NASD's OTC Bulletin Board, or OTCBB, under the symbol "IVPN." Intelispan common stock has been trading on the OTCBB since August 1998. The following table sets forth for the periods indicated the high and low sales price per share of Intelispan common stock as reported by the OTCBB.

                                                      McLeodUSA     Intelispan
                                                   --------------- -------------
                                                    High     Low    High   Low
                                                   ------- ------- ------ ------
1998
  First Quarter................................... $  7.73 $  5.08 $  --  $  --
  Second Quarter..................................    8.05    6.33    --     --
  Third Quarter...................................    6.69    3.56  14.50   2.75
  Fourth Quarter..................................    6.42    2.54   5.50   2.25
1999
  First Quarter................................... $  7.38 $  5.06 $ 3.81 $ 1.25
  Second Quarter..................................   10.32    7.28   2.00   0.75
  Third Quarter...................................   14.25    7.54   1.25   0.44
  Fourth Quarter..................................   21.13   12.21   4.50   0.41
2000
  First Quarter................................... $ 35.94 $ 16.50 $ 7.06 $ 2.88
  Second Quarter..................................   29.50   13.69   4.03   1.53
  Third Quarter...................................   25.13   10.50   2.50   0.94
  Fourth Quarter..................................   19.50   11.50   1.13   0.22
2001
  First Quarter................................... $ 22.56 $  8.25 $ 0.72 $ 0.20
  Second Quarter (through [      ], 2001).........    [  ]    [  ]   [  ]   [  ]

   On March 16, 2001, the last full trading day before the public announcement of the proposed merger, the closing price of McLeodUSA Class A common stock was $11.6875 per share and the closing price of Intelispan common stock was $0.3594
per share. On [    ], 2001, the last trading day for which information was
available prior to the date of this proxy statement/prospectus, the closing
price reported for McLeodUSA Class A common stock was $[   ] per share and the
closing price reported for Intelispan common stock was $[   ] per share.

   As of March 31, 2001, there were approximately 5,173 holders of record of McLeodUSA Class A common stock and there were approximately 648 holders of record of Intelispan common stock.

   Dividends. McLeodUSA has never declared or paid a cash dividend with respect to McLeodUSA Class A common stock, and Intelispan has never declared or paid a cash dividend with respect to Intelispan common stock. McLeodUSA does not anticipate paying cash dividends on McLeodUSA Class A common stock for the foreseeable future. The terms of some debt instruments of McLeodUSA limit its ability to pay cash dividends.

                                  RISK FACTORS

   You should carefully consider the following risk factors relating to the merger and to ownership of McLeodUSA Class A common stock. You should also consider the other information in this proxy statement/prospectus, including the SEC Reports on Forms 10-K, 10-Q and 8-K of McLeodUSA and in the other documents considered a part of this proxy statement/prospectus. See "Where You Can Find More Information."

The Value of the McLeodUSA Class A Common Stock Intelispan Shareholders Will Receive in the Merger Depends on Its Market Price at the Time of the Merger.

   If the market price of McLeodUSA Class A common stock decreases before the effective time of the merger, the value of the McLeodUSA Class A common stock an Intelispan shareholder will receive as a result of the merger will also decrease. This is because the formula for converting Intelispan common stock into McLeodUSA Class A common stock uses a fixed exchange ratio calculated at the effective time of the merger. Fluctuations in the stock price of either company before the closing of the merger do not effect the exchange ratio. See "Terms of the Merger Agreement and Related Transactions--Conversion of Intelispan Common Stock; Treatment of Options and Warrants."

Intelispan Directors and Executive Officers May Have Conflicts of Interest that Influence Their Decision to Approve the Merger.

   You should be aware of potential conflicts of interest of, and the benefits available to, Intelispan directors and executive officers when considering the recommendation of the Intelispan board of directors of the merger agreement. As discussed under "The Merger--Interests of the Intelispan Directors and Executive Officers in the Merger," the Intelispan directors and executive officers have interests in the merger that are in addition to, or different from, their interests as Intelispan shareholders. These interests include:

  . Options. McLeodUSA will assume Intelispan stock options or issue substitute stock options to purchase McLeodUSA Class A common stock in replacement of all unexercised Intelispan stock options outstanding at the effective time of the merger as described under "Terms of the Merger Agreement and Related Transactions--Conversion of Intelispan Common Stock; Treatment of Options and Warrants."

  . Employment Arrangements. Travis L. Provow, the Chief Executive Officer, President and a director of Intelispan, is expected to assume a senior management role at McLeodUSA upon the closing of the merger as described under "The Merger--Interests of the Intelispan Directors and Executive Officers in the Merger--Employment Arrangements."

  . Grant of Additional Options. McLeodUSA has agreed to grant to certain employees of Intelispan, including certain executive officers, stock options for the purchase of an aggregate of 1,000,000 shares of McLeodUSA Class A common stock as described under "The Merger--Interests of the Intelispan Directors and Executive Officers in the Merger--Grant of Additional Options" and "Terms of the Merger Agreement and Related Transactions--Employee Matters." McLeodUSA has also agreed that Intelispan may grant to certain employees of Intelispan, including certain executive officers, prior to the effective time of the merger stock options for the purchase of up to an aggregate of 2,000,000 shares of Intelispan common stock at an exercise price of $.01 per share as described under "The Merger--Interests of the Intelispan Directors and Executive Officers in the Merger--Options."

The Termination Fee, the Stock Option Agreement and the Voting Agreements May Discourage Other Companies from Trying to Acquire Intelispan.

   In the merger agreement, Intelispan agreed to pay a termination fee to McLeodUSA in specified circumstances, including where a third party acquires or seeks to acquire Intelispan. In addition, Intelispan entered into a stock option agreement with McLeodUSA pursuant to which McLeodUSA has the option to purchase 21,723,476 shares of Intelispan common stock. This option is exercisable under circumstances similar to the payment of the termination fee. Furthermore, Intelispan shareholders beneficially owning an aggregate of approximately 32% of the Intelispan common stock outstanding on the record date have entered into agreements with McLeodUSA whereby they have agreed to vote their shares in favor of the approval of the merger agreement and against any competing transaction. These agreements could discourage other companies from trying to acquire Intelispan even though those other companies might be willing to offer greater value to Intelispan shareholders than McLeodUSA has offered in the merger agreement. In addition, payment of the termination fee or the exercise by McLeodUSA of certain put rights in the stock option agreement could have an adverse effect on Intelispan's financial condition.

Fluctuations in the Market Price of McLeodUSA Class A Common Stock May Make It More Difficult for McLeodUSA to Raise Capital.

   The market price of McLeodUSA Class A common stock is extremely volatile and has fluctuated over a wide range. These fluctuations may impair the ability of McLeodUSA to raise capital by offering equity securities. The market price may continue to fluctuate significantly in response to various factors, including:

  .  market conditions in the industry

  . announcements or actions by competitors or by other companies in the competitive local exchange sector

  . sales of large amounts of McLeodUSA Class A common stock in the public market or the perception that such sales could occur

  .  quarterly variations in operating results or growth rates

  .  changes in estimates by securities analysts

  .  regulatory and judicial actions

  .  general economic conditions

McLeodUSA May Not Be Able to Successfully Integrate Acquired Companies, Including Intelispan, into Its Operations, Which Could Slow Its Growth.

   The integration of acquired companies, including the proposed acquisition of Intelispan, into the operations of McLeodUSA involves a number of risks, including:

  .  difficulty integrating operations and personnel

  .  diversion of management attention

  .  potential disruption of ongoing business

  .  inability to retain key personnel

  . inability to successfully incorporate acquired assets and rights into the service offerings of McLeodUSA

  . inability to maintain uniform standards, controls, procedures and policies

  .  impairment of relationships with employees, customers or vendors

   Failure to overcome these risks or any other problems encountered in connection with the merger or other similar transactions could slow the growth of McLeodUSA or lower the quality of its services, which could reduce customer demand and have a negative impact upon the price of the McLeodUSA Class A common stock that Intelispan shareholders receive in the merger.

Continued Rapid Growth of the McLeodUSA Network, Service Offerings and Customer Base Could Be Slowed if McLeodUSA Cannot Manage this Growth.

   McLeodUSA has rapidly expanded and developed its network, service offerings and customer base. This has placed and will continue to place, in part as a result of the merger, significant demands on its management and its operational and financial systems, procedures and controls. McLeodUSA may not be able to manage its anticipated growth effectively, which would harm its business, results of operations and financial condition. Further expansion and development will depend on a number of factors, including:

  .  cooperation of existing local telephone companies

  .  regulatory, legislative and other governmental developments

  .  changes in the competitive climate in which McLeodUSA operates

  . development of customer billing, order processing and network management systems

  .  availability of financing

  .  technological developments

  . availability of rights-of-way, franchises, building access and antenna sites

  .  existence of strategic alliances or relationships

  .  emergence of future opportunities

   McLeodUSA will need to continue to improve its operational and financial systems and its procedures and controls as it grows. McLeodUSA must also develop, train and manage its employees.

McLeodUSA Expects to Incur Significant Losses Over the Next Several Years.

   If McLeodUSA does not become profitable in the future, it could have difficulty obtaining funds to continue its operations. McLeodUSA has incurred net losses every year since it began operations. Since January 1, 1996, McLeodUSA net losses applicable to common stock have been as follows:

   Period                                         Amount
   ------                                     --------------
   1996...................................... $ 22.3 million
   1997...................................... $ 79.9 million
   1998...................................... $124.9 million
   1999...................................... $238.0 million
   2000...................................... $531.7 million

   McLeodUSA expects to incur significant operating losses during the next several years while it develops its business and expands its fiber optic communications network.

Failure to Raise Necessary Capital Could Restrict the Ability of McLeodUSA to Develop Its Network and Services and Engage in Strategic Acquisitions.

   McLeodUSA needs significant capital to continue to expand its operations, facilities, network and services including, following the merger, the expansion and operation of Intelispan. McLeodUSA cannot assure you that its capital resources will permit it to fund its planned network deployment and operations or achieve operating profitability. Failure to generate or raise sufficient funds may require McLeodUSA to delay or abandon some of its expansion plans or expenditures, which could harm its business and competitive position.

   As of March 31, 2001, based on the McLeodUSA business plan, capital requirements and growth projections as of that date, McLeodUSA estimated that it would require approximately $1.2 billion through 2002 to fund its planned capital expenditures. McLeodUSA expects to meet these funding needs through various sources, including existing cash balances, net proceeds from the sale of McLeodUSA 11 3/8% senior notes issued in January 2001, the existing McLeodUSA lines of credit, prospective sales of selected assets, exercises of outstanding options and cash flow from future operations. The estimated aggregate capital expenditure requirements of McLeodUSA include the projected costs of:

  . expanding its fiber optic communications network, including national and intra-city fiber optic networks

  .  adding voice and data switches

  . constructing, acquiring, developing or improving telecommunications assets in existing and new markets

   The McLeodUSA estimate of its future requirements for planned capital expenditures is a "forward-looking statement" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The actual amount and timing of the future requirements for planned capital expenditures of McLeodUSA may differ substantially from its estimate as a result of factors such as:

  . strategic acquisition costs and effects of acquisitions on its business plan, capital requirements and growth projections

  .  unforeseen delays

  .  cost overruns

  .  engineering design changes

  .  changes in demand for its services

  .  regulatory, technological or competitive developments

  .  new opportunities

   McLeodUSA also expects to evaluate potential acquisitions, joint ventures and strategic alliances on an ongoing basis. McLeodUSA may require additional financing if it pursues any of these opportunities. McLeodUSA also requires substantial funds for general corporate and other expenses and may require additional funds for working capital fluctuations.

   McLeodUSA may meet any additional financial needs by issuing additional debt or equity securities or borrowing funds from one or more lenders. In addition, in the event vendor financing arrangements are available on terms that allow rates of return comparable to current capital projects and are otherwise favorable to McLeodUSA, it may use such financing to accelerate or increment the development of its network. McLeodUSA cannot assure you that it will have timely access to additional financing sources on acceptable terms. If it does not, McLeodUSA may not be able to expand its markets, operations, facilities, network and services as it intends.

The High Level of Debt of McLeodUSA Could Limit Its Flexibility in Responding to Business Developments and Put It at a Competitive Disadvantage.

   McLeodUSA has substantial debt, which could adversely affect it in a number of ways, including:

  .  limiting its ability to obtain necessary financing in the future

  . limiting its flexibility to plan for, or react to, changes in its business

  . requiring it to use a substantial portion of its cash flow from operations to pay debt rather than for other purposes, such as working capital or capital expenditures

  . making it more highly leveraged than some of its competitors, which may place it at a competitive disadvantage

  .  making it more vulnerable to a downturn in its business

   As of December 31, 2000, McLeodUSA had $2.7 billion of long-term debt, including $2.1 billion of debt under its senior notes and $575 million under its senior secured credit facilities with a syndicate of lenders ("Senior Secured Credit Facilities"). It also had $1.0 billion of redeemable convertible preferred stock and $2.8 billion of stockholders' equity. In January 2001, McLeodUSA added $750 million of debt with the issuance of the McLeodUSA 11 3/8% senior notes. As a result, McLeodUSA expects its fixed charges to exceed its earnings for the foreseeable future.

Covenants in Debt Instruments Restrict the Capacity of McLeodUSA to Borrow and Invest, Which Could Impair Its Ability to Expand or Finance Its Operations.

   The indentures governing the terms of the long-term debt of McLeodUSA impose operating and financial restrictions. In addition, under the terms of its Senior Secured Credit Facilities, McLeodUSA has granted a security interest in substantially all the assets of McLeodUSA and its subsidiaries. These restrictions and encumbrances limit the discretion of McLeodUSA in some business matters, which could make it more difficult for McLeodUSA to expand, finance its operations or engage in other business activities that may be in its interest. These restrictions limit or prohibit the ability of McLeodUSA to:

  .  incur additional debt

  .  pay dividends or make other distributions

  .  make investments or other restricted payments

  .  enter into sale and leaseback transactions

  .  pledge, mortgage or permit liens upon assets

  .  enter into transactions with affiliates

  .  sell assets

  .  consolidate, merge or sell all or substantially all of its assets

If McLeodUSA fails to comply with these restrictions, all of its long-term debt could become immediately due and payable.

The Ability of McLeodUSA to Pay Cash Dividends Is Restricted.

   McLeodUSA has never paid any cash dividends on shares of its Class A common stock and it does not anticipate doing so for the foreseeable future. The indentures governing the debt of McLeodUSA and its Senior Secured Credit Facilities restrict the ability of McLeodUSA to pay cash dividends. You should therefore not expect that cash dividends will be paid on the shares of McLeodUSA Class A common stock you will receive in the merger. In addition, you should be aware that the shares of Series A preferred stock and Series B preferred stock of McLeodUSA carry rights to receive a cumulative dividend before any cash dividend may be paid on the McLeodUSA Class A common stock.

The Dependence of McLeodUSA on the MegaBells to Provide Most of Its Communications Services Could Make it Harder for McLeodUSA to Offer Its Services at a Profit.

   The original seven regional Bell operating companies that resulted from the divestiture by AT&T in 1984 of its local telephone systems are now concentrated into four large incumbent "MegaBells." McLeodUSA depends on these MegaBells to provide most of its core local and some of its long distance services. Today, without using the communications facilities of these companies, McLeodUSA could not provide bundled local and long distance services to most of its customers. Because of this dependence, McLeodUSA communications services are highly susceptible to changes in the conditions for access to these facilities and to inadequate service quality provided by the MegaBells. Therefore, McLeodUSA may have difficulty offering its services on a profitable and competitive basis.

   Qwest Communications International, Inc. (successor to U S WEST Communications, Inc.) and SBC Communications Inc. (including its wholly-owned subsidiary Ameritech Corporation) are the primary suppliers to McLeodUSA of local lines to its customers and communications services that allow it to transfer and connect calls. The communications facilities of its suppliers allow McLeodUSA to provide local service, long distance service and private lines dedicated to its customers' use. If these MegaBells or other companies deny or limit access by McLeodUSA to their communications network elements or wholesale services, McLeodUSA may not be able to offer its communications services at profitable rates.

   The McLeodUSA plan to provide local service using its own communications network equipment also depends on the MegaBells. In order to interconnect its network equipment and other communications facilities to network elements controlled by the MegaBells, McLeodUSA must first negotiate and enter into interconnection agreements with them. Interconnection obligations imposed on the MegaBells by the Telecommunications Act of 1996 have been and continue to be subject to a variety of legal proceedings, the outcomes of which could affect the ability of McLeodUSA to obtain interconnection agreements on acceptable terms. McLeodUSA cannot assure Intelispan shareholders that it will succeed in obtaining interconnection agreements on terms that would permit it to offer local services using its own communications network facilities at profitable and competitive rates.

Actions by the MegaBells May Make it More Difficult for McLeodUSA to Offer Its Communications Services.

   The MegaBells have pursued several measures that may make it more difficult for McLeodUSA to offer its communications services. For example, in 1998 and 1999 SBC/Ameritech assessed special construction charges to install service for customers when McLeodUSA leased a line from them. SBC/Ameritech did not assess comparable charges to retail customers that ordered service directly from SBC/Ameritech, which put McLeodUSA at a disadvantage.

   In addition, during 2000 Qwest filed proposals with the Iowa Utilities Board to reduce the retail prices charged by Qwest for various business services without a corresponding wholesale price reduction. If the Qwest proposals are approved, it could cause McLeodUSA to reduce prices and have the effect of reducing the margins of McLeodUSA on competitive local business services in Iowa.

   McLeodUSA has challenged or is challenging these actions before the FCC or applicable state public utility commissions. McLeodUSA cannot assure you it will succeed in its challenges to these or other actions by the MegaBells that would prevent or deter McLeodUSA from using their services or communications network elements. If the MegaBells successfully withdraw, limit access by McLeodUSA to services or successfully charge McLeodUSA extraordinary costs in any location, McLeodUSA may not be able to offer communications services in those locations, which would harm its business.

   McLeodUSA anticipates that the MegaBells will continue to pursue legislation in states within the McLeodUSA target market area to reduce state regulatory oversight over its rates and operations. If adopted, these initiatives could make it more difficult for McLeodUSA to challenge MegaBell actions in the future which could harm McLeodUSA's business.

   The MegaBells are also pursuing federal legislative and regulatory initiatives to undermine the Telecommunications Act of 1996 requirement to open local networks. If successful, these initiatives could make it more difficult for McLeodUSA to offer services on a profitable and competitive basis.

Competition in the Communications Services Industry Could Cause McLeodUSA to Lose Customers and Revenue and Could Make it More Difficult for McLeodUSA to Enter New Markets.

   McLeodUSA faces intense competition in all of its markets. This competition could result in loss of customers and lower revenue for McLeodUSA. It could also make it more difficult for McLeodUSA to enter new markets. Entrenched, traditional local telephone companies, including Qwest, SBC, BellSouth and Verizon, currently dominate their local telecommunications markets. Three major competitors, AT&T, WorldCom and Sprint, dominate the long distance market. Hundreds of other companies also compete in the long distance marketplace. Many other companies, including AT&T, WorldCom and Sprint also compete in the local and long distance marketplace.

   Other competitors may include cable television companies, providers of communications network facilities dedicated to particular customers, microwave and satellite carriers, wireless telecommunications providers, private networks owned by large end-users, and telecommunications management companies.

   These and other firms may enter the markets where McLeodUSA focuses its sales efforts, which may create downward pressure on the prices for its services and negatively affect its returns. Many of the existing and potential competitors of McLeodUSA have financial and other resources far greater than those of McLeodUSA. In addition, the trend toward mergers and strategic alliances in the communications industry may strengthen some of the competitors of McLeodUSA and could put McLeodUSA at a significant competitive disadvantage.

If the MegaBells Are Allowed to Offer Bundled Local and Long Distance Services in McLeodUSA Markets It Could Cause McLeodUSA to Lose Customers and Revenues and Could Make It More Difficult for McLeodUSA to Enter New Markets.

   Presently the MegaBells are prohibited from offering interLATA long distance services to customers in their regions until they have shown compliance with the Telecommunications Act of 1996. The MegaBells are attempting to show compliance and are seeking authority to offer in-region interLATA long distance service. SBC has obtained such authority in Texas, Oklahoma and Kansas and has requests pending at the FCC for Missouri and Arkansas. Qwest has indicated its intention to seek authority in all 14 states where it provides local service.

   The MegaBells are also seeking policy changes to reduce or eliminate the requirement that they open their networks prior to offering interLATA services.

   If the MegaBells, which have resources far greater than those of McLeodUSA, are authorized to bundle interLATA long distance service and local service in McLeodUSA markets before the MegaBells' local markets are effectively open to competition, such an offering by the MegaBells could cause McLeodUSA to lose customers and revenues and make it more difficult for it to compete in those markets.

McLeodUSA May Not Develop or Make a Profit from Wireless Services.

   Developing wireless services involves a high degree of risk and would impose significant demands on the management and financial resources of McLeodUSA. Developing wireless services could require McLeodUSA to, among other things, spend substantial time and money to acquire, build and test a wireless infrastructure and enter into roaming arrangements with wireless operators in other markets or enter into other sophisticated long-term agreements. The McLeodUSA business plan does not currently include funds for the development of wireless services. To offer wireless services on a widespread basis, McLeodUSA would need to obtain additional funding by issuing additional debt or equity securities or by borrowing funds from one or more lenders. McLeodUSA's PCS licenses are subject to revocation if it fails to provide substantial services with them by April 2002. McLeodUSA may decide not to include wireless services in its package of integrated communications services. McLeodUSA may decide to sell some or all of its remaining wireless licenses. Even if McLeodUSA does offer wireless services, it may not develop wireless services itself. Even if McLeodUSA spends substantial amounts to develop wireless services, it may not make a profit from wireless operations.

   The ability of McLeodUSA to offer wireless services successfully will also depend on a number of factors beyond its control, including:

  .  changes in communications service rates charged by other companies

  . changes in the supply and demand for wireless services due to competition with other wireline and wireless operators in the same geographic area

  . changes in the federal, state or local regulatory requirements affecting the operation of wireless systems

  . changes in wireless technologies that could render obsolete the technology and equipment McLeodUSA chooses for its wireless services

The Success of the Communications Services of McLeodUSA Will Depend on the Ability of McLeodUSA to Keep Pace with Rapid Technological Changes in Its Industry.

   Communications technology is changing rapidly. These changes influence the demand for the services of McLeodUSA. McLeodUSA needs to be able to anticipate these changes and to develop new and enhanced products and services quickly enough for the changing market. This will determine whether McLeodUSA can continue to increase its revenue and number of subscribers and remain competitive.

The Loss of Key Personnel Could Weaken the Technical and Operational Expertise of McLeodUSA, Delay Its Introduction of New Services or Entry into New Markets and Lower the Quality of Its Services.

   McLeodUSA may not be able to attract, develop, motivate and retain experienced and innovative personnel. There is intense competition for qualified personnel in the McLeodUSA lines of business. The loss of the services of key personnel, or the inability to attract additional qualified personnel, could cause McLeodUSA to make less successful strategic decisions, which could hinder the introduction of new services or the entry into new markets. McLeodUSA could also be less prepared for technological or marketing problems, which could reduce its ability to serve its customers and lower the quality of its services. As a result, the financial condition of McLeodUSA could be adversely affected.

   The future success of McLeodUSA depends on the continued employment of its senior management team, particularly Clark E. McLeod, the Chairman and Co-Chief Executive Officer of McLeodUSA, and Stephen C. Gray, the President and Co-Chief Executive Officer of McLeodUSA.

Failure to Obtain and Maintain Necessary Permits and Rights-of-Way Could Delay Installation of McLeodUSA Networks and Interfere with Its Operations.

   To obtain access to rights-of-way needed to install its fiber optic cable, McLeodUSA must reach agreements with state highway authorities, local governments, transit authorities, local telephone companies and other utilities, railroads, long distance carriers and other parties. The failure to obtain or maintain any rights-of-way could delay planned McLeodUSA network expansion, interfere with its operations and harm its business. For example, if McLeodUSA loses access to a right-of-way, it may need to spend significant sums to remove and relocate its facilities.

Government Regulation May Increase the Cost to McLeodUSA of Providing Services, Slow Its Expansion into New Markets and Subject Its Services to Additional Competitive Pressures.

   McLeodUSA facilities and services are subject to federal, state and local regulations. The time and expense of complying with these regulations could slow down the expansion by McLeodUSA into new markets, increase its costs of providing services and subject it to additional competitive pressures. One of the primary purposes of the Telecommunications Act of 1996 was to open the local telephone services market to competition. While this has presented McLeodUSA with opportunities to enter local telephone markets, it also provides important benefits to the existing local telephone companies, such as the ability, under specified conditions, to provide long distance service to customers in their respective regions. In addition, McLeodUSA needs to obtain and maintain licenses, permits and other regulatory approvals in connection with some of its services. Any of the following could harm the business of McLeodUSA:

  .  failure to comply with federal and state tariff requirements

  . failure to maintain proper federal, state and municipal certifications or authorizations

  .  failure to comply with federal, state or local laws and regulations

  .  failure to obtain and maintain required licenses and permits

  . burdensome license or permit requirements to operate in public rights-of-way

  .  burdensome or adverse regulatory requirements

  .  delays in obtaining or maintaining required authorizations

Management and Principal Stockholders of McLeodUSA Have Significant Ownership of McLeodUSA and May Have Different Interests Than Those of Other McLeodUSA Stockholders.

   As of December 31, 2000, Alliant Energy Corporation, M/C Investors L.L.C., Media/Communications Partners III Limited Partnership, Richard Lumpkin and various trusts for the benefit of his family, Clark and Mary McLeod, and the directors and executive officers of McLeodUSA beneficially owned approximately 25% of the outstanding McLeodUSA Class A common stock. These McLeodUSA stockholders may have substantial influence over management policy and many corporate actions requiring a stockholder vote, including election of the board of directors. Conflicts of interest may arise between the interests of these stockholders and other stockholders of McLeodUSA. For example, the fact that these stockholders hold such a significant percentage of McLeodUSA Class A common stock could make it more difficult for a third party to acquire McLeodUSA. You should expect these stockholders to resolve any conflicts in their favor.

Preferred Stockholders May Have Interests That Compete with the Interests of Other Security Holders.

   Holders of McLeodUSA preferred stock have the ability to convert their shares into approximately 112 million shares of McLeodUSA Class A common stock. Potential conflicts of interest may arise between holders of McLeodUSA Class A common stock and holders of McLeodUSA preferred stock with respect to, among other things, the payment of dividends, conversion rights, asset dispositions or liquidation matters and operation and financial decisions of the McLeodUSA board of directors. In addition, the holders of McLeodUSA preferred stock have class voting rights on specified actions requiring McLeodUSA stockholder approval.

   Holders of Series B preferred stock are entitled to receive, if declared by the McLeodUSA board of directors, cumulative dividends at an annual rate of $127.273 per share. Furthermore, during the 180-day period commencing on September 15, 2009, the holders of Series B preferred stock and Series C preferred stock have the right to cause McLeodUSA to redeem, in whole or in part, the outstanding shares of Series B preferred stock and Series C preferred stock. In addition, an agreement relating to these securities imposes certain conditions on the incurrence of indebtedness by McLeodUSA and its subsidiaries. Based on these rights, these preferred stockholders may have interests that compete with the interests of other security holders.

Secondary Sales of McLeodUSA Class A Common Stock in the Public Market Could Adversely Affect Its Stock Price.

   The market price of McLeodUSA Class A common stock may fluctuate or decline significantly in the future as a consequence of sales by either existing holders of McLeodUSA Class A common stock or existing holders of McLeodUSA preferred stock who convert their shares into shares of McLeodUSA Class A common stock.

   As of December 31, 2000, there were outstanding:

  .  606,596,945 shares of McLeodUSA Class A common stock

  . 1,149,400 shares of McLeodUSA Series A preferred stock convertible into 29,654,279 shares of McLeodUSA Class A common stock

  . 400,000 shares of McLeodUSA Series B and Series C preferred stock convertible into 82,191,777 shares of McLeodUSA Class A common stock, all of which shares of Series B and Series C preferred stock are held by three partnerships affiliated with Forstmann Little & Co.

  .  options to purchase 128,810,103 shares of McLeodUSA Class A common stock

  . 144,012,216 shares of McLeodUSA Class A common stock beneficially owned by Alliant Energy, M/C Investors, Media/Communications Partners III, Richard Lumpkin and various trusts for the benefit of his family, Clark and Mary McLeod, and the directors and executive officers of McLeodUSA, all of which shares were eligible for sale in the public market either in accordance with Rule 144 under the Securities Act or otherwise

  . options held by Alliant Energy to purchase 4,687,500 shares of McLeodUSA Class B common stock convertible into 4,687,500 shares of McLeodUSA Class A common stock

   After the merger, up to 3.5 million additional shares of McLeodUSA Class A common stock issued to the former shareholders of Intelispan will be outstanding.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This proxy statement/prospectus and the information incorporated by reference in it include "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. McLeodUSA and Intelispan intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy, our financing plans, our future capital requirements, forecasted demographic and economic trends relating to our industry, our ability to complete acquisitions, including the merger of Intelispan with a subsidiary of McLeodUSA, to realize anticipated cost savings and other benefits from acquisitions and to recover acquisition-related costs, and similar matters are forward-looking statements. These statements are subject to known and unknown risks, uncertainties and other factors that could cause events or our actual results to differ materially from the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these statements by our use of forward-looking words such as "may," "will," "should," "anticipate," "estimate," "expect," "plan," "believe," "predict," "potential" or "intend." You should be aware that these statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause events or our actual results to be materially different from our expectations include those discussed in this proxy statement/prospectus under the caption "Risk Factors" and those discussed in documents incorporated by reference in this proxy statement/prospectus. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                              THE SPECIAL MEETING

   This proxy statement/prospectus is first being mailed or delivered by
Intelispan to its shareholders on or about [    ], 2001 in connection with the
solicitation of proxies by the Intelispan board of directors for use at the special meeting and at any adjournments or postponements of the special meeting. This document is also a prospectus for the McLeodUSA Class A common stock to be issued in the merger. You should read this document carefully before voting your shares.

Date, Time and Place; Matters to be Considered

   The special meeting will be held on [    ], 2001 at 10:00 a.m., local time,
at the offices of Intelispan located at 1720 Windward Concourse, Suite 100, Alpharetta, Georgia 30005. At the special meeting, Intelispan shareholders will be asked to consider and vote on a proposal to approve the Agreement and Plan of Merger, by and among McLeodUSA Incorporated, Iguana Acquisition Corporation, a wholly-owned subsidiary of McLeodUSA Incorporated, and Intelispan, Inc., dated as of March 17, 2001.

   The approval of this proposal is required in order for Intelispan to complete the merger.

Proxies

   The enclosed proxy card is for the use of Intelispan shareholders to allow them to vote at the special meeting if they cannot or do not wish to attend and vote in person. An Intelispan shareholder also may vote by telephone or through the Internet by following the instructions set forth on the proxy card. Any proxy given may be revoked at any time before it is exercised, by submitting to the Corporate Secretary of Intelispan written notice of revocation or a properly executed proxy with a later date, or by attending the special meeting and voting in person.

   Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to Intelispan, Inc., 1720 Windward Concourse, Suite 100, Alpharetta, Georgia 30005, Attention: Corporate Secretary. All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in such proxies. If no specification is made, such shares will be voted in favor of the proposal to approve the merger agreement.

   The Intelispan board of directors is not currently aware of any other matters that will come before the special meeting. If any other matter is presented at the special meeting for action, the persons named in the accompanying proxy card will vote the proxy in their own discretion.

Solicitation of Proxies

   McLeodUSA and Intelispan have agreed to share equally all expenses incurred in connection with the filing, printing and mailing of this proxy statement/prospectus. Other than these expenses, Intelispan will bear the entire cost of soliciting proxies from Intelispan shareholders. In addition to soliciting proxies by mail, Intelispan will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of Intelispan common stock and to secure their voting instructions. Intelispan will reimburse those record holders for their reasonable expenses in so doing. At the direction of Intelispan, officers and regular employees of Intelispan, who will not be specially compensated, may solicit proxies from shareholders, either personally or by telephone, telegram, facsimile, or electronic or United States mail.

Record Date and Voting Rights

   The Intelispan board of directors has selected the close of business on
April [   ], 2001 as the record date for the special meeting. Under Washington law and the bylaws of Intelispan, only holders of record of
shares of Intelispan common stock on the record date will be entitled to notice
of and to vote at the special meeting. A total of [   ] shares of Intelispan
common stock is entitled to vote at the special meeting. On the record date,
there were approximately [   ] record holders of Intelispan common stock.

   Each share of Intelispan common stock entitles its holder to one vote. The affirmative vote of at least two-thirds of the outstanding shares of Intelispan common stock is required to approve the merger agreement. The approval of the merger agreement is required in order for Intelispan to complete the merger.

   Under Washington law, once a share is represented for any purpose at the meeting other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting. Accordingly, Intelispan will count abstentions for purposes of determining the presence or absence of a quorum for the transaction of business. Brokers that hold shares of Intelispan common stock in nominee or street name for customers that are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for these customers with respect to the matters to be voted upon at the special meeting without specific instructions from these customers. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Because the affirmative vote of at least two-thirds of the outstanding shares of Intelispan common stock is required to approve the merger agreement, abstentions and broker non-votes will have the same effect as a vote against the proposal to approve the merger agreement.

   Several directors, executive officers and shareholders of Intelispan entered into agreements by which they have agreed to vote their shares in favor of the approval of the merger agreement. The 35,380,421 shares of Intelispan common stock subject to these agreements represent approximately 32% of the outstanding shares entitled to vote at the special meeting.

Recommendation of the Intelispan Board of Directors

   The Intelispan board of directors has unanimously determined that the merger agreement and the merger are fair and in the best interests of Intelispan and its shareholders. The Intelispan board of directors recommends that the Intelispan shareholders vote "FOR" the approval of the merger agreement. See "The Merger--Recommendation of the Intelispan Board of Directors and Reasons for the Merger."

                                   THE MERGER

Background of the Merger

   Both McLeodUSA and Intelispan regularly evaluate different strategies to improve their competitive positions and enhance their respective stockholder values, including opportunities for acquisitions of other companies or their assets, possible partnerships or alliances and other significant transactions.

   Mr. Travis L. Provow, Chief Executive Officer and President of Intelispan, and Mr. Roy Wilkens, President and Chief Executive Officer of McLeodUSA Network Services, a wholly-owned subsidiary of McLeodUSA, have maintained a business relationship for a number of years. Mr. Provow and Mr. Wilkens from time to time discussed various business matters, including Intelispan and its operations. In the fall of 2000, Mr. Provow suggested to Mr. Wilkens that Intelispan and McLeodUSA explore business opportunities between the two companies.

   McLeodUSA and Intelispan negotiated certain network services arrangements beginning in the fall of 2000 and, in November and December 2000, entered into a series of agreements through which Intelispan obtains colocation and dial port access services on the McLeodUSA network. Intelispan uses this access as a method through which it provides Inteligate I and Inteligate II services. These agreements are effective through the end of 2003.

   Mr. Wilkens arranged an introductory meeting held on December 22, 2000 between Mr. Provow and Mr. Stephen C. Gray, President and Co-Chief Executive Officer of McLeodUSA, and other key members of the McLeodUSA management team. Mr. Provow provided an overview of Intelispan's operations to the McLeodUSA team. During this meeting, Messrs. Gray, Wilkens and Provow discussed whether a business combination between McLeodUSA and Intelispan might be mutually beneficial and agreed to schedule a follow-up meeting for certain members of the McLeodUSA management team to visit the Intelispan offices. A confidentiality agreement between McLeodUSA and Intelispan was executed on January 8, 2001.

   On January 11, 2001, Ms. Tracy A. Millard, Vice President, Mergers and Acquisitions for McLeodUSA, along with six other members of the McLeodUSA management team, traveled to the Intelispan corporate headquarters in Alpharetta, Georgia. Throughout the day, the McLeodUSA management team met with members of the Intelispan management team to gain a better understanding of the Intelispan operations.

   On January 17, 2001, Ms. Millard forwarded to Mr. Provow an outline of the general terms of a potential transaction. This outline included the general price and structure terms of a potential business combination, including the form of consideration to be received by the Intelispan shareholders. In late January 2001, Mr. Provow discussed the general terms of the proposal with individual members of the Intelispan board of directors.

   Over the next several weeks, Mr. Provow and internal legal counsel on behalf of Intelispan, and Ms. Millard, Mr. Wilkens and internal legal counsel on behalf of McLeodUSA, continued to discuss general price and structure terms for the potential acquisition. On February 9, 2001, representatives of McLeodUSA traveled to Alpharetta to commence a due diligence review. On February 12, 2001, the Intelispan board of directors authorized Mr. Provow to continue discussions with McLeodUSA.

   On February 26, 2001, Ms. Millard and Mr. Vaughn Klopfenstein, Vice President and Deputy General Counsel of McLeodUSA, along with certain other members of the McLeodUSA management team, began meetings in Alpharetta with Intelispan senior management, including Mr. Provow and Mr. James D. Shook, Vice President and General Counsel of Intelispan, to discuss the issues that required resolution in order to complete the definitive documents for the transaction and to conduct an extensive due diligence review of the operations, business, accounting, financial position and legal matters of each company. This process continued in Alpharetta until March 1, 2001.

   McLeodUSA's legal counsel provided to Intelispan's legal counsel on March 1, 2001 an initial draft of a merger agreement and on March 2, 2001 drafts of stock option, voting, affiliate and stockholders' agreements.

   Throughout the period from March 1, 2001 to the signing of the definitive merger agreement on March 17, 2001, Ms. Millard and Mr. Provow, together with their respective legal advisors, held numerous conversations, reviewed and revised drafts of the merger agreement and related agreements and negotiated various terms of the transaction and provisions of the agreements. This process involved representatives of the law firms of Shuttleworth & Ingersoll, P.L.C. on behalf of McLeodUSA and Greenberg Traurig, LLP on behalf of Intelispan and included discussions at the offices of Shuttleworth & Ingersoll, P.L.C. on March 8 and 9, 2001.

   During the morning of March 16, 2001, McLeodUSA senior management made a presentation to the McLeodUSA board of directors regarding the material terms and conditions of the proposed merger agreement, the voting agreements, the stock option agreement and the term loan agreement and the other matters contemplated by these agreements. After discussion and due consideration, the McLeodUSA board approved the Intelispan transaction and authorized its management team to enter into the merger agreement upon negotiation of its final terms.

   During the afternoon of March 16, 2001, the Intelispan board of directors reviewed with its senior management and Greenberg Traurig, LLP, Intelispan's legal counsel, the material terms and conditions of the merger agreement, the voting agreements, the stock option agreement and the term loan agreement and the other matters contemplated by these agreements. Mr. Shook made a presentation to the Intelispan board of directors regarding the fiduciary duties and responsibilities of the board of directors and, along with representatives of Greenberg Traurig, LLP, updated the board on how the key remaining legal issues had been resolved, including the term loan agreement. In addition, representatives of C.E. Unterberg, Towbin presented its financial analysis of the proposed transaction. Representatives of C.E. Unterberg, Towbin delivered its oral opinion, later confirmed in writing, that as of March 16, 2001, the exchange ratio was fair, from a financial point of view, to the holders of Intelispan common stock and, assuming that each holder of Intelispan preferred stock duly converted its shares into Intelispan common stock prior to the effective time of the merger, the exchange ratio was fair, from a financial point of view, to such holder, solely in respect of such holder's status as a common shareholder of Intelispan at the effective time of the merger. The Intelispan board of directors discussed the information presented by senior management and by its financial and legal advisors. After discussion and due consideration, the Intelispan board of directors unanimously approved the merger agreement, stock option agreement, term loan agreement and other matters contemplated by these agreements, unanimously recommended that the merger agreement be approved by the Intelispan shareholders and directed that the merger agreement be submitted to the Intelispan shareholders for approval.

   After The Nasdaq National Market closed on March 16, 2001, the McLeodUSA executive management team approved the merger transaction in accordance with the guidelines previously established by the McLeodUSA board of directors. The merger agreement and related agreements were finalized and signed on March 17, 2001.

   McLeodUSA and Intelispan issued a joint press release to announce the execution of the definitive merger agreement and the related agreements prior to the opening of The Nasdaq National Market on the morning of March 19, 2001.

Recommendation of the Intelispan Board of Directors and Reasons for the Merger

   The Intelispan board of directors has unanimously determined that the terms of the merger agreement and the merger are fair to and in the best interests of Intelispan and its shareholders. The Intelispan board of directors has unanimously approved the merger agreement, recommended that the merger agreement be approved by the Intelispan shareholders and directed that the merger agreement be submitted to the Intelispan shareholders for approval. The Intelispan board of directors recommends that Intelispan shareholders vote "FOR" the approval of the merger agreement.

   In reaching its determination to approve the transaction and to recommend that the Intelispan shareholders vote to approve the merger agreement, the Intelispan board of directors identified several potential benefits for Intelispan and its shareholders, including the following:

   Increased stability. McLeodUSA is significantly larger and has a more established customer base and more diversified sources of revenue than Intelispan. In the highly competitive telecommunications industry, these factors should provide Intelispan shareholders with a more stable investment.

   Potential for growth. The combination of Intelispan with McLeodUSA is expected to strengthen and expand the data product offerings to McLeodUSA customers. Intelispan shareholders will have the opportunity to participate in the potential growth that the combined company may experience after the merger.

   Shareholder liquidity. Intelispan common stock is traded on the OTCBB, typically with a low transactional volume and significant fluctuations in price. Shares of McLeodUSA Class A common stock are traded on the more respected Nasdaq National Market with a much higher volume, which should provide Intelispan shareholders with a more liquid market for their investment.

   Customer benefits. The combination of McLeodUSA and Intelispan will give customers of each company access to additional products and services, providing customers with the ability to bundle basic local and long distance telephone services with advanced broadband voice, video and enhanced data communications services.

   Synergies in management and operations. The combination should create the opportunity to realize cost savings through synergies in management and leveraging the McLeodUSA network to reduce costs in providing reduced local access charges and operating costs while adding data traffic, a significant percentage of which is daytime traffic, that will not require increased capacity on the McLeodUSA network.

   Execution of business strategy. The strength of the McLeodUSA name and brand, with the financial resources and access to capital available to McLeodUSA and its greater customer base, sales and marketing resources, will significantly enhance Intelispan's ability to execute its business plan.

   Tax free exchange. The merger is expected to be tax free to Intelispan's shareholders for United States federal income tax purposes, except with respect to cash received for fractional shares of McLeodUSA Class A common stock.

   The Intelispan board of directors consulted with Intelispan senior management, as well as its financial advisor, independent accountants and legal counsel, in reaching its decision to approve the merger agreement. Among the factors the Intelispan board of directors considered in its deliberations were the following:

  .  the benefits described above

  . Intelispan's cash position, difficulties in accessing capital without substantial dilution to existing shareholders, the business and prospects of Intelispan, including the opportunities and acquisition alternatives available to Intelispan if the proposed merger did not occur

  . the exchange ratio negotiated with McLeodUSA and the recent and historical market prices of Intelispan common stock, as well as how this exchange ratio compared to the other opportunities available to Intelispan and the value achievable upon a liquidation of Intelispan

  . the opinion of C.E. Unterberg, Towbin that, as of March 16, 2001, the exchange ratio was fair, from a financial point of view, to the Intelispan common shareholders (this opinion is attached as Appendix E to this proxy statement/prospectus)

  . information and presentations by Intelispan management and its advisors concerning the business, technology, products, operations, financial condition, organizational structure and industry position of Intelispan and McLeodUSA, on both a historical and prospective basis

  . current financial market conditions and historical market prices, volatility and trading information about Intelispan common stock and McLeodUSA Class A common stock

  .  the terms and conditions of the merger agreement

  . the terms and conditions of the voting agreements between McLeodUSA and various shareholders of Intelispan that own approximately 32% of the outstanding Intelispan common stock, which requires them to vote such shares in favor of the approval of the merger agreement

  . the completion by McLeodUSA of its due diligence and its willingness to execute a definitive merger agreement and to commit to the completion of the merger on an expedited basis

   The Intelispan board of directors also identified and considered a variety of potentially negative factors in its deliberations concerning the merger agreement, including the following:

  . the risk that the per share value of the consideration to be received in the merger could decline significantly from the value immediately prior to the announcement of the merger, because the exchange ratio will not be adjusted for changes in the market price of Intelispan common stock or McLeodUSA Class A common stock

  . the merger may not be consummated as a result of either party's failure to satisfy the conditions to closing, including the numerous conditions applicable to Intelispan, such as that holders of Intelispan warrants consent to amendments to the existing Intelispan warrant agreements and holders of Intelispan preferred stock agree to convert their shares to Intelispan common stock

  . the potential adverse effects of the failure to consummate the merger on Intelispan's operating results, the ability of Intelispan to implement its business plan and the overall competitive position and prospects of Intelispan

  . the inability of Intelispan to obtain equity financing while the merger agreement is pending

  . there is no provision in the merger agreement for the payment by McLeodUSA of a termination or breakup fee if the merger is not consummated

  . the terms and conditions of the stock option agreement granting McLeodUSA an option to purchase up to approximately 19.9% of the outstanding Intelispan common stock under specified circumstances

  . the risk that Intelispan would be required to pay a breakup fee and that McLeodUSA would exercise its stock option to acquire up to 19.9% of Intelispan's common stock

  . the difficulty and potential for significant dilution in quickly obtaining necessary private equity to fund Intelispan's operations if the merger agreement is not completed

  . the potential inability for a third-party acquisition proposal to become effective because of the stock option and voting agreements described above and the termination provisions of the merger agreement

  . the limitations on the ability of, and cost to, Intelispan terminating the merger agreement for a superior proposal

  .  the risk that the potential benefits of the merger may not be realized

  . other applicable risks described in this proxy statement/prospectus under "Risk Factors"

   Prior to reaching a decision to recommend that the merger agreement be approved by the shareholders of Intelispan, the Intelispan board of directors considered a number of strategic alternatives, including (1) the sale of a significant minority equity investment to a strategic investor, (2) the sale of a significant minority equity investment to a limited number of private investors, (3) a combination with a private entity that would have resulted in the privatization of Intelispan, (4) potential combinations with other third parties and (5) the likelihood of obtaining additional alternatives.

   The Intelispan board of directors believed that the proposed merger with McLeodUSA provided the highest level of return on a risk-reward analysis of the possible alternatives. Any sale of equity, even if available, was likely to cause substantial dilution to existing Intelispan shareholders given the current status of the capital markets. Additionally, Intelispan could require additional rounds of equity sales if it did not meet its financial forecasts under its business plan, which would in turn cause more dilution to Intelispan shareholders. Privatization of Intelispan was similarly likely to cause significant dilution, with the added risk of a loss of liquidity to Intelispan shareholders. Intelispan's near-term cash needs made the exploration of other alternatives, which take time to identify and negotiate, a very significant risk. An overriding factor in each of these scenarios was the risk that Intelispan's per share price would not increase, at least in the near-term, given its operating results and the general downturn in the stock market. Overall, the consideration offered by McLeodUSA pursuant to the merger agreement, the speed in which McLeodUSA was willing to complete the transaction and the potential for additional return by participating in the potential growth of the combined companies provided, in the judgement of the Intelispan board of directors, the best opportunity for the maximization of value for Intelispan shareholders.

   After due consideration, the Intelispan board of directors concluded that the potential benefits of the merger to Intelispan and its shareholders outweighed the risks associated with the merger.

   This discussion is not exhaustive of all the factors considered by the Intelispan board of directors. In view of the wide variety of factors considered in connection with the board's evaluation of the merger and the complexity of these matters, the Intelispan board of directors did not quantify or otherwise assign relative weights to the factors described above. Rather, the Intelispan board of directors made its determination based on the totality of the information it considered. The members of the board were aware that, as described below under "--Interests of the Intelispan Directors and Executive Officers in the Merger," directors and executive officers of Intelispan have interests in the merger in addition to, or different from, their interests as shareholders in Intelispan, and the board considered this in deciding to recommend the transaction.

   Intelispan cannot assure you that any of the expected results, synergies, opportunities or other benefits described in this section will be achieved as a result of the merger.

McLeodUSA's Reasons for the Merger

   Over the past several months, as the communications industry has continued to experience consolidation and expansion, McLeodUSA has examined its own opportunities to expand. In this regard, the McLeodUSA board of directors has identified the acquisition of Intelispan as an attractive opportunity that offers McLeodUSA both an incremental step into markets where McLeodUSA has considered expanding its operations and a transaction that is consistent with the prior strategic actions of McLeodUSA.

   McLeodUSA believes the merger will create a stronger company and will provide significant value for its stockholders, employees and customers. The principal reasons for this belief are the following:

  . The acquisition of Intelispan brings a strong set of new assets to McLeodUSA. McLeodUSA believes it will obtain a superior suite of virtual private network (VPN) products and services. McLeodUSA considers the Intelispan VPN product portfolio to be "best in class." McLeodUSA believes that two differentiating features of the VPN product portfolio, the "Automated Diagnostic Tool" and the "One Button Dialer," which reduce set-up and ongoing telecommunications costs should be particularly attractive to business customers. These VPN products and services provide secure e-mobility to business customers.

  . McLeodUSA believes the addition of new sales people focusing on business and wholesale customers and the additional technical expertise within Intelispan will accelerate expansion by McLeodUSA in the VPN market in a wide geographic area.

  . McLeodUSA will migrate additional Intelispan traffic onto the McLeodUSA network thereby reducing existing Intelispan costs.

  . McLeodUSA believes it will be able to leverage its proven management expertise in the areas of sales and marketing, product development and customer service.

   McLeodUSA cannot assure you, however, that any of the potential savings, synergies or opportunities considered by McLeodUSA will be achieved through the completion of the merger. See "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements."

Opinion of the Intelispan Financial Advisor

   Pursuant to a letter agreement dated as of March 6, 2001, C.E. Unterberg, Towbin was retained to render a fairness opinion to the Intelispan board of directors in connection with a potential transaction with McLeodUSA. C.E. Unterberg, Towbin, is generally engaged in the provision of investment banking and financial advisory services in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements. At the meeting of the Intelispan board of directors on March 16, 2001, C.E. Unterberg, Towbin rendered its opinion that as of that date, based upon and subject to the various factors and assumptions described in the C.E. Unterberg, Towbin opinion, the exchange ratio provided in the merger agreement was fair, from a financial point of view, to the holders of Intelispan common stock.

   C.E. Unterberg, Towbin's opinion, which describes the assumptions made, matters considered and limitations on the review undertaken by C.E. Unterberg, Towbin is attached as Appendix E to this proxy statement/prospectus. Intelispan shareholders are urged to, and should, read the C.E. Unterberg, Towbin opinion carefully and in its entirety. The C.E. Unterberg, Towbin opinion is directed to the Intelispan board of directors and addresses only the fairness of the exchange ratio, as of the date of the opinion, from a financial point of view to the holders of shares of Intelispan common stock and, assuming each holder of Intelispan preferred stock duly converts such stock into Intelispan common stock prior to the effective time of the merger, to such holders of Intelispan preferred stock solely in respect to each such holder's status as a holder of Intelispan common stock at the effective time of the merger. The C.E. Unterberg, Towbin opinion does not address any other aspect of the merger or any strategic alternative thereto and does not constitute a recommendation to any holder of Intelispan common stock as to how to vote at the Intelispan special meeting. The summary of the C.E. Unterberg, Towbin opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion.

   In connection with rendering its opinion, C.E. Unterberg, Towbin reviewed the merger agreement; analyzed certain publicly available financial statements and other information of Intelispan and McLeodUSA; analyzed certain internal financial statements and other financial and operating data and financial forecasts for Intelispan, in each case, prepared by Intelispan's management; and analyzed certain internal financial statements and other financial and operating data and financial forecasts for McLeodUSA, in each case prepared by McLeodUSA management. C.E. Unterberg, Towbin held discussions with members of the senior management of Intelispan and McLeodUSA regarding the financial information referred to above as well as the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition and future prospects of Intelispan and McLeodUSA. C.E. Unterberg, Towbin reviewed the reported price and trading activity for both Intelispan common stock and McLeodUSA Class A common stock, reviewed certain historic operating information provided by Intelispan and McLeodUSA, compared certain financial information including market prices and valuation multiples for Intelispan and McLeodUSA with similar information, to the extent available, for certain other comparable publicly traded companies, reviewed the financial terms, to the extent publicly available, of certain recent business combinations in the telecommunications equipment and services industry and performed such other studies and analyses as it considered appropriate.

   For purposes of rendering its opinion, C.E. Unterberg, Towbin assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information reviewed by and discussed with it. In rendering its opinion, C.E. Unterberg, Towbin assumed that the financial forecasts of Intelispan and McLeodUSA (and, in each case, the assumptions and bases therefor) had been reasonably prepared in good faith and on a basis reflecting the best currently available estimates, assumptions and judgements of the management of Intelispan and McLeodUSA as to the future financial condition and performance of Intelispan and McLeodUSA, respectively.

   In providing its opinion, C.E. Unterberg, Towbin assumed, with the consent of the Intelispan board of directors and without independent verification, that the representations and warranties of the parties in the merger agreement were true and correct as of that date and that the merger will have the tax, accounting and legal effects contemplated in the merger agreement, including,
among other things, that the merger will     be treated as a tax-free
reorganization pursuant to the Internal Revenue Code of 1986, as amended.
C.E. Unterberg, Towbin also assumed that the historical financial statements of Intelispan and McLeodUSA reviewed by it had been prepared and fairly presented in accordance with generally accepted accounting principles consistently applied. In addition, C.E. Unterberg, Towbin assumed that all conditions to the consummation of the merger will be fulfilled and that the merger will be consummated in a timely manner.

   In addition, C.E. Unterberg, Towbin has not made an independent valuation or appraisal of any of the assets or liabilities of Intelispan and McLeodUSA or any of their respective subsidiaries and has not been furnished with any such valuation or appraisal. C.E. Unterberg, Towbin's advisory services and opinion were provided for the information and assistance of the Intelispan board of directors in connection with its consideration of the merger, and its opinion is limited to the fairness, from a financial point of view, to the holders of Intelispan common stock, of the exchange ratio provided in the merger agreement. C.E. Unterberg, Towbin's opinion does not address the relative merits of the merger as compared to any alternative business strategy that might be available to Intelispan nor does its opinion address Intelispan's underlying business decision to effect the merger or constitute a recommendation of the merger to Intelispan or to the holders of Intelispan common stock. The opinion letter is not intended as a substitute for the exercise of the business judgment of the Intelispan board of directors in reviewing the merger. Finally, C.E. Unterberg, Towbin's opinion does not constitute an opinion or imply a conclusion as to the current price per share of Intelispan common stock or McLeodUSA Class A common stock or the price at which Intelispan common stock or McLeodUSA Class A common stock will trade at any future time.

   The opinion of C.E. Unterberg, Towbin was based upon market, economic and other conditions as they existed and could be evaluated as of the close of business on March 15, 2001, and C.E. Unterberg, Towbin assumed no responsibility to update or revise its opinion based upon circumstances or events occurring after that date. It should be understood that subsequent developments could materially affect the conclusions expressed in the opinion of C.E. Unterberg, Towbin.

   The following is a brief summary of some of the material sources of information and valuation methodologies employed by C.E. Unterberg, Towbin in rendering its opinion. These analyses were presented to the Intelispan board of directors at its meeting on March 16, 2001. This summary includes the financial analyses used by C.E. Unterberg, Towbin and deemed to be material, but does not purport to be a complete description of the analyses performed by C.E. Unterberg, Towbin in arriving at its opinion. C.E. Unterberg, Towbin did not explicitly assign any relative weights to the various factors of analyses considered. This summary of financial analyses includes information presented in tabular format. In order to understand fully the financial analyses used by C.E. Unterberg, Towbin, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

  Public Company Comparable Analysis

   C.E. Unterberg, Towbin considered ratios of share price and market capitalization, adjusted for cash and debt when necessary, to selected historical and projected operating results of certain other comparable publicly traded companies in order to derive valuation multiples for such companies. In performing this analysis, C.E. Unterberg, Towbin compared financial information of Intelispan with publicly available information for selected companies with revenues between $17.8 million and $1,136.7 million for the last reported twelve months in the telecommunications, Internet access and network services businesses. These companies included DSL.Net, Inc., Genuity, Inc., NetSolve, Inc., Pilot Network Services, Inc., PSINet, Inc., and Savvis Communications Corp. Publicly available information that C.E. Unterberg, Towbin examined for this analysis included, among other things, a range of estimates based on securities research analyst reports.

   The following table compares, as of March 15, 2001, the transaction multiples for Intelispan based upon the exchange ratio for the merger with the median multiples and the range of multiples for the comparable publicly traded companies of enterprise value (defined as equity market value plus total debt minus cash and cash equivalents) and equity market value divided by selected operating metrics:

                                                         Median      Range of
                                         Transaction   Comparable   Comparable
                                         Multiples(a) Multiples(b) Multiples(b)
                                         ------------ ------------ ------------
   Enterprise Value to Last Quarter
    Annualized Revenue.................      4.2x         0.8x       0.6x-2.0x
   Enterprise Value to Projected
    Calendar Year 2000/Last Twelve
    Months Revenue.....................      6.9x         0.9x       0.6x-2.7x
   Enterprise Value to Projected
    Calendar Year 2001 Revenue.........      1.6x         0.7x       0.6x-1.2x
   Equity Market Value to Tangible Book
    Value(c)...........................      4.1x         0.6x       0.4x-1.5x

  --------
  (a) Transaction multiples and the exchange ratio used for the purposes of this analysis were derived from the closing price of McLeodUSA Class A common stock on March 15, 2001.
  (b)  Multiples were derived from closing prices on March 15, 2001.
  (c) Tangible book value is defined as total assets minus total liabilities and intangible assets.

   C.E. Unterberg, Towbin indicated that the transaction multiples calculated for Intelispan, based upon the exchange ratio and the price of McLeodUSA Class A common stock at the close of trading on March 15, 2001, were above the range for multiples for revenues and tangible book value of comparable companies analyzed.

   No company utilized in the public company comparable analysis is substantially similar to Intelispan. In particular, no company included in the public company comparable analysis was primarily a provider of virtual private network services. In evaluating the comparable companies, C.E. Unterberg, Towbin made assumptions with respect to specific industry performance and general economic conditions, many of which are beyond the control of Intelispan. Mathematical analysis, such as determining the median, average or range, is not in itself a meaningful method of using comparable company data.

  Comparable Transactions Analysis

   C.E. Unterberg, Towbin considered ratios of equity purchase price, adjusted for the seller's cash and debt when appropriate, to selected historical operating results in order to indicate multiples acquirers have been willing to pay for companies in the telecommunications equipment and services industry. C.E. Unterberg, Towbin reviewed a number of acquisitions of telecommunications equipment and service companies that they considered relevant in performing this analysis. C.E. Unterberg, Towbin selected recent transactions, excluding equity investments, involving sellers with revenues greater than $10 million in the last reported twelve months before the acquisition. C.E. Unterberg, Towbin examined publicly available information it deemed relevant for purposes of this analysis.

   The following table compares, as of March 15, 2001, the transaction multiples for Intelispan based upon the exchange ratio of the merger with the median multiples and the range of multiples for the selected recent transactions of enterprise value (defined as equity transaction value plus total debt minus cash and cash equivalents) and the equity transaction values divided by selected operating statistics of each of the sellers in the last reported twelve months prior to acquisition:

                                                        Median     Range of
                                         Transaction  Transaction Transaction
                                         Multiples(a)  Multiples   Multiples
                                         ------------ ----------- -----------
   Enterprise Value to Last 12 Months
    Revenue.............................     6.9x         2.2x    0.3x-5.6x
   Transaction Value to Tangible Book
    Value...............................     4.1x         3.9x    2.0x-13.2x

  --------
  (a) Transaction multiples and the exchange ratio used for the purposes of analysis were derived from the closing price of McLeodUSA Class A common stock on March 15, 2001.

   C.E. Unterberg, Towbin indicated that the multiples calculated for Intelispan, based upon the exchange ratio and on the price of McLeodUSA Class A common stock at the close of trading on March 15, 2001, were above and within the range for multiples for revenues and tangible book value, respectively, of comparable transactions analyzed.

   No transaction utilized as a comparable in the comparable transactions analysis is substantially similar to the merger. In particular, no acquired company considered in the analysis was primarily a provider of virtual private network services. Mathematical analysis, such as determining the average, median or range, is not in itself a meaningful method of using comparable transaction data.

  Transaction Premiums Paid Analysis

   C.E. Unterberg, Towbin considered the premiums paid above a seller's market price in selected recent merger transactions. In order to perform this analysis, C.E. Unterberg, Towbin reviewed a number of transactions involving publicly-held telecommunications equipment and services companies which include companies in the following businesses: data communications, telecommunications equipment and telephone interconnect equipment. C.E. Unterberg, Towbin selected these transactions by choosing recent public transactions within the telecommunications equipment and services industry.

   The following table compares, as of the close of business on March 15, 2001, the transaction premiums for Intelispan based upon the exchange ratio of the merger with the median premiums and the range of premiums for these transactions calculated by dividing: (1) the offer price per share minus the closing share price of the seller's common stock 20 trading days, 10 trading days and one trading day prior to the public announcement of the transaction, by (2) the closing share price of the seller's common stock 20 trading days, 10 trading days and one trading day, respectively, prior to the public announcement of the transaction:

                                            Transaction  Median     Range of
                                            Premiums(a) Premiums    Premiums
                                            ----------- -------- -------------
   Premium Paid to Seller 1 Trading Day
    Prior to Announcement..................    53.6%      3.6%    -14.8%-86.4%
   Premium Paid to Seller 10 Trading Days
    Prior to Announcement..................    13.3%     30.3%    -24.2%-81.8%
   Premium Paid to Seller 20 Trading Days
    Prior to Announcement..................     -.6%     16.7%    -22.6%-75.3%

  --------
  (a) Premium percentages and the exchange ratio used for purposes of this analysis were derived from the closing price of McLeodUSA stock on March 15, 2001.

   No transaction utilized as a comparable in the transaction premiums paid analysis is substantially similar to the merger. Mathematical analysis, such as determining the average, median or range is not in itself a meaningful method of using comparable transaction data.

  Discounted Cash Flow Analysis

   C.E. Unterberg, Towbin prepared a discounted cash flow analysis of the value of McLeodUSA Class A common stock based on five and eight year projections provided by McLeodUSA. In preparing this analysis, C.E. Unterberg, Towbin assumed, with Intelispan's consent and without independent verification, that McLeodUSA's projections, and the assumptions and bases therefor, were reasonably prepared in good faith on a basis reflecting the best currently available estimates, assumptions and judgments of the management of McLeodUSA as to McLeodUSA's future financial performance. Based on McLeodUSA's projections, C.E. Unterberg, Towbin estimated the enterprise value at the end of each time period ("terminal value") by applying multiples ranging from 10.0x to 16.0x to McLeodUSA 2005 EBITDA and multiples ranging from 6.0x to 12.0x to McLeodUSA 2008 EBITDA. McLeodUSA cash flow streams and terminal values were then discounted at rates ranging from 12% to 15% for cash flows and terminal values through both 2005 and 2008. The discounted cash flow analysis indicated values of between $10.72 and $20.82 per share of McLeodUSA Class A common stock for cash flow projected through 2005 and between $12.13 and $29.77 per share of McLeodUSA Class A common stock for cash flow projected through 2008.

  Intelispan Stock Performance Analysis

   C.E. Unterberg, Towbin compared the stock performance from March 14, 2000 of Intelispan common stock with that of the Nasdaq Composite Index and the publicly traded companies selected by C.E. Unterberg, Towbin as described above in "Public Company Comparable Analysis." The decline in the price of Intelispan common stock over that period exceeded the decline of the Nasdaq Composite Index and was consistent with that of the publicly traded companies used in the "Public Company Comparable Analysis."

  Comparison of McLeodUSA Equity with Publicly Traded CLECs

   C.E. Unterberg, Towbin compared financial information of McLeodUSA with publicly available information for publicly traded companies that C.E. Unterberg, Towbin deemed reasonably comparable to McLeodUSA. C.E. Unterberg, Towbin selected companies competing in the competitive local exchange carrier, or CLEC, industry. These companies included Adelphia Business Solutions, Inc., Allegiance Telecom, Inc., Choice One Communications Inc., e.spire Communications, Inc., Focal Communications Corporation, Intermedia Communications Inc, ITC DeltaCom, Inc., Mpower Communications Corp., RCN Corporation, Time Warner Telecom Inc., and XO Communications, Inc. Publicly available information that C.E. Unterberg, Towbin examined for this analysis included, among other things, a range of estimates based on securities research analyst reports. Of the publicly traded CLECs examined, all of which have lower revenue than McLeodUSA, only Time Warner Telecom Inc. traded at a higher revenue multiple.

  McLeodUSA Stock Performance Analysis

   C.E. Unterberg, Towbin compared the stock performance from March 14, 2000 of McLeodUSA Class A common stock with that of the Nasdaq Composite Index and the publicly traded companies selected by C.E. Unterberg, Towbin in "Comparison of McLeodUSA Equity with Publicly Traded CLECs" described above. The decline in the price of McLeodUSA Class A common stock over that period was consistent with that of the Nasdaq Composite Index and less than that of other publicly traded CLECs with the exception of Time Warner Telecom Inc.

  Considerations in Preparation of Intelispan's Fairness Opinion

   The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, C.E. Unterberg, Towbin considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, C.E. Unterberg, Towbin believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.

   In performing its analyses, C.E. Unterberg, Towbin made numerous assumptions with respect to industry performance and general business and economic conditions and other matters, many of which are beyond the control of Intelispan or McLeodUSA. The analyses performed by C.E. Unterberg, Towbin are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. The exchange ratio pursuant to the merger agreement and other terms of the merger agreement were determined through arm's length negotiations between Intelispan and McLeodUSA, and were approved by the Intelispan board of directors. C.E. Unterberg, Towbin did not recommend any specific consideration to the Intelispan board of directors or that any specific consideration constituted the only appropriate consideration for the merger. In addition, C.E. Unterberg, Towbin's opinion and presentation to the Intelispan board of directors was one of many factors taken into consideration by the Intelispan board of directors in making its decision to approve the merger agreement. Consequently, the C.E. Unterberg, Towbin analyses as described above should not be viewed as determinative of the opinion of the Intelispan board of directors with respect to the value of Intelispan or of whether the Intelispan board of directors would have been willing to agree to a different consideration. C.E. Unterberg, Towbin has been paid a fairness opinion fee of $375,000. In addition, Intelispan has agreed to reimburse C.E. Unterberg, Towbin for its reasonable expenses, including fees and expenses of its counsel, and to indemnify C.E. Unterberg, Towbin and its affiliates against certain liabilities and expenses related to their engagement, including liabilities under the federal securities laws. The terms of the fee arrangement with C.E. Unterberg, Towbin, which Intelispan and C.E. Unterberg, Towbin believe are customary in transactions of this nature, were negotiated at arm's length between representatives of Intelispan's board of directors and C.E. Unterberg, Towbin.

Independent Auditors

   The partial presentation of prospective financial information included or referred to in this document on pages [ ] through [ ] has been prepared by, and is the responsibility of, the management of Intelispan and its financial advisor. Arthur Andersen LLP has neither examined nor compiled that prospective financial information, and accordingly, Arthur Andersen LLP does not express an opinion or any other form of assurance with respect thereto and accepts no responsibility for that information. The Arthur Andersen LLP reports on the consolidated financial statements of McLeodUSA, Intelispan and Devise Associates, included with or incorporated by reference in this proxy statement/prospectus, relate to the historical financial information of McLeodUSA, Intelispan and Devise Associates. They do not extend to the prospective financial information and should not be read to do so.

Interests of the Intelispan Directors and Executive Officers in the Merger

   Some directors and executive officers of Intelispan have interests in the merger that are in addition to, or different from, their interests as shareholders of Intelispan. The Intelispan board of directors knew about these interests, and considered them, when it approved the merger agreement. These interests are summarized below.

   Options. Between March 17, 2001 and the effective time of the merger, Intelispan is permitted to issue to certain employees of Intelispan, including certain executive officers options to purchase up to an aggregate of 2,000,000 shares of Intelispan common stock at an exercise price of $.01 per share. These options are to be issued in exchange for the cancellation of options to purchase approximately 3.8 million shares of Intelispan common stock held by such employees and executive officers. Pursuant to the terms of these options, one-half of each grant will vest six months after the completion of the merger, with the balance vesting one year after the completion of the merger. The options become immediately exercisable if the executive officer's employment is terminated. McLeodUSA will either assume each unexercised Intelispan stock option outstanding at the effective time of the merger or issue substitute stock options to purchase McLeodUSA Class A common stock in replacement of all unexercised Intelispan stock options outstanding at the effective time of the merger as described under "Terms of the Merger Agreement and Related Transactions--Conversion of Intelispan Common Stock; Treatment of Options and Warrants."

   Voting agreements. Directors, executive officers and certain other shareholders of Intelispan have entered into voting agreements with respect to the voting of their shares of Intelispan common stock in connection with the merger. By entering into these voting agreements, the holders of approximately 32% of the outstanding shares of Intelispan common stock have agreed to vote in favor of the approval of the merger agreement. For a description of the terms of such voting agreements, see "Terms of the Merger Agreement and Related Transactions--Voting Agreements."

   Grant of additional options. The merger agreement requires McLeodUSA to grant to certain employees of Intelispan who continue their employment with McLeodUSA stock options to purchase an aggregate of 1,000,000 shares of McLeodUSA Class A common stock. The exercise price of such options shall be determined by the McLeodUSA board of directors upon the date of grant based on the then-current fair market value of McLeodUSA Class A common stock. The options will vest 25% per year for four years commencing on the one-year anniversary of the grant. Certain of the Intelispan executive officers are expected to receive grants of some of these options. See "Terms of the Merger Agreement and Related Transactions--Employee Matters."

   Employment arrangements. Mr. Provow is expected to assume a senior management role at McLeodUSA upon the closing of the merger. See "Terms of the Merger Agreement and Related Transactions--Employee Matters."

Accounting Treatment

   The merger is expected to be accounted for using the purchase method of accounting. McLeodUSA will be deemed the acquiror for financial reporting purposes. Under the purchase method of accounting, the purchase price in the merger is allocated among the Intelispan assets acquired and the Intelispan liabilities assumed to the extent of their fair market value with any excess purchase price being allocated to goodwill.

Listing of McLeodUSA Class A Common Stock

   McLeodUSA has agreed to cause the shares of McLeodUSA Class A common stock issuable in the merger to be approved for quotation on The Nasdaq National Market, subject to official notice of issuance.

Deregistration of Intelispan Common Stock

   If the merger is completed, Intelispan common stock will be deregistered under the Securities Exchange Act and accordingly will no longer be quoted on the OTCBB.

Governmental and Regulatory Approvals

   No filing under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 is required in connection with the merger. Neither McLeodUSA nor Intelispan is aware of any governmental or regulatory approval required for completion of the merger, other than compliance with the applicable corporate laws of Washington and Delaware.

   At any time before or after the effective time of the merger, the Antitrust Division of the Department of Justice, the Federal Trade Commission or a private person or entity could seek under antitrust laws, among other things, to enjoin the merger or to cause McLeodUSA to divest itself, in whole or in part, of the surviving corporation of the merger or of certain businesses conducted by the surviving corporation. There can be no assurance that a challenge to the merger will not be made or that, if such a challenge is made, McLeodUSA will prevail. See "Terms of the Merger Agreement and Related Transactions--Conditions to Completion of the Merger" and "Terms of the Merger Agreement and Related Transactions--Termination of the Merger Agreement."

   In connection with the merger, McLeodUSA may submit regulatory notices and may take further actions before one or more federal or state regulatory agencies. In addition, while not required, McLeodUSA may provide courtesy notices prior to the effective time of the merger to a number of government entities that have issued licenses, certification and similar telecommunications regulatory approvals to McLeodUSA and its subsidiaries.

Federal Income Tax Consequences

   The following discussion is a summary of the material United States federal income tax consequences of the merger to an Intelispan shareholder holding shares of Intelispan common stock as a capital asset at the effective time of the merger.

   This discussion does not address all aspects of federal taxation that may be relevant to particular Intelispan shareholders in light of their personal circumstances or to Intelispan shareholders subject to special treatment under the Internal Revenue Code, including, without limitation, banks, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, Intelispan shareholders who received their Intelispan stock through the exercise of employee stock options or otherwise as compensation, Intelispan shareholders who are not U.S. persons and Intelispan shareholders who hold Intelispan stock as part of a hedge, straddle or conversion transaction. This discussion does not describe tax consequences that arise from rules that apply generally to all taxpayers from the ownership of McLeodUSA Class A common stock. This discussion also does not describe tax consequences that are assumed to be generally known by investors. In addition, this discussion does not address any state, local or foreign tax consequences of the merger. Finally, the tax consequences to holders of Intelispan stock options or Intelispan restricted stock are not discussed.

   This discussion is based on the Internal Revenue Code, the United States Department of Treasury regulations and administrative rulings and court decisions as of the date of this proxy statement/prospectus, all of which are subject to change, possibly with retroactive effects, and which are subject to differing interpretations. No ruling has been or will be sought from the Internal Revenue Service concerning the tax consequences of the merger. Intelispan shareholders are urged to consult their tax advisors regarding the tax consequences of the merger to them, including the effects of United States federal, state, local, foreign and other tax laws.

   The obligation of Intelispan to complete the merger is subject to the condition, which may be waived, that Intelispan receive a legal opinion from Greenberg Traurig, LLP to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The opinion will be based on customary assumptions and factual representations and will assume that the merger will be completed according to the terms of the merger agreement.

   The following discussion of United States federal income tax consequences of the merger assumes that, if completed, the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, subject to the assumptions, limitations, qualifications and other considerations described below under "--Considerations with Respect to the Opinion."

   Accordingly, if the merger is completed:

  . Intelispan and McLeodUSA will not recognize gain or loss as a result of the merger

  . no gain or loss will be recognized by an Intelispan shareholder as a result of the exchange of all of such Intelispan shareholder's shares of Intelispan common stock solely for shares of McLeodUSA Class A common stock, except that gain or loss may be recognized with respect to cash received in lieu of a fractional share of McLeodUSA Class A common stock

  . an Intelispan shareholder who receives cash in lieu of a fractional share of McLeodUSA Class A common stock will be treated as if the fractional share had been issued in the merger and then redeemed by McLeodUSA. An Intelispan shareholder receiving this cash will recognize gain or loss with respect to the cash received, measured by the difference between (a) the amount of cash received and (b) the Intelispan shareholder's tax basis in the fractional share. This gain or loss will be capital gain or loss and will be long-term capital gain or loss if the shares of Intelispan common stock have been held for more than one year at the time the merger is completed

  . an Intelispan shareholder's aggregate tax basis in the shares of McLeodUSA Class A common stock received by such Intelispan shareholder in the merger, including any fractional share interest in McLeodUSA Class A common stock, will initially be equal to the Intelispan shareholder's aggregate tax basis in the shares of Intelispan common stock owned by such Intelispan shareholder immediately prior to the merger

  . an Intelispan shareholder's holding period for the shares of McLeodUSA Class A common stock received by such Intelispan shareholder in the merger, including any fractional share for which the shareholder received cash, will include the holding period of the shares of Intelispan common stock owned by such Intelispan shareholder immediately prior to the merger

  . Intelispan shareholders must retain records and file a statement setting forth facts about the merger with their United States federal income tax returns

   Backup withholding. Certain non-corporate Intelispan shareholders may be subject to backup withholding at a 31% rate on cash payments received in lieu of fractional shares of McLeodUSA Class A common stock. Backup withholding will not apply, however, to an Intelispan shareholder who:

  . furnishes a correct taxpayer identification number and certifies that he, she or it is not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to Intelispan shareholders following the date of completion of the merger

   . provides a certification of foreign status on Form W-8 or a successor form

   . is otherwise exempt from backup withholding

   Considerations with respect to the opinion. The tax opinion of Greenberg Traurig, LLP and the foregoing summary of the material United States federal income tax consequences of the merger are and will be subject to assumptions, limitations and qualifications and are based on current law and, among other things, representations of Intelispan and McLeodUSA, including representations made by the respective managements of Intelispan and McLeodUSA. The opinion of counsel is not binding on the Internal Revenue Service and does not preclude the Internal Revenue Service from adopting a contrary position. In addition, if any of the representations or assumptions are inconsistent with the actual facts, the United States federal income tax consequences of the merger could be adversely affected.

   The foregoing discussion is not intended to be a complete analysis or description of all potential United States federal income tax consequences or any other consequences of the merger. The tax consequences of the merger to you may be different from those summarized above, based on your individual situation. Accordingly, Intelispan shareholders are strongly urged to consult with their tax advisors with respect to the particular United States federal, state, local or foreign income tax or other tax consequences of the merger to them.

Restrictions on Resales by Affiliates

   The McLeodUSA Class A common stock to be issued to Intelispan shareholders in the merger will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed to be an "affiliate" of Intelispan within the meaning of Rule 145 under the Securities Act or who will become an "affiliate" of McLeodUSA within the meaning of Rule 144 under the Securities Act after the merger. Shares of McLeodUSA Class A common stock received by persons who are deemed to be Intelispan affiliates or who become McLeodUSA affiliates may be resold by these persons only in transactions permitted by the limited resale provisions of Rule 145 or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Intelispan generally include individuals or entities that, directly or indirectly through one or more intermediaries, control, are controlled by or are under common control with Intelispan and may include directors, officers and principal Intelispan shareholders. All Intelispan shareholders who may be deemed to be Intelispan affiliates will be so advised prior to the effective time of the merger.

   Intelispan has agreed to use its reasonable best efforts to obtain an affiliate agreement from each affiliate of Intelispan prior to the completion of the merger by which each Intelispan affiliate will agree not to sell any of the McLeodUSA Class A common stock received in the merger in violation of the Securities Act. This proxy statement/prospectus does not cover resales of shares of McLeodUSA Class A common stock received by any person upon completion of the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any such resale.

Dissenters' Rights of Appraisal

   The following is a brief summary of the rights of holders of Intelispan common stock to dissent from the merger and receive cash equal to the fair value of their Intelispan common stock instead of receiving shares of McLeodUSA Class A common stock. This summary is not a complete statement of the law pertaining to dissenters' rights under the Washington Business Corporation Act and is qualified in its entirety by the full text of Chapter 23B.13 of the Washington Business Corporation Act, which is reprinted in its entirety as Appendix D to this proxy statement/prospectus. If you are contemplating the possibility of dissenting from the merger, you should carefully review the text of Appendix D, particularly the procedural steps required to perfect dissenters' rights, which are complex. You should also consult your legal counsel. If you do not fully and precisely satisfy the procedural requirements of the Washington Business Corporation Act, you will lose your right to seek an appraisal of your shares.

  Requirements for Exercising Appraisal Rights

   To exercise appraisal rights, you must:

  . deliver to Intelispan before the vote is taken at the special meeting written notice of your intent to demand the payment for your shares of Intelispan common stock if the merger is effected and

  . not vote your shares of Intelispan common stock at the special meeting in favor of the approval of the merger agreement

   If you do not satisfy both of these requirements, you will not be entitled to payment for your shares of Intelispan common stock and will be bound by the terms of the merger agreement. You must deliver the written notice of your intent to exercise dissenters' rights with Intelispan at: Intelispan, Inc., 1720 Windward Concourse, Suite 100, Alpharetta, Georgia 30005, Attn: James D. Shook, Secretary. Submitting a properly executed proxy card that does not direct how the Intelispan common stock represented by that proxy is to be voted will constitute a vote in favor of the merger and a waiver of your dissenters' rights. In addition, voting against the proposal to approve the merger agreement alone will not satisfy the notice requirement referred to above.

  Appraisal Procedure

   If the merger is approved by the Intelispan shareholders, within 10 days after the effective time of the merger, Intelispan will send written notice to all shareholders who have given written notice under the dissenters' rights provisions and have not voted in favor of the merger as described above. The notice will contain:

  . the address where the demand for payment must be sent and where and when certificates representing shares of Intelispan common stock must be deposited

  . any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received

  . a form for demanding payment that states that the date of the first announcement to the news media or to shareholders of the terms of the proposed merger was March 19, 2001, and that requires certification of the date the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the Intelispan common stock or an interest in it

  .  the date by which Intelispan must receive the demand for payment and

  .  a copy of Chapter 23B.13 of the Washington Business Corporation Act

   If you wish to assert dissenters' rights, you must demand payment, certify whether you acquired the beneficial ownership of shares of Intelispan common stock for which you are demanding payment before March 19, 2001 and deposit your Intelispan certificates in accordance with the terms of the notice. If you fail to demand payment and deposit your Intelispan certificates each by the date set forth in the notice, you will lose the right to receive payment for your shares of Intelispan common stock under the dissenters' rights provisions.

   Except as provided below, within 30 days of the later of the effective time of the merger or Intelispan's receipt of a valid demand for payment, Intelispan will pay to each dissenting shareholder who complied with the requirements of the Washington Business Corporation Act the amount Intelispan estimates to be the fair value of the shareholder's shares of Intelispan common stock, plus accrued interest. Intelispan will include the following information with the payment:

  .  financial data relating to Intelispan

  .  an explanation of how Intelispan estimated the fair value of the shares

  .  an explanation of how the interest was calculated

  . a statement of the procedures to be followed to demand supplemental payment and

  .  a copy of Chapter 23B.13 of the Washington Business Corporation Act

   For a dissenting shareholder who was not the beneficial owner of the shares of Intelispan common stock before March 19, 2001, Intelispan may withhold payment and instead send an offer setting forth its estimate and method of calculation of the fair value of the shares and offering to pay such amount, with interest, in full satisfaction of the dissenting shareholder's demand for payment.

   If you dissent, you may notify Intelispan in writing of your own estimate of the fair value of your shares and amount of interest due if:

  (1) you believe that the amount paid or offered is less than the fair value of your shares or that the interest due was incorrectly calculated

  (2) Intelispan failed to make payment within 60 days after the date set for demanding payment or

  (3) Intelispan does not effect the merger and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment

   If you are demanding payment under item 1 above, you must make your demand in writing within 30 days after Intelispan had made or offered payment or you will be deemed to have waived your right to demand payment.

   If Intelispan does not accept your estimate or does not otherwise settle on a fair value with you, Intelispan must within 60 days after it receives your demand for payment commence a proceeding in King County Superior Court in the State of Washington and petition the court to determine the fair value of the shares and accrued interest, naming all the dissenting shareholders whose demands remain unsettled as parties to the proceeding. The court may appoint one or more appraisers to receive evidence and make recommendations to the court as to the amount of the fair value of the shares. Each dissenter made a party to the proceeding will be entitled to judgement for the amount, if any, by which the court finds the fair value of your shares, plus interest, exceeds the amount paid or offered by Intelispan. The court will determine the costs and expenses of the court proceeding and assess them against Intelispan, except that the court may assess part or all of the costs against any dissenting shareholders the court finds to have acted arbitrarily, vexatiously or not in good faith in demanding payment.

   If the court finds that Intelispan did not substantially comply with the relevant provisions of sections 23B.13.200 through 23B.13.280 of the Washington Business Corporation Act, the court may also assess against Intelispan any fees and expenses of attorneys or experts that the court finds equitable. The court may also assess those fees and expenses against either a dissenter or Intelispan if the court finds that the party has acted arbitrarily, vexatiously or not in good faith. The court may award, in its discretion, fees and expenses of the attorney for any dissenting shareholders out of the amount awarded to the shareholders if it finds the services of the attorney were of substantial benefit to the other dissenting shareholders and that those fees should not be assessed against Intelispan.

   A shareholder of record may assert dissenters' rights as to fewer than all of the shares registered in the shareholder's name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies Intelispan in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of the partial dissenting shareholder are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders. Beneficial owners of Intelispan common stock who desire to exercise dissenters' rights themselves must obtain and submit the record owner's written consent at or before the time they file the notice of intent to assert dissenters' rights and must exercise those rights with respect to all shares of which they are beneficial owners.

   For purposes of Chapter 23B.13 of the Washington Business Corporation Act, "fair value" means the value of Intelispan common stock immediately before the effective time of the merger, excluding any appreciation or depreciation in anticipation of the merger, unless that exclusion would be inequitable.

   Under section 23B.13.020 of the Washington Business Corporation Act, an Intelispan shareholder may not challenge the adoption or approval of the merger or the consummation of the merger unless the adoption, approval or consummation fails to comply with the procedural requirements of Chapter 23B.13 of the Washington Business Corporation Act, Revised Code of Washington sections
25.10.900 through 25.10.955, Intelispan's articles of incorporation or bylaws, or was fraudulent with respect to that shareholder or Intelispan.

             TERMS OF THE MERGER AGREEMENT AND RELATED TRANSACTIONS

   The following summary of the material terms and provisions of the merger agreement, the voting agreements and the stock option agreement is qualified in its entirety by reference to such agreements. The merger agreement, the form of voting agreement and the stock option agreement are attached as Appendices A, B and C, respectively, to this proxy statement/prospectus and are considered part of this document.

Structure of the Merger

   Subject to the terms and conditions of the merger agreement and in accordance with Delaware and Washington law, at the effective time of the merger, Iguana Acquisition Corporation, a wholly-owned subsidiary of McLeodUSA, will merge with and into Intelispan. Intelispan will continue its corporate existence under the laws of the State of Washington under the name "Intelispan, Inc." as a wholly-owned subsidiary of McLeodUSA. At the effective time of the merger, the separate corporate existence of Iguana Acquisition Corporation will terminate. The articles of incorporation and bylaws of Intelispan will have been amended in their entirety to conform to those articles of incorporation and bylaws of Iguana Acquisition Corporation in effect immediately prior to the effective time of the merger, and will become the articles of incorporation and bylaws of the surviving corporation of the merger, except that Article 1 of such articles of incorporation will be amended to read as follows: "The name of the corporation is Intelispan, Inc."

Conversion of Intelispan Common Stock; Treatment of Options and Warrants

   Intelispan common stock. At the effective time of the merger, each issued and outstanding share of Intelispan common stock, other than shares directly owned by Intelispan, McLeodUSA or Iguana Acquisition Corporation, will be converted into the right to receive a fraction of a share of McLeodUSA Class A common stock based upon an exchange ratio. The exchange ratio will be determined by dividing (x) 3,500,000 by (y) the total number of shares of Intelispan common stock issued and outstanding at the effective time of the merger on a fully diluted basis, as adjusted. Fully diluted, as adjusted, means effect is given to the conversion, exchange or exercise, as the case may be, of all the securities convertible into, or exercisable or exchangeable for Intelispan common stock, including all outstanding options (other than any option with an exercise price equal to or greater than $1.00 per share as of the effective time of the merger), warrants or other rights to acquire Intelispan common stock.

   As of the date of this proxy statement/prospectus, there were [114,592,492] shares of Intelispan common stock issued and outstanding on a fully diluted basis, as adjusted. Accordingly, if the merger had closed on this date you would receive [0.0305] of a share of McLeodUSA Class A common stock for each share of Intelispan common stock that you own.

   Based on the closing price per share of McLeodUSA Class A common stock on The Nasdaq National Market on [April 17], 2001, the value of [0.0305] of a share of McLeodUSA Class A common stock was $[0.266]. The market value of the shares of McLeodUSA Class A common stock that you will receive in the merger will fluctuate both before and after the merger. After the merger, Intelispan shareholders will own less than one percent of the outstanding shares of McLeodUSA Class A common stock on a fully diluted basis.

   Each share of Intelispan common stock directly owned by Intelispan, McLeodUSA or Iguana Acquisition Corporation will automatically be canceled and will cease to exist at the effective time of the merger without the payment of any consideration. Each share of common stock of Iguana Acquisition Corporation issued and outstanding immediately prior to the effective time of the merger will be converted into a validly issued, fully paid and non-assessable share of common stock of the surviving corporation of the merger.

   If, prior to the effective time of the merger, the outstanding shares of McLeodUSA Class A common stock are changed into a different number of shares or a different class as a result of any stock split, stock dividend, recapitalization, subdivision, reclassification, combination or exchange of shares, the nature of the consideration to be received by holders of Intelispan common stock and the exchange ratio will be appropriately and correspondingly adjusted to reflect the change.

   In addition, no fractional shares of McLeodUSA Class A common stock will be issued in the merger. For each fractional share that would otherwise be issued, after aggregating all of the shares (or fractions of a share) of McLeodUSA Class A common stock that an Intelispan shareholder is entitled to receive based on all of the Intelispan common stock certificates held by such shareholder, an Intelispan shareholder will receive cash in an amount equal to the fractional share multiplied by the average trading price less any required withholding tax. For purposes of this calculation, the average trading price means, the average, during the 15 trading days immediately prior to the closing date of the merger, of the daily closing prices for McLeodUSA Class A common stock on The Nasdaq National Market. No interest will be paid or accrue on any cash payable to the Intelispan shareholders in lieu of fractional shares.

   Intelispan stock options. Prior to the effective time of the merger, McLeodUSA and Intelispan will take such actions as may be necessary or appropriate to enable McLeodUSA, at its election, either to:

  . assume each Intelispan stock option outstanding immediately prior to the merger or

  . issue a substitute option to acquire shares of McLeodUSA Class A common stock in respect of each outstanding Intelispan stock option

   As to each assumed Intelispan stock option, as soon as reasonably practicable after the merger, McLeodUSA will issue to each holder of an Intelispan stock option a document evidencing the foregoing assumption by McLeodUSA.

   At the effective time of the merger, each Intelispan stock option outstanding immediately prior to the effective time of the merger that McLeodUSA elects to assume will be amended and converted into, and each substitute stock option issued by McLeodUSA in respect of an Intelispan stock option outstanding immediately prior to the effective time of the merger will be, an option to purchase, on the same terms and conditions as were applicable under such Intelispan stock option (provided that the date of grant of a substitute option will be deemed to be the date on which the corresponding Intelispan stock option was granted), the number of shares of McLeodUSA Class A common stock (rounded up to the nearest whole share) determined by multiplying:

  .  the exchange ratio by

  . the number of shares of Intelispan common stock subject to such Intelispan stock option at a price per share of McLeodUSA Class A common equal to:

  . the aggregate exercise price for the shares of Intelispan common stock subject to the Intelispan stock option divided by

  . the aggregate number of whole shares of McLeodUSA Class A common stock deemed purchasable pursuant to such Intelispan stock option.

   The substitute options will have the same vesting schedule as the Intelispan stock options.

   McLeodUSA will use its reasonable best efforts to ensure that the number of shares of McLeodUSA Class A common stock equal to the number of shares issued upon exercise of the Intelispan stock options as adjusted in accordance with the merger agreement will be registered under the Securities Act on a registration statement on Form S-8 and will be approved for listing on The Nasdaq National Market or an exchange if shares of McLeodUSA Class A common stock are traded on such an exchange.

   Intelispan warrants. Prior to the effective time of the merger, McLeodUSA and Intelispan will take such action as may be necessary or appropriate to enable McLeodUSA to assume each warrant to acquire shares of Intelispan common stock. At the effective time of the merger, each Intelispan warrant outstanding will become a warrant to purchase a whole number of shares of McLeodUSA Class A common stock equal to the product of the exchange ratio and the number of shares of Intelispan common stock subject to such warrant (and rounding any fractional share up to the nearest whole share) at a price per share equal to the aggregate exercise price for the shares of Intelispan common stock subject to the warrant divided by the number of whole shares of McLeodUSA Class A common stock deemed purchasable pursuant to such warrant. At the effective time, McLeodUSA will assume all of the Intelispan obligations with respect to the Intelispan warrant to the extent applicable to McLeodUSA under the terms of the Intelispan warrant and McLeodUSA will issue to each holder of an Intelispan warrant a document evidencing such assumption by McLeodUSA.

Exchange of Certificates

   For the benefit of the holders of Intelispan common stock outstanding immediately prior to the effective time of the merger, McLeodUSA has agreed to deposit with Wells Fargo Bank Minnesota, N.A., or another bank or trust company acceptable to McLeodUSA and Intelispan, as exchange agent in the merger, as of the effective time, certificates representing the whole shares of McLeodUSA Class A common stock issuable to Intelispan shareholders under the merger agreement and cash in an amount sufficient to permit payment of cash for fractional shares of McLeodUSA Class A common stock and dividends and distributions, if any, as provided for in the merger agreement.

   Promptly after the effective time of the merger, the exchange agent will mail a letter of transmittal to each holder of Intelispan common stock. The letter of transmittal will contain instructions with respect to the surrender to the exchange agent of Intelispan common stock certificates.

   Intelispan shareholders should not return their stock certificates with the enclosed proxy, nor should they forward them to the exchange agent unless and until they receive the letter of transmittal, at which time they should forward them only in accordance with the instructions accompanying the letter of transmittal.

   Until holders of certificates previously representing Intelispan common stock have surrendered those certificates to the exchange agent for exchange, the holder will not receive dividends or other distributions on the McLeodUSA Class A common stock into which such shares have been converted with a record date after the effective time of the merger, and will not receive cash for any fractional shares of McLeodUSA Class A common stock. When holders surrender such certificates, they will receive any unpaid dividends or distributions and any cash for fractional shares of McLeodUSA Class A common stock without interest.

   All Intelispan stock certificates presented after the effective time of the merger will be canceled and exchanged for certificates representing the applicable number of shares of McLeodUSA Class A common stock, together with cash paid in lieu of fractional shares and any dividends or distributions to which the holder is entitled.

   Any shares of McLeodUSA Class A common stock and cash that remain undistributed by the exchange agent six months after the effective time of the merger will be delivered to McLeodUSA upon demand. After this period, certificates representing Intelispan common stock must be surrendered for exchange to McLeodUSA. None of McLeodUSA, Iguana Acquisition Corporation, Intelispan or the exchange agent will be liable for any shares of McLeodUSA Class A common stock, dividends or distributions on this stock or cash paid in lieu of fractional shares delivered to a public official under any abandoned property, escheat or similar laws.

   If a certificate representing Intelispan common stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable in accordance with the merger agreement upon the making of an affidavit of such loss, theft or destruction by the claimant, and, if required by McLeodUSA or the exchange agent, the posting of a bond as indemnity against any claim that may be made against McLeodUSA, Intelispan or the exchange agent with respect to such certificate.

   In the event of a transfer of ownership of Intelispan common stock which is not registered in the transfer records of Intelispan, a certificate representing the proper number of shares of McLeodUSA Class A common stock may be issued and the proper amount of cash may be paid pursuant to the merger agreement to a person other than the person in whose name the certificate so surrendered is registered if:

  . such certificate is properly endorsed or otherwise is in proper form for transfer

  . such certificate is presented to the exchange agent accompanied by documents required to evidence and effect such transfer

  . the person requesting such issuance submits evidence that any applicable stock transfer taxes have been paid

   All shares of McLeodUSA Class A common stock issued upon conversion of shares of Intelispan common stock, including any cash paid in lieu of any fractional shares of McLeodUSA Class A common stock, will be issued in full satisfaction of all rights relating to such shares of Intelispan common stock.

   For a description of the McLeodUSA Class A common stock and a description of the differences between the rights of the holders of Intelispan common stock and holders of McLeodUSA Class A common stock, see "McLeodUSA Capital Stock and Comparison of Stockholder Rights."

Effective Time

   The merger will become effective upon filing the articles of merger with the Secretary of State of the State of Washington, or such later time as is agreed upon by McLeodUSA and Intelispan and specified in the articles of merger. This filing will occur as soon as practicable, but, in any event, within five business days after satisfaction or waiver of the conditions to the completion of the merger set forth in the merger agreement unless another date is agreed to in writing by McLeodUSA and Intelispan. McLeodUSA and Intelispan anticipate that, if the merger agreement is approved at the special meeting, the merger will be completed promptly after such approval.

Representations and Warranties

   The merger agreement contains customary representations and warranties of McLeodUSA, Iguana Acquisition Corporation and Intelispan relating to, among other things:

  .  corporate organization and similar corporate matters

  .  subsidiaries

  .  articles or certificate of incorporation and bylaws

  .  capital structure

  . authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities relating to, the merger agreement and related matters

  . documents filed with the SEC, the accuracy of information contained in such documents and the absence of undisclosed liabilities

  . the accuracy of information supplied in connection with this proxy statement/prospectus and the registration statement of which it is a part

  . engagement and payment of fees of brokers, investment bankers, finders and financial advisors

  . absence of any action by or knowledge of any fact reasonably likely to prevent the merger from qualifying as a reorganization under Section 368(a) of the Internal Revenue Code

   The merger agreement also contains customary representations of Intelispan relating to, among other things:

  .  licenses

  .  required shareholder vote of Intelispan

  . absence of events that would constitute a material adverse change since December 31, 1999

  .  absence of undisclosed liabilities

  .  outstanding and pending litigation

  .  absence of defaults under certain contracts

  .  compliance with applicable laws

  .  benefit plans

  .  matters relating to the Employee Retirement Income Security Act

  .  filing of tax returns and payment of taxes

  .  receipt of fairness opinion from its financial advisor

  . the recommendation by the Intelispan board of directors of the merger agreement to the Intelispan shareholders

  .  delivery to McLeodUSA of various voting agreements

  .  intellectual property

  .  delivery to McLeodUSA of various affiliate agreements

  . satisfaction or inapplicability of certain state takeover statutes' requirements

  .  compliance with dissenters' rights

  .  customary insurance

  .  no foreign corrupt practices or international trade sanctions

  .  environmental matters

  .  certain contracts

  .  accuracy of customer information

  .  debt instruments

   The foregoing representations and warranties will not survive the effective time of the merger.

Business of Intelispan and Its Subsidiaries Pending the Merger; Other
Agreements

   Under the merger agreement, Intelispan has agreed that, unless otherwise consented to in writing by McLeodUSA, which consent will not be unreasonably withheld, prior to the effective time of the merger, it will, and will cause each of its subsidiaries to, (1) carry on their respective businesses only in the ordinary course of business, (2) use their respective reasonable best efforts to preserve intact their business organizations and assets, (3) maintain their rights and franchises, (4) retain the services of their officers and key employees, (5) maintain their relationships with customers, suppliers, licensors, licensees, and others doing business with them, and (6) use their respective reasonable best efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained. In addition, Intelispan has agreed that, except as expressly contemplated by the merger agreement, or without the prior written consent of McLeodUSA, it will not, and will not permit any of its subsidiaries to, among other things:

  . (1) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, except for increases or bonuses in the ordinary course of business to employees who are not directors or officers, (2) grant any severance or termination pay (except for normal severance practices or existing agreements in effect on the date of the merger agreement) to, or enter into any severance agreement with, any director, officer or employee, or enter into any employment agreement with any director, officer or employee,
     (3) establish, adopt, enter into or amend any benefit plan or arrangement, except as may be required to comply with applicable law,
     (4) pay any benefits not provided for under any benefit plan or arrangement, (5) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan or arrangement (including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plan or arrangement or agreement or awards made under the benefit plans, arrangements or agreements), except for grants in the ordinary course of business to new employees or as required under existing agreements, or (6) take any action to fund or in any other way secure the payment of compensation or benefits under any agreement, except as required under existing agreements

  . declare, set aside or pay any dividends or make other distributions in respect of outstanding shares of its capital stock

  . (1) redeem, purchase or otherwise acquire any shares of capital stock of Intelispan or any of its subsidiaries or any securities or obligations convertible into or exchangeable for any shares of capital stock of Intelispan or any of its subsidiaries, or any options, warrants or conversion or other rights to acquire any shares of capital stock of Intelispan or any of its subsidiaries, (2) effect any reorganization or recapitalization, or (3) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock

  . except (1) upon the exercise of Intelispan stock options or Intelispan warrants in accordance with their terms, (2) for grants of Intelispan stock options to new employees in the ordinary course of business pursuant to Intelispan's 2000 Equity Incentive Compensation Plan to the extent that the aggregate number of shares of Intelispan common stock issuable pursuant to such grants does not exceed 100,000, or (3) upon the conversion of shares of Intelispan preferred stock outstanding as of the date of the merger agreement, issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale (including the grant of any limitations in voting rights or other encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any shares of its capital stock, or any rights, warrants or options to acquire any shares of its capital stock, or amend or otherwise modify the terms of any rights, warrants, options or securities, the effect of which will be to make the terms more favorable to their holders

  . except as contemplated by existing agreements, acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business)

  . sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any encumbrance or dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any encumbrance or dispose of, any of its assets, except for sales, dispositions or transfers in the ordinary course of business

  . adopt any amendments to its articles of incorporation, bylaws or other comparable charter or organizational documents

  . make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1999, except in either case as may be required by law, the Internal Revenue Service or generally accepted accounting principles

  . make or agree to make any new capital expenditure or expenditures, which are not included in Intelispan's 2001 capital budget previously supplied to McLeodUSA

  . (1) incur any indebtedness for borrowed money or guarantee any indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Intelispan or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person, or enter into any agreement having the economic effect of any of these actions, except for trade payables incurred in the ordinary course of business, or (2) make any loans, advances or capital contributions to, or investments in, any other person other than intra-group loans, advances, capital contributions or investments between or among Intelispan and any of its wholly-owned subsidiaries and other than the extension of credit to customers of Intelispan or any of its subsidiaries in the ordinary course of business

  . pay, discharge, settle or satisfy any claims, liabilities or obligations, other than the payment, discharge or satisfaction, in the ordinary course of business or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent financial statement of Intelispan or incurred in the ordinary course of business subsequent to the date of the most recent financial statements of Intelispan, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar agreements to which Intelispan or any of its subsidiaries is a party

  . except in the ordinary course of business, waive, release or assign any rights or claims, or modify, amend or terminate any agreement to which Intelispan or any of its subsidiaries is a party

  . make any change in any method of accounting or accounting practice or policy other than those required by generally accepted accounting principles or a governmental entity

  . take any action or fail to take any action that could reasonably be expected to have a material adverse effect prior to or after the effective time or that could reasonably be expected to adversely affect the ability of Intelispan or its subsidiaries or McLeodUSA or its subsidiaries to obtain consents of third parties or approval of government entities required to consummate the transactions contemplated in the merger agreement

  .  authorize, or commit or agree to do, any of the actions described above

   Intelispan also has agreed:

  . from the date of the merger agreement through the effective time, to prepare and timely file all tax returns, pay all taxes, promptly notify McLeodUSA of any action or claim involving taxes and cause its subsidiaries to do all of the above

  . to give, and to cause each of its subsidiaries to give, McLeodUSA reasonable access to all of its properties, agreements, books, records and personnel and promptly furnish McLeodUSA with all documents filed with or received from the governmental entities

  . to promptly take all action necessary in accordance with the laws of the state of Washington and the Intelispan articles of incorporation and bylaws to hold a meeting of the shareholders of Intelispan to approve the merger agreement and to use its reasonable best efforts to solicit from those shareholders proxies or consents to approve the merger agreement and the transactions contemplated thereby

  . to promptly furnish McLeodUSA with monthly unaudited consolidated balance sheets and financial statements and other information concerning its business, operations, prospects, conditions, assets, liabilities and personnel

  . promptly after the date of the merger agreement, to use its reasonable best efforts to cause the holders of Intelispan preferred stock to convert their preferred stock to Intelispan common stock and to satisfy all accrued and unpaid dividends through the issuance of Intelispan common stock or a modification in the conversion formula, but not through the distribution of cash consideration

  . promptly after the date of the merger agreement, to use its reasonable best efforts to amend the Intelispan warrants (or obtain written waivers) by soliciting the consents of holders of such warrants to, among other things, effective upon the merger, limit the holder of the Intelispan warrant to the right to convert each warrant into a warrant to purchase shares of McLeodUSA Class A common stock and eliminate the provisions relating to the antidilution protections and registration rights

  . to use its reasonable best efforts to obtain affiliate agreements from certain Intelispan shareholders

   Intelispan and McLeodUSA have further agreed:

  . not to, and not to permit any of their respective affiliates to, knowingly take any action that could reasonably be expected to result in any of their respective representations and warranties becoming untrue or any of the conditions to the merger not being satisfied

  . to cooperate in the preparation and the filing with the SEC of the registration statement on Form S-4 of which this proxy statement/prospectus is a part

  . to use their reasonable best efforts as promptly as practicable to make all filings under applicable laws and to obtain all material authorizations, permits, consents and approvals of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by the merger agreement

  . during the period between the signing of the merger agreement and the effective time, to update their respective disclosure schedules to reflect any changes to the representations and warranties contained in the merger agreement or to either party's ability to fulfill its obligations under the merger agreement

  . to use their reasonable best efforts to cause Mr. Provow to enter into a confidentiality and noncompetition agreement at or prior to the effective time

  . to consult with each other before issuing or making, and to give each other the opportunity to review and comment upon, any press release or other public statement with respect to the merger and other transactions contemplated in the merger agreement

  . not to, and to cause their respective subsidiaries not to, knowingly take or fail to take any action that would jeopardize the qualification of the merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code

  . at or prior to the effective time, McLeodUSA will have obtained from Commonwealth Associates L.P. and ComVest Capital Management, LLC an executed stockholders' agreement from such parties

   McLeodUSA has agreed:

  . to use its reasonable best efforts to ensure that the shares of McLeodUSA Class A common stock issued upon the exercise of former Intelispan stock options that McLeodUSA either assumed or issued a substitute option for in accordance with the terms of the merger agreement will be registered under the Securities Act on a registration statement on Form S-8 and approved for listing on The Nasdaq National Market, or an exchange, if shares of McLeodUSA Class A common stock are traded on such exchange

  . to take all action necessary to cause Iguana Acquisition Corporation and, after the effective time, the surviving corporation to perform their respective obligations under the merger agreement, including consummating the merger

No Solicitation by Intelispan

   Intelispan has agreed to cause its directors, officers, employees, representatives, agents and subsidiaries and their respective directors, officers, employees, representatives and agents to immediately cease any discussions or negotiations with any person that may be ongoing with respect to any competing transaction (as defined below). Intelispan will not, and will direct and cause its subsidiaries and its directors and officers not to, and will use its reasonable best efforts to cause all of the other agents and representatives of Intelispan and its subsidiaries, not to, directly or indirectly, (1) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any competing transaction, (2) enter into or participate in any discussions or negotiations with any person regarding a competing transaction, or furnish to any person any information regarding a competing transaction, or take any other action to facilitate or cooperate with the making of any inquiry or proposal regarding a competing transaction, (3) grant any waiver or release under any standstill or similar agreement with respect to any class of its equity securities, or (4) agree to or endorse any competing transaction.

   Intelispan has further agreed:

  . to notify McLeodUSA orally (within one business day) and in writing (as promptly as practicable) if any inquiries or proposals, including a request for information, regarding a competing transaction are received by Intelispan or any of its subsidiaries or any of their respective directors or officers

  . to include in such notice to McLeodUSA the identity of the person making any such inquiry or proposal, the material terms of such inquiry or proposal and, if in writing, to promptly deliver or cause to be delivered to McLeodUSA a copy of such inquiry or proposal, along with all other documentation and related correspondence

  . to keep McLeodUSA informed, on a current basis, of the nature of any inquiries and the status and terms of any proposals, including any amendments or proposed amendments

   For purposes of the merger agreement, "competing transaction" means any of the following involving Intelispan or its subsidiaries, other than the transactions contemplated by the merger agreement:

  . any merger, consolidation, share exchange, business combination or other similar transaction

  . any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 15% or more of the assets of Intelispan and its subsidiaries, taken as a whole, or issuance of 15% or more of the outstanding voting securities of Intelispan or any of its subsidiaries in a single transaction or series of transactions

  . any tender offer or exchange offer for 15% or more of the outstanding shares of capital stock of Intelispan or any of its subsidiaries or the filing of a registration statement under the Securities Act in connection with such a tender offer or exchange offer

  . any solicitation of proxies in opposition to approval by the shareholders of Intelispan of the merger agreement or merger

  . any person has acquired beneficial ownership or the right to acquire beneficial ownership of, or any group (as such term is defined under Section 13(d) of the Securities Exchange Act) has been formed after the date of the merger agreement which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the then outstanding shares of capital stock of Intelispan or any of its subsidiaries

  . any agreement to or public announcement by Intelispan or any other person of, a proposal, plan or intention to do any of the actions described above

   The merger agreement does not preclude Intelispan from, prior to the time of the meeting of its shareholders to consider and approve the merger agreement, furnishing information to, or entering into discussions or negotiations with, any person in connection with an unsolicited bona fide written proposal from such person for a competing transaction that involves a merger, consolidation, share exchange, business combination or the acquisition of more than 75% of the aggregate voting power of Intelispan. Before furnishing information to, or entering into these discussions or negotiations, however:

  (1) Intelispan must enter into with the person making the inquiry or proposal a confidentiality agreement on terms not more favorable to that person than the terms of the confidentiality agreement between Intelispan and McLeodUSA

  (2) the Intelispan board of directors, after consultation with independent financial advisors having a nationally recognized reputation, must reasonably determine in good faith that the competing transaction, if consummated, would result in a transaction more favorable to the Intelispan shareholders from a strategic and financial point of view than the merger, (any such more favorable competing transaction is referred to herein as a "superior proposal")

  (3) the Intelispan board of directors must reasonably determine in its good faith judgment, after consultation with independent financial advisors having a nationally recognized reputation, that such person has the financial ability to consummate the superior proposal

  (4) the Intelispan board of directors, after consultation with independent legal counsel, must determine in good faith that entering into negotiations regarding a superior proposal is necessary in order for the board of directors to comply with its fiduciary duties to the Intelispan shareholders under applicable law

  (5) Intelispan must otherwise have complied with the nonsolicitation provisions of the merger agreement

   The merger agreement also provides that nothing in the merger agreement will prohibit the Intelispan board of directors from complying with Rules 14d-9 and 14e-2 promulgated under the Securities Exchange Act or from publicly disclosing the existence of any competing transaction as required by law.

   In the event that Intelispan has received a superior proposal, the Intelispan board of directors may withdraw its recommendation in favor of the merger agreement and recommend the superior proposal to the shareholders of Intelispan. Before doing so, however, the Intelispan board of directors must have (1) complied fully with the nonsolicitation provisions of the merger agreement, (2) provided McLeodUSA at least four business days' prior written notice of its intent to withdraw its recommendation of the merger agreement and
(3) in the event that McLeodUSA has made a counterproposal during that four-day period, determined in good faith, taking into account the advice of its outside financial advisors, that the McLeodUSA counterproposal is not at least as favorable to the shareholders of Intelispan as the superior proposal, from a strategic and financial point of view.

   In the event that Intelispan has elected to engage in discussions or negotiations with, or furnish any information to, any person regarding a superior proposal, Intelispan has agreed:

  .  to give McLeodUSA at least two business days' prior written notice of
     (1) its intent to do so, (2) the identity of the person making the proposal and (3) the material terms of the proposal

  . to promptly provide McLeodUSA with copies of any and all written inquiries, proposals or correspondence relating to the proposal

  . to keep McLeodUSA informed on a timely basis of the status of such discussions or negotiations, including any changes to the material terms of the proposal

Employee Matters

   Intelispan and McLeodUSA have agreed to use their respective reasonable best efforts to cause Mr. Provow to enter into a confidentiality and noncompetition agreement at or prior to the effective time of the merger.

   McLeodUSA has agreed to grant options to purchase an aggregate of 1,000,000 shares of McLeodUSA Class A common stock to certain employees of Intelispan who continue as employees of Intelispan or

McLeodUSA following the effective time of the merger. The exercise price for each option will be determined by the McLeodUSA board of directors upon the date of grant based upon the fair market value per share of McLeodUSA Class A common stock at the time of grant. All the options will be granted pursuant to customary agreements, terms and documentation consistent with the McLeodUSA 1996 Employee Stock Option Plan, as amended, and will vest 25% per year for four years beginning on the one-year anniversary of the date of grant. These options will be allocated among the employees of Intelispan by McLeodUSA based on discussions with Intelispan executive management. Each employee receiving these options must accept the customary terms and conditions of employment by McLeodUSA for persons performing similar work.

Conditions to Completion of the Merger

   Conditions to each party's obligation to effect the merger. Each party's obligation to effect the merger is subject to the satisfaction or waiver, where permissible, of the following conditions at or prior to the effective time of the merger:

  . the registration statement of which this proxy statement/prospectus forms a part will have been declared effective by the SEC and no stop order suspending its effectiveness will have been issued and no proceedings for that purpose will have been initiated or threatened by the SEC

  .  the shareholders of Intelispan will have approved the merger agreement

  . no governmental entity or federal or state court will have entered an order preventing or prohibiting consummation of the merger

  . all material approvals required to be obtained, and all filings or notices required to be made, by McLeodUSA or by Intelispan prior to consummation of the merger will have been obtained or made

   Conditions to the obligation of McLeodUSA and Iguana Acquisition Corporation to effect the merger. The obligation of McLeodUSA and Iguana Acquisition Corporation to effect the merger is subject to the satisfaction or waiver, where permissible, of the following additional conditions at or prior to the effective time of the merger:

  . the representations and warranties of Intelispan will be true and correct as of the date of the merger agreement and will be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement will be true and correct in all respects giving effect to such standard) as of the effective time of the merger as though made as of the effective time of the merger, except that those representations and warranties which address matters only as of a particular date will remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of that date

  . since the date of the merger agreement, Intelispan will not have suffered a material adverse effect and McLeodUSA will have received an updated disclosure schedule from Intelispan to that effect

  . Intelispan will have performed or complied in all material respects with all agreements and covenants required to be performed or complied with by it under the merger agreement at or prior to the effective time of the merger

  . Intelispan will have obtained all consents or approvals required in connection with the merger under all agreements to which Intelispan or any of its subsidiaries is a party, except where the failure to do so, considered in the aggregate, would not have a material adverse effect on either McLeodUSA or Intelispan

  . there will not be pending any action, proceeding or investigation by any governmental entity (1) challenging the merger or the conversion of Intelispan common stock into McLeodUSA Class A common stock in the merger or seeking to place limitations on the ownership of shares of Intelispan common stock by McLeodUSA or Iguana Acquisition Corporation, (2) seeking to restrain or prohibit the consummation of the merger or to limit the right of Intelispan or McLeodUSA to own or operate all or any portion of the business or assets of Intelispan or (3) which otherwise is likely to have a material adverse effect on Intelispan or McLeodUSA

  . McLeodUSA will have received a signed copy of a noncompetition agreement from Mr. Provow

  . since February 1, 2001, Intelispan will not have suffered a material adverse effect not disclosed to McLeodUSA prior to the merger agreement

  . McLeodUSA will have received a signed affiliate agreement from each affiliate of Intelispan

  . McLeodUSA will have received the opinion of Shuttleworth & Ingersoll, P.L.C. to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code

  . McLeodUSA will have received a signed stockholders' agreement from each of Commonwealth Associates, L.P. and ComVest Capital Management, LLC

  . holders of not more than 5% of the outstanding shares of Intelispan common stock exercise appraisal rights

  . all outstanding shares of Intelispan preferred stock will have been converted pursuant to their terms into shares of Intelispan common stock prior to the effective time of the merger

  . Intelispan will have obtained the requisite consents to amend all of the outstanding warrants to purchase shares of Intelispan common stock in form and substance satisfactory to McLeodUSA in its sole discretion or have otherwise converted such warrants into shares of Intelispan common stock in accordance with their terms

  . all voting or similar arrangements with respect to the board of directors or managers of Intelispan and any subsidiary (other than as contained in the operating agreement for Contego, LLC) will have been terminated

  . Intelispan will have obtained the written opinion of C.E. Unterberg, Towbin regarding the fairness of the exchange ratio, from a financial point of view, to the holders of Intelispan common stock

   Conditions to the obligation of Intelispan to effect the merger. The obligation of Intelispan to effect the merger is subject to the satisfaction or waiver, where permissible, of the following conditions at or prior to the effective time of the merger:

  . the representations and warranties of McLeodUSA and Iguana Acquisition Corporation will be true and correct as of the date of the merger agreement and will be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, the statement will be true and correct in all respects giving effect to the materiality standard) as of the effective time of the merger as though made as of the effective time of the merger, except that those representations and warranties which address matters only as of a particular date will remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement will be true and correct in all respects giving effect to such standard) as of that date

  . McLeodUSA and Iguana Acquisition Corporation will have performed or complied in all material respects with all agreements and covenants required to be performed or complied with by them under the merger agreement at or prior to the effective time of the merger

  . there will not be pending any action, proceeding or investigation by any governmental entity challenging the merger or the conversion of Intelispan common stock into McLeodUSA Class A common stock in the merger or seeking to restrain or prohibit the consummation of the merger

  . Intelispan will have received the opinion of Greenberg Traurig, LLP to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code

   The merger agreement provides that a "material adverse effect" means, when used in connection with Intelispan or McLeodUSA, any event, change or effect that, individually or when taken together with all other such events, changes or effects, is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), assets or liabilities of such person and its subsidiaries, taken as a whole.

Termination of the Merger Agreement

   The merger agreement may be terminated at any time prior to the effective time of the merger, even if the merger agreement has been approved by the shareholders of Intelispan:

  .  by mutual written consent of Intelispan and McLeodUSA

  . by either McLeodUSA or Intelispan, if the merger has not been consummated by June 30, 2001, except that this right to terminate the merger agreement will not be available to any party whose breach of any provision of the merger agreement has resulted in the failure of the merger to occur on or before that date

  . by either McLeodUSA or Intelispan, if there is any law or court order that makes consummation of the merger illegal or prohibited

  . by either McLeodUSA or Intelispan, if the shareholders of Intelispan do not approve the merger agreement

  . by McLeodUSA, if the Intelispan board of directors has amended, withdrawn or qualified its recommendation in favor of the approval of the merger agreement and the merger in any manner adverse to McLeodUSA

  . by McLeodUSA, if the Intelispan board of directors has recommended any superior proposal to the shareholders of Intelispan

  . by McLeodUSA, if there has occurred any breach of the merger agreement's nonsolicitation provisions by Intelispan

  . by McLeodUSA if, following the announcement or receipt of a proposal for a competing transaction, Intelispan has failed to hold the meeting of its shareholders to approve the merger agreement

  . by McLeodUSA, if a breach of any of the representations, warranties, covenants or agreements of Intelispan has occurred that would cause certain of the conditions precedent to the consummation of the merger not to be satisfied and these conditions could not be satisfied by June 30, 2001

  . by Intelispan, if McLeodUSA fails to complete the merger despite the satisfaction of all conditions precedent to its obligations to consummate the merger

  . by Intelispan, if a breach of any of the representations, warranties, covenants or agreements of McLeodUSA has occurred that would cause certain of the conditions precedent to the consummation of the merger not to be satisfied and these conditions could not be satisfied by June 30, 2001

  . by Intelispan, in order to enter into an agreement with respect to a superior proposal, if Intelispan has complied with the nonsolicitation provisions of the merger agreement

  . automatically if the merger is enjoined by a court of competent jurisdiction for a period beyond June 30, 2001

Expenses; Termination Fee

   The merger agreement provides that each party will pay its own costs and expenses in connection with the merger agreement and the transactions contemplated by the merger agreement, except that McLeodUSA and Intelispan will share equally the expenses incurred in connection with the filing, printing and mailing of this proxy statement/prospectus.

   Under the merger agreement, Intelispan will be required to pay McLeodUSA a termination fee of $1.2 million if:

  (a) Intelispan or its shareholders has received in writing, or there has been publicly disclosed, a competing transaction for Intelispan on or before the date of such termination and an agreement or agreements to effect a competing transaction are entered into within one year of such termination and

  (b) the merger agreement is terminated as described above because:

    (1) it has not been consummated by June 30, 2001

    (2) the shareholders of Intelispan have not approved the merger agreement

    (3) the Intelispan board of directors has amended, withdrawn or qualified its recommendation in favor of approval of the merger agreement and the merger in any manner adverse to McLeodUSA

    (4) the Intelispan board of directors has recommended any superior proposal to the shareholders of Intelispan

    (5) there has occurred a breach of the merger agreement's nonsolicitation provisions by Intelispan or

    (6) following the announcement or receipt of a proposal for a competing transaction, Intelispan has failed to hold the meeting of its shareholders to approve the merger agreement

   Intelispan will also pay to McLeodUSA a termination fee equal to $1.2 million if Intelispan terminates the merger agreement in order to enter into an agreement with respect to a superior proposal.

   The provisions regarding expenses and the payment of the termination fee by Intelispan will not be exclusive of any rights at law or in equity that any party may have in the event of a termination of the merger agreement.

Conditional Loan Commitment

   McLeodUSA has agreed to loan Intelispan $3 million at Intelispan's election in the event the merger agreement is terminated for reasons other than the following:

  .  the failure to obtain any governmental approval or third-party consents

  . Intelispan's intentional misconduct or willful misconduct which causes a breach of the merger agreement

  . certain conditions precedent not being satisfied regarding (1) the absence of any governmental or court order prohibiting the merger, (2) the absence of any action, proceeding or investigation by any governmental entity challenging or seeking to restrain the merger, (3) the receipt by McLeodUSA of an executed noncompetition agreement from Mr. Provow, executed affiliate agreements and stockholders' agreement, termination of all voting or similar arrangements with respect to the Intelispan board of directors and any subsidiary and (4) the receipt by Intelispan of the written opinion of C.E. Unterberg, Towbin

  . any action, proceeding or investigation by any governmental entity challenges the merger or the conversion of Intelispan common stock into McLeodUSA Class A common stock or seeks to restrain or prohibit the consummation of the merger

  .  any law or regulation makes the consummation of the merger illegal

  . failure to obtain the requisite shareholder vote of Intelispan shareholders

  . Intelispan board of directors amends, withdraws or qualifies its recommendation in favor of the merger in a manner adverse to McLeodUSA, or recommending a superior proposal

  .  a breach of the no solicitation requirements

  . Intelispan fails to hold the meeting of the shareholders to approve the merger agreement following the announcement or receipt of a proposal for a competing transaction

  .  Intelispan enters into an agreement with respect to a superior proposal

  .  a court enjoins the merger beyond June 30, 2001

   If implemented, the loan will bear interest at 12% per annum and the principal and the interest will be due and payable in full in 180 days. Certain restrictions govern the operations and activities of Intelispan until the loan is paid in full. During the 180-day period, Intelispan will not be required to make payments on the loan unless during that period Intelispan raises equity or debt financing to replace the loan. The entire net proceeds from any replacement financing must be applied to the loan, and Intelispan may prepay the loan at any time without penalty. The loan will be secured by all of Intelispan's unencumbered assets and would be governed by a term loan agreement, term note, security agreements and appropriate guarantees.

Waiver and Amendment of the Merger Agreement

   Waiver. At any time prior to the effective time of the merger, any party to the merger agreement may, as to the other parties, agree to:

  . extend the time for the performance of any obligation or other act required to be performed under the merger agreement

  . waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered in accordance with the merger agreement

  . waive compliance with any of the agreements or conditions contained in the merger agreement

   Amendment. The merger agreement may be amended by the parties to the merger agreement at any time prior to the effective time of the merger. However, once the Intelispan shareholders have approved the merger agreement, no amendment may be made that would reduce the amount or change the type of consideration into which each share of Intelispan common stock will be converted in the merger.

Voting Agreements

   Several directors, executive officers and shareholders of Intelispan have entered into agreements with McLeodUSA with respect to the voting of their shares of Intelispan common stock in connection with the merger agreement. Under the terms of these voting agreements, until the date on which the merger is consummated or the merger agreement is terminated in accordance with its terms, each such person has agreed, among other things:

  . to cast all votes attributable to the Intelispan common stock beneficially owned by such person at any meeting of Intelispan shareholders in favor of the approval of the merger agreement and against any competing transaction

  . to grant to the persons designated by the Intelispan board of directors, as attorneys-in-fact or proxies with respect to any of Intelispan shareholders, a specific written proxy to vote all Intelispan common stock that such person is entitled to vote in favor of the approval of the merger agreement and against any competing transaction

  . not to sell or otherwise dispose of any of the shares of Intelispan common stock owned by such person unless McLeodUSA approves the transfer in advance in writing and the transferee enters into a comparable voting agreement with McLeodUSA

  . not to grant any proxies, deposit any shares of Intelispan common stock into a voting trust or enter into another voting agreement with respect to any shares of Intelispan common stock

  . not to take any action that would have the effect of preventing or inhibiting such person from performing such person's obligations under the voting agreement

   In addition, Commonwealth Associates, L.P. and ComVest Capital Management, LLC are parties to a voting agreement in which they agreed to execute a stockholders' agreement with McLeodUSA and agreed that certain terms and provisions in the various contracts between them and Intelispan will be terminated and waived.

   By entering into these voting agreements, the holders of approximately 32% of the outstanding shares of Intelispan common stock entitled to vote at the special meeting have agreed to vote in favor of the approval and adoption of the merger agreement and against any competing transaction.

Stock Option Agreement

   McLeodUSA and Intelispan entered into a stock option agreement as a prerequisite to entering into the merger agreement. The stock option agreement grants McLeodUSA the option to purchase up to 21,723,476 shares of Intelispan common stock, constituting approximately 19.9% of the outstanding shares of Intelispan common stock as of March 17, 2001, at an exercise price, payable in cash, of $0.36 per share. If additional shares of Intelispan common stock are issued after March 17, 2001, the number of shares of Intelispan common stock subject to the option shall be adjusted upward to equal, but not exceed, 19.9% of the voting shares Intelispan of common stock then issued and outstanding. The exercise price may be adjusted to ensure that the aggregate spread value (the excess amount, if any, of the average of the last reported sales prices of shares of the Intelispan common stock on the OTCBB during the ten trading days immediately before the notice date of the exercise over the exercise price of the option) under the option exercised by McLeodUSA, together with the termination fee, pursuant to the merger agreement, do not exceed $1.6 million.

   The exercise price and the type and number of shares subject to the option are subject to adjustment upon the occurrence of certain events, such as stock dividends, splitups, mergers (other than with McLeodUSA), recapitalizations, combinations and exchange of shares. If Intelispan enters into certain agreements (1) to merge into any company other than McLeodUSA, (2) to permit other companies to merge into Intelispan or (3) to sell or otherwise transfer all or substantially all of its assets, then the agreement governing that transaction must allow McLeodUSA to receive for each share of Intelispan common stock with respect to which the option is unexercised an amount of consideration that McLeodUSA would have received as if the unexercised shares pursuant to the option had been exercised.

   The stock option agreement is intended to increase the likelihood that the merger will be completed. Consequently, aspects of the stock option agreement may have the effect of discouraging persons that might be interested in acquiring all or a significant interest in Intelispan or its assets before the consummation of the merger.

   McLeodUSA may exercise the stock option, in whole or in part, at any time or from time to time after the occurrence of an event that would require Intelispan to pay McLeodUSA the $1.2 million termination fee pursuant to the merger agreement. See "--Expenses; Termination Fee."

   Under the terms of the stock option agreement, at any time during which McLeodUSA may exercise the stock option, McLeodUSA has the right to require Intelispan, or any successor entity thereof, to repurchase from McLeodUSA all or any part of the stock option, to the extent not previously exercised (the "McLeodUSA Put").

   The price for the McLeodUSA Put will be the difference between:

  (1) the "market/tender offer price" for shares of Intelispan common stock as of the date on which McLeodUSA gives Intelispan written notice of its intent to exercise its put rights, which is defined as the higher of:

    . the highest price per share offered as of the notice date pursuant to any tender or exchange offer or other competing transaction which was made prior to the notice date and not terminated or withdrawn as of the notice date of the exercise of the McLeodUSA Put or

    . the average of the closing prices of shares of Intelispan common stock on the OTCBB for the ten trading days immediately preceding the notice date of the exercise of the McLeodUSA Put and

  (2) $0.36, multiplied by the number of shares of Intelispan common stock purchasable pursuant to the stock option agreement, or portion thereof with respect to which McLeodUSA can exercise its put right under the stock option agreement, but only if the market/tender offer price exceeds $0.36.

   However, the proceeds payable to McLeodUSA as a result of the McLeodUSA Put, together with the aggregate spread value under the option previously exercised by McLeodUSA and the $1.2 million termination fee pursuant to the merger agreement, will not exceed $1.6 million.

   Following any exercise of the option under the stock option agreement, McLeodUSA may, by written notice, request that Intelispan register under the Securities Act all or any part of the shares of Intelispan common stock acquired pursuant to the stock option agreement. Any request to register the shares must be pursuant to a bona fide firm commitment underwritten public offering, and the underwriter of the offering must be an investment banking firm of nationally recognized standing that in good faith believes it will be able to sell the securities at a per share price equal to at least 80% of the fair market value of such securities. "Fair market value" will mean the per share average of the closing sale prices of the shares of Intelispan common stock on the OTCBB for the ten trading days immediately preceding the date of the registration notice. Intelispan is required to use its best efforts, as promptly as practicable, to register the unpurchased registrable shares of Intelispan common stock. McLeodUSA is not entitled to more than an aggregate of two effective registration statements and Intelispan will not be required to file any registration statement during a certain period of time when:

  . Intelispan is in possession of material non-public information that it reasonably believes would be detrimental to be disclosed at that time and, after consultation with legal counsel of Intelispan, Intelispan determined that the information would have to be disclosed if a registration statement were filed at that time, but the period of time during which Intelispan is not required to register shares of Intelispan common stock in this case will not exceed 40 days

  . Intelispan is required under the Securities Act to include audited financial statements for any period in the registration statement and such financial statements are not then available for inclusion in the registration statement, but the period of time during which Intelispan is not required to register shares of Intelispan common stock in this case will not exceed 90 days

  . Intelispan determines, in its reasonable judgment, that the registration would interfere with any financing, acquisition or other material transaction involving Intelispan or any of its affiliates, but the period of time during which Intelispan is not required to register shares of Intelispan common stock in this case will not exceed 90 days

   Such registration will be effected at the expense of Intelispan, except for underwriting discounts and commissions and the fees and expenses of counsel to McLeodUSA.

   The McLeodUSA option will terminate upon the earlier of:

  .  the effective time of the merger

  . the termination of the merger agreement pursuant to its terms, other than a termination in connection with which McLeodUSA is entitled to the payment of the termination fee pursuant to the merger agreement

  . 12 months following the date on which a termination fee becomes due and payable pursuant to the merger agreement

Stockholders' Agreement

   Commonwealth Associates, L.P. and ComVest Capital Management, LLC have agreed to enter into a stockholders' agreement with McLeodUSA on or prior to the effective time of the merger with the following terms:

  . the stockholders' agreement will cover all equity securities of McLeodUSA or any other securities convertible into or exercisable for McLeodUSA equity securities received by Commonwealth Associates, L.P. and ComVest Capital Management, LLC in the merger

  . during the 180-day period following the effective time of the merger, Commonwealth Associates, L.P. and ComVest Capital Management, LLC will not sell or otherwise transfer or dispose of any of the covered securities without the prior written consent of the McLeodUSA board of directors, except for transfers specifically permitted by the stockholders' agreement

  . the stockholder's agreement will terminate 180 days after the effective date

Sales Representation Agreement

   On March 27, 2001 Intelispan and McLeodUSA Telecommunications Services, Inc., a subsidiary of McLeodUSA, entered into a sales representation agreement for data products and services. Under the sales representation agreement, McLeodUSA Telecommunications Services, Inc. and Intelispan are each authorized to act as independent sales representative of the other in the United States with respect to certain business data products and services on a non-exclusive basis.

   Under the terms of the sales representation agreement, Intelispan and McLeodUSA Telecommunications Services, Inc. will provide each other with price lists and literature regarding the services to be sold and training with respect to the services. Each order solicited is subject to the acceptance by the provider of the service. Intelispan and McLeodUSA Telecommunications Services, Inc. will pay commissions for sales according to the terms of the sales representation agreement.

   The sales representation agreement may be terminated upon 30 days written notice to the other party or for cause immediately. Each party agrees to indemnify the other for any costs incurred as a result of negligent acts, willful misconduct or breach of its obligations under the sales representation agreement.

         INFORMATION ABOUT McLEODUSA AND IGUANA ACQUISITION CORPORATION

General

   McLeodUSA provides selected telecommunications services to customers nationwide. McLeodUSA provides integrated communications services, including local services in 25 Midwest, Southwest, Northwest and Rocky Mountain states and long distance and advanced data services in all 50 states. McLeodUSA is a facilities-based telecommunications provider with, as of December 31, 2000, 396 ATM switches, 50 voice switches, approximately 1.1 million local lines and more than 10,700 employees. McLeodUSA's network is capable of transmitting integrated next-generation data, Internet, video and voice services, reaching 800 cities and approximately 90% of the U.S. population. In the next 12 months, McLeodUSA plans to distribute 33 million telephone directories in 26 states, serving a population of 56 million. McLeodUSA is a Nasdaq-100 company traded under the symbol "MCLD."

   McLeodUSA's integrated communication services include local, long distance, Internet access, data and voice mail services from a single company on a single bill. McLeodUSA believes it is the first company in many of its markets to offer one-stop shopping for communications services tailored to customers' specific needs.

   McLeodUSA's core business is providing communications services in competition with existing local telephone companies, including:

  .  local and long distance services

  .  dial and dedicated Internet access

  . higher bandwidth Internet access services, such as digital subscriber line (DSL) and cable modem

  .  value-added services such as virtual private networks and web hosting

  .  bandwidth leasing and colocation services

  .  facilities and services dedicated for a particular customer's use

  . telephone and computer sales, leasing, networking, service and installation

  . other communications services, including video, cellular, operator, payphone, mobile radio and paging services

   McLeodUSA also derives revenue from the following services related to its core business:

  .  sale of advertising in print and electronic telephone directories

  . traditional local telephone company services in east central Illinois and southeast South Dakota

  .  telemarketing services

   In most of its local service markets, McLeodUSA competes with the entrenched, traditional local phone company by leasing its lines and switches. In many markets, McLeodUSA provides local services by using its own facilities and by leasing capacity from others. McLeodUSA provides long distance services by using its own facilities and by leasing capacity from others.

   McLeodUSA is actively developing fiber optic communications networks in many of its target local markets to carry additional communications traffic on its own network. McLeodUSA is actively developing enhancements to its national network to provide voice and data, local and long distance, narrow band and wide band, and associated next-generation services to provide increased control and service quality and a base for growth.

   McLeodUSA wants to be the leading and most admired provider of integrated communications services in its markets.

   The principal elements of the business strategy of McLeodUSA are to:

   Provide integrated communications services. McLeodUSA believes it can rapidly penetrate its target markets and build customer loyalty by providing an integrated product offering to business and residential customers.

   Build customer share through branding. McLeodUSA believes it can create and strengthen brand awareness in its target markets by branding its communications services with the trade name McLeodUSA in combination with the distinctive black-and-yellow motif of its telephone directories.

   Provide outstanding customer service. McLeodUSA customer service representatives are available 24 hours a day, seven days a week, to answer customer calls. The customer-focused software and systems of McLeodUSA allow its representatives immediate access to its customer and network data, enabling a rapid and effective response to customer requests.

   Emphasize small and medium sized businesses. McLeodUSA primarily targets small and medium sized businesses because it believes it can rapidly capture customer share by providing face-to-face business sales and strong service support to these customers. McLeodUSA targets small and medium sized businesses in large metropolitan areas as well as in second and third tier markets.

   Expand its fiber optic communications network. McLeodUSA is strategically building a state-of-the-art fiber optic communications network to deliver multiple services and reduce operating costs.

   Expand intra-city fiber optic communications network. Within selected cities, McLeodUSA plans to extend its network directly to certain customers' locations. This will allow McLeodUSA to provide expanded services and reduce the expense of leasing communications facilities from the existing local telephone company.

   Explore acquisitions and strategic alliances. McLeodUSA plans to pursue acquisitions, joint ventures and strategic alliances to expand or complement its business.

   Leverage proven management team. The McLeodUSA executive management team consists of veteran telecommunications managers who have successfully implemented similar customer-focused telecommunications strategies in the past.

   As of March 31, 2001, based on the McLeodUSA business plan, capital requirements and growth projections as of that date, McLeodUSA estimated that it would require approximately $1.2 billion through 2002 to fund its planned capital expenditures. McLeodUSA expects to meet these funding needs through various sources, including existing cash balances, net proceeds from the sale of McLeodUSA 11 3/8% senior notes issued in January 2001, the existing McLeodUSA lines of credit, prospective sales of selected assets, exercises of outstanding options and cash flow from future operations. The estimated aggregate capital expenditure requirements of McLeodUSA include the projected cost of:

  . expanding its fiber optic communications network, including national and intra-city fiber optic communications networks

  .  adding voice and data switches

  . constructing, acquiring, developing or improving telecommunications assets in existing and new markets

   McLeodUSA may meet any additional financial needs by issuing additional debt or equity securities or borrowing funds from one or more lenders. In addition, in the event vendor financing arrangements are available on terms that allow rates of return comparable to current capital projects, and are otherwise favorable to McLeodUSA, it may use such financing to accelerate or increment the development of its network.

   The actual amount and timing of the future capital requirements of McLeodUSA are subject to risks and uncertainties and may differ materially from its estimates. Accordingly, McLeodUSA may need additional capital to continue to expand its markets, operations, facilities, network and services. See "Risk Factors--Failure to Raise Necessary Capital Could Restrict the Ability of McLeodUSA to Develop Its Network and Services and Engage in Strategic Acquisitions."

                               ----------------

   The principal executive offices of McLeodUSA are located at McLeodUSA Technology Park, 6400 C Street SW, P.O. Box 3177, Cedar Rapids, Iowa 52406-3177, and the phone number is (319) 790-7800.

   Iguana Acquisition Corporation. Iguana Acquisition Corporation is a Washington corporation and a wholly-owned subsidiary of McLeodUSA. McLeodUSA formed Iguana Acquisition Corporation on March 16, 2001 to facilitate the merger. Iguana Acquisition Corporation has not transacted any business other than that incident to its formation and to completion of the merger.

Additional Information

   A detailed description of the McLeodUSA business, executive compensation, various benefit plans including stock option plans, voting securities and the principal holders of these securities, relationships and transactions between McLeodUSA and its directors, executive officers and principal stockholders, financial statements and other matters related to McLeodUSA is incorporated by reference or set forth in the McLeodUSA Annual Report on Form 10-K for the year ended December 31, 2000, incorporated by reference into this proxy statement/prospectus. Stockholders desiring copies of these documents may contact McLeodUSA at its address or telephone number indicated under "Where You Can Find More Information."

               SELECTED CONSOLIDATED FINANCIAL DATA OF McLEODUSA

   The information in the following unaudited table is based on historical financial information included in the prior SEC filings of McLeodUSA, including the McLeodUSA Annual Report on Form 10-K for the fiscal year ended December 31, 2000. The following summary financial information should be read in connection with this historical financial information including the notes which accompany such financial information. This historical financial information is considered a part of this document. See "Where You Can Find More Information." The audited historical financial statements of McLeodUSA as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000 were audited by Arthur Andersen LLP, independent public accountants.

   The information in the following table reflects financial information for the following companies McLeodUSA has acquired:

       Acquired Company                                         Date Acquired
       ----------------                                       ------------------
   Ruffalo, Cody & Associates, Inc...........................   July 15, 1996
   Telecom*USA Publishing Group, Inc. ....................... September 20, 1996
   Consolidated Communications, Inc.......................... September 24, 1997
   Ovation Communications, Inc...............................   March 31, 1999
   Splitrock Services, Inc...................................   March 30, 2000
   CapRock Communications Corp...............................  December 7, 2000

   The operations statement data and other financial data in the table include the operations of these companies beginning on the dates they were acquired. The balance sheet data in the table include the financial position of these companies at the end of the periods presented. These acquisitions affect the comparability of the financial data for the periods presented.

   The pro forma information presented in the operations statement data and other financial data in the table includes the operations of Splitrock and Intelispan as if they had been acquired at the beginning of the period presented and the pro forma information in the balance sheet data in the table includes the Intelispan financial position as of the date presented.

   The information in the table also reflects the following debt and equity securities that McLeodUSA has outstanding:

       Description of Securities          Principal Amount    Date Issued
       -------------------------          ---------------- ------------------
   10 1/2% senior discount notes due
    March 1, 2007........................   $500 million     March 4, 1997
   9 1/4% senior notes due July 15,
    2007.................................   $225 million     July 21, 1997
   8 3/8% senior notes due March 15,
    2008.................................   $300 million     March 16, 1998
   9 1/2% senior notes due November 1,
    2008.................................   $300 million    October 30, 1998
   8 1/8% senior notes due February 15,
    2009.................................   $500 million   February 22, 1999
   Series A preferred stock..............   $287 million    August 23, 1999
   Series B preferred stock..............   $687 million   September 15, 1999
   Series C preferred stock..............   $313 million   September 15, 1999
   Senior Secured Credit Facilities......   $575 million      May 31, 2000
   11 3/8% senior notes due January 1,
    2009.................................   $750 million    January 16, 2001

   The following debt securities were issued in connection with the acquisition by McLeodUSA of CapRock in exchange for the cancellation of outstanding CapRock senior notes having the same principal amount and interest rate:

       Description of Securities             Principal Amount    Date Issued
       -------------------------             ---------------- -----------------
   12% senior notes due July 15, 2008.......   $150 million   December 14, 2000
   11 1/2% senior notes due May 1, 2009.....   $210 million   December 14, 2000

   The operations statement data and other financial data in the table include the effects of the issuances beginning on the dates the securities were issued. The balance sheet data in the table include the effects of these issuances at the end of the periods presented. The pro forma information presented in the operations statement data and other financial data in the table includes the effects of the issuance of the Senior Secured Credit Facilities, 11 3/8% senior notes, 12% senior notes and 11 1/2% senior notes as if they had occurred at the beginning of 2000.

                                                 (table begins on the next page)

               Selected Consolidated Financial Data of McLeodUSA
                     (In thousands, except per share data)

                                           Year Ended December 31,
                         -----------------------------------------------------------------
                                                                                Pro Forma
                           1996      1997      1998       1999        2000        2000
                         --------  --------  ---------  ---------  ----------  -----------
                                                                               (unaudited)
Operations Statement
 Data:
 Revenue................ $ 81,323  $267,886  $ 604,146  $ 908,792  $1,396,704  $1,439,523
                         --------  --------  ---------  ---------  ----------  ----------
 Operating expenses:
  Cost of service.......   52,624   151,190    323,208    457,085     772,751     822,103
  Selling, general and
   administrative.......   46,044   148,158    260,931    392,687     563,189     587,053
  Depreciation and
   amortization.........    8,485    33,275     89,107    190,695     409,623     452,572
  Other.................    2,380     4,632      5,575        --          --          872
                         --------  --------  ---------  ---------  ----------  ----------
  Total operating
   expenses.............  109,533   337,255    678,821  1,040,467   1,745,563   1,862,600
                         --------  --------  ---------  ---------  ----------  ----------
 Operating loss.........  (28,210)  (69,369)   (74,675)  (131,675)   (348,859)   (423,077)
 Interest income
  (expense), net........    5,369   (11,967)   (52,234)   (94,244)   (103,580)   (254,732)
 Other income...........      495     1,426      1,997      5,637        (425)       (322)
 Income taxes...........      --        --         --         --          --          --
                         --------  --------  ---------  ---------  ----------  ----------
 Net loss before
  extraordinary charge..  (22,346)  (79,910)  (124,912)  (220,282)   (452,864)   (678,131)
 Extraordinary charge
  for early
  extinguishment of
  debt..................      --        --         --         --      (24,446)    (24,446)
                         --------  --------  ---------  ---------  ----------  ----------
 Net loss...............  (22,346)  (79,910)  (124,912)  (220,282)   (477,310)   (702,577)
 Preferred stock
  dividends.............      --        --         --     (17,727)    (54,406)    (54,627)
                         --------  --------  ---------  ---------  ----------  ----------
 Loss applicable to
  common shares......... $(22,346) $(79,910) $(124,912) $(238,009) $ (531,716) $ (757,204)
                         ========  ========  =========  =========  ==========  ==========
 Net loss per common
  share:
  Loss before
   extraordinary
   charge............... $  (0.09) $  (0.24) $   (0.33) $   (0.54) $    (0.91) $    (1.24)
  Extraordinary charge..      --        --         --         --        (0.04)      (0.04)
                         --------  --------  ---------  ---------  ----------  ----------
 Loss per common share.. $  (0.09) $  (0.24) $   (0.33) $   (0.54) $    (0.95) $    (1.28)
                         ========  ========  =========  =========  ==========  ==========
 Weighted average common
  shares outstanding....  243,036   329,844    376,842    443,130     558,440     591,537
                         ========  ========  =========  =========  ==========  ==========

               Selected Consolidated Financial Data of McLeodUSA
                     (In thousands, except per share data)

                                                   December 31,
                         -----------------------------------------------------------------
                                                                                Pro Forma
                           1996      1997       1998       1999       2000        2000
                         -------- ---------- ---------- ---------- ----------  -----------
                                                                               (unaudited)
Balance Sheet Data:
 Current assets......... $224,401 $  517,869 $  793,192 $1,569,473 $  562,820  $1,307,732
 Working capital
  (deficit)............. $185,968 $  378,617 $  613,236 $1,272,794 $ (283,609) $  455,987
 Property and equipment,
  net................... $ 92,123 $  373,804 $  629,746 $1,270,032 $3,019,091  $3,023,338
 Total assets........... $452,994 $1,345,652 $1,925,197 $4,203,147 $7,365,626  $8,159,268
 Long-term debt......... $  2,573 $  613,384 $1,245,170 $1,763,775 $2,732,190  $3,482,955
 Redeemable convertible
  preferred stock....... $    --  $     --   $      --  $1,000,000 $1,000,000  $1,000,000
 Stockholders' equity... $403,429 $  559,379 $  462,806 $1,108,542 $2,756,144  $2,793,705

                                          Year Ended December 31,
                         ------------------------------------------------------------
                                                                           Pro Forma
                           1996      1997      1998     1999      2000       2000
                         --------  --------  -------- -------- ---------- ----------- ---
                                                                          (unaudited)
Other Financial Data:
 Capital expenditures
  Property, plant and
   equipment............ $ 79,845  $179,255  $289,923 $580,003 $1,239,350 $1,272,020
  Business
   acquisitions......... $ 93,937  $421,882  $ 49,737 $736,626 $2,350,004 $2,395,840
 EBITDA(1).............. $(17,345) $(31,462) $ 20,007 $ 59,020 $   60,764 $   30,367

--------
(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. McLeodUSA has included EBITDA data because it is a measure commonly used in the communications industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                            PRO FORMA FINANCIAL DATA

   The following unaudited pro forma financial information has been prepared to give effect to:

  .  the acquisition by McLeodUSA of Splitrock Services, Inc. in March 2000

  . the completion by McLeodUSA of its Senior Secured Credit Facilities in May 2000

  . the issuance by McLeodUSA in December 2000 of its 12% senior notes in exchange for outstanding CapRock senior notes having the same principal amount and interest rate

  . the issuance by McLeodUSA in December 2000 of its 11 1/2% senior notes in exchange for outstanding CapRock senior notes having the same principal amount and interest rate

  .  the issuance by McLeodUSA of its 11 3/8% senior notes in January 2001

  .  the merger

   For purposes of this pro forma presentation, the issuance of the 11 3/8% senior notes is referred to as the "11 3/8% Notes Offering" and the issuances of the 12% senior notes, 11 1/2% senior notes and 11 3/8% senior notes together are referred to as the "Notes Offerings."

   The Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes that the merger was consummated on December 31, 2000.

   The Unaudited Pro Forma Condensed Consolidated Statements of Operations include the operations of Splitrock Services, Inc., and the operations of Intelispan as if the acquisition of Splitrock and Intelispan were consummated on January 1, 2000 and the related weighted average share amounts have been adjusted to give effect to the shares issued in the transactions as if they had been issued on January 1, 2000. It assumes that interest related to the Notes Offerings and the Senior Secured Credit Facilities, and the additional depreciation and amortization due to the increased value of tangible and intangible assets acquired through the acquisition of Splitrock and Intelispan, using the purchase method of accounting, began January 1, 2000. The unaudited pro forma financial information is derived from and should be read in conjunction with the Consolidated Financial Statements of McLeodUSA and the related notes thereto included in the McLeodUSA Annual Report on Form 10-K for the fiscal year ended December 31, 2000. The pro forma adjustments for the acquisition of Splitrock are incorporated by reference from a Current Report on Form 8-K/A filed with the SEC on June 13, 2000.

   For purposes of allocating the net purchase price among the various assets to be acquired, McLeodUSA has preliminarily considered the carrying value of the acquired assets to approximate their fair value, with all of the excess of the net purchase price being attributed to intangible assets, primarily goodwill. McLeodUSA intends to more fully evaluate the acquired assets following consummation of the merger and, as a result, the allocation of the net purchase price among the acquired tangible and intangible assets may change.

   The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of the operating results that would have occurred had the merger been consummated at the beginning of 2000, nor is it necessarily indicative of future operating results or financial position.

                                                 (table begins on the next page)

                    McLeodUSA Incorporated and Subsidiaries

           Unaudited Pro Forma Condensed Consolidated Balance Sheets
             (In thousands, except share and per share information)
                            As of December 31, 2000

                                       Adjustments  Pro Forma
                                         for 11      for 11                 Adjustments     Pro Forma
                                       3/8% Notes  3/8% Notes              for Intelispan for Intelispan
                           McLeodUSA   Offering(1)  Offering    Intelispan Transaction(2)  Transaction
                          -----------  ----------- -----------  ---------- -------------- --------------
ASSETS
Current Assets:
 Cash and cash
  equivalents...........  $    80,365   $733,300   $   813,665   $  9,116     $    --      $   822,781
 Other current assets...      482,455        --        482,455      2,496          --          484,951
                          -----------   --------   -----------   --------     --------     -----------
 Total Current Assets...      562,820    733,300     1,296,120     11,612          --        1,307,732
 Property and Equipment,
  net...................    3,019,091        --      3,019,091      4,247          --        3,023,338
 Intangible assets......    3,617,145        --      3,617,145      8,027       19,625(2)    3,644,797
 Other assets...........      166,570     16,700       183,270        131          --          183,401
                          -----------   --------   -----------   --------     --------     -----------
 Total Assets...........  $ 7,365,626   $750,000   $ 8,115,626   $ 24,017     $ 19,625     $ 8,159,268
                          ===========   ========   ===========   ========     ========     ===========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current Liabilities.....  $   846,429   $    --    $   846,429   $  4,441     $    875(3)  $   851,745
 Long-term debt, less
  current maturities....    2,732,190    750,000     3,482,190        765          --        3,482,955
 Other long-term
  liabilities...........       30,863        --         30,863        --           --           30,863
                          -----------   --------   -----------   --------     --------     -----------
 Total Liabilities......    3,609,482    750,000     4,359,482      5,206          875       4,365,563
                          -----------   --------   -----------   --------     --------     -----------
Redeemable convertible
 preferred stock........    1,000,000        --      1,000,000        --           --        1,000,000
                          -----------   --------   -----------   --------     --------     -----------
Stockholders' Equity:
 Preferred stock........           11        --             11        --           --               11
 Common stock...........        6,066        --          6,066         11           22           6,099
 Additional paid-in
  capital...............    3,749,683        --      3,749,683     53,505      (15,977)      3,787,211
 Retained deficit.......   (1,026,975)       --     (1,026,975)   (35,839)      35,839      (1,026,975)
 Stock Warrants.........          --         --            --       1,194       (1,194)            --
 Accumulated other
  comprehensive income..       27,359        --         27,359        (60)          60          27,359
                          -----------   --------   -----------   --------     --------     -----------
 Total Stockholders'
  Equity................    2,756,144        --      2,756,144     18,811       18,750       2,793,705
                          -----------   --------   -----------   --------     --------     -----------
 Total Liabilities and
  Stockholders' Equity..  $ 7,365,626   $750,000   $ 8,115,626   $ 24,017     $ 19,625     $ 8,159,268
                          ===========   ========   ===========   ========     ========     ===========

--------
(1) The "Adjustments for 11 3/8% Notes Offering" Column represents the offering by McLeodUSA of $750 million aggregate principal amount of its 11 3/8% senior notes completed on January 16, 2001. The proceeds have been adjusted for debt issuance costs related to the offering.
(2) The adjustment for the merger reflects the preliminary allocation of the net purchase price of Intelispan to the net assets of Intelispan that are to be acquired, including intangible assets, and record the issuance of 3,500,000 shares of McLeodUSA Class A common stock valued at $11.125 per share. The value of $11.125 per share represents the average closing price of McLeodUSA Class A common stock on The Nasdaq National Market for the 10 trading days beginning five days prior to the date the merger agreement was announced, March 19, 2001, and ending four days after such announcement. The net purchase price of approximately $38.4 million is equal to (1) the product of (A) the total number of shares of Intelispan common stock attributable to outstanding Intelispan common stock and options with exercise prices below the closing price of $0.375 (totaling 115,560,421) as of March 19, 2001, multiplied by (B) the conversion ratio of 0.03, multiplied by (C) $11.125, the value of a share of McLeodUSA Class A common stock (calculated as described above), minus (2) the aggregate option proceeds to be received (approximately $1.1 million) plus
     (3) the estimated liabilities directly attributable to the merger ($0.9 million). The allocation of the net purchase price to the net assets, (approximately $18.8 million) as of December 31, 2000, results in goodwill of approximately $19.6 million.
(3) Reflects an increase in current liabilities related to banking, legal and accounting fees, and other matters directly attributable to the merger pursuant to the Emerging Issues Task Force Issue No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination.

                    McLeodUSA Incorporated and Subsidiaries

      Unaudited Pro Forma Condensed Consolidated Statements of Operations
                 (In thousands, except per share information)

                                                                  Twelve Months Ended December 31, 2000
                   ----------------------------------------------------------------------------------------------------------
                                                            Pro Forma
                                             Adjustments       for      Adjustments    Pro Forma   Adjustments    Pro Forma
                                            for Splitrock   Splitrock   for Credit     for Credit   for Notes     for Notes
                   McLeodUSA   Splitrock(2) Acquisition(2) Acquisition  Facilities     Facilities   Offerings     Offerings
                   ----------  ------------ -------------- -----------  -----------    ----------  -----------    ----------
Operations
Statement Data:
 Revenue.........  $1,396,704    $ 35,037      $    --     $1,431,741    $    --       $1,431,741   $     --      $1,431,741
                   ----------    --------      --------    ----------    --------      ----------   ---------     ----------
 Operating
 expenses:
 Cost of
 service.........     772,751      42,580           --        815,331         --          815,331         --         815,331
 Selling, general
 and
 administrative..     563,189      10,012           --        573,201         --          573,201         --         573,201
 Depreciation and
 amortization....     409,623      12,470        27,097       449,190         --          449,190         --         449,190
 Other...........         --          872           --            872         --              872         --             872
                   ----------    --------      --------    ----------    --------      ----------   ---------     ----------
 Total operating
 expenses........   1,745,563      65,934        27,097     1,838,594         --        1,838,594         --       1,838,594
                   ----------    --------      --------    ----------    --------      ----------   ---------     ----------
 Operating loss..    (348,859)    (30,897)      (27,097)     (406,853)        --         (406,853)        --        (406,853)
 Interest income
 (expense), net..    (103,580)     (6,302)          --       (109,882)    (15,086)(3)    (124,968)   (130,779)(4)   (225,747)
 Other
 nonoperating
 income
 (expense).......        (425)        --            --           (425)        --             (425)        --            (425)
 Income taxes....         --          --            --            --          --              --          --             --
                   ----------    --------      --------    ----------    --------      ----------   ---------     ----------
 Net loss before
 extraordinary
 charge..........    (452,864)    (37,199)      (27,097)     (517,160)    (15,086)       (532,246)   (130,779)      (663,025)
 Extraordinary
 charge for early
 retirement of
 debt............     (24,446)        --            --        (24,446)         --         (24,446)         --        (24,446)
                   ----------    --------      --------    ----------    --------      ----------   ---------     ----------
 Net loss........    (477,310)    (37,199)      (27,097)     (541,606)    (15,086)       (556,692)   (130,779)      (687,471)
 Preferred stock
 dividends.......     (54,406)        --            --        (54,406)        --          (54,406)        --         (54,406)
                   ----------    --------      --------    ----------    --------      ----------   ---------     ----------
 Loss applicable
 to common
 shares..........  $ (531,716)   $(37,199)     $(27,097)   $ (596,012)   $(15,086)     $ (611,098)  $(130,779)    $ (741,877)
                   ==========    ========      ========    ==========    ========      ==========   =========     ==========
 Net loss per
 common share:
 Loss before
 extraordinary
 charge..........       (0.91)                                  (0.97)                      (1.00)                     (1.22)
 Extraordinary
 charge..........       (0.04)                                  (0.04)                      (0.04)                     (0.04)
                   ----------                              ----------                  ----------                 ----------
 Loss per common
 and common
 equivalent
 share...........  $    (0.95)                             $    (1.01)                 $    (1.04)                $    (1.26)
                   ==========                              ==========                  ==========                 ==========
 Weighted average
 common and
 common
 equivalent
 shares
 outstanding.....     558,440                    30,614       589,054                     589,054                    589,054
                   ==========                  ========    ==========                  ==========                 ==========
Other Financial
Data:
 EBITDA(1).......  $   60,764    $(17,555)     $    --     $   43,209    $    --       $   43,209   $     --      $   43,209
















                               Adjustments   Pro Forma
                   Intelispan      for          for
                       As      Intelispan   Intelispan
                   Adjusted(5) Acquisition  Acquisition
                   ----------- ------------ ------------
Operations
Statement Data:
 Revenue.........   $  7,782     $  --      $1,439,523
                   ----------- ------------ ------------
 Operating
 expenses:
 Cost of
 service.........      6,772        --         822,103
 Selling, general
 and
 administrative..     13,852        --         587,053
 Depreciation and
 amortization....      2,401        981(6)     452,572
 Other...........        --                        872
                   ----------- ------------ ------------
 Total operating
 expenses........     23,025        981      1,862,600
                   ----------- ------------ ------------
 Operating loss..    (15,243)      (981)      (423,077)
 Interest income
 (expense), net..      1,015        --        (254,732)
 Other
 nonoperating
 income
 (expense).......        103        --            (322)
 Income taxes....        --         --             --
                   ----------- ------------ ------------
 Net loss before
 extraordinary
 charge..........    (14,125)      (981)      (678,131)
 Extraordinary
 charge for early
 retirement of
 debt............        --         --         (24,446)
                   ----------- ------------ ------------
 Net loss........    (14,125)      (981)      (702,577)
 Preferred stock
 dividends.......       (221)       --         (54,627)
                   ----------- ------------ ------------
 Loss applicable
 to common
 shares..........   $(14,346)    $ (981)    $ (757,204)
                   =========== ============ ============
 Net loss per
 common share:
 Loss before
 extraordinary
 charge..........                                (1.24)
 Extraordinary
 charge..........                                (0.04)
                                            ------------
 Loss per common
 and common
 equivalent
 share...........                           $    (1.28)
                                            ============
 Weighted average
 common and
 common
 equivalent
 shares
 outstanding.....                 2,483        591,537
                               ============ ============
Other Financial
Data:
 EBITDA(1).......   $(12,842)    $  --      $   30,367

--------
(1) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. McLeodUSA has included EBITDA data because it is a measure commonly used in the communications industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.
(2) The "Splitrock" column represents Splitrock's Statement of Operations for the period of January 1, 2000 through March 30, 2000, the date of the acquisition of Splitrock by McLeodUSA. The Splitrock financial statements and the information in the "Adjustments for Splitrock Acquisition" column are from the Pro Forma Financial Statements that were filed by McLeodUSA with the SEC on a Current Report on Form 8-K/A on June 13, 2000.
(3) McLeodUSA used cash on hand and funds drawn from the Senior Secured Credit Facilities to retire the outstanding Splitrock 11 3/4% senior notes in July 2000. This adjustment records the pro forma interest expense on the Senior Secured Credit Facilities reduced by the interest expense on the Splitrock 11 3/4% senior notes as previously reported in the "Pro Forma for Splitrock Acquisition" column.
(4) To amortize debt issuance costs and to record interest expense for the 12% senior notes, 11 1/2% senior notes and 11 3/8% senior notes.
(5) The "Intelispan as Adjusted" column represents Intelispan's pro forma financial information prepared to give effect to the acquisition by Intelispan of Devise Associates, Inc. as if the acquisition had taken place on January 1, 2000. See page 73 for the pro forma adjustments.
(6)  To amortize intangibles acquired in the merger over 20 years.

                                Intelispan, Inc.

             Unaudited Pro Forma Condensed Statements of Operations
                  (In thousands, except per share information)

   The following unaudited pro forma financial information has been prepared to give effect to the acquisition by Intelispan of Devise Associates, Inc. as if the acquisition had taken place as of January 1, 2000. The unaudited pro forma financial information is derived from and should be read in conjunction with the financial statements of Intelispan and the related notes thereto and the financial statements of Devise and the notes related thereto. The Intelispan financial statements and the related notes thereto are included in this document beginning on page F-1. The Devise financial statements and the related notes thereto are included in this document beginning on page F-[ ]. The pro forma adjustments are based upon available information and assumptions that management believes to be reasonable.

                                   Twelve Months ended December 31, 2000
                             --------------------------------------------------
                                                        Pro Forma    Pro Forma
                                            Devise     Acquisition  for Devise
                             Intelispan Acquisition(1) Adjustments  Acquisition
                             ---------- -------------- -----------  -----------
Operations Statement Data:
 Revenue....................  $  5,242     $  2,540      $   --      $  7,782
                              --------     --------      -------     --------
 Operating expenses:
  Cost of service...........     5,194        1,578          --         6,772
  Selling, general and
   administrative...........    12,945          907          --        13,852
  Depreciation and
   amortization.............     1,948           61          392(2)     2,401
                              --------     --------      -------     --------
  Total operating expenses..    20,087        2,546          392       23,025
                              --------     --------      -------     --------
 Operating loss.............   (14,845)          (6)        (392)     (15,243)
 Interest income (expense),
  net.......................     1,051          (36)         --         1,015
 Other nonoperating income..        23           80          --           103
 Income tax benefit
  (expense).................       --           --           --           --
                              --------     --------      -------     --------
 Net income (loss)..........   (13,771)          38         (392)     (14,125)
 Preferred stock dividends..      (221)         --           --          (221)
                              --------     --------      -------     --------
 Loss applicable to common
  shares....................  $(13,992)    $     38      $  (392)    $(14,346)
                              ========     ========      =======     ========
 Loss per common and common
  equivalent
  share.....................  $  (0.17)                              $  (0.17)
                              ========                               ========
 Weighted average common and
  common
  equivalent shares
  outstanding...............    81,948        1,485                    83,433
                              ========     ========                  ========

--------
(1) The "Devise Acquisition" column represents the Devise Statement of Operations for the period January 1, 2000 through June 30, 2000, the date of the acquisition of Devise by Intelispan.
(2) To amortize over ten years the excess purchase price over fair value of net assets acquired in the merger of approximately $7.8 million.

                          INFORMATION ABOUT INTELISPAN

General

   Intelispan provides managed network services to its customers on an outsourced basis and specializes in providing secure and efficient business-to-business communication and complementary professional services. Intelispan divides this business into three separate groups:

  Virtual Private Networks. Intelispan provides remote and site-to-site access through a secure, virtual private network. A virtual private network is a private network that exists within a public or shared network, including the Internet, through which access is controlled and users can communicate securely.

  Managed Network Services. Intelispan manages the networks used by its customers. Intelispan monitors its customers' networks and responds to problems to assure the efficient flow of network traffic. Intelispan responds to security threats or problems as they are identified.

  Professional Services. Intelispan provides consulting and electronic commerce services and solutions. These services and solutions are designed to augment and complement the existing resources of information technology managers in planning, operating, and managing their network environment.

   Intelispan believes that it differentiates its services by integrating complex technologies to create its own branded network services, which enable Intelispan's customers to:

  .  reduce capital expenditures

  .  reduce exposure to the risks of outdated technology

  . reduce time and effort expended to obtain and manage qualified technical personnel

   Intelispan also attempts to differentiate its services through a comprehensive service level agreement with its customers whereby Intelispan guarantees that its services will be available with minimum downtime.

Strategy

   Intelispan's goal is to be a leading single-source provider of managed network solutions that enable secure and efficient electronic communications among businesses through virtual private networks and the Internet. Key elements of Intelispan's strategy to achieve this goal include the following:

  . target small and medium sized businesses through resellers, system integrators, and strategic relationships

  . build a direct sales force and developing a marketing campaign to target specific industries with the greatest perceived demand for Intelispan's services, such as healthcare and financial services

  .  increase brand awareness through an aggressive media campaign

  . continue to pursue strategic relationships to acquire technologies and service offerings to complement and expand existing service offerings

  . provide high-quality service and responsiveness to customers through Intelispan's operations and its consulting group

  . pursue strategic acquisitions to enhance Intelispan's technology portfolio, expand its product offerings, and build its distribution channels

The Need for Integrated Secure Network Access Services and Management

   Intelispan believes that companies implementing secure network solutions, including solutions for electronic business communication and secure access, typically face numerous implementation and ongoing network management issues. Secure network solutions require large investments in hardware, software, and personnel. The implementation process is complex and demands a great deal of management time and attention. Computer systems, hardware, and software become obsolete in a relatively short period of time, requiring additional investments from time to time. To support these systems, companies must hire, train, and retain qualified support personnel. As a result, Intelispan believes that there is a desire by many of these companies to outsource integrated secure network access services.

The Intelispan Solutions

   The Intelispan solutions enable customers to communicate and transmit data electronically without the up-front costs, complexity, and other capital resources typically required by other virtual private networks. The Intelispan solutions are designed to be user-friendly and enable customers to implement them quickly, efficiently, and cost-effectively, thereby allowing customers to focus on their core businesses. Intelispan provides its integrated network solutions to customers on a flat-fee or fee-for-usage basis, reducing technological obsolescence and ongoing network maintenance and requiring little or no up-front capital expense by customers. Intelispan's secure access products are protected with Inteliguard, the Intelispan-branded public key infrastructure.

   Intelispan divides its offerings into three service groups: Virtual Private Networks, Managed Network Services, and Professional Services.

  Virtual Private Networks

   Virtual private networks are made secure through encryption or other means so that only authorized users can access the network, preventing unauthorized users from intercepting data, destroying files, or otherwise gaining access to confidential material. Security over a virtual private network can be enhanced with public key infrastructure technology, which uses policies and procedures to manage digital certificates that identify users and control their access to a network or other resources.

   Intelispan's Inteligate Suite is a branded suite of virtual private network services that offers enhanced security by using public key infrastructure technology. The Inteligate Suite empowers customers to issue, revoke, and create policies and rights for each certificate, rather than relying on the network or a third party to perform those services. The Inteligate Suite consists of three offerings:

  . Inteligate I, Intelispan's basic virtual private network service that allows users to access securely their private network through an Internet connection provided by a third party.

  . Inteligate II, a virtual private network that allows users to access securely their private network through an Internet connection provided by Intelispan. Intelispan also includes an aggressive and comprehensive service level agreement guaranteeing certain performance levels.

  . Inteligate III, a virtual private network using a private internet protocol network instead of tunneling, which provides both security and a level of reliability not available on the public Internet. Inteligate III also includes Intelispan's service level agreement.

   As the cornerstone of Intelispan's service suite, the Inteligate managed gateway allows secure connectivity for remote users that desire access to the enterprise network through a variety of access points, such as modem dial-in access, digital subscriber lines, and cable modems.

   Each virtual private network service in the Inteligate suite is available on usage-based billing or a flat-rate plan that includes unlimited usage and is available for the following fixed monthly rates per user: $35 for Inteligate I, $45 for Inteligate II, and $55 for Inteligate III. Intelispan markets its Inteligate Suite both as a solution for remote access needs and as a secure business communication product.

   InteliCenter. InteliCenter, which works within Inteligate, is a suite of specialized, browser-based network management tools and database access applications that allows Intelispan's customers' network administrators to monitor and manage users of Intelispan's services. InteliCenter provides network administrators real-time network visibility, allowing them to add or delete users and otherwise control user activity. InteliCenter can be included with any of the services in the Inteligate Suite or the Intelitrade service, and customers may elect to receive more advanced InteliCenter options for an additional charge. With InteliCenter, network administrators can monitor and manage their networks more efficiently by providing administrators the ability to:

  .  troubleshoot and provide customer support

  .  obtain data necessary for billing and network planning

  . monitor the state of dedicated network connections and network access points

  .  access Intelispan's help desk and trouble ticket systems

   Inteliguard and Public Key Infrastructure. Public key infrastructure technology, the standard for electronic commerce security, refers to a cryptography technology that uses public and private key pairs for encrypting and decrypting sensitive data. Associated with each user is a public key accessible to all users that is published on a digital certificate, and a private key held only by that individual. A message encrypted with a user's public key can only be decrypted by that user's private key, and vice versa. This technology provides data privacy and ensures data authenticity, integrity, and non-repudiation.

   Intelispan's branded premium authentication service, Inteliguard, is provided through an agreement with Baltimore Technologies, PLC and integrated into Intelispan's Inteligate offerings. Intelispan believes Inteliguard is the industry's only strong network authentication based on public key infrastructure technology. A major benefit over other strong network authentication solutions is that public key infrastructure is transparent to the end user. The Inteliguard service allows enterprise customers control over the registration policy, issuance, revocation, and maintenance of the digital keys and certificates while Intelispan manages the certificate handling, storage, retrieval, revocation lists, and authorization functions.

  Managed Network Services

   Intelispan's managed network services provide customers with a full suite of services, on a low capital and outsourced basis, for a monthly service fee. Intelispan believes that these services meet the needs of the marketplace, which is suffering from:

  .  a high demand and turnover rate in qualified personnel

  . increased reliance upon corporate networks to conduct their daily business transactions

  .  increased threats to corporate networks

   The core of Intelispan's managed network services division was acquired in July 2000 through Intelispan's acquisition of Devise Associates, Inc. This division provides the capabilities to deliver outsourced services for all aspects of a customer's network, including establishing security policies, monitoring, intrusion detection, and response.

   Intelispan's primary managed network service, Inteliwatch, provides 24-hour monitoring capabilities over a customer network. Inteliwatch monitors each network device, including routers, switches, and frame relay networks, to detect activity, warnings, critical problems, or failures. After an event requiring a response is triggered, such as a router failure, Intelispan will respond with appropriate action, such as telephone contact, opening trouble tickets, or on-site response. Basic services, such as telephone contact, are included in Intelispan's monthly service fee, while premium services, such as replacing faulty equipment on site, are offered on an hourly basis for each event.

   Intelispan also offers other services to complete this offering, such as intrusion detection and response, firewalls, and security policies.

  Professional Services

   Intelispan's professional services are focused on developing and delivering a range of services to complement and augment traditional information technology services that are typically available in-house to Intelispan's customer base. Intelispan's consultants deliver application, networking, and security solutions. Intelispan uses technology that enables it to model and simulate a customer's networking environment, permitting Intelispan to model a network and simulate the impact of changes to that network.

   Intelispan's InteliPro services fill the strategic planning, network baselining, analysis, design, and implementation gaps that exist in virtually every corporate network. Intelispan's ProSupport offering enables information technology managers and their staffs to use a sample web browser to maintain control and instantly access the specifics of their dynamic networking environments. Intelispan believes that the projected shortage of information technology professionals will increase the demand to outsource these services.

Strategic Relationships

   Intelispan has the following strategic relationships:

  McLeodUSA. Intelispan entered into a series of agreements with McLeodUSA, through which Intelispan obtained colocation and dial port access services on the McLeodUSA network. Intelispan uses this access as a method through which Intelispan provides its Inteligate I and Inteligate II services. These agreements are effective through the end of 2003.

  WorldCom. Intelispan depends on a non-exclusive, reseller agreement with WorldCom for the use of the UUNET network, effective through the end of 2003. The agreement also currently provides Intelispan with access to WorldCom's legacy GridNet network. Intelispan's Inteligate III product is currently available only over the GridNet network.

  Baltimore Technologies PLC. A series of agreements with Baltimore Technologies enable Intelispan to offer Baltimore's public key infrastructure products on discounted terms through June 2005. Intelispan incorporates Baltimore Technologies' technology as the basis for Intelispan's Inteliguard public key infrastructure services. As part of the agreements, Intelispan obtained licenses to operate as a certificate authority with substantially reduced or prepaid costs for distributing industry standard certificates. Intelispan also has the right to resell Baltimore Technologies' software on a preferred discount basis.

  Cisco Systems, Inc. Intelispan's Inteligate I and Inteligate II services incorporate technology from Cisco, which Intelispan obtains pursuant to a distributor agreement.

  Computer Associates, Inc. Intelispan's Inteliwatch services and other monitoring services provided by Intelispan's Network Management Services division rely significantly upon a distributor agreement with Computer Associates.

  Netifice Communications. A non-exclusive agreement with Netifice Communications enables Intelispan to resell digital subscriber line (DSL) service to Intelispan's customers. These services are provided through Netifice Communications and its suppliers.

   The loss or material change in any of these strategic relationships could have a material adverse effect on Intelispan's business. Intelispan also intends to enter into other strategic relationships to provide or enhance technologies that it needs for its offerings in all of its lines of business.

Sales and Marketing

   Intelispan currently distributes its products and services through its direct sales efforts and third-party resellers. Intelispan intends to hire additional sales and marketing personnel and to target the small-to-medium business segment of the market and, to a lesser extent, Fortune 500 companies, particularly in industries such as health services and finance, in which Intelispan believes there is a high demand for its services.

   Intelispan also intends to target smaller companies through third-party resellers that typically also sell a bundle of value-added services from other third parties. Because of the variety of products and services they carry, Intelispan believes that the resellers are well positioned to access and penetrate customers that it might not otherwise reach. In addition, Intelispan has entered into wholesale arrangements that allow third parties to sell Intelispan's services under their brand names.

   From time to time, Intelispan intends to evaluate the possibility of acquiring reseller and other distribution channels to expand the reach of Intelispan's distribution network. In addition, Intelispan intends to enter into strategic marketing relationships with other companies to provide opportunities to cross-market its products with the products and services of the strategic partners.

   Intelispan intends to create an awareness of the Intelispan brand name and to focus on the features of its integrated network services that differentiate them from its competitors. Intelispan plans to accomplish this goal through a media campaign and participation in trade shows and industry seminars.

Competition

   Intelispan's products and services compete in the secure IP network access markets, normally characterized as virtual private networks. The market has two major segments: hardware/software product vendors and solution service providers. Prospective customers must decide whether to build and manage the solution themselves or to outsource the solution to a service provider. As a service provider, Intelispan competes directly with other service providers for prospective customers that are interested in outsourcing the solution. Intelispan competes indirectly with product vendors for prospective customers that may consider either option.

   Most major networking device companies provide virtual private network devices. This group includes Nortel, Lucent, Cisco and Nokia. A number of smaller device manufacturers, such as NetScreen, RedCreek, and Sonicwall, specialize in virtual private network devices. Most firewall vendors, such as Checkpoint, Symantec, and Cyberguard, also offer virtual private network capabilities imbedded in their products. Microsoft also offers a virtual private network solution embedded in its most popular Windows operating systems at no additional charge.

   Direct competitors providing a service-based virtual private network solution include all of the major carriers, such as AT&T, WorldCom, Sprint, Broadwing, and XO Communications. Several smaller service companies, such as Genuity, Fiberlink, OpenReach, and BlueRidge Networks, also offer managed virtual private network solutions.

   Competition may develop from companies that integrate their current user authentication technology into a network solution. These companies include Entrust, VeriSign, Baltimore and RSA, which utilize public key infrastructure technology.

   Intelispan's Managed Network Services solutions compete with all of the major carriers listed above, as well as with other companies such as NetSolve.

   Intelispan's professional services group competes against numerous companies that provide consulting services in the areas of network design and integration. These competitors include most all of the major telecom carriers, most systems integrators, and most consulting companies covering data communications.

Third-Party Licensed Technology and Intellectual Property

   Intelispan's solutions include complex technology, including advanced encryption technology. Intelispan develops certain software and other technology in-house, and have recently filed for a patent in the U.S. Patent and Trademark Office ("PTO") to protect the technology in its One Button Dialer client software. However, Intelispan has not filed other patent applications with the PTO. Intelispan still licenses much of the technology integral to its business from third parties. Intelispan's success depends in part on its internally developed and third-party licensed technology not infringing the proprietary rights of others.

   In May 2000, Intelispan obtained registration for the service mark "Intelispan." Intelispan has not yet filed for registration of the Inteligate, Intelishare, Inteliwatch, Inteliguard, InteliPro, or ProSupport marks. Intelispan has never filed copyright applications with the U.S. Copyright Office or filed for patents, copyrights, or trademarks in any foreign countries.

   Intelispan depends upon its licensed technology and has only limited intellectual property.

Employees

   As of March 26, 2001, Intelispan had 111 full-time employees. Of the Intelispan employees, 27 are involved in sales and marketing; 70 in technical services, professional, or customer support services; and 14 in finance and administration. No employee is covered by any collective bargaining agreements with Intelispan, and Intelispan believes that the relationship with its employees is good.

Description of Property

   Intelispan's corporate headquarters are located in a 11,500 square-foot facility in Alpharetta, Georgia under a five-year lease expiring in February 2004. The facility includes certain network operations and executive and administrative offices. Intelispan also leases office space and a network operations center located in a 3,100 square-foot space in New York, New York. Intelispan was recently able to close its network operations center in its Tempe, Arizona facility and has sublet the 5,500 space to an unaffiliated third party. Intelispan has leased certain colocation facilities through third parties to locate telecommunications equipment in several off-site locations. Although Intelispan believes these facilities will be adequate for its needs in the foreseeable future, Intelispan is currently investigating additional space to locate a network operations center and to accommodate its growth.

Legal Proceedings

   Intelispan is, and may in the future be, party to litigation arising in the ordinary course of its business. Intelispan does not consider any current claims to be material to its business, financial condition, or operating results. Intelispan's insurance coverage may not be adequate to cover all liabilities arising out of any claims that may be instituted in the future. A lack of insurance coverage may have an adverse effect on Intelispan's business, financial condition, and operating results.

                               ----------------

   Intelispan is a Washington corporation formed on February 3, 1998. The principal executive offices of Intelispan are located at 1720 Windward Concourse, Suite 100, Alpharetta, Georgia 30005, and the phone number is (678) 256-0300.

               SELECTED CONSOLIDATED FINANCIAL DATA OF INTELISPAN
                     (In thousands, except per share data)

   The information in the following unaudited table is based on historical financial information for the period from September 15, 1997 (the inception of Intelispan) through December 31, 1997, and as of and for the years ended December 31, 1998, 1999 and 2000. The following summary financial information should be read in connection with the historical financial information including the notes that accompany such financial information. The historical financial information is included in this document beginning on page F-[ ]. The audited historical financial statements of Intelispan as of December 31, 2000 and for each of the two years in the period ended December 31, 2000 were audited by Arthur Andersen LLP, independent public accountants.

                                September 15, 1997
                                   (Inception)      Year Ended December 31,
                               through December 31, --------------------------
                                       1997          1998     1999      2000
                               -------------------- -------  -------  --------
Operations Statement Data:
 Revenue......................       $    11        $   130  $   744  $  5,242
                                     -------        -------  -------  --------
 Operating expenses:
  Cost of service.............            16            703    1,001     5,194
  Selling, general and
   administrative.............           634          5,094    4,731    12,945
  Depreciation and
   amortization...............            43            261      383     1,948
                                     -------        -------  -------  --------
  Total operating expenses....           693          6,058    6,115    20,087
 Operating loss...............          (682)        (5,928)  (5,371)  (14,845)
 Interest income (expense),
  net.........................           --              21     (519)    1,051
 Other income.................           109            697       83        23
 Income taxes.................           --             --       --        --
                                     -------        -------  -------  --------
 Net loss.....................          (573)        (5,210)  (5,807)  (13,771)
 Preferred stock dividends....           --             --       (96)     (221)
                                     -------        -------  -------  --------
 Loss applicable to common
  shares......................       $  (573)       $(5,210) $(5,903) $(13,992)
                                     =======        =======  =======  ========
 Loss per common share........       $ (0.06)       $ (0.32) $ (0.28) $  (0.17)
                                     =======        =======  =======  ========
 Weighted average common
  shares outstanding..........        10,337         16,335   20,818    81,948
                                     =======        =======  =======  ========

               SELECTED CONSOLIDATED FINANCIAL DATA OF INTELISPAN
                     (In thousands, except per share data)

                                                         December 31,
                                                 -------------------------------
                                                  1997    1998    1999    2000
                                                 ------  ------  ------- -------
Balance Sheet Data:
 Working capital (deficit)...................... $ (844) $ (365) $ 8,145 $ 7,171
 Property, plant and equipment, net.............     10     377      348   4,247
 Total assets...................................  1,636   2,042   11,770  24,018
 Long-term debt and capital lease obligations...    --      189      206     765
 Stockholders' equity...........................     27     998    9,342  18,811

                               September 15, 1997
                                  (Inception)       Year Ended December 31,
                              through December 31, ---------------------------
                                      1997          1998     1999      2000
                              -------------------- -------  -------  ---------
Operating Data:
 EBITDA(1)...................        $ (639)       $(5,667) $(4,988) $ (12,897)
 Cash flows used in
  operations.................          (536)        (5,757)  (3,223)   (12,148)
 Cash flows used in investing
  activities.................           (11)          (386)     (99)    (4,037)
 Cash flows provided by
  financing activities.......         1,300          5,179   12,926     15,323
 Capital expenditures,
  including business
  acquisitions...............            11            386      139      4,037

--------
(1) EBITDA consists of operating income or loss before interest, income taxes, depreciation and amortization and other nonrecurring operating expenses. EBITDA is a measure commonly used in the communications industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of performance nor as an alternative to cash flow as a measure of liquidity.

                INTELISPAN MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

   The following discussion is provided by Intelispan management as its analysis of Intelispan's financial condition and results of operations. This analysis should be read in conjunction with Intelispan's historical financial information including the notes which accompany such financial information. The historical financial information is included in this document beginning on page F-[ ].

Overview

   Intelispan provides total managed network solutions and specializes in providing secure and efficient business-to-business communication and network management and monitoring services. Intelispan believes that it differentiates its services by integrating complex technologies to create its own branded network services, which enable Intelispan's customers to: reduce capital expenditures; reduce exposure to the risks of outdated technology; and reduce time and effort expended obtaining and managing qualified technical personnel.

   With the shortage of qualified information technology resources in the workplace today, Intelispan believes that more and more companies will outsource some or all of their information technology needs. Accordingly, Intelispan is attempting to position its company to handle these increasing outsourcing needs. Intelispan designs and implements data communications networks, monitors and manages physical networks, and manages the connectivity of remote access to networks. All of this can be done for a fixed monthly fee, permitting easy budgeting for Intelispan's customers.

   Intelispan also attempts to differentiate its services through a comprehensive service level agreement with its customers whereby Intelispan guarantees that its services will be highly available with minimum downtime. Intelispan's results of operations include the results of its wholly-owned subsidiary, Devise Associates, Inc. Also included in Intelispan's results are the results of Contego, LLC, a developer of a secure user-authentication product, of which Intelispan owns 66.8%. The remaining 33.2% ownership in Contego is held by Baltimore Technologies PLC, a United Kingdom-based company. Intelispan consolidates its financial reporting with the Contego subsidiary. Intelispan anticipates that in the year 2001, Contego will be dissolved and its operation rolled directly into Intelispan.

   Intelispan generates revenue from four primary sources:

  . Sales of Intelispan's secure remote access services, which include flat monthly fees or monthly fees based on actual hourly usage, plus non-recurring startup costs, and recurring monthly charges for circuit installation and related charges.

  . Sales of Internet access, both wholesale and retail sales. Historically, these sales have provided the majority of Intelispan's revenue as it has built market presence and awareness for its other products. Intelispan expects Internet revenue growth to slow as the market becomes more mature and its service offering becomes bundled into its virtual private network product offerings.

  . Sales of Intelispan professional services, typically as part of designing or modifying a network prior to providing its other services.

  . Sales of network management and monitoring services that include flat monthly fees or fees based on the number of devices monitored.

   While historically Intelispan's revenue has been subject to monthly fluctuations and most of its revenue has been based on actual usage by customers, Intelispan expects a large portion of its future virtual private network services revenue to be flat fee driven based on the number of users on the network and not on the amount of hourly usage. Intelispan expects this shift to help reduce monthly fluctuations based on the number of workdays in a month and any seasonal fluctuations. Intelispan expects the fees that it receives for consulting and implementation services to continue to fluctuate monthly as a result of the inconsistent workflow of consulting engagements. With the development of Intelispan's managed network services product, Intelispan expects variations in consulting revenue to begin to level as a recurring fee model supplants its historical engagement-based revenue.

   Intelispan's operations have been almost entirely funded through equity and convertible debt financing. Intelispan has not had lines of credit or other credit facilities available to it. In January and February 2000, Intelispan completed equity financing that generated net proceeds to Intelispan of approximately $27.9 million, which Intelispan believes will satisfy its operating capital needs into June 2001 based upon its current anticipated business activities and provided that Intelispan meets its expected revenue targets. In June 2000, Intelispan secured $2 million of lease financing from Cisco Capital for use in acquiring Cisco network and other equipment. That lease financing agreement was increased to $3.5 million in October 2000. Currently, Intelispan has purchased approximately $1.5 million of assets under this agreement.

   Intelispan is changing substantially as a result of the equity funds raised in December 1999 and the first two months of 2000, and Intelispan believes that an analysis of its historical operating results is not necessarily meaningful. You should not rely on this information as a basis for predicting future performance.

Results of Operations

   The following table provides, for the periods shown, the percentage of total revenue represented by certain line items included in Intelispan's consolidated statements of operations.

                                                                Fiscal Year
                                                                   Ended
                                                               December 31,
                                                               ---------------
                                                                1999     2000
                                                               ------   ------
   Revenue....................................................  100.0%   100.0%
   Cost of sales..............................................  173.0    117.9
                                                               ------   ------
     Gross loss...............................................  (73.0)   (17.9)
   Operating expenses:
     Selling expenses.........................................  159.1     72.6
     General and administrative expenses......................  490.0    192.8
                                                               ------   ------
   Operating loss............................................. (722.1)  (283.2)
                                                               ------   ------
   Interest income (expense) and other, net...................  (69.8)    18.1
   Minority interest..........................................   11.1      2.4
   Net loss................................................... (780.8)% (262.7)%
                                                               ======   ======

  Results of Operations for Fiscal Years Ended December 31, 2000 and December 31, 1999

   Intelispan's total revenue increased 604.6% to approximately $5,242,000 for the fiscal year ended December 31, 2000, from approximately $744,000 for the fiscal year ended December 31, 1999. This revenue is primarily the result of two factors. First, Intelispan added a new business segment with the acquisition of Devise Associates, Inc. on June 30, 2000 and the development of a professional services offering, which generated revenue of approximately $2,885,000 for Intelispan's Managed Network Services business segment. Second, Intelispan grew its core revenue from virtual private network services and Internet services, its Virtual Private Network Services segment, by 213.8% from approximately $744,000 in 1999 to approximately $2,335,000 for 2000.

   During the fiscal year ended December 31, 2000, Intelispan's virtual private network business segment generated revenue from 25 customers and one reseller. The reseller, SunStar IP Communications, LLC, represented approximately 43.8% of Intelispan's total revenue with billings of approximately $1,036,000. Most of this revenue consisted of the resale of Internet services totaling approximately $979,000 with the remaining approximately $57,000 representing resold virtual private network services. PSI Technologies and four other customers represented approximately 13.9%, 7.5%, 7.1%, 6.6% and 5.3%, respectively, of Intelispan's total virtual private network services segment revenue.

   Intelispan's managed network services business segment generated revenue of approximately $2,885,000 with ten customers making up approximately $1,883,000 or about 65.2% of the revenue. Intelispan's customers Indemand and Sony made up 14.3% and 13.2%, respectively, of the Managed Network Services segment revenue. Approximately $1,038,000 or 35% of the revenue was derived from the resale of hardware and software in connection in network installations and maintenance. Consulting and implementation services accounted for approximately $1,328,000 or 51% of the revenue with the 14% balance from monitoring and management services.

   Intelispan's cost of sales for the fiscal year ended December 31, 2000 was approximately $6,180,000 compared to approximately $1,286,000 for the fiscal year ended December 31, 1999. The Virtual Private Network segment had a cost of sales of approximately $4,350,000 generating a negative gross margin of approximately $1,993,000 and a negative gross margin percentage of approximately 85%. For calendar year ended December 31, 1999, the $1,286,000 cost of sales related solely to Intelispan's virtual private network services business. Negative gross margin for 1999 was approximately $543,000 with a negative gross margin percentage of 73%. The increase in the cost of sales is primarily the result of building network infrastructure and a fully operational operations center. Intelispan built a redundantly meshed dual node backbone during 2000 that provides connectivity to multiple facilities carriers. Deploying this network increased Intelispan's ability to provide quality service and to accelerate customer installation. The approximate monthly cost of maintaining the network is $140,000 per month. This cost will increase only minimally as additional customers are installed and greater utilization of Intelispan's network occurs. Additionally, Intelispan incurs approximately $130,000 per month to staff and maintain its network operations center on a 24-hour, seven days a week basis. This cost will also increase only slightly as additional customers are installed. The variable cost of providing virtual private network services was approximately 80% in 2000. This percentage should decrease dramatically in 2001 and the following years as Intelispan renegotiates its supplier agreements and migrate its traffic to a lower cost provider. Intelispan's ultimate goal is to reduce its variable cost percentage from 80% to 50%. The cost savings should begin to materialize in the first quarter of 2001.

   For Intelispan's managed network services segment, its cost of sales was approximately $1,830,000 for the year ended December 31, 2000. This cost consists primarily of the salary and benefits of consultants and operations personnel and the cost of hardware and software sold to customers. During 2000, the sale of hardware and software returned an average margin of 14%. The remaining revenue from the managed network services segment earned a margin of approximately 49%. This margin percentage should increase in the future as Intelispan increases its managed services customer base. For this service Intelispan operates a full time network-operating center, which is capable of handling numerous additional customers without increasing the staff, and thus will generate increased margin on Intelispan's fixed cost base. For 2001 and future years, Intelispan hopes to transition the product mix from hardware/software sales and consulting services to network monitoring and helpdesk services with greater margins due to their fixed cost structure and scalability.

   Operating expenses increased 188% to approximately $13,907,000 for the fiscal year ended December 31, 2000 from approximately $4,827,000 for the fiscal year ended December 31, 1999. Payroll and related expenses represented $7,909,000 of this amount. Marketing expenses totaled approximately $1,193,000 and professional fees were approximately $1,159,000. Basic general and administrative expenses, including amortization and depreciation, accounted for the remaining $3,649,000.

   Capital expenditures for the fiscal year ended December 31, 2000 were approximately $3,466,000. Network equipment purchases accounted for approximately $916,000; computer equipment purchases amounted to approximately $1,259,000; and software purchases were approximately $746,000. Office equipment, furniture and fixtures, leasehold improvements, and intangibles make up the remaining approximately $545,000.

With a majority of Intelispan's network build-out completed and back-office systems in place, Intelispan should not need to spend as much on capital expenditures in 2001 as it did in 2000 provided it does not experience exponential growth and/or venture into a new product offering not currently supportable by its existing network platform. Of the approximately $3,466,000 of capital dollars spent, approximately $176,000 was spent in support of the managed network services segment, with the balance spent to support and deliver the virtual private network service products.

   Intelispan's net loss increased to approximately $13,771,000 for the fiscal year ended December 31, 2000 from approximately $5,807,000 for the fiscal year ended December 31, 1999. Intelispan's net loss per share decreased to $0.17 in 2000 from $0.28 in 1999. The decrease is mainly attributable to the significant increase in the weighted average number of shares outstanding, rising from 20,818,000 in 1999 to 81,948,000 in 2000.

Liquidity and Capital Resources

   As a result of the private placements completed in the first quarter of 2000, Intelispan's cash and cash equivalents balance as of December 31, 2000 was approximately $8,770,000. On December 31, 1999, Intelispan had cash and cash equivalents of approximately $9,632,000. Intelispan's cash flows used in operating activities was approximately $12,148,000 for the year ended December 31, 2000 compared to approximately $3,223,000 for the year ended December 31, 1999. This increase in use of cash is primarily the result of the additional expenses incurred to build out Intelispan's infrastructure and operate Intelispan's business as discussed above.

   Intelispan's cash flows used in investing activities was approximately $4,037,000 for the fiscal year ended December 31, 2000, an increase of $3,938,000 from the fiscal year ended December 31, 1999. The increase was the result of the acquisition of capital equipment. From a cash flow standpoint, the acquisition of Devise Associates, Inc. resulted in a decrease in Intelispan's cash position of approximately $570,000.

   For the fiscal year ended December 31, 2000, cash flows provided by financing activities were approximately $15,323,000 compared with approximately $12,926,000 for the fiscal year ended December 31, 1999. During the fiscal year ended December 31, 2000, Intelispan received approximately $15,549,000 from the private placement of units. During 1999, Intelispan received approximately $12,582,000 from the private payments of units and sale of common stock. Intelispan also made principal payments on notes payable in the amount of approximately $278,000 during 2000.

   Intelispan's working capital requirements for future periods depend upon numerous factors, including the timing of expenditures related to its network infrastructure, the rate at which Intelispan expands its staff, and its ability to meet revenue projections, among other items. While Intelispan cannot predict the timing and amount of its future expenditures, Intelispan believes that it has sufficient cash on hand to fund its current operations in to the third quarter of 2001, provided that Intelispan meets its expected revenue targets. To help conserve capital, Intelispan intends to lease as much equipment as possible if the rates are commercially reasonable.

   Beyond the second quarter of 2001, Intelispan may require additional financings, which may come from future equity or debt offerings that could result in further dilution to Intelispan's shareholders. Adequate capital may not be available at that time and the lack of such capital could adversely affect Intelispan's business. In the event Intelispan's ability to obtain future capital looks doubtful, Intelispan will exercise prudent business practices and curtail excess spending to maximize its remaining resources.

Acquisition of Devise

   On June 30, 2000, Intelispan completed the purchase of all of the outstanding common stock of Devise Associates, Inc., a provider of managed network services. The stockholders of Devise received approximately 3.0 million shares of Intelispan common stock and cash consideration of $400,000. Excess purchase price over fair value of net assets acquired of approximately $7.8 million has been recorded as goodwill and is being amortized on a straight-line basis over ten years. This transaction has been accounted for as a purchase.

   During November 2000, William D. Ward, the principal executive officer and stockholder of Devise prior to its acquisition, resigned from his position with Intelispan. During January 2001, Intelispan agreed with Mr. Ward to register for resale all of the shares of Intelispan common stock that Mr. Ward received in the acquisition of Devise. Mr. Ward has agreed to lock-up certain amounts of his shares, portions of which will be released during consecutive three-month periods through September 2001. To the extent that Mr. Ward does not realize certain minimum amounts from the sale of those shares of common stock, Intelispan has agreed to pay Mr. Ward any shortfall against those minimums. In exchange for the registration of his shares of common stock and Intelispan's agreement to keep the registration effective through January 2002, Mr. Ward released Intelispan from any liability associated with his termination of employment with Intelispan and Intelispan's acquisition of Devise.

Recent Accounting Pronouncements

   The FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, in June 1998, SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of the FASB Statement No. 133, in June 1999 and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities -- an amendment of FASB Statement No. 133, in June 2000. SFAS No. 133 establishes accounting and reporting standards for derivatives and hedging. It requires that all derivatives be recognized as either assets or liabilities at fair value and establishes specific criteria for the use of hedge accounting. SFAS No. 137 defers the effective date of the SFAS No. 133 by one year to fiscal years beginning after June 15, 2000. SFAS No. 138 amends the accounting and reporting standards of the SFAS No. 133 for certain derivative instruments and certain hedging activities. Intelispan's required adoption date was January 1, 2001. Upon adoption of the three statements, Intelispan expects no material impact to its results of operations or financial position.

           INTELISPAN'S CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

   During October 2000, Intelispan dismissed KPMG LLP as independent accountants. Intelispan's board of directors approved the decision to change accountants.

   The audit report of KPMG on Intelispan's consolidated balance sheet as of December 31, 1999 and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended, did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. The audit report of KPMG on Intelispan's consolidated balance sheet as of December 31, 1998 and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended was modified and contained an explanatory paragraph regarding Intelispan's ability to continue as a going concern. During the two most recent fiscal years and the interim periods subsequent to December 31, 1999 through October 16, 2000, there were no disagreements between Intelispan and KPMG as to any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which such disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports on the financial statements for such periods.

   During the two most recent fiscal years and the interim periods subsequent to December 31, 1999 through October 16, 2000, there have been no reportable events.

   During October 2000, Intelispan engaged Arthur Andersen LLP as independent accountants. Intelispan's board of directors approved the engagement of Arthur Andersen LLP. Intelispan has not consulted Arthur Andersen LLP prior to its engagement regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on Intelispan's financial statements or any matter that was either the subject of disagreement or a reportable event.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                      OWNERS AND MANAGEMENT OF INTELISPAN

   Holders of record of Intelispan common stock at the close of business on the record date are entitled to notice of and to vote at the special meeting and
any adjournment of that meeting. As of the record date, there were [   ] shares
of Intelispan common stock issued and outstanding and no shares of Intelispan preferred stock issued and outstanding. Each share of Intelispan common stock is entitled to one vote on each matter submitted for shareholder action.

   The following table sets forth certain information regarding the shares of Intelispan common stock beneficially owned as of the record date by each of Intelispan's directors and executive officers, all of Intelispan's directors and executive officers as a group, and each person known by Intelispan to be the beneficial owner of more than 5% of Intelispan common stock.

                                                Shares of Intelispan
                                                    Common Stock
                                                    Beneficially
Name of Beneficial Owner(1):                          Owned(1)       Percent(2)
----------------------------                    -------------------- ----------
Directors and Executive Officers:
  Maurice J. Gallagher, Jr.....................       7,546,876(3)       6.8%
  Travis L. Provow.............................       2,362,083(4)       2.1%
  Peter A. Nelson..............................       4,785,689(5)       4.3%
  Scot A. Brands...............................         316,667(6)         *
  James D. Shook...............................         397,039(7)         *
  M. Ponder Harrison...........................         604,168(8)         *
  Michael S. Falk..............................      21,547,320(9)      19.5%
  Philip R. Ladouceur..........................         438,799(10)        *
  Directors and executive officers as a group
   (8 persons).................................      37,951,765         33.6%
5% Shareholders:
  ComVest Capital Management, LLC(9)...........       9,441,667(9)       8.5%
  Commonwealth Associates, L.P.(9).............       7,975,862(9)       7.2%

--------
 *    Less than 1%
 (1) Except as indicated, and subject to community property laws when applicable, each director and executive officer named in the table above has sole voting and investment power with respect to all shares of Intelispan common stock shown as beneficially owned by them. Except as otherwise indicated, each director or executive officer may be reached through Intelispan's offices at 1720 Windward Concourse, Suite 100, Alpharetta, Georgia, 30005.
 (2) The percentages shown are calculated based upon 110,873,196 shares of Intelispan common stock outstanding on the record date. The numbers and percentages shown include the shares of Intelispan common stock actually owned as of the record date and the shares of Intelispan common stock that the person or group had the right to acquire within 60 days of the record date. In calculating the percentage of ownership, all shares of Intelispan common stock that the identified person or group had the right to acquire within 60 days of the record date upon the exercise of options and warrants of Intelispan are deemed to be outstanding for the purpose of computing the percentage of the shares of Intelispan common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Intelispan common stock owned by any other person.
 (3) Amounts listed for Mr. Gallagher include (a) 4,312,501 shares of Intelispan common stock held by Gallagher Corporation, (b) 1,437,501 shares of Intelispan common stock held by Gallagher Family Investments LP and (c) 46,875 shares of Intelispan common stock issuable upon exercise of Intelispan stock options. Mr. Gallagher is a control person of both of these entities. Amounts listed for Gallagher Corporation and Gallagher Family Investments LP do not include shares beneficially owned individually by Mr. Gallagher.
 (4) Includes 1,365,417 shares of Intelispan common stock issuable upon exercise of Intelispan stock options.
 (5) Includes 156,250 shares of Intelispan common stock issuable upon exercise of stock options. Excludes 118,000 shares of Intelispan common stock owned by CyberTrust 2000, Kurt Kittleson trustee, dated May 22, 1998, an irrevocable trust for the benefit of Mr. Nelson's children. Mr. Kittleson has the full power to vote and exercise investment power with respect to the shares of the trust.
 (6) Includes 125,000 shares of Intelispan common stock issuable upon exercise of Intelispan stock options.
 (7) Includes 384,531 shares of Intelispan common stock issuable upon exercise of Intelispan stock options.
 (8) Includes 125,000 shares of Intelispan common stock issuable upon exercise of Intelispan stock options.
 (9) Mr. Falk, Commonwealth Associates, L.P., and ComVest Capital Management, LLC are affiliates. Mr. Falk is also a control person of ComVest. Mr. Falk, ComVest, and Commonwealth have shared voting and dispositive power with respect to the shares held by ComVest and Commonwealth. The address of Commonwealth and ComVest is 830 Third Avenue, Fourth Floor, New York, New York 10022. In addition to the amounts held by Commonwealth, Mr. Falk's individual ownership, for which Mr. Falk has sole voting and dispositive power, includes 4,096,937 shares of Intelispan common stock and such amount is not included in the beneficial ownership of Commonwealth or ComVest. Amounts individually owned by Mr. Falk include 47,918 shares of Intelispan common stock that are held in trust for the benefit of Mr. Falk's children.
(10) Amounts listed for Mr. Ladouceur include (a) 95,834 shares of Intelispan common stock held by Ann Ladouceur, Mr. Ladouceur's wife, (b) 191,667 shares of Intelispan common stock held by Mardale Investments Ltd., of which Mr. Ladouceur is a control person, and (c) 46,875 shares of Intelispan common stock issuable upon exercise of stock options. Amounts listed for Ms. Ladouceur and Mardale Investments Ltd. do not include shares beneficially owned individually by Mr. Ladouceur.

          McLEODUSA CAPITAL STOCK AND COMPARISON OF STOCKHOLDER RIGHTS

   If the merger is completed, shares of Intelispan common stock will be converted into shares of McLeodUSA Class A common stock. As a result, Intelispan shareholders, whose rights are currently governed by the Washington Business Corporation Act, the Intelispan articles of incorporation and bylaws, will become McLeodUSA stockholders, whose rights are governed by the Delaware General Corporation Law, the McLeodUSA certificate of incorporation and bylaws.

   The following is a description of the capital stock of McLeodUSA, including the McLeodUSA Class A common stock to be issued in the merger, and a summary of the material differences between the rights of Intelispan shareholders and McLeodUSA stockholders. These differences arise from the differences between the Washington Business Corporation Act and the Delaware General Corporation Law, as well as the Intelispan articles of incorporation and bylaws and the McLeodUSA certificate of incorporation and bylaws. Although it is impractical to compare all of the aspects in which the state corporate laws and the companies' governing instruments differ with respect to stockholders' rights, the following discussion summarizes the significant differences between them.

DESCRIPTION OF McLEODUSA CAPITAL STOCK

   The following summary description of the capital stock of McLeodUSA is based on the provisions of the McLeodUSA certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law. For information on how to obtain copies of the McLeodUSA certificate of incorporation and bylaws, see "Where You Can Find More Information."

Authorized and Outstanding Capital Stock of McLeodUSA

   Under the McLeodUSA certificate of incorporation, McLeodUSA has authority to issue 2,034,000,000 shares of capital stock, consisting of 2,000,000,000 shares of McLeodUSA Class A common stock, par value $.01 per share; 22,000,000 shares of Class B common stock, par value $.01 per share; 2,000,000 shares of serial preferred stock, par value $.01 per share; and 10,000,000 shares of Class II serial preferred stock, par value $.001 per share. As of April 3, 2001, 612,000,479 shares of McLeodUSA Class A common stock, no shares of McLeodUSA Class B common stock, 1,149,398 shares of 6.75% Series A cumulative convertible preferred stock, par value $.01 per share, 275,000 shares of Series B cumulative convertible preferred stock, par value $.01 per share, 125,000 shares of Series C convertible preferred stock, par value $.01 per share, and no shares of Class II serial preferred stock, par value $.001 per share, were issued and outstanding.

   The rights of the holders of McLeodUSA Class A common stock, Class B common stock, Series A preferred stock, Series B preferred stock and Series C preferred stock discussed below are subject to any rights that the McLeodUSA board of directors may confer on holders of McLeodUSA preferred stock and Class II preferred stock that may be issued in the future. These rights may adversely affect the rights of the holders of any or all of these classes and series of McLeodUSA securities.

McLeodUSA Class A Common Stock

   Voting Rights. Each holder of McLeodUSA Class A common stock is entitled to attend all special and annual meetings of the stockholders of McLeodUSA and, together with the holders of shares of McLeodUSA Class B common stock and the holders of all other classes of stock entitled to attend and vote at such meetings, to vote upon any matter, including, without limitation, the election of directors, properly considered and acted upon by the stockholders of McLeodUSA. Holders of McLeodUSA Class A common stock are entitled to one vote per share.

   Liquidation Rights. In the event of any dissolution, liquidation or winding up of McLeodUSA, whether voluntary or involuntary, the holders of McLeodUSA Class A common stock, the holders of McLeodUSA

Class B common stock and holders of any class or series of stock entitled to participate with the McLeodUSA Class A and Class B common stock, will become entitled to participate in the distribution of any assets of McLeodUSA remaining after McLeodUSA has paid, or provided for payment of, all debts and liabilities of McLeodUSA and after McLeodUSA has paid, or set aside for payment, to the holders of any class of stock having preference over the McLeodUSA Class A common stock and McLeodUSA Class B common stock in the event of dissolution, liquidation or winding up the full preferential amounts, if any, to which they are entitled.

   Dividends. Subject to the rights of the holders of McLeodUSA preferred stock and McLeodUSA Class II preferred stock, dividends may be paid on the McLeodUSA Class A common stock, the McLeodUSA Class B common stock and on any class or series of stock entitled to participate with the McLeodUSA Class A and Class B common stock when and as declared by the McLeodUSA board of directors.

   No Preemptive or Conversion Rights. The holders of McLeodUSA Class A common stock have no preemptive or subscription rights to purchase additional securities issued by McLeodUSA nor any rights to convert their McLeodUSA Class A common stock into other securities of McLeodUSA or to have their shares redeemed by McLeodUSA.

McLeodUSA Class B Common Stock

   Voting Rights. Each holder of McLeodUSA Class B common stock is entitled to attend all special and annual meetings of the stockholders of McLeodUSA and, together with the holders of shares of McLeodUSA Class A common stock and the holders of all other classes of stock entitled to attend and vote at such meetings, to vote upon any matter, including, without limitation, the election of directors, properly considered and acted upon by the stockholders of McLeodUSA. Holders of McLeodUSA Class B common stock are entitled to .40 vote per share.

   Liquidation Rights. In the event of any dissolution, liquidation or winding up of McLeodUSA, whether voluntary or involuntary, the holders of McLeodUSA Class B common stock, the holders of McLeodUSA Class A common stock and the holders of any class or series of stock entitled to participate with the McLeodUSA Class B and Class A common stock, will become entitled to participate in the distribution of any assets of McLeodUSA remaining after McLeodUSA has paid, or provided for payment of, all debts and liabilities of McLeodUSA and after McLeodUSA has paid, or set aside for payment, to the holders of any class of stock having preference over the McLeodUSA Class B common stock and McLeodUSA Class A common stock in the event of dissolution, liquidation or winding up the full preferential amounts, if any, to which they are entitled.

   Dividends. Subject to the rights of the holders of McLeodUSA preferred stock and McLeodUSA Class II preferred stock, dividends may be paid on the McLeodUSA Class B common stock, the McLeodUSA Class A common stock and on any class or series of stock entitled to participate with the McLeodUSA Class B and Class A common stock when and as declared by the McLeodUSA board of directors.

   Conversion into McLeodUSA Class A Common Stock; No Other Preemptive or Conversion Rights. The shares of McLeodUSA Class B common stock may be converted at any time at the option of the holder into fully paid and nonassessable shares of McLeodUSA Class A common stock at the rate of one share of McLeodUSA Class A common stock for each share of McLeodUSA Class B common stock, as adjusted for any stock split. Except for this conversion right, the holders of McLeodUSA Class B common stock have no preemptive or subscription rights to purchase additional securities issued by McLeodUSA nor any rights to convert their McLeodUSA Class B common stock into other securities of McLeodUSA or to have their shares redeemed by McLeodUSA.

McLeodUSA Preferred Stock

   The McLeodUSA certificate of incorporation authorizes the McLeodUSA board of directors, from time to time and without further stockholder action, to provide for the issuance of up to 2,000,000 shares of McLeodUSA preferred stock, in one or more series, and to fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As of April 3, 2001, 1,149,398 shares of Series A preferred stock, 275,000 shares of Series B preferred stock, and 125,000 shares of Series C preferred stock, were issued and outstanding. Because of its broad discretion to create and issue McLeodUSA preferred stock and Class II preferred stock without stockholder approval, the McLeodUSA board of directors could adversely affect the voting power of the holders of McLeodUSA Class A common stock and, by issuing shares of McLeodUSA preferred stock and Class II preferred stock with preferential voting, conversion or redemption rights, could discourage any attempt to obtain control of McLeodUSA.

McLeodUSA Series A Preferred Stock

   Ranking. The Series A preferred stock, with respect to dividend rights and rights on liquidation, dissolution or winding-up, ranks:

  .  junior to all McLeodUSA debt obligations

  . junior to "Senior Stock," which is each class of McLeodUSA capital stock or series of preferred stock or Class II preferred stock established after the Series A preferred stock by the McLeodUSA board of directors that has terms which expressly provide that such class or series will rank senior to the Series A preferred stock

  . on a parity with "Parity Stock," which is each class of capital stock or series of preferred stock or Class II preferred stock established after the Series A preferred stock by the McLeodUSA board of directors that has terms which expressly provide that such class or series will rank on a parity with the Series A preferred stock (and which includes the Series B preferred stock and Series C preferred stock, as described below)

  . senior to "Junior Stock," which is all classes of McLeodUSA common stock, including McLeodUSA Class A common stock and Class B common stock, and any other class of McLeodUSA capital stock established after the Series A preferred stock by the McLeodUSA board of directors whose terms do not expressly provide that such class or series ranks senior to, or on a parity with, the Series A preferred stock

   Voting Rights. The holders of Series A preferred stock, except as otherwise required under Delaware law or as provided in the Series A preferred stock certificate of designations, are not entitled to vote on any matter required or permitted to be voted upon by the McLeodUSA stockholders. If the Series A preferred stock does vote, each outstanding share of Series A preferred stock has one vote, excluding shares of Series A preferred stock held by McLeodUSA or any entity controlled by McLeodUSA, which shares have no votes. The Series A preferred stock certificate of designations provides that if dividends on the Series A preferred stock are in arrears and unpaid for six or more dividend periods, whether or not consecutive, then the holders of the outstanding shares of Series A preferred stock will be entitled to elect to serve on the McLeodUSA board of directors the lesser of (1) two additional members to the McLeodUSA board of directors or (2) that number of directors constituting at least 25% of the members of the McLeodUSA board of directors, and the number of members of the McLeodUSA board of directors will be immediately and automatically increased by that number. These voting rights will continue until all dividends in arrears on the Series A preferred stock are paid in full, at which time the term of any directors elected according to the provisions of this paragraph (subject to the right of holders of any other preferred stock to elect these directors) shall terminate and the number of directors constituting the McLeodUSA board of directors will be immediately and automatically decreased by that number (until the occurrence of any such subsequent event). While any shares of Series A preferred stock are outstanding, McLeodUSA may not authorize, create or increase the authorized amount of any class or series of Senior Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding-up without the consent of the holders of at least two-thirds of the outstanding shares of Series A preferred stock. McLeodUSA may, however, without the consent of any holder of Series A preferred stock, create additional classes of capital stock or issue series of Parity Stock or Junior Stock.

   Liquidation Preference. Upon the voluntary or involuntary liquidation, dissolution or winding-up of McLeodUSA, and subject to the rights of the creditors of McLeodUSA and holders of Senior Stock and Parity Stock, each holder of Series A preferred stock will be entitled to be paid, out of the assets of McLeodUSA available for distribution to stockholders, an amount equal to the liquidation preference of $250 per share of Series A preferred stock held by the holder, plus accumulated and unpaid dividends on the Series A preferred stock to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last dividend payment date to the date fixed for liquidation, dissolution or winding-up) before any distribution is made on any Junior Stock, including McLeodUSA Class A common stock.

   Dividends. Subject to the rights of any holders of Senior Stock and Parity Stock, holders of shares of Series A preferred stock will be entitled to receive, when, as and if declared by the McLeodUSA board of directors out of funds of McLeodUSA legally available for payment, cumulative dividends at the annual rate of 6.75% per share on the liquidation preference of $250 per share of Series A preferred stock (equivalent to $16.875 per share annually). Dividends on the Series A preferred stock are payable quarterly and accrue from the most recent date as to which dividends have been paid. Any dividend on the Series A preferred stock shall be, at the option of McLeodUSA, payable (1) in cash or (2) through the issuance of shares of McLeodUSA Class A common stock.

   Conversion into McLeodUSA Class A Common Stock; No Other Preemptive or Conversion Rights. Shares of Series A preferred stock are convertible, in whole or in part, at any time, at the option of the holders of the Series A preferred stock, into shares of McLeodUSA Class A common stock at the conversion price of $9.69 per share, subject to adjustment upon the happening of various events. This amount is referred to herein as the Conversion Price. McLeodUSA has the option to convert all of the shares of Series A preferred stock into shares of McLeodUSA Class A common stock at the Conversion Price if, on or after August 15, 2002, the closing price of McLeodUSA Class A common stock has equaled or exceeded 135% of the Conversion Price for at least 20 out of 30 consecutive days on which The Nasdaq National Market is open for the transaction of business. Except for this conversion right, the holders of the Series A preferred stock have no preemptive or preferential right to purchase or subscribe to stock, obligations, warrants or any other securities of any class of McLeodUSA.

   Provisional Redemption. McLeodUSA may redeem Series A preferred stock at a redemption price of 104.5% of the liquidation preference, plus accumulated and unpaid dividends, if any, to the redemption date, on or after August 15, 2001, but prior to August 15, 2002, if the closing price of McLeodUSA Class A common stock equals or exceeds 150% of the Conversion Price for at least 20 trading days within any 30 trading day period. This type of redemption is called a Provisional Redemption. If McLeodUSA undertakes a Provisional Redemption, the holders of shares of Series A preferred stock that are called for redemption also will receive a payment (referred to as the "additional payment") in an amount equal to the present value of the aggregate value of the dividends that would thereafter have been payable on the Series A preferred stock (whether or not such dividends have been declared) for the period from the date of the Provisional Redemption to August 15, 2002. McLeodUSA may effect any Provisional Redemption, in whole or in part, at its option, by payment of the redemption price, including any additional payment, in cash, through delivery of shares of McLeodUSA Class A common stock or a combination thereof, subject to applicable law.

   Optional Redemption. Except under the foregoing circumstances for a Provisional Redemption, and except under certain circumstances set forth in the McLeodUSA certificate of incorporation (as set forth below), McLeodUSA may not redeem the Series A preferred stock prior to August 15, 2002. Thereafter, each share of the Series A preferred stock may be redeemed, at the option of McLeodUSA, in whole or in part, at any time or from time to time at the following redemption prices, plus accumulated and unpaid dividends, if any, to the date fixed for redemption, payable in cash. This type of redemption is referred to herein as an Optional Redemption. If redeemed during the 12-month period commencing on August 15 (or, if such date is not a date on which The Nasdaq National Market is open for business, then on the next day The Nasdaq National Market is open for business) of the years set forth below, the Optional Redemption prices, expressed as a percentage of the liquidation preference per share, shall be:

                                                    Period
                                                  Redemption
   Year                                             Price
   ----                                           ----------
   2002..........................................  103.3750%
   2003..........................................  102.2500%
   2004..........................................  101.1250%
   2005 and thereafter...........................  100.0000%

   Notwithstanding any of the foregoing provisions relating to a Provisional Redemption or an Optional Redemption, the McLeodUSA certificate of incorporation provides that McLeodUSA may redeem shares of any class of its capital stock (including the Series A preferred stock) to the extent necessary to prevent the loss or secure the reinstatement of any license, operating authority or franchise from any governmental agency. Any redemption of shares of Series A preferred stock under such circumstances will be at the price, and on the other terms and conditions, specified in the McLeodUSA certificate of incorporation. These provisions are described below under "--Certain Charter and Statutory Provisions--Mandatory Redemption."

McLeodUSA Series B and Series C Preferred Stock

   Ranking. The Series B preferred stock and Series C preferred stock, with respect to dividend rights and rights on liquidation, dissolution or winding-up, ranks:

  .  junior to all McLeodUSA debt obligations

  . junior to "Senior Stock," which is each class of McLeodUSA capital stock or series of preferred stock or Class II preferred stock established after the Series B preferred stock and Series C preferred stock by the McLeodUSA board of directors that has terms which expressly provide that the class or series will rank senior to the Series B preferred stock and Series C preferred stock

  . on a parity with "Parity Stock," which is the Series A preferred stock and each class of capital stock or series of preferred stock or Class II preferred stock established after the Series B preferred stock and Series C preferred stock by the McLeodUSA board of directors that has terms which expressly provide that the class or series will rank on a parity with the Series B preferred stock and Series C preferred stock

  . senior to "Junior Stock," which is all classes of McLeodUSA common stock, including McLeodUSA Class A common stock and Class B common stock, and any other class of McLeodUSA capital stock established after the Series B preferred stock and Series C preferred stock by the McLeodUSA board of directors whose terms do not expressly provide that such class or series ranks senior to, or on a parity with, the Series B preferred stock and Series C preferred stock

   Voting Rights. The holders of Series B preferred stock, except as otherwise required under Delaware law or as provided in the Series B preferred stock certificate of designations, are not entitled to vote on any matter required or permitted to be voted upon by the McLeodUSA stockholders other than, voting separately as a series, to designate and elect two directors to the McLeodUSA board of directors. However:

  (1) the entitlement of the holders of Series B preferred stock to designate two directors for election to the McLeodUSA board of directors, and the exclusive right of the holders of Series B preferred stock to vote, separately as a series, for the election of such designees to the McLeodUSA board of directors, shall cease immediately upon less than 110,000 shares of Series B preferred stock being outstanding, and the holders of the outstanding shares of the Series B preferred stock shall be entitled to designate one director for election to the McLeodUSA board of directors and, voting separately as a series, shall have the exclusive right to vote for the election of such designee to the McLeodUSA board of directors, and to designate one non-voting board observer, for as long as, and only for so long as, less than 110,000 shares of Series B preferred stock but more than 55,000 shares of Series B preferred stock remain outstanding;

  (2) the entitlement of the holders of outstanding shares of Series B preferred stock to designate one director for election to the McLeodUSA board of directors, and the exclusive right of the holders of outstanding shares of Series B preferred stock to vote separately as a series for the election of such designee to the McLeodUSA board of directors, and the exclusive right of the holders of outstanding shares of Series B preferred stock to designate one non-voting board observer, and the rights of such non-voting board observer, shall cease immediately upon 55,000 or fewer shares of Series B preferred stock being outstanding, and the holders of the outstanding shares of Series B preferred stock shall be entitled to designate two non-voting board observers for as long as, and only for as long as, 55,000 or fewer (but at least one) shares of Series B Preferred Stock remain outstanding; and

  (3) immediately upon no shares of Series B preferred stock being outstanding, the entitlement of the holders of Series B preferred stock to designate two non-voting board observers, and the rights of such board observers, shall cease.

   In exercising any such votes, each outstanding share of Series B preferred stock has one vote.

   The holders of Series C preferred stock, except as otherwise required under Delaware law or as provided in the Series C preferred stock certificate of designations, are not entitled to vote on any matter required or permitted to be voted upon by the McLeodUSA stockholders other than, voting separately as a series, to designate and elect one non-voting board observer to the McLeodUSA board of directors for so long as any shares of Series C preferred stock remain issued and outstanding.

   In addition, the Series B preferred stock certificate of designations provides that if dividends on the Series B preferred stock are in arrears and unpaid for six or more dividend periods (whether or not consecutive) or McLeodUSA has failed to discharge a redemption obligation as required under the Series B preferred stock certificate of designations, then the holders of the outstanding shares of Series B preferred stock will be entitled to elect one additional director to serve on the McLeodUSA board of directors, and the number of members of the McLeodUSA board of directors will be immediately and automatically increased by this number. These voting rights will continue until either all dividends in arrears on the Series B preferred stock are paid in full or the redemption obligation is fulfilled, as the case may be, at which time the term of the director elected according to the provisions of this paragraph shall terminate and the number of directors constituting the McLeodUSA board of directors will be immediately and automatically decreased by one (until the occurrence of any such subsequent event).

   Similarly, the Series C preferred stock certificate of designations provides that if McLeodUSA has failed to discharge a redemption obligation as required under the Series C preferred stock certificate of designations then the holders of the outstanding shares of Series C preferred stock will be entitled to elect one additional director to serve on the McLeodUSA board of directors, and the number of members of the McLeodUSA board of directors will be immediately and automatically increased by this number. These voting rights of the Series C preferred stock will continue until such time as such redemption obligation is fulfilled at which time the term of the director elected according to the provisions of this paragraph shall terminate and the number of directors constituting the McLeodUSA board of directors will be immediately and automatically decreased by one (until the occurrence of any such subsequent event).

   The Series B preferred stock certificate of designations also provides that without the consent of a majority of the outstanding shares of the Series B preferred stock, McLeodUSA may not amend, alter or repeal any provision of its certificate of incorporation or the Series B certificate of designations so as to adversely affect the preferences, rights or powers of the Series B preferred stock or to authorize the issuance of, or to issue any, additional shares of Series B preferred stock, provided that any amendment to change the dividend or the liquidation preference of the Series B preferred stock will require the written consent of the holders of two-thirds of the outstanding shares of Series B preferred stock. The Series B preferred stock certificate of designations also provides that the consent of a majority of the outstanding shares of Series B preferred stock is required for McLeodUSA to create, authorize or issue any Senior Securities. The Series C preferred stock certificate of designations provides for similar voting rights with respect to the Series C preferred stock.

   Liquidation Preference. Upon the voluntary or involuntary liquidation, dissolution or winding-up of McLeodUSA, and subject to the rights of the creditors of McLeodUSA and holders of Senior Stock and Parity Stock, the holders of the Series B preferred stock and Series C preferred stock taken together will be entitled to be paid, out of the assets of McLeodUSA available for distribution to stockholders, an amount equal to the greater of (1) the liquidation preference of $2,500 per share of Series B preferred stock and Series C preferred stock, plus accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last dividend payment date to the date fixed for liquidation, dissolution or winding-up) or (2) the aggregate amount that would have been received with respect to the shares of Series B preferred stock and Series C preferred stock if these shares had been converted to McLeodUSA Class A common stock immediately prior to the liquidation, dissolution or winding-up, before any distribution is made on any Junior Stock, including McLeodUSA Class A common stock. If, upon any liquidation, dissolution or winding-up, the assets or proceeds of McLeodUSA, shall be insufficient to pay in full the amounts under clause (1) of the preceding sentence and liquidating payments on all Parity Securities, then the assets or proceeds, shall (A) be distributed among the shares of Series B preferred stock and Series C preferred stock taken together and all other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares and any other Parity Securities if all amounts payable thereon were paid in full and (B) the amount distributable under clause
(A) to the Series B preferred stock and Series C preferred stock taken together, shall be distributed to the holders of the Series B preferred stock and Series C preferred stock according to the formulas specified in the Series B preferred stock certificate of designations and Series C preferred stock certificate of designations.

   Dividends. Subject to the rights of any holders of Senior Stock and Parity Stock, holders of shares of Series B preferred stock will be entitled to receive, when, as and if declared by the McLeodUSA board of directors out of funds of McLeodUSA legally available for payment, cumulative dividends at the annual rate of $127.273 per share. Dividends on the Series B preferred stock are payable quarterly and accrue from the most recent date as to which dividends have been paid. Holders of shares of Series C preferred stock are not entitled to receive any dividends on their shares of Series C preferred stock. Notwithstanding the above, if at any time prior to September 15, 2004, McLeodUSA pays a dividend in cash or property other than in shares of capital stock on its Class A common stock then McLeodUSA must also declare and pay a dividend on the Series B preferred stock and Series C preferred stock in an amount equal to that which would have been paid if the Series B preferred stock and Series C preferred stock taken together had been converted into McLeodUSA Class A common stock on the date established as the record date with respect to such dividend on the McLeodUSA Class A common stock. The dividend shall be distributed to the holders of the Series B preferred stock and Series C preferred stock according to the formulas specified in the Series B preferred stock certificate of designations and Series C preferred stock certificate of designations.

   Conversion into McLeodUSA Class A Common Stock; No Other Preemptive or Conversion Rights. Shares of Series B preferred stock and Series C preferred stock are convertible, in whole or in part, at any time after September 15, 2004 or earlier under certain limited circumstances, at the option of the holders of the shares, into shares of McLeodUSA Class A common stock at the conversion price of $12.1667 per share, subject to adjustment upon the happening of various events; provided that upon the exercise by any holder of Series B preferred stock of this conversion option, a proportional amount, based on the percentage of each series of shares outstanding, of the Series C preferred stock shall automatically convert in accordance with the terms of the Series C preferred stock certificate of designations. Except for this conversion right, the holders of the Series B preferred stock and Series C preferred stock have no preemptive or preferential right to purchase or subscribe to stock, obligations, warrants or any other securities of any class of McLeodUSA.

   Optional Redemption. Except under certain circumstances set forth in the McLeodUSA certificate of incorporation (as set forth below), McLeodUSA may not redeem the Series B preferred stock and Series C preferred stock prior to September 15, 2006. Thereafter, each share of the Series B preferred stock and Series C preferred stock may be redeemed, at the option of McLeodUSA, in whole or in part, at any time or from time to time at a redemption price per share equal to the liquidation preference of that share, plus accumulated and unpaid dividends, if any, to the date fixed for redemption, payable in cash; provided that McLeodUSA shall only be entitled to redeem shares of the Series B Preferred Stock if shares of the Series C Preferred Stock are also redeemed on a proportional basis based on the percentage of each series of shares then outstanding. This type of redemption is referred to herein as an Optional Redemption.

   Notwithstanding any of the foregoing provisions relating to an Optional Redemption, the McLeodUSA certificate of incorporation provides that McLeodUSA may redeem shares of any class of its capital stock (including the Series B preferred stock and Series C preferred stock) to the extent necessary to prevent the loss or secure the reinstatement of any license, operating authority or franchise from any governmental agency. Any redemption of shares of Series B preferred stock and Series C preferred stock under such circumstances will be at the price, and on the other terms and conditions, specified in the McLeodUSA certificate of incorporation. These provisions are described below under "--Certain Charter and Statutory Provisions--Mandatory Redemption."

   Mandatory Redemption. To the extent McLeodUSA shall have funds legally available therefor, during the 180-day period commencing on September 15, 2009, the holders of the Series B preferred stock and Series C preferred stock shall have the right to cause McLeodUSA to redeem at any time in whole or from time to time in part outstanding shares of Series B preferred stock and Series C preferred stock, if any, at a redemption price per share in cash equal to the liquidation preference, plus accumulated and unpaid dividends, if any, without interest; provided that upon any election by holders of the Series B preferred stock to exercise this redemption right McLeodUSA shall be required to redeem a proportional amount of the Series C preferred stock.

McLeodUSA Class II Preferred Stock

   The McLeodUSA certificate of incorporation authorizes the McLeodUSA board of directors, from time to time and without further stockholder action, to provide for the issuance of up to 10,000,000 shares of McLeodUSA Class II preferred stock, in one or more series, and to fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As of March 31, 2001, no shares of Class II preferred stock are issued and outstanding. All shares of Class II preferred stock to be issued, from time to time, in one or more series, shall rank on a parity with the Series A preferred stock, Series B preferred stock and Series C preferred stock (the "Existing Preferred Stock") with respect to dividend rights and rights on liquidation, dissolution and winding up of McLeodUSA, except (1) where the terms of the series of Class II preferred stock may expressly provide that such series shall be junior to the Existing Preferred Stock and (2) subject to any required approval or consent of the holders of Existing Preferred Stock, the terms of any series of Class II preferred stock may expressly provide that it shall be senior to the Existing Preferred Stock. Because of its broad discretion to create and issue McLeodUSA preferred stock and Class II preferred stock without stockholder approval, the McLeodUSA board of directors could adversely affect the voting power of the holders of McLeodUSA Class A common stock and, by issuing shares of McLeodUSA preferred stock and Class II preferred stock with preferential voting, conversion or redemption rights, could discourage any attempt to obtain control of McLeodUSA.

STOCKHOLDERS' AGREEMENTS

   On March 10, 2000, McLeodUSA entered into a further amendment and restatement of a stockholders' agreement originally entered into on November 18, 1998 with several of its significant stockholders consisting of Alliant Energy Corporation and various of its affiliates, Clark and Mary McLeod, and Richard Lumpkin and various other parties related to Mr. Lumpkin.

   The further amended and restated November 1998 stockholders' agreement provides, among other things, that:

  . until December 31, 2001, the parties will not sell any equity securities of McLeodUSA, or any other securities convertible into or exchangeable for equity securities of McLeodUSA, without receiving the prior written consent of the McLeodUSA board of directors, except for transfers of the restricted securities specifically permitted by the agreement

  . to the extent the McLeodUSA board of directors approves a transfer of equity securities of McLeodUSA by a party, the other parties are automatically granted transfer rights

  . the McLeodUSA board of directors will determine on a quarterly basis the aggregate number, if any, of shares of Class A common stock, not to exceed in the aggregate 900,000 shares per quarter, that the parties may sell during designated trading periods following the release of the quarterly financial results of McLeodUSA

  . to the extent the McLeodUSA board of directors grants registration rights to a party in connection with a sale of securities of McLeodUSA by that party, it will grant similar registration rights to the other parties

  . the McLeodUSA board of directors will determine for 2001 the aggregate number, if any, of shares of Class A common stock, not to exceed in the aggregate on a per year basis a number of shares equal to 15% of the total number of shares of Class A common stock beneficially owned by the parties as of December 31, 1998, to be registered by McLeodUSA under the Securities Act for sale by the parties

  . in any underwritten offering of shares of Class A common stock, other than an offering on a registration statement on Form S-4 or Form S-8 or any other form which would not permit the inclusion of shares of Class A common stock owned by the parties, the McLeodUSA board of directors will determine the aggregate number, if any, of shares of Class A common stock, not to exceed on a per year basis a number of shares equal to 15% of the total number of shares of Class A common stock beneficially owned by the parties as of December 31, 1998, to be registered by McLeodUSA for sale by the parties in the offering

  . McLeodUSA may subsequently determine not to register any shares of the parties under the Securities Act and may either not file a registration statement or otherwise withdraw or abandon a registration statement previously filed

   Under the further amended and restated November 1998 stockholders' agreement, as amended, each party also agreed, until it owns less than 7,500,000 shares of Class A common stock, to vote its shares and take all action within its power to:

  . establish the size of the McLeodUSA board of directors at up to 14 directors

  . cause to be elected to the McLeodUSA board of directors one director designated by Alliant Energy for so long as it owns at least 7,500,000 shares of Class A common stock

  . cause to be elected to the McLeodUSA board of directors three directors who are executive officers of McLeodUSA designated by Clark McLeod for so long as Clark and Mary McLeod collectively own at least 7,500,000 shares of Class A common stock

  . cause Richard Lumpkin to be elected to the McLeodUSA board of directors for so long as Richard Lumpkin and various other parties related to Mr. Lumpkin collectively own at least 7,500,000 shares of Class A common stock

  . cause to be elected to the McLeodUSA board of directors up to nine non-employee directors nominated by the board

   The further amended and restated November 1998 stockholders' agreement terminates on December 31, 2001.

   On March 10, 2000, McLeodUSA also entered into a further amendment and restatement of a stockholders' agreement originally entered into on January 7, 1999 with the parties to the stockholders' agreement described above and M/C Investors L.L.C. and Media/Communications Partners III Limited Partnership in connection with the acquisition by McLeodUSA of Ovation Communications, Inc.

   The further amended and restated January 1999 stockholders' agreement provides that, until December 31, 2001, the M/C entities will not sell any equity securities of McLeodUSA, or any other securities convertible into or exchangeable for equity securities of McLeodUSA, received pursuant to McLeodUSA's acquisition of Ovation Communications, without receiving the prior written consent of the McLeodUSA board of directors, except for transfers of the restricted securities specifically permitted by the agreement. The further amended and restated January 1999 stockholders' agreement also contains various provisions intended to insure that the M/C entities and the parties to the further amended and restated November 1998 stockholders' agreement are treated on a basis generally similar to one another in connection with permitted sales and registration of securities of McLeodUSA under such agreements. In addition, for so long as the M/C entities own at least 7,500,000 shares of Class A common stock, the M/C entities have agreed to vote their shares in accordance with the voting agreement contained in the further amended and restated November 1998 stockholders' agreement, as amended, and the other parties have agreed to vote their shares to cause to be elected to the McLeodUSA board of directors one director designated by the M/C entities.

   The further amended and restated January 1999 stockholders' agreement terminates on December 31, 2001.

LIMITATION OF LIABILITY AND INDEMNIFICATION

   Limitations of Director Liability. Section 102(b)(7) of the Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. Although Section 102(b)(7) does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The McLeodUSA certificate of incorporation limits the liability of directors to McLeodUSA or its stockholders to the full extent permitted by Section 102(b)(7). Specifically, directors of McLeodUSA are not personally liable for monetary damages to McLeodUSA or its stockholders for breach of the director's fiduciary duty as a director, except for liability for:

  . any breach of the director's duty of loyalty to McLeodUSA or its stockholders

  . acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law

  . unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law

  . any transaction from which the director derived an improper personal benefit

   Indemnification. To the maximum extent permitted by law, the McLeodUSA bylaws provide for mandatory indemnification of directors and officers of McLeodUSA against any expense, liability or loss to which they may become subject, or which they may incur as a result of being or having been a director or officer of McLeodUSA. In addition, McLeodUSA must advance or reimburse directors and officers for expenses incurred by them in connection with indemnifiable claims. McLeodUSA also maintains directors' and officers' liability insurance.

CERTAIN CHARTER AND STATUTORY PROVISIONS

   Classified Board. The McLeodUSA certificate of incorporation provides for the division of the McLeodUSA board of directors into three classes of directors, serving staggered three-year terms. The McLeodUSA certificate of incorporation further provides that the approval of the holders of at least two-thirds of the shares entitled to vote on the certificate of incorporation and the approval of a majority of the entire McLeodUSA board of directors are necessary for the alteration, amendment or repeal of specific sections of the McLeodUSA certificate of incorporation relating to the election and classification of the McLeodUSA board of directors, limitation of director liability, indemnification and the vote requirements for these amendments to the McLeodUSA certificate of incorporation. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of McLeodUSA.

   Section 203 of the Delaware General Corporation Law. McLeodUSA is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly held Delaware corporation such as McLeodUSA from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

  . prior to that date, the corporation's board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder

  . upon consummation of the transaction that resulted in that person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by specified directors or specified employee stock plans or

  . on or after the date the stockholder became an interested stockholder, the business combination is approved by the corporation's board of directors and authorized by the affirmative vote, and not by written consent, of at least two-thirds of the outstanding voting stock of the corporation excluding that stock owned by the interested stockholder

   A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person, other than the corporation and any direct or indirect wholly-owned subsidiary of the corporation, who together with affiliates and associates, owns or, as an affiliate or associate, within three years prior, did own 15% or more of the corporation's outstanding voting stock.

   Section 203 expressly exempts from the requirements described above any business combination by a corporation with an interested stockholder who became an interested stockholder at a time when the section did not apply to the corporation. As permitted by the Delaware General Corporation Law, the original McLeodUSA certificate of incorporation provided that it would not be governed by Section 203. Several stockholders, including Clark and Mary McLeod and Alliant Energy Corporation, became interested stockholders within the meaning of Section 203 while that certificate of incorporation was in effect. Accordingly, future transactions between McLeodUSA and any of these stockholders will not be subject to the requirements of Section 203.

   Mandatory Redemption. The McLeodUSA certificate of incorporation empowers the McLeodUSA board of directors to redeem any of the McLeodUSA outstanding capital stock at a price determined by the McLeodUSA board of directors, which price will be at least equal to the lesser of:

  . fair market value, as determined in accordance with the McLeodUSA certificate of incorporation, or

  . in the case of a "Disqualified Holder," such holder's purchase price, if the stock was purchased within one year of such redemption,

to the extent necessary to prevent the loss or secure the reinstatement of any license, operating authority or franchise from any governmental agency. A "Disqualified Holder" is any holder of shares of stock of McLeodUSA whose holding of McLeodUSA stock may result in the loss of, or failure to secure the reinstatement of, any license or franchise from any governmental agency held by McLeodUSA or any of its subsidiaries to conduct any portion of the business of McLeodUSA or any of its subsidiaries. Under the Telecommunications Act of 1996, non-U.S. citizens or their representatives, foreign governments or their representatives, or corporations organized under the laws of a foreign country may not own, in the aggregate, more than 20% of a common carrier licensee or more than 25% of the parent of a common carrier licensee if the FCC determines that the public interest would be served by prohibiting this ownership.

   Unanimous Written Consent to Stockholder Action Without a Meeting. The McLeodUSA certificate of incorporation provides that no corporate stockholder action may be taken without a meeting of stockholders unless there is unanimous written consent of the McLeodUSA stockholders, except to the extent otherwise provided under the terms of any series of McLeodUSA preferred stock or Class II preferred stock.

TRANSFER AGENT AND REGISTRAR

   The transfer agent and registrar for the McLeodUSA Class A common stock is Wells Fargo Bank Minnesota, N.A.

COMPARISON OF McLEODUSA CLASS A COMMON STOCK AND INTELISPAN COMMON STOCK

   The rights of Intelispan shareholders are currently governed by the Washington Business Corporation Act, the Intelispan articles of incorporation and bylaws. In accordance with the merger agreement, at the effective time of the merger, each issued and outstanding share of Intelispan common stock will be converted into the right to receive a fraction of a share of McLeodUSA Class A common stock. Accordingly, upon completion of the merger, the rights of Intelispan shareholders who become stockholders of McLeodUSA will be governed by the Delaware General Corporation Law and the McLeodUSA certificate of incorporation and bylaws. The following is a summary of the material differences between the rights of Intelispan shareholders and the rights of McLeodUSA stockholders. This summary does not purport to be a complete discussion of and is qualified in its entirety by reference to the Intelispan articles of incorporation and bylaws, the McLeodUSA certificate of incorporation and bylaws, the Washington Business Corporation Act and the Delaware General Corporation Law. For additional information, see "Where You Can Find More Information."

Authorized Capital

   Intelispan. As of the record date, the authorized capital stock of Intelispan consisted of (1) 250,000,000 shares of Intelispan common stock, par
value $.0001 per share, of which [   ] shares were issued and outstanding and
(2) 10,000,000 shares of preferred stock, par value $.0001 per share, of which
[   ] shares were issued and outstanding.

   McLeodUSA. As of April 3, 2001, the authorized capital stock of McLeodUSA consisted of (1) 2,000,000,000 shares of McLeodUSA Class A common stock, of which 612,000,479 shares were issued and outstanding; (2) 22,000,000 shares of McLeodUSA Class B common stock, par value $.01 per share, of which no shares were issued and outstanding; (3) 2,000,000 shares of McLeodUSA serial preferred stock, par value $.01 per share, of which (a) 1,149,398 shares of 6.75% Series A cumulative convertible preferred stock, par value $.01 per share, (b) 275,000 shares of Series B cumulative convertible preferred stock, par value $.01 per share, and (c) 125,000 shares of Series C convertible preferred stock, par value $.01 per share, were issued and outstanding; and (4) 10,000,000 shares of Class II serial preferred stock, par value $.001 per share, of which no shares were issued and outstanding.

Board of Directors

   Intelispan. Under the Washington Business Corporation Act, the board of directors shall consist of one or more directors as specified in or fixed in accordance with the corporation's articles of incorporation or bylaws. The Intelispan articles of incorporation provide that the number of directors, qualifications, terms of office, manner of election, time and place of meetings and powers and duties of directors shall be prescribed in the Intelispan bylaws. The Intelispan bylaws provide that the number of directors of Intelispan shall not be less than one nor more than 15. The current number of Intelispan directors is five. The Washington Business Corporation Act permits a corporation to provide in its articles of incorporation for classification of the corporation's board of directors and for staggered terms. The Intelispan articles of incorporation do not provide for classification of the corporation's board of directors. Under the Washington Business Corporation Act, directors are elected at the annual meeting of shareholders by a plurality, unless otherwise provided in the corporation's articles of incorporation. The Intelispan articles of incorporation provide that the manner of election shall be prescribed in the Intelispan bylaws. The Intelispan bylaws provide that directors shall be elected at the annual meeting by the affirmative vote of a majority of the shares represented and entitled to vote on the election. The directors who are elected shall hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualified.

   The Washington Business Corporation Act provides that a quorum at any meeting of the board of directors consists of a majority of the total number of directors and that the affirmative vote of a majority of directors present at a meeting at which there is a quorum shall be the action of the board of directors unless the articles of incorporation or bylaws provide otherwise. The Intelispan bylaws provide that a quorum is a majority of the directors presently in office and that a majority of the directors present at any meeting at which a quorum is present is required to approve any action of the Intelispan board of directors, except for the appointment of committees by the Intelispan board of directors, which requires a majority of the full board of directors, and the filling of vacancies on the board of directors, which may be acted upon by a majority of the remaining directors, even if less than a quorum.

   McLeodUSA. The Delaware General Corporation Law permits the certificate of incorporation or the bylaws of the corporation to govern the number and terms of directors. The McLeodUSA certificate of incorporation provides that the number of directors will be specified in the McLeodUSA bylaws. Under the McLeodUSA bylaws, the number of McLeodUSA directors will be between three and 15, with the specific number determined by resolution of the McLeodUSA board of directors. The current number of McLeodUSA directors is 13. The Delaware General Corporation Law permits the certificate of incorporation to provide for the division of directors into up to three classes, with the term of office of each class of directors expiring in successive years. Under the McLeodUSA certificate of incorporation, the McLeodUSA board of directors is divided into three classes as nearly equal in number as possible, and the McLeodUSA directors are elected for three-year terms by a plurality of the voting rights represented by the shares present in person or represented by proxy at the annual stockholders meeting and entitled to vote in the election.

   Under the McLeodUSA bylaws, a quorum at any meeting of the McLeodUSA board of directors consists of a majority of the total number of directors, and a majority of the directors present at any meeting at which a quorum is present, is required to approve any McLeodUSA board of directors' action except as may be otherwise specifically provided by the Delaware General Corporation Law, or the McLeodUSA certificate of incorporation or bylaws.

Cumulative Voting

   Intelispan. Under the Washington Business Corporation Act, shareholders are allowed to cumulate their votes in the election of directors unless prohibited in the corporation's articles of incorporation. Cumulative voting permits holders of less than a majority of the voting securities of a corporation to cumulate their votes and elect a director in certain situations. The Intelispan articles of incorporation expressly prohibit cumulative voting.

   McLeodUSA. The Delaware General Corporation Law permits cumulative voting for the election of directors if provided for by the certificate of incorporation. The McLeodUSA certificate of incorporation does not provide for cumulative voting.

Newly Created Directorships and Vacancies

   Intelispan. Under the Washington Business Corporation Act and the Intelispan articles of incorporation and bylaws, if a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, the vacancy may be filled by the affirmative vote of a majority of the remaining directors, even if the number of directors then in office is less than a quorum. A decrease in the number of directors may not shorten the term of an incumbent director.

   McLeodUSA. Under the Delaware General Corporation Law and the McLeodUSA certificate of incorporation, vacancies and newly created directorships resulting from an increase in the authorized number of directors elected by all of the holders of McLeodUSA Class A common stock and McLeodUSA Class B common stock may be filled by a majority of the McLeodUSA directors then in office, even if less than a quorum, or by a sole remaining director. When the number of directors is changed, any newly created or eliminated directorship will be apportioned among the classes of directors so as to make all classes as nearly equal in number as possible. A decrease in the number of directors may not shorten the term of the incumbent director.

Removal of Directors

   Intelispan. Under the Washington Business Corporation Act, shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause. The Intelispan bylaws provide that directors may be removed with or without cause by the holders of a majority of shares then entitled to vote at an election of directors or at a special meeting called for the purpose of removing the director(s). The notice for such special meeting must state the purpose of the special meeting.

   McLeodUSA. Neither the McLeodUSA certificate of incorporation nor the bylaws includes a provision setting forth the procedure for the removal of directors. Under the Delaware General Corporation Law, any director or the entire board of directors of a corporation with a classified board, such as McLeodUSA, may be removed by the holders of a majority of shares then entitled to vote at an election of directors, but only for cause.

Committees of the Board of Directors

   Intelispan. Under the Washington Business Corporation Act and the Intelispan bylaws, the Intelispan board of directors may designate one or more committees, from among its members. The Intelispan bylaws provide that these committees may be appointed by a resolution adopted by a majority of the full Intelispan board of directors. The Intelispan board of directors currently has a compensation committee and an audit committee.

   McLeodUSA. Under the Delaware General Corporation Law and the McLeodUSA bylaws, the McLeodUSA board of directors may designate one or more committees, which must consist of McLeodUSA directors. The McLeodUSA board of directors currently has a compensation committee, an audit committee and an executive committee.

Nomination of Directors for Election

   Intelispan. The Intelispan bylaws do not provide a procedure for nominating directors during the annual meeting. Instead, the Intelispan bylaws defer to Robert's Rules of Order, Newly Revised, for procedural matters not addressed by the Intelispan articles of incorporation or Intelispan bylaws.

   McLeodUSA. Under the McLeodUSA bylaws, the board of directors shall nominate candidates to stand for election to the board of directors. Candidates for the board of directors may also be nominated by any stockholder, provided such nominee is properly submitted in writing to the Secretary of the Corporation no later than 90 days prior to the meeting of stockholders at which such directors are to be elected.

Special Meetings of Stockholders

   Intelispan. The Washington Business Corporation Act provides that a special meeting of shareholders shall be held upon the call of the board of directors or other persons so authorized by the corporation's articles of incorporation or bylaws or on written demand of holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. The right of shareholders of a public corporation may be limited or denied to the extent provided in such corporation's articles of incorporation. The Intelispan bylaws provide that a special meeting of shareholders may be called by the board of directors, the president or the holders of 10% of the voting shares of Intelispan.

   McLeodUSA. Under the Delaware General Corporation Law, the board of directors or any person authorized in the corporation's certificate of incorporation or bylaws may call a special meeting of stockholders. Under the McLeodUSA bylaws, a special meeting of the McLeodUSA stockholders may be called by the board of directors, the chairperson, the chief executive officer or the president.

Quorum at Stockholder Meetings

   Intelispan. Under the Washington Business Corporation Act, a quorum of shares for any voting group is a majority of the outstanding shares of that group, unless the articles of incorporation of the corporation provide otherwise. Articles of incorporation may provide for any greater quorum, or a reduced quorum not less than one-third of the votes entitled to be cast in any voting group. Under the Intelispan articles of incorporation and bylaws, the holders of record of a majority of the shares entitled to vote at the meeting, present in person or represented by proxy, constitute a quorum for the transaction of business at a meeting of shareholders. A majority of shares represented at a shareholder meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice.

   McLeodUSA. Under the McLeodUSA bylaws, the holders of a majority of the voting rights represented by the shares issued and outstanding and entitled to vote at the meeting, and who are present in person or represented by proxy, constitute a quorum at all meetings of the stockholders for the transaction of business. Where a separate vote by a class or classes is required, a majority of the outstanding shares of the class or classes, present in person or represented by proxy, will constitute a quorum entitled to take action with respect to that vote on that matter. The holders of a majority of the voting rights represented by the shares represented at a meeting, whether or not a quorum is present, may adjourn the meeting from time to time.

Stockholder Action by Written Consent

   Intelispan. Under the Washington Business Corporation Act and the Intelispan bylaws, shareholder action may be taken without a meeting only if written consents setting forth such action are signed by all shareholders entitled to vote on the action.

   McLeodUSA. Under the Delaware General Corporation Law unless the certificate of incorporation provides otherwise, stockholders may take any action without a meeting, without prior notice and without a vote, if written consents are signed by the holders of not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. Under the McLeodUSA certificate of incorporation, the McLeodUSA stockholders may not take corporate action without a meeting unless there is unanimous written consent of the stockholders entitled to vote on the matter, except to the extent otherwise provided under the terms of any series of preferred stock or Class II preferred stock.

Amendment of Governing Documents

   Intelispan. Under the Washington Business Corporation Act, a corporation's board of directors is authorized to make various changes of an administrative nature to the corporation's articles of incorporation without shareholder action. These changes include a change to the corporate name and where the corporation has only one class of shares outstanding, changes to the number of authorized shares solely to effectuate a stock split or stock dividend in the corporation's shares and changes to or elimination of provisions with respect to the par value of the corporation's shares. The Washington Business Corporation Act requires that other amendments to a corporation's articles of incorporation must be recommended to the shareholders by the board of directors, unless the board of directors determines that, because of a conflict of interest or other special circumstances, it should make no recommendation and communicates the basis for its determination to the shareholders. Such amendments must be approved by each voting group entitled to vote on the amendment by a majority of all the votes entitled to be cast by that voting group unless another percentage is specified (1) in the articles of incorporation, (2) by the board of directors as a condition to its recommendation or (3) by the provisions of the Washington Business Corporation Act. The Intelispan articles of incorporation do not provide for a percentage greater than a majority to approve an amendment.

   Under the Washington Business Corporation Act and the Intelispan articles of incorporation, the shareholders may adopt, amend or repeal any bylaw. The Intelispan bylaws provide that shareholders may adopt, amend or repeal any bylaw at any regular or special meeting of the shareholders if notice of the proposed alteration or amendment is contained in the notice of the meeting. The affirmative vote of a majority of the shares represented at a meeting and entitled to vote shall be necessary to adopt, amend or repeal a bylaw. Under the Washington Business Corporation Act, a corporation's board of directors may amend or repeal the corporation's bylaws or adopt new bylaws unless (1) the articles of incorporation reserve the power exclusively to the shareholders in whole or in part or (2) the shareholders in amending, repealing or adopting a particular bylaw expressly provide that the board of directors may not amend or repeal that bylaw. Intelispan's articles of incorporation grant the board of directors full power to amend or repeal the bylaws or adopt new bylaws by the affirmative vote of a majority of the entire board of directors.

   McLeodUSA. Under the Delaware General Corporation Law, an amendment to a corporation's certificate of incorporation requires the recommendation of a corporation's board of directors, the approval of a majority of all shares entitled to vote on the amendment, voting together as a single class, and the approval of a majority of the outstanding stock of each class entitled to vote separately on the amendment unless a higher vote is required in the corporation's certificate of incorporation. The McLeodUSA certificate of incorporation provides that it may be amended in accordance with and as prescribed by Delaware law. The McLeodUSA certificate of incorporation further provides that the affirmative vote of at least two-thirds of the voting rights represented by the shares entitled to vote on the amendment and the affirmative vote of a majority of the entire McLeodUSA board of directors is required to amend, alter or repeal Sections 5.1 (election of directors) and 5.3 (limitation of liability), Article 6 (indemnification), and Article 8 (amendment of certificate of incorporation) of the McLeodUSA certificate of incorporation.

   Under the Delaware General Corporation Law, stockholders have the power to amend, adopt or repeal a corporation's bylaws. The corporation's certificate of incorporation may also grant this power to the board of directors. The McLeodUSA certificate of incorporation grants the McLeodUSA board of directors the power to adopt, amend and repeal the McLeodUSA bylaws.

Vote Required for Mergers, Share Exchange, Sale of Assets or Dissolution

   Intelispan. Under the Washington Business Corporation Act, a merger or share exchange must be approved by the affirmative vote of a majority of directors when a quorum is present and by two-thirds of all votes entitled to be cast by each voting group entitled to vote as a separate group, unless another percentage is specified in the articles of incorporation. The sale of all or substantially all of a corporation's assets other than in the regular course of business or a vote to dissolve the corporation must be approved by the affirmative vote of a majority of directors when a quorum is present and by two-thirds of all votes entitled to be cast on the proposal unless another percentage is specified in the articles of incorporation. The Intelispan articles of incorporation do not specify another percentage of shareholder votes to approve a merger, share exchange, sale of substantially all of the corporation's assets or dissolution. Under the Washington Business Corporation Act, a merger may become effective without the approval of the surviving corporation's shareholders in certain limited circumstances.

   McLeodUSA. Under the Delaware General Corporation Law, a merger, consolidation, sale of all or substantially all of a corporation's assets or dissolution must be adopted by the board of directors and approved by a majority of outstanding stock of the corporation entitled to vote thereon, unless the certificate of incorporation requires a higher percentage. The McLeodUSA certificate of incorporation does not require a higher percentage. Under the Delaware General Corporation Law, a merger may become effective without the approval of the corporation's stockholders in certain limited circumstances.

Preemptive Rights

   Intelispan. Under the Washington Business Corporation Act, a shareholder has preemptive rights, unless the articles of incorporation limit those rights. The Intelispan articles of incorporation expressly deny preemptive rights with respect to Intelispan stock.

   McLeodUSA. Under the Delaware General Corporation Law, a stockholder does not have preemptive rights unless the corporation's certificate of incorporation specifically grants those rights. The McLeodUSA certificate of incorporation does not grant preemptive rights.

Business Combination with an Interested Stockholder

   Intelispan. Chapter 23B.19 of the Washington Business Corporation Act, which applies to Washington corporations that have a class of voting stock registered with the SEC under section 12 or 15 of the Securities Exchange Act, prohibits a target corporation (as defined in the statute) with certain exceptions, from engaging in certain significant business transactions (as defined in the statute) with a person or group of persons who beneficially owns ten percent or more of the voting shares of the target corporation (an "acquiror") for a period of five years after such share acquisition, unless the transaction or acquisition of shares is approved by a majority of the members board of directors of the target corporation prior to the time of the acquisition. These prohibited transactions include, among other things, a merger or consolidation with, dispositions of assets to, or issuance or redemption of shares to or from, the acquiror, termination of five percent or more of the Washington State employees of the target corporation or its subsidiaries following the acquiror's acquisition of 10% or more of the shares, or allowing the acquiror to receive any disproportionate benefit as a shareholder. After the five-year period, a significant business transaction may take place if it complies with certain fair price provisions of the statute or if it is approved by disinterested shareholders. A public corporation may not opt out of this statute and Intelispan is thus, subject to it. The merger will not be subject to the provisions of this statute.

   McLeodUSA. McLeodUSA is subject to the provisions of Section 203 of the Delaware General Corporation Law as generally described above under "--Certain Charter and Statutory Provisions--Section 203 of the Delaware General Corporation Law."

Dissenters' Rights of Appraisal

   Intelispan. Under Chapter 23B.13 of the Washington Business Corporation Act, a shareholder is entitled to dissent from, and obtain the fair value (as defined in the statute) of his or her shares in connection with certain corporate actions, including certain mergers, share exchanges, sale of all or substantially of the corporation's property other than in the usual and regular course of business or a reverse stock split, which require shareholder approval. To the extent that the articles of incorporation, bylaws or resolution of the board of directors provide for dissenters' rights, shareholders also may exercise these rights in connection with any corporate action taken by shareholder vote. Shareholders generally will not have such dissenters' rights if shareholder approval is not required to effect the corporate action. Intelispan shareholders have the right to dissent from the merger and receive payment of the fair value of their shares of Intelispan common stock. In order to exercise dissenters' rights, an Intelispan shareholder must comply with the procedures set forth in chapter 23B.13 of the Washington Business Corporation Act which is described elsewhere in and attached to this proxy statement/prospectus as Appendix D.

   McLeodUSA. Under the Delaware General Corporation Law, stockholders generally have the right to demand and receive payment in cash for the fair value of their stock in an appraisal proceeding in lieu of the consideration stockholders would otherwise receive in a merger or consolidation if the terms of the agreement of merger or consolidation require the stockholder to accept in exchange for his or her shares anything other than shares of stock in the corporation surviving or resulting from the merger or consolidation, shares of any other corporation that at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security by the National Association of Securities Dealers, Inc., or held of record by more than 2,000 holders, cash in lieu of fractional shares, or any combination thereof. A stockholder does not have appraisal rights if the shares of the corporation are listed on a national securities exchange or designated as a national market system security by the National Association of Securities Dealers, Inc. or held of by record by more than 2,000 holders, or if the corporation will be the surviving corporation of a merger and the merger does not require the vote of the corporation's stockholders.

   A Delaware corporation's certificate of incorporation may provide that appraisal rights shall be available in the event of the sale of all or substantially all of a corporation's assets or adoption of an amendment to its certificate of incorporation. The McLeodUSA certificate of incorporation does not provide for such rights.

Distributions to Stockholders

   Intelispan. Under the Washington Business Corporation Act, a corporation may not make a distribution to its shareholders if after giving effect to such distribution (1) the corporation would be unable to pay its debts as they become due in the usual course of business or (2) the corporation's total assets would be less than the sum of its total liabilities plus the amount to satisfy the preferential rights of shareholders whose preferential rights are superior to those receiving the distribution. A distribution may be made by purchase, redemption, or other acquisition of a corporation's shares. The board of directors may base a determination that a distribution is not prohibited either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances. The Intelispan articles of incorporation do not address distributions with respect to its common stock.

   McLeodUSA. Under the Delaware General Corporation Law, a dissolved corporation or successor entity must pay claims against the corporation, followed by unpaid dividends to the holders of preferred stock before making distributions to the holders of common stock. Under the McLeodUSA certificate of incorporation, in the event of any dissolution, liquidation, or winding up of McLeodUSA, the holders of McLeodUSA Class A common stock shall become entitled to participate in the distribution of any assets of McLeodUSA remaining after McLeodUSA has paid all debts and liabilities and the full preferential amounts due to any class of McLeodUSA stock having preference over McLeodUSA Class A common stock.

Indemnification of Directors and Officers

   Intelispan. Under the Washington Business Corporation Act, a corporation is permitted to provide indemnification and advancement of reasonable expenses incurred for directors and officers made party to a proceeding because the individual was a director or officer if (1) the director or officer acted in good faith, (2) in the case of conduct in his or her official capacity, the director or officer reasonably believed that his or her conduct was in the corporation's best interests and in all other cases, he or she reasonably believed that his or her conduct was at least not opposed to the corporation's best interests, and (3) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director or officer whose conduct did not meet these standard or indemnify a director or officer in connection with a proceeding in which the director or officer was adjudged liable to the corporation or in which the director or officer was adjudged liable on the basis that the director or officer received an improper personal benefit unless such indemnification is ordered by a court or authorized by the shareholders, pursuant to the corporation's articles of incorporation or a bylaw ratified by the shareholders or by a resolution adopted by the shareholders. Shareholders are not permitted to authorize indemnification of a director who committed acts or omissions adjudged to be intentional misconduct or knowing violations of the law or on account of any transaction with respect to which the director personally received a benefit to which he was not legally entitled.

   Under the Washington Business Corporation Act, the following can determine whether indemnification is appropriate under Washington law: the board of directors by a majority vote of a quorum consisting of directors who at the time of the vote are not party to the proceeding; if such a quorum cannot be obtained, a majority vote of a committee of the board of directors consisting solely of two or more directors who at the time of the vote are not party to the proceeding; by special legal counsel; or by shareholder vote excluding shares held by directors party to the proceeding.

   Under the Washington Business Corporation Act, a corporation must indemnify a director if the director is wholly successful, on the merits or otherwise, in the defense of the proceeding, unless indemnification is limited by its articles of incorporation.

   The Intelispan articles of incorporation and bylaws provide that Intelispan will indemnify and advance expenses to the maximum extent permitted by the Washington Business Corporation Act. Such indemnity shall not apply on account of (1) acts or omissions of the director or officer finally adjudged to be intentional misconduct or a knowing violation of law, (2) assenting to an unlawful distribution where it is finally adjudged that the director did not discharge the director's duties to the corporation and (3) any transaction with respect to which it was finally adjudged that such director or officer personally received a benefit in money, property or services to which the director was not legally entitled. Under the Washington Business Corporation Act and the Intelispan bylaws, Intelispan may purchase and maintain liability insurance or make other arrangements for such director or officer indemnification.

   McLeodUSA. McLeodUSA is subject to Section 145 of the Delaware General Corporation Law pertaining to indemnification of officers and directors, as generally described above under "--Description of McLeodUSA Capital Stock-- Limitation on Liability and Indemnification."

Limitation of Personal Liability of Directors

   Intelispan. Under the Washington Business Corporation Act, a corporation's articles of incorporation may eliminate or limit all monetary liability of directors to the corporation or its shareholders for conduct in the performance of the director's duties. A corporation may not eliminate or limit the liability of a director for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, for unlawful distributions, or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. The Intelispan articles of incorporation eliminate the monetary liability of Intelispan's directors to the fullest extent permitted by law.

   McLeodUSA. McLeodUSA is subject to Section 102(b)(7) of the Delaware General Corporation Law which authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care as generally described above under "--Description of McLeodUSA Capital Stock--Limitation on Liability and Indemnification."

                                 LEGAL MATTERS

   The validity of the McLeodUSA Class A common stock offered in the merger will be passed upon by Hogan & Hartson L.L.P., Washington, D.C.

   Federal income tax consequences relating to the merger will be passed upon for Intelispan by Greenberg Traurig, LLP, Phoenix, Arizona.

                                    EXPERTS

   The consolidated financial statements and schedule of McLeodUSA and subsidiaries as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

   The consolidated financial statements of Splitrock Services, Inc. as of December 31, 1999 and 1998, and for the period from March 5, 1997 (date of inception) to December 31, 1997 and for each of the two years in the period ended December 31, 1999, incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

   The consolidated financial statements of Intelispan, Inc. as of December 31, 2000 and for each of the two years in the period ended December 31, 2000 included in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report, appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in giving said reports.

   The consolidated financial statements of Devise Associates, Inc. as of December 31, 1999 and 1998 and for the years then ended included in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report, appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in giving said reports.

                                 OTHER MATTERS

   As of the date of this proxy statement/prospectus, the Intelispan board of directors does not know of any matters that will be presented for consideration at the special meeting other than as described in this proxy statement/prospectus. However, the enclosed proxies will confer discretionary authority on the individuals named as proxies to vote the shares represented by the proxies as to any other matters that come before the special meeting and are voted upon. The individuals named as proxies intend to vote the proxies in their own discretion as to any other such matters.

                   SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

   Intelispan will hold an annual meeting of its shareholders in the year 2001 only if the merger has not already been completed. If an annual meeting is held, a proposal by a shareholder intended to be included in the proxy statement and form of proxy related to the 2001 Intelispan annual meeting of shareholders must be received by Intelispan no later than the close of business on the thirtieth day following the day on which Intelispan publicly announces the date of the 2001 annual meeting, pursuant to the proxy soliciting rules of the SEC.

   For any proposal that is not submitted for inclusion in the 2001 annual meeting proxy statement but is instead presented directly at the 2001 annual meeting, the Intelispan management will be able to vote proxies in its discretion if Intelispan:

  . receives notice of the proposal no later than the close of business on the thirtieth day following the day on which Intelispan publicly announces the date of the 2001 annual meeting and advises shareholders in the 2001 annual meeting proxy statement about the nature of the matter and how the Intelispan management intends to vote on such matter or

  . does not receive notice of the proposal prior to the close of business on the thirtieth day following the day on which Intelispan publicly announces the date of the 2001 annual meeting

                      WHERE YOU CAN FIND MORE INFORMATION

   McLeodUSA has filed a registration statement with the SEC of which this proxy statement/prospectus forms a part. The registration statement registers the distribution to Intelispan shareholders of the shares of McLeodUSA Class A common stock to be issued in connection with the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about McLeodUSA. The rules and regulations of the SEC allow McLeodUSA to omit some of the information included in the registration statement from this proxy statement/prospectus.

   In addition, both McLeodUSA and Intelispan have filed reports, proxy statements and other information with the SEC under the Securities Exchange Act. You may read and copy any of this information at the following locations of the SEC:

  Public Reference Room New York Regional Office Chicago Regional Office 450 Fifth Street, N.W. 7 World Trade Center 500 West Madison Street
        Room 1024                 Suite 1300                 Suite 1400
 Washington, D.C. 20549    New York, New York 10048   Chicago, Illinois 60661-
                                                                2511

   You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

   The SEC also maintains an Internet web site that contains reports, proxy statements and other information regarding issuers, like McLeodUSA and Intelispan, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for McLeodUSA's documents filed under the Securities Exchange Act is 0-20763, and the SEC file number for Intelispan's documents filed under the Securities Exchange Act is 0-30359.

   The SEC allows McLeodUSA to "incorporate by reference" information into this proxy statement/prospectus. This means that McLeodUSA can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information included directly in this document.

   This proxy statement/prospectus incorporates by reference the documents listed below that McLeodUSA has previously filed or will file with the SEC. They contain important information about McLeodUSA and its financial condition.

McLeodUSA SEC Filings (File No. 0-20763)

  . Annual Report on Form 10-K for its fiscal year ended December 31, 2000, filed on March 30, 2001

  . Current Reports on Form 8-K filed on January 5, 2001, January 8, 2001, January 18, 2001 and February 21, 2001, and the amended Current Report on Form 8-K/A filed on June 13, 2000

  . All documents filed with the SEC by McLeodUSA under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act after the date of this proxy statement/prospectus and prior to the date of the special meeting are considered to be a part of this proxy statement/prospectus, effective the date such documents are filed

  . The description of McLeodUSA Class A common stock set forth in the McLeodUSA registration statement filed under Section 12 of the Securities Exchange Act on Form 8-A on May 24, 1996, including any amendment or report filed with the SEC for the purpose of updating such description

  . The consolidated financial statements of Splitrock Services, Inc. and subsidiary appearing on pages F-1 through F-16 of the McLeodUSA Registration Statement on Form S-4 (Registration No. 333-48248) filed October 19, 2000

   In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

   You can obtain any of the documents listed above from the SEC, through the SEC's Internet Web site at the address described above, or directly from McLeodUSA, by requesting them in writing or by telephone at the following address:

                             McLeodUSA Incorporated
                           McLeodUSA Technology Park
                        6400 C Street SW, P.O. Box 3177
                          Cedar Rapids, IA 52406-3177
                             Attn: General Counsel
                            Telephone (319) 790-7775

   These documents are available from McLeodUSA without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this proxy statement/ prospectus forms a part. If you request any documents, McLeodUSA will mail them to you by first class mail, or another equally prompt means, within two business days after your request is received. In order to ensure delivery of the documents in advance of
the special meeting, any request should be made by [    ], 2001.

   This document is a prospectus of McLeodUSA and a proxy statement of Intelispan for the special meeting. McLeodUSA has supplied all information contained in, or considered a part of, this proxy statement/prospectus relating to McLeodUSA, and Intelispan has supplied all information contained in, or considered a part of, this proxy statement/prospectus relating to Intelispan.

   Neither McLeodUSA nor Intelispan has authorized anyone to give any information or make any representation about the merger or McLeodUSA or Intelispan that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that McLeodUSA has incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                                     * * *

                       INTELISPAN, INC. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                          Page
                                                                          ----
Independent Auditors' Report............................................. F-2
Consolidated Balance Sheet as of December 31, 2000....................... F-3
Consolidated Statements of Operations for the Years Ended December 31,
 2000, and 1999.......................................................... F-4
Consolidated Statements of Shareholders' Equity and Comprehensive Loss
 for the Years Ended December 31, 2000 and 1999.......................... F-5
Consolidated Statements of Cash Flows for the Years Ended December 31,
 2000 and 1999........................................................... F-6
Notes to Consolidated Financial Statements............................... F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Intelispan, Inc.:

   We have audited the accompanying consolidated balance sheet of INTELISPAN, INC. (a Washington corporation) AND SUBSIDIARIES as of December 31, 2000 and the related consolidated statements of operations, shareholders' equity and comprehensive loss and cash flows for each of the two years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Intelispan, Inc. and Subsidiaries as of December 31, 2000 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

   The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

                                          /s/ Arthur Andersen LLP

February 23, 2001
Atlanta, Georgia

                       INTELISPAN, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 2000

                                                                      2000
                                                                   -----------
ASSETS
Current assets:
  Cash and cash equivalents....................................... $ 8,769,868
  Short term investments (Note 2) ................................     346,388
  Accounts receivable net of allowance of $122,913................   1,809,217
  Prepaid expenses................................................     265,197
  Notes receivable from officers and employees....................     138,514
  Other current assets............................................     283,208
                                                                   -----------
    Total current assets..........................................  11,612,392
Property and equipment, net (Notes 2 and 4).......................   4,247,228
Intangibles, net (Note 2).........................................   8,026,831
Other long-term assets............................................     131,088
                                                                   -----------
                                                                   $24,017,539
                                                                   ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable.................................................. $ 1,742,386
Lines of Credit (Note 2)..........................................     560,560
Accrued liabilities (Note 2)......................................   1,589,760
Current obligations under capital lease (Note 7)..................     410,481
Current portion of notes payable (Note 5).........................      75,000
Other current liabilities.........................................      62,905
                                                                   -----------
    Total current liabilities.....................................   4,441,092
Noncurrent liabilities:
  Capital lease obligations (Note 7)..............................     765,284
                                                                   -----------
    Total liabilities.............................................   5,206,376
Commitments and contingencies (Notes 7 and 11)
Shareholders' equity:
  Preferred Stock, $.0001 par value; 10,000,000 shares authorized;
   17,000 shares issued and outstanding as of December 31, 2000...           2
  Common Stock, $.0001 par value; 250,000,000 shares authorized;
   110,023,196 shares
   issued and outstanding as of December 31, 2000.................      11,002
  Additional Paid-in capital......................................  53,505,130
  Stock Warrants..................................................   1,194,059
  Unrealized loss on short-term investments.......................     (60,404)
  Accumulated deficit............................................. (35,838,626)
                                                                   -----------
    Total shareholders' equity....................................  18,811,163
                                                                   -----------
                                                                   $24,017,539
                                                                   ===========

     The accompanying notes are an integral part of this consolidated balance sheet.

                       INTELISPAN, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                         2000          1999
                                                     ------------  ------------
Revenue ............................................ $  5,241,654  $    743,709
Costs of sales .....................................    6,180,224     1,286,410
                                                     ------------  ------------
    Gross loss .....................................     (938,570)     (542,701)
                                                     ------------  ------------
Operating expenses:
  Selling ..........................................    3,802,993     1,183,183
  General and administrative .......................   10,103,602     3,644,269
                                                     ------------  ------------
    Total operating expenses .......................   13,906,595     4,827,452
                                                     ------------  ------------
      Operating loss ...............................  (14,845,165)   (5,370,153)
Interest expense ...................................      (23,716)     (531,331)
Interest income ....................................    1,075,003        12,073
Minority interest ..................................      127,399        82,547
Other expense ......................................     (104,526)          --
                                                     ------------  ------------
    Net loss ....................................... $(13,771,005) $ (5,806,864)
                                                     ------------  ------------
Preferred stock dividends ..........................     (221,112)      (96,000)
                                                     ------------  ------------
    Net loss attributable to common shareholders ... $(13,992,117) $ (5,902,864)
                                                     ============  ============
Net loss per common share--basic and diluted........ $      (0.17) $      (0.28)
                                                     ============  ============
Weighted average common shares outstanding .........   81,948,145    20,817,660
                                                     ============  ============



  The accompanying notes are an integral part of these consolidated financial statements.

                       INTELISPAN, INC. AND SUBSIDIARIES

     CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY AND COMPREHENSIVE LOSS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                    Preferred                       Additional
                          Preferred   Share     Common      Share     Paid-in
                           Shares    Amount     Shares     Amounts    Capital
                          --------- --------- -----------  -------  -----------
Balances, December 31,
 1998...................      --      $ --     18,377,471  $ 1,837  $ 6,779,314
Common shares issued in
 March 1999 private
 placement, net of
 $64,800 of offering
 costs..................      --        --        542,001       55      693,946
Common shares exchanged
 for preferred shares...   25,600         3      (341,334)     (34)          31
Common shares issued as
 compensation for
 services...............      --        --        232,408       23      353,682
Issuance of warrants to
 third parties for
 services...............      --        --            --       --           --
Issuance of bridge
 warrants and shares in
 connection with bridge
 financings and a
 private placement......      --        --         60,000        6      332,173
Exercise of warrants by
 third parties in
 connection with debt
 and equity financing...      --        --     10,000,000    1,000       99,000
Common shares issued in
 December 1999, private
 placement, net of
 $1,683,408 of offering
 costs..................      --        --     18,601,287    1,860    2,217,907
Net loss attributable to
 common shareholders....      --        --            --       --           --
                           ------     -----   -----------  -------  -----------
Balances, December 31,
 1999...................   25,600     $   3    47,471,833  $ 4,747  $10,476,053
                           ======     =====   ===========  =======  ===========
Comprehensive income
 (loss):
Unrealized loss in
 securities.............      --        --            --       --           --
Net loss attributable to
 common shareholders....      --        --            --       --           --
Comprehensive loss......      --        --            --       --           --
Common shares issued in
 January and February
 2000 private offering,
 net of $1,849,604 of
 offering costs.........      --        --     23,198,609    2,320    3,019,765
Preferred shares
 exchanged for common
 shares.................   (8,600)      (1)       430,000       43          (42)
Common shares issued as
 compensation for
 services...............      --        --        232,843       23      443,677
Issuance of warrants to
 third parties for
 services...............      --        --            --       --           --
Modification of stock
 warrants treated as a
 common stock dividend..      --        --            --       --    10,160,477
Exercise of warrants....      --        --     35,561,941    3,556   21,943,074
Common stock issued as
 preferred Stock
 dividends..............      --        --        157,146       16      233,763
Common shares issued in
 acquisition............      --        --      2,970,824      297    6,999,703
Conversion of third
 party debt.............      --        --            --       --        57,250
Issuance of options
 below market value.....      --        --            --       --       171,410
                           ------     -----   -----------  -------  -----------
Balance, December 31,
 2000...................   17,000     $   2   110,023,196  $11,002  $53,505,130
                           ======     =====   ===========  =======  ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                       INTELISPAN, INC. AND SUBSIDIARIES

     CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY AND COMPREHENSIVE LOSS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                          Unearned
                                            Gain
                                          (loss) on                    Total
                               Stock     Short-Term  Accumulated   Shareholders'
                             Warrants    Investments   Deficit        Equity
                            -----------  ----------- ------------  -------------
Balances, December 31,
 1998.....................  $       --    $     --   $ (5,783,168)  $   997,983
Common shares issued in
 March 1999 private
 placement, net of $64,800
 of offering costs........          --          --            --        694,001
Common shares exchanged
 for preferred shares.....          --          --            --            --
Common shares issued as
 compensation for
 services.................          --          --            --        353,705
Issuance of warrants to
 third parties for
 services.................      502,414         --            --        502,414
Issuance of bridge
 warrants and shares in
 connection with bridge
 financings and a private
 placement................          --          --            --        332,179
Exercise of warrants by
 third parties in
 connection with debt and
 equity financing.........          --          --            --        100,000
Common shares issued in
 December 1999, private
 placement, net of
 $1,683,408 of offering
 costs....................   10,044,745         --            --     12,264,512
Net loss attributable to
 common shareholders......          --          --     (5,902,864)   (5,902,864)
                            -----------   ---------  ------------   -----------
Balances, December 31,
 1999.....................  $10,547,159   $     --   $(11,686,032)  $ 9,341,930
                            ===========   =========  ============   ===========
Comprehensive income
 (loss):
Unrealized loss in
 securities...............          --      (60,404)          --        (60,404)
Net loss attributable to
 common shareholders......          --          --    (13,992,117)  (13,992,117)
Comprehensive loss........                                          (14,052,521)
Common shares issued in
 January and February 2000
 private offering, net of
 $1,849,604 of offering
 costs....................   12,527,311         --            --     15,549,396
Preferred shares exchanged
 for common shares........          --          --            --            --
Common shares issued as
 compensation for
 services.................          --          --            --        443,700
Issuance of warrants to
 third parties for
 services.................       66,219         --            --         66,219
Modification of stock
 warrants treated as a
 common stock dividend....          --          --    (10,160,477)
Exercise of warrants......  (21,946,630)        --            --            --
Common stock issued as
 preferred Stock
 dividends................          --          --            --        233,779
Common shares issued in
 acquisition..............          --          --            --      7,000,000
Conversion of third party
 debt.....................          --          --            --         57,250
Issuance of options below
 market value.............          --          --            --        171,410
                            -----------   ---------  ------------   -----------
Balance, December 31,
 2000.....................  $ 1,194,059   $ (60,404) $(35,838,626)  $18,811,163
                            ===========   =========  ============   ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                       INTELISPAN, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                         2000         1999
                                                     ------------  -----------
Cash flows from operating activities:
 Net loss........................................... $(13,771,005) $(5,806,864)
 Adjustments to reconcile net loss to net cash used
  in operating activities:
  Depreciation and amortization.....................    1,947,673      382,506
  Minority interest.................................     (129,749)     (82,547)
  Unrealized gain on investment.....................      (60,404)         --
  Noncash compensation..............................      333,910          --
  Bad debt expense..................................       50,639      176,666
  Loss on disposal of property and equipment, intan-
   gibles...........................................          --        10,934
  Common stock and warrants issued as compensation
   for services.....................................      217,118    1,118,917
  Noncash interest expense..........................        5,728      276,100
  Decrease (increase) in assets:
   Accounts receivable..............................     (440,840)    (542,365)
   Prepaid expenses and other current assets........     (400,273)     131,995
   Other long-term assets and intangibles...........     (224,362)     (64,128)
  Increase (decrease) in liabilities:
   Accounts payable.................................      418,635      184,202
   Accrued expenses.................................      (94,656)     991,121
                                                     ------------  -----------
    Net cash used in operating activities...........  (12,147,586)  (3,223,463)
                                                     ------------  -----------
Cash flows from investing activities:
  Purchases of property and equipment...............   (3,466,455)    (138,848)
  Purchase of investments and acquisition, net of
   cash acquired....................................     (570,375)         --
  Proceeds from sale of property and equipment......          --        40,000
                                                     ------------  -----------
    Net cash used in investing activities...........   (4,036,830)     (98,848)
                                                     ------------  -----------
Cash flows from financing activities:
  Issuance of common stock..........................   15,549,396   12,851,792
  Proceeds from note payable........................          --     2,501,405
  Principal payments on notes payable...............     (278,033)         --
  Principal payments on notes payable, stockhold-
   ers..............................................          --    (2,426,707)
  Line of credit....................................       51,283          --
                                                     ------------  -----------
    Net cash provided by financing activities.......   15,322,646   12,926,490
                                                     ------------  -----------
Net increase (decrease) in cash and cash equiva-
 lents..............................................     (861,770)   9,604,179
Beginning cash and cash equivalents.................    9,631,638       27,459
                                                     ------------  -----------
Ending cash and cash equivalents.................... $  8,769,868  $ 9,631,638
                                                     ============  ===========
Cash paid for interest..............................       74,020       95,383
                                                     ============  ===========
Capital lease obligations incurred for property and
 equipment..........................................    1,269,593          --
                                                     ============  ===========
Noncash investing activities:
  Detail of investments and acquisitions............    9,406,161          --
  Fair value of assets acquired.....................          --           --
  Liabilities assumed...............................   (1,835,786)         --
  Common stock issued...............................   (7,000,000)         --
                                                     ------------  -----------
  Cash paid for acquisition......................... $   (570,375) $       --
                                                     ============  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                       INTELISPAN, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

1. ORGANIZATION, NATURE OF BUSINESS AND BASIS OF PRESENTATION

 Organization

   Intelispan, Inc. (the Company) was incorporated on September 15, 1997. The Company was formed with the intention of providing a comprehensive package of data communication services designed to meet the developing global communications and electronic commerce needs of businesses and other organizations. In 1999, the Company completed the development of its technology products and commenced principal operations. The Company is no longer considered a development stage enterprise. The Company's subsidiaries include Contego, LLC in which the Company held 66.8% interest at December 31, 2000 and 1999 and 100% interest in Devise Associates, Inc. as of July 1, 2000 as a result of the merger (Note 3).

 Nature of Business

   The Company provides managed network services to customers on an outsourced basis, and specializes in providing secure and efficient business-to-business communication and complementary professional services.

  . Virtual Private Networks. The Company provides remote and site-to-site access through a secure, virtual private network. A virtual private network is a private network that exists within a public or shared network, including the Internet, through which access is controlled and users can communicate securely.

  . Managed Network Services. The Company manages the networks used by customers. The Company monitors customers' networks and responds to problems to assure the efficient flow of network traffic. The Company also responds to security threats or problems as they are identified.

 Financial Condition

   The company is subject to various risks in connection with the operation of its business including, among other things, (i) changes in external competitive market factors, (ii) inability to satisfy anticipated working capital or other cash requirements, (iii) changes in the availability of transmission facilities, (iv) changes in the Company's business strategy or an inability to execute its strategy due to unanticipated changes in the market, (v) various competitive factors that may prevent the Company from competing successfully in the marketplace, and (vi) the Company's lack of liquidity and its ability to raise additional capital. The Company has an accumulated deficit of approximately $35.8 million as of December 31, 2000 and expects to continue to incur operating losses in the near future. Funding of the Company's current and future operating losses and expansion of the Company will require substantial continuing capital investment.

   The Company's strategy is to fund these cash requirements through debt facilities and additional equity financing. During 2000, the Company obtained approximately $15.5 million in connection with the sale of its common stock. Additionally, the Company has positive working capital of approximately $7.2 million.

   Although the Company has been able to arrange debt facilities or equity financing to date, there can be no assurance that sufficient debt or equity financing will continue to be available in the future or that it will be available on terms acceptable to the Company. Failure to obtain sufficient capital could materially affect the Company's operations and expansion strategies. As a result of the aforementioned factors and related uncertainties, there is substantial doubt about the Company's ability to continue as a going concern.

                       INTELISPAN, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999

 Basis of Presentation

   The consolidated financial statements are prepared on the accrual basis of accounting and include the accounts of the Company and all subsidiaries. All significant intercompany balances have been eliminated. Certain prior year amounts have been reclassed to conform with the current year presentations.

   The Company's investment in majority-owned subsidiary, Contego, LLC (Note
1), in which rights are held by minority shareholders in the amount of 33.2% at December 31, 2000 and 1999 are included in the financial statements for the respective years ended. Accordingly, the minority's share of losses of Contego, LLC is considered in calculating the net loss.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Accounting Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 Cash and Cash Equivalents

   The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

 Short-Term Investments

   The Company follows Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities. SFAS No. 115 mandates that a determination be made of the appropriate classification for debt and equity securities with a readily determinable fair value at the time of purchase and a reevaluation of such designation as of each balance sheet date. At December 31, 2000, investments consisted of equity investments. All investments are deemed by management to be available-for-sale and are reported at fair value with net unrealized gains or losses reported within stockholders' equity. Realized gains and losses are recorded based on the specific identification method. For the years ended December 31, 2000, realized gains were $28,817 and unrealized losses were $60,404. The carrying amount of the Company's investments at December 31, 2000 is shown in the table below:

                                                               December 31, 2000
                                                               -----------------
                                                                         Market
                                                                 Cost    Value
                                                               -------- --------
     Investments:
       Mutual Funds........................................... $406,792 $346,388

 Property and Equipment

   Property and equipment is recorded at cost. Depreciation of equipment is determined using the straight-line method over the estimated useful lives of the related assets, which is seven years for furniture and fixtures, three to five years for equipment and software and four years for leasehold improvements. Depreciation expense charged to operations during the years ended December 31, 2000 and 1999 was $896,367 and $98,054, respectively.

                       INTELISPAN, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999

 Intangibles

   Intangibles are recorded at cost and are amortized over their estimated useful lives using the straight-line method. Intangibles at December 31, 2000 and their respective amortization periods are as follows:

                                                         December 31,
                                                             2000
                                                         ------------
     Product license fee ...............................  $  735,530     5 years
     Product license fee ...............................      10,000      1 year
     Product license fee ...............................      25,000     2 years
     Trademarks ........................................       4,990    15 years
     Goodwill ..........................................   7,924,886  3-10 years
     Other..............................................      67,499     5 years
                                                          ----------
                                                           8,767,905
     Accumulated amortization...........................   (741,074)
                                                          ----------
                                                          $8,026,831
                                                          ==========

   The software code was contributed to Contego, LLC by one of its members. The code is no longer in use, and the remaining unamortized portion was written off to cost of sales in 2000 as required by SFAS No.121, Accounting for the Impairment of Long- Lived Assets and for Long-Lived Assets to Be Disposed Of, relating to the impairment of the software code. The amounts of unamortized software development costs included in intangible assets, net, at December 31, 2000 and 1999 were $0 and $455,195, respectively. The amortization expense for 2000 and 1999 was $1,051,306 and $285,877, respectively.

 Line of Credit

   At December 31, 2000, the Company had a $750,000 working capital line of credit agreement (the "Credit Agreement") with a bank. The Credit Agreement expires May 2001 and carried an interest rate of 9.49% at December 31, 2000. The Company had approximately $504,560 outstanding at December 31, 2000.

   At December 31, 2000, the Company had $100,000 line of credit ("Credit Agreement #2") with a bank. Credit Agreement #2 expires November 2001 and renews automatically on an annual basis if the Company is in good standing with the bank or becomes a three-year term loan if the Company is deemed not to be in good standing with the bank. Credit Agreement #2 carried an interest rate of 14.25% at December 31, 2000. The Company had approximately $56,000 outstanding at December 31, 2000.

 Accrued Liabilities

   For the year ended December 31, 2000, accrued liabilities consisted of the following:

                                                               December 31, 2000
                                                               -----------------
     Accrued wages & bonuses..................................    $  350,075
     Accrued network expenses.................................       499,464
     Accrued legal & professional.............................       367,576
     Accrued dividends........................................        83,333
     Accrued other............................................       289,312
                                                                  ----------
                                                                  $1,589,760
                                                                  ==========

                       INTELISPAN, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999

 Advertising Costs

   Advertising costs are expensed at the time the advertisement takes place. Advertising expense charged to operations during the years ended December 31, 2000 and 1999 were $727,586 and $0, respectively. As of December 31, 2000, the Company had no prepaid advertising.

 Stock Based Compensation

   In accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, the Company measures stock-based compensation expense as the excess of the market price on date of grant over the amount the employee must pay for the stock. The Company's policy is to generally grant stock options at fair market value at the date of grant; therefore no compensation expense is recognized. As an incentive to management and employees, the Company granted stock options below market value during 2000. As a result of granting stock options below fair market value, the Company has recorded a compensation charge in the amount of $171,410 included in general and administrative expenses at December 31, 2000. As permitted, the Company has elected to adopt only the disclosure provisions of SFAS No. 123, Accounting for Stock-based Compensation (Note 10).

 Net Loss Per Share

   Basic earnings (loss) per share is computed by dividing income (loss) attributable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings (loss) of the Company. The Company's stock options and warrants are potentially dilutive securities. In 2000 and 1999, both potentially dilutive securities were antidilutive and, therefore, are not included in diluted net loss per share.

 Impairment of Long-lived Assets and for Long-lived Assets to Be Disposed of

   The Company accounts for long-lived assets under the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. In management's opinion, following the impairment note previously, the long-lived assets are appropriately valued in the accompanying balance sheet.

 Revenue Recognition

   The Company recognizes revenue on a monthly basis for services provided to and accepted by a customer during that month.

 Segment Reporting

   During 1999, the Company adopted the provisions of SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. SFAS 131 establishes annual and interim reporting standards for operating segments of a company. The statement requires disclosures of selected segment-related financial information

                       INTELISPAN, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999
about products, major customers, and geographic areas (Note 12). With the acquisition of Devise Associates, Inc., the Company increased from one operating segment in 1999 to two operating segments in 2000. The two reportable segments are: Virtual Private Network Services (VPN) and Managed Network Services (MNS). The segments were determined based upon the type of products sold by each segment. Segment income is based upon net income without regard for headquarters expense or other expense allocation. The goodwill amortization from the acquisition is charged to the VPN segment.

 Comprehensive Loss

   The Company accounts for comprehensive loss under the provisions of SFAS No. 130, Reporting Comprehensive Income. This statement establishes standards for reporting and display of comprehensive loss and its components in a full set of general purpose financial statements. The Company has chosen to disclose comprehensive loss, which consists of net loss and unrealized losses on short-term investments, in the consolidated statements of stockholders' equity and comprehensive loss.

 Income Taxes

   The Company utilizes the liability method of accounting for income taxes, as set forth in SFAS No. 109, Accounting for Income Taxes. Under the liability method, deferred taxes are determined based on the difference between the financial and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax benefit represents the change in the deferred tax asset and liability balances (Note 6).

 Credit Risk

   The Company's accounts receivable potentially subject the Company to credit risk, as collateral is generally not required. The Company's risk of loss is limited due to the ability to terminate access on delinquent accounts. The potential for material credit loss is mitigated by the large number of customers with relatively small receivable balances. The carrying amount of the Company's receivables approximates their fair values.

 Source Of Supplies

   The Company purchases network equipment from outside vendors. Although numerous suppliers market and sell customer network equipment, the Company currently purchases most of its network equipment components from a single vendor. If the supplier is unable to meet the Company's needs as it continues to build out its network infrastructure, then delays and increased costs in the expansion of the Company's network could result, which would adversely affect operating results.

   The Company has historically contracted its private IP network backbone services from an independent third party. This network backbone serves as the platform for most of the Company's services and is a key component of the Company's product offerings. In November 2000, the Company entered into a contract with an additional supplier of such services to eliminate the Company's dependency upon a single provider and to enable the Company to select best pricing from the providers based upon location, time of day and other pricing factors. Additionally, the Company entered into negotiations with the original supplier resulting in the amendment of the original agreement to modify pricing, eliminate prior period minimum commitment liability and change the available services. Under the new agreement with the original supplier, subject to certain early termination provisions for the supplier's failure to deliver certain services, the Company has committed to purchasing $4.2 million of services from the original supplier during the 42-month term of the Agreement.

                       INTELISPAN, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999

 Recent Accounting Pronouncements

   The FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, in June 1998, SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of the FASB Statement No. 133, in June 1999 and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities--an amendment of FASB Statement No. 133, in June 2000. SFAS No. 133 establishes accounting and reporting standards for derivatives and hedging. It requires that all derivatives be recognized as either assets or liabilities at fair value and establishes specific criteria for the use of hedge accounting. SFAS No. 137 defers the effective date of the SFAS No. 133 by one year to fiscal years beginning after June 15, 2000. SFAS No. 138 amends the accounting and reporting standards of the SFAS No. 133 for certain derivative instruments and certain hedging activities. The Company's required adoption date is January 1, 2001. Upon adoption of the three statements, the Company expects no material impact to its results of operations or financial position.

3. ACQUISITION OF DEVISE

   The Company entered into an Agreement and Plan of Merger as of June 7, 2000 whereby Intelispan Acquisition, Inc., a wholly owned subsidiary of Intelispan, Inc., which was established for purposes of this merger, was merged into Devise Associates, Inc. in a transaction accounted for using the purchase method of accounting. Under the terms of the merger, shareholders of Devise Associates, Inc. received $400,000 and 2,970,824 shares of Intelispan, Inc. common stock in exchange for all of the outstanding shares of Devise Associates, Inc.

   The following unaudited pro forma results of our operations, for the years ended December 31, 2000 and 1999 assume acquisition had been completed on January 1, 1999 (in thousands, except per share data)

                                                                 December 31,
                                                                ---------------
                                                                 2000     1999
                                                                -------  ------
     Revenue................................................... $ 7,782  $6,005
     Net loss attributable to common shareholder............... (14,318) (6,654)
     Basic and diluted net loss per share......................   (0.17)  (0.28)

4. PROPERTY AND EQUIPMENT

   Property and Equipment at December 31, 2000 consists of the following:

                                                                      Estimated
                                                            2000     Useful Life
                                                         ----------  -----------
     Furniture and fixtures............................. $  476,896    7 years
     Computer equipment and software....................  4,726,916    3 years
     Leasehold improvement..............................    244,724    4 years
     Office equipment...................................    212,074    5 years
                                                         ----------
                                                          5,660,610
     Less accumulated depreciation...................... (1,413,382)
                                                         ----------
                                                         $4,247,228
                                                         ==========

5. NOTES PAYABLE

   In connection with the acquisition of Devise Associates, Inc., the Company assumed Devise's notes payable in the amount of $125,000. These notes are callable with six months notice. As of December 31, 2000, $75,000 remains outstanding. The notes were called in November 2000 and are payable in May 2001. Interest is calculated on $25,000 at 13% and $50,000 at 10% per annum.

                       INTELISPAN, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999

   In September 1998, the Company entered into a financial advisory services agreement with a third party. The term of the agreement is three years, unless terminated by either party before the end of the term. In exchange for the agreed-upon financial advisory services and advertising, the Company is obligated to pay the third party an initial payment of $30,000 (expensed during 1998), a fee of $4,000 per month over term of the agreement, and $250,000 non interest bearing note payable, due October 11, 2001. The Company has imputed interest at 11% per annum and charged interest expense, accordingly. The indebtedness evidenced by the note shall be subordinate and junior to any present or future debts and obligations, whether secured or unsecured, arising from the borrowing of money from a bank, trust company, insurance company, pension trust fund, or other financial institution. In June 2000, the agreement was terminated and the indebtedness was forgiven resulting in a gain to the Company of $5,538.

   In March 1999 and April 1999, the Company received convertible debt financing in the amount of $206,250 from a third party. On June 22, 1999, the Company issued a $1,000 promissory note to the third party in exchange for extending the due dates of each note to October 31, 1999. The notes payable bear interest at the rate of 10% per annum. On December 21, 1999, the third party converted $150,000 of the notes payable into units as part of the Company's December private placement. The Company recorded this conversion as a reduction of notes payable and an increase to additional paid-in capital.

   During the period from July 1, 1999 through October 31, 1999, the Company received convertible debt financing in the amount of $750,000. The notes payable had a maturity date of June 30, 2000, bear interest at the rate of 15% per annum and have a premium of 10% of the principal amount. In conjunction with the notes, the Company also issued warrants to purchase 600,000 shares of the Company's common stock at a price of $1.05 per share. On December 21, 1999, the third party converted $856,000 into units in the private placement, representing $750,000 of principal, $75,000 of unamortized note premium, and $31,000 of accrued interest. The Company recorded this conversion as a reduction of notes payable and an increase to additional paid-in capital. This amount is recorded as part of the common shares issued in the December 1999 private placement. In addition, the remaining $147,920 unamortized financing cost associated with the warrants was charged to interest expense upon the conversion of the notes.

   In October 1999, a lender made available to the Company up to $1.0 million in bridge financing. The bridge financing was evidenced by bridge notes that allowed the holder to convert the principal amount of the bridge notes into units in a private placement of equity during December 1999. Between November 1999 and December 1999, the Company ultimately borrowed an aggregate of $595,000 from the lender and its designees. The lender and its designees converted the bridge notes, pursuant to the existing conversion privileges of the lender, into units at the first closing of the private placement on December 21, 1999. As a result of the conversion, at the first closing of the private placement the lender and its designees received 5.95 units consisting of 793,331 shares of common stock and warrants to purchase 396,669 shares of common stock at an exercise price of $0.75 per share. The conversion of bridge notes into units did not result in any income statement effect, but rather a reduction in notes payable and an increase in additional paid-in capital of an amount equal to $377,136. This amount represents $595,000 of principal and $3,539 of accrued interest less $221,403 of unamortized debt discount. This amount is recorded as part of common shares issued in December 1999 private placement.

   In connection with the bridge financing and to induce the lender to raise additional capital for the Company, the Company issued to the lender and its designees bridge warrants to purchase 10,000,000 shares of common stock at an exercise price of $.01 per share, which the lender and its designees exercised in December 1999. The bridge warrants were determined to have a value of $7.4 million based on a Black-Scholes model calculated on the date of grant. The value of the bridge warrants was allocated $349,582 to the bridge notes and $7,050,418 to the private placement of units based on the ratio of debt to equity proceeds. The value of bridge

                       INTELISPAN, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999
warrants allocated to the debt was to be amortized by the interest method over six months, the term of the bridge notes. Upon conversion of the bridge notes, the unamortized debt discount of $221,403 was recorded as an increase in additional paid-in capital. The value of the warrants attributable to the bridge notes was recorded as a discount and amortized to interest expense. Prior to the conversion of the bridge notes, $128,179 was charged to interest expense. The Company recognized the unamortized discount of $221,403, recorded as a component of "Issuance of bridge warrants and shares to a placement agent in connection with bridge financing and a private placement" in the consolidated statement of shareholders' equity. The Company also recognized non-cash cost of capital of $7,050,418 related to the warrants issued in connection with the December 1999 private placement offering in additional paid-in capital. This amount was recorded as an increase and corresponding decrease to additional paid-in capital.

6. INCOME TAXES

   For the year ended December 31, 2000, the Company generated a net loss for both financial reporting and income tax purposes, and, therefore, no income tax provision has been recorded.

   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets (liabilities) are as follows:

                                                             December 31, 2000
                                                             -----------------
     Net operating loss carryforwards.......................    $ 8,816,507
     Allowance for bad debt.................................         49,165
     Other liabilities......................................        281,435
     Differences in book and tax basis depreciation and
      amortization..........................................       (265,422)
                                                                -----------
     Total deferred tax assets..............................      8,881,685
     Valuation allowance....................................     (8,881,685)
                                                                -----------
     Net deferred tax assets................................    $       --
                                                                ===========

   The valuation allowance increased by $4,937,061 for the year ended December 31, 2000.

   The Company has available approximately $22 million in net operating losses which may be carried forward to offset future federal taxable income for fifteen to twenty years and state taxable income for five years. The Internal Revenue Code substantially restricts the ability of a corporation to utilize existing net operating losses and credits in the event of an "ownership change." The issuance of preferred stock may have resulted in multiple ownership changes since inception of the Company. The federal net operating loss carryforward may be subject to an annual limitation. Any unused annual limitation can be carried over and added to the succeeding year's annual limitation within the allowable carryforward period. Future changes in ownership may result in additional limitations.

7. LEASE OBLIGATIONS

   The Company has entered into lease agreements for office space and office equipment. The Company has accounted for the equipment leases as operating and capital leases. The Company expects to renew or replace the leases in the ordinary course of business. The leases expire from 2001 to 2007. Expense charged to operations related to the leases during the years ending December 31, 2000 and 1999 was approximately $731,911 and $216,355, respectively.

                       INTELISPAN, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999
 Operating Leases

   At December 31, 2000, future minimum payments for operating leases required for years ending December 31 are as follows:


     Year ending December 31:
     2001.......................................................... $  917,137
     2002..........................................................    834,264
     2003..........................................................    641,636
     2004..........................................................    281,384
     2005..........................................................    283,255
     2006 and thereafter...........................................    650,207
                                                                    ----------
                                                                    $3,607,883
                                                                    ==========

 Capital Leases

   At December 31, 2000, future minimum annual rental commitments for the years ending December 31 under noncancelable capital lease obligations are as follows:

     Year ending December 31:
     2001........................................................... $  410,481
     2002...........................................................    425,500
     2003...........................................................    420,109
     2004...........................................................     23,947
                                                                     ----------
       Total minimum lease payments.................................  1,280,037
     Less amount representing interest..............................   (104,272)
                                                                     ----------
     Present value of minimum capital lease payments................ $1,175,765
                                                                     ==========

   The Company had on hand at December 31, 2000 equipment valued at approximately $1,300,000 which has not been placed in lease at December 31, 2000. The leases are 36-month leases. The payments are included in the table above.

   Capital leases are for network, computer and office equipment. Capital lease property included in property and equipment at December 31, 2000 is as follows:

     Network equipment.............................................. $1,444,365
     Computer equipment.............................................     22,595
     Office equipment...............................................     35,181
       Less accumulated depreciation................................   (263,005)
                                                                     ----------
                                                                     $1,239,136
                                                                     ==========

8. SHAREHOLDERS' EQUITY

 Private Placement Offerings

   In March 1999, the Company completed a private placement offering in which 542,001 shares of common stock were issued at $1.40 per share for net proceeds of approximately $694,000.

                       INTELISPAN, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999

   In December 1999, the Company commenced a private placement offering of up to 250 units at a price of $100,000 per unit. The placement agent had a right to sell an additional 50 units to cover any over-allotments. Each unit consists of (a) 133,333 shares of common stock and (b) a warrant to purchase 66,667 shares of common stock at an exercise price of $0.75 per share. The warrants are callable by the Company under certain circumstances. The Company issued to the placement agent seven-year warrants to purchase, at an exercise price of $0.75 per share, 33.33% of the shares of common stock (a) included in the units sold and (b) issuable upon exercise of the warrants. The warrants vested upon issuance and are exercisable for a period of 7 years. In connection with the unit warrants and placement agent warrants, approximately $10 million has been allocated to stock warrants. The fair value of the warrants was calculated under the Black-Scholes option pricing model. The following table presents certain information regarding the units sold in this private placement during 1999:

     Units sold.....................................................      139.51
     Shares of common stock issued .................................  18,601,287
     Warrants issued at $0.75 per share.............................   9,300,713
     Agent warrants issued at $0.75 per share.......................   9,300,667
     Value of bridge warrants allocated to cost of capital.......... $ 7,050,418
     Value of 60,000 share retainer as cost of capital ............. $    31,800
     Commissions paid to placement agent ........................... $   934,920
     Structuring fees paid to placement agent ...................... $   400,680
     Offering expenses ............................................. $   347,808

   During January and February 2000, the Company completed its private placement of 250 units, including the placement agent's exercise of the over-allotment option of 50 units. In connection with the unit warrants and placement agent warrants, approximately $12.5 million has been allocated to stock warrants. The fair value of the warrants was calculated under the Black-Scholes option pricing model. The following table presents certain information regarding the private placement completed during January and February 2000:

                                                January   February    Total
                                               ---------- --------- ----------
  Units sold................................       160.49      13.50     173.99
  Shares of common stock issued.............   21,398,613  1,799,996 23,198,609
  Warrants issued at $0.75 per share........   10,699,387    900,005 11,599,392
  Agent warrants issued at $0.75 per share..   10,699,333    900,000 11,599,333
  Commissions paid to the placement agent...  $ 1,123,430 $   94,500  1,217,930
  Structuring fees paid to the placement
   agent....................................  $   481,470 $   40,500    521,970
  Offering expenses.........................  $    52,500 $   57,204    109,704

 Cashless Conversion of Warrants

   In September 2000, the Company completed an offering to the holders of the 20,900,105 Unit Warrants and 20,900,000 placement agent warrants from its December 1999 and January and February 2000 private placements. In this offering, the Company provided these warrant holders with the one-time right to exercise their warrants, on a cashless basis, using a reduced exercise price of $0.50 and an implied valuation of the Company's common stock (for the purpose of computing the cashless exercise right) of $4.00 per share. The Company did not receive any proceeds from the offering.

   As a result of the offering, holders of 19,806,668 Unit Warrants and 20,835,240 placement agent warrants exercised their rights, resulting in the Company issuing approximately 17,331,058 and 18,230,883 shares of common stock to such holders, respectively. In connection with the modification of the original terms of the unit warrants and placement agent warrants, the Company recorded $10.2 million as a common stock dividend.

                       INTELISPAN, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999

 Shares and Warrants Issued To Consultants

   In April 2000, the Company entered into an agreement with a marketing firm to provide marketing services. In connection with that agreement, the Company issued to the marketing firm warrants to purchase up to 40,000 shares of Intelispan stock at $3.812 per share. The warrants are exercisable as follows:
10,000 each on July 1 and October 1, 2000 and January 1 and April 1, 2001. The expense incurred during 2000 as a result of issuing these warrants was $23,092.

   In January 2000, the Company entered into an agreement for consulting services with a third party. In connection with that agreement, the Company issued a warrant to purchase up to 125,000 shares at an exercise price of $0.75. The warrants became exercisable at the rate of 1/12th per calendar month during 2000 and were fully vested at calendar year-end. The expense incurred during 2000 as a result of issuing these warrants was $43,127.

 Series A Preferred Stock

   In August 1999, seven investors from a July 1998 private placement elected to exchange their original investments into the Company's most recent private placement. These investors originally invested a total of $2.56 million in the July 1998 offering by purchasing 341,333 units at $7.50 per unit. Each unit consisted of a share of common stock and a warrant to purchase an additional half share of common stock. The original investment included the Company's commitment to permit these investors to exchange their investments, at the option of the investor, for an investment in the Company's next private offering. Each investor exercised this right and exchanged their units in the August 1999 private placement, in which the Company offered Series A preferred shares at $100 per share. These preferred shares include a 10% annual dividend, best efforts registration rights and a conversion right into 50 shares of common stock, exercisable at the option of the holder at any time beginning in February 2000. No new investors purchased securities in the August 1999 offering.

   On April 4, 2000, holders of 3,600 shares of Series A Preferred exercised their conversion rights and received 180,000 shares of common stock. On November 1, 2000, a holder of 5,000 shares of Series A Preferred exercised his conversion right and received 250,000 shares of common stock.

 Warrants

   At December 31, 2000, the Company had outstanding 1,007,715 warrants to purchase common stock with exercise prices ranging from $0.75 to $7.00 per share. The Company also had outstanding from its January and February 2000 private placements a total of 1,093,437 Unit Warrants and 64,760 Placement Agent Warrants, each exercisable at $0.75 per share.

 Shares Issued as Compensation

   During fiscal year 2000, the Company issued 165,440 shares of common stock as compensation for services. The Company recorded compensation expense in the amount of $257,500 based on fair value of common stock as a result of issuing the shares. An additional 186,167 shares were issued and placed into escrow to be earned over time.

 Preferred Stock Dividends

   During fiscal year 2000, the Company issued 69,693 shares of common stock to the preferred stock shareholders as dividends on the preferred stock. The 10% annual dividend can be paid in either common shares of the Company or cash. The Company has not paid the dividends due the preferred shareholders for the November 1, 2000 dividend. The Company owes either $55,000 or 108,640 shares of common stock included in accrued liabilities in the accompanying balance sheet.

                       INTELISPAN, INC. AND SUBSIDIARIES

                             DECEMBER 2000 AND 1999

9. SAVINGS PLANS

   The Company has a SIMPLE Plan (the Plan), which covers all legacy employees who have earned or are expected to earn at least $5,000 during the year or who have been employed by the Company for six months. Eligible employees may elect to defer up to $6,000 each year. The Company matches employee deferrals up to 3% of an employee's salary. During 2000 and 1999, the Company contributed $28,806 and $28,135, respectively, to the Plan.

   Devise Associates, Inc. has a 401(k) Savings Plan (Devise Plan) which covers all of legacy Devise employees. Devise would make a discretionary match of 25% of the employees' contribution percentage up to 2% of compensation. The matching contribution vested over four years. Full-time employees could begin immediately. Since acquisition by the Company, contributions to the Devise Plan were $10,036.

   At December 31, 2000, the Plan was discontinued and the Devise Plan was amended to become the Intelispan, Inc. 401(k) Savings Plan with all Company fulltime employees being eligible to participate.

10. STOCK OPTION PLAN

   The Company adopted the Intelispan, Inc. Performance Equity Plan ("1998 Plan") in September 1998. The 1998 Plan provides for the issuance of stock options (incentive and nonqualified), restricted stock grants and other stock-based awards granting the right to purchase up to 2,704,670 shares of common stock to employees, directors, and consultants. Under the stock option provisions of the 1998 Plan, options may be granted to purchase shares of the Company's common stock at not less than fair market value at the date of grant and are exercisable for a period not exceeding ten years from the date of grant.

   Effective with the adoption of the 1998 Plan, the Company has adopted the disclosure requirements of SFAS No. 123, Accounting for Stock-Based Compensation. As permitted under SFAS No. 123, the Company will measure stock-based compensation expense based on the principles of APB No. 25 for the excess of the market price at the grant date over the amount the employee must pay for the stock. SFAS No. 123 requires disclosure of pro forma net earnings and pro forma net earnings per share as if the fair value based method had been applied in measuring compensation expense for awards granted.

   The following tables summarizes the activity under and outside of the plans:

                                1998 OPTION PLAN

                                                         Weighted
                                                         Average
                                  Number      Exercise   Exercise
                                of Options     Price      Price   Exercisable
                                ----------  ------------ -------- -----------
    Outstanding December 31,
     1998...................... 1,733,100   $4.00--$9.00  $4.23      716,880
     Granted .................. 1,044,708   $0.00--$3.63  $1.96
     Exercised ................  (262,408)  $0.00--$2.00  $0.23          --
     Forfeitures ..............  (253,438)  $2.50--$9.00  $3.52
                                ---------   ------------  -----    ---------
    Outstanding December 31,
     1999...................... 2,261,962   $0.75--$3.63  $2.51    1,342,693
     Granted ..................       --             --
     Exercised ................       --             --     --           --
     Forfeitures ..............  (176,648)  $0.75--$3.63  $3.09
                                ---------   ------------  -----    ---------
    Outstanding December 31,
     2000...................... 2,085,314   $0.75--$3.63  $2.46    1,793,304
                                =========   ============  =====    =========

   In March 2000, the Company's Board of Directors adopted the Intelispan, Inc. 2000 Equity Incentive Compensation Plan ("2000 Plan") and the Company's shareholders approved the plan on April 4, 2000. The

                       INTELISPAN, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999
2000 Plan provides for grants of stock options, stock appreciation rights, or SARs, restricted stock, deferred stock, other stock-related awards, and performance or annual incentive awards that may be settled in cash, stock, or other property. Persons eligible to receive awards under the 2000 Plan are the Company's officers, directors, employees, and independent contractors.

   Under the 2000 Plan, the total number of shares of common stock that may be subject to the granting of awards shall not exceed in the aggregate 7.4% of the issued shares of the Company's common stock as of the date the 2000 Plan is adopted; provided that, if the number of issued shares of common stock is increased after such date, the maximum number of shares of common stock for which awards may be granted under the 2000 Plan shall be increased by 7.4% of such increase.

The following table summarizes activity under this plan:

                                2000 OPTION PLAN

                                                         Weighted
                                                         Average
                                  Number      Exercise   Exercise
                                of Options     Price      Price   Exercisable
                                ----------  ------------ -------- -----------
    Outstanding December 31,
     1999......................       --             --     --          --
     Granted .................. 5,632,400   $ .26--$5.88  $2.34
     Exercised ................       --                                --
     Forfeitures ..............  (461,749)  $1.66--$4.69  $2.47
                                ---------   ------------  -----     -------
    Outstanding December 31,
     2000...................... 5,170,651   $0.26--$5.88  $2.33     659,934
                                =========   ============  =====     =======

   During 1999 and 2000, stock options were issued to employees which were not issued from an existing plan. The following table summarizes the options granted outside of a plan:

                              OUTSIDE OPTION PLANS

                                                         Weighted
                                                         Average
                                  Number      Exercise   Exercise
                                of Options     Price      Price   Exercisable
                                ----------  ------------ -------- -----------
    Outstanding December 31,
     1999...................... 3,550,000   $1.00--$2.50  $1.23          --
     Granted .................. 5,875,000   $0.42--$3.94  $1.23
     Exercised ................       --             --     --
     Forfeitures ..............   (33,250)  $       3.94  $3.94
                                ---------   ------------  -----    ---------
    Outstanding December 31,
     2000...................... 9,391,750   $0.42--$3.94  $1.31    1,108,846
                                =========   ============  =====    =========

   At December 31, 2000, there were approximately 351,948 and 8,078,076 shares available for grant under the 1998 and the 2000 plans, respectively. The fair value of stock options granted under the plan for the years ended December 31, 2000 and 1999 were $20.3 million and $6.9 million, respectively, based on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: expected dividend yield of 0%, expected volatility of 170%, risk-free interest rate range of 5.10% to 6.81% and an expected life of 5 years.

                       INTELISPAN, INC. AND SUBSIDIARIES

                          DECEMBER 31, 2000 AND 1999

   The following table summarizes information about the stock options outstanding at December 31, 2000:

                                 Weighted  Weighted             Weighted
         Range of                 Average  Average              Average
         Exercise      Options   Remaining Exercise   Options   Exercise
          Price      Outstanding   Life     Price   Exercisable  Price
         --------    ----------- --------- -------- ----------- --------
       $0.75--$3.63   2,085,314    7.93     $2.46    1,793,304   $2.47
       $0.26--$5.88   5,170,651    9.43     $2.33      659,934   $2.63
       $0.42--$3.94   9,391,750    9.27     $1.31    1,108,846   $1.85

   Common stock received through the exercise of nonqualified options results in a tax deduction for the Company equivalent to the taxable income recognized by the optionee at time of exercise. For financial reporting purposes, the tax effect of this deduction is accounted for as a credit to additional paid-in capital rather than as a reduction of income tax expense. There were no exercises of such options during the period ended December 31, 2000. Stock grants for 232,408 shares exercisable at no cost to the holders were awarded to consultants in 1999 under the 1998 Option Plan. Accordingly, $353,705 of expense was recorded for fiscal 1999.

   The Company applies APB Opinion No. 25 in accounting for its various stock plans and, accordingly, no compensation costs for the Option Plan are reflected in the consolidated financial statements. Had the Company determined compensation cost in accordance with SFAS No. 123, the Company's net loss per share would have increased the pro forma amounts indicated below:

                                                           December 31,
                                                      ------------------------
                                                          2000         1999
                                                      ------------  ----------
    Net loss:
      As reported.................................... $(13,992,117) (5,902,864)
                                                      ============  ==========
      Pro forma (unaudited).......................... $(21,714,689) (8,448,157)
                                                      ============  ==========
    Net loss per common share:
      As reported.................................... $      (0.17)      (0.28)
                                                      ============  ==========
      Pro forma (unaudited).......................... $      (0.27)      (0.41)
                                                      ============  ==========

11. CONTINGENCIES

   The Company is involved in litigation and claims arising in the normal course of operations. In the opinion of management, based on consultation with legal counsel, losses, if any, from this litigation are immaterial.

12. SEGMENTS

   The VPN segment provides virtual private network services to customers that include providing remote access to a corporate local or wide area networks through dial or dedicated access and the resale of Internet services, both dial and dedicated. The MNS segment provides remote management or monitoring of a customer's internal network, and network design, implementation and management consultancy services.

                       INTELISPAN, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999

                               BUSINESS SEGMENTS

     Year Ended December 31, 2000           VPN          MNS      Consolidated
     ----------------------------       ------------  ----------  ------------
     Revenues ......................... $  2,356,998  $2,884,656  $  5,241,654
     Cost of Sales ....................    4,350,270   1,829,954     6,180,224
                                        ------------  ----------  ------------
     Gross Margin .....................   (1,993,272)  1,054,702      (938,570)
     Selling, General & Administrative    12,300,520   1,606,075    13,906,595
     Operating loss ...................  (14,293,792)   (551,373)  (14,845,165)
     Investment Income ................    1,039,381      35,622     1,075,003
     Interest Expense .................          --      (23,716)      (23,716)
     Other Income .....................        6,911      15,962        22,873
                                        ------------  ----------  ------------
     Net loss ......................... $(13,247,500) $ (523,505) $(13,771,005)
                                        ============  ==========  ============
     Year Ended December 31, 1999
     ----------------------------
     Revenues.......................... $    743,709  $      --   $    743,709
     Cost of Sales ....................    1,286,410         --      1,286,410
                                        ------------  ----------  ------------
     Gross Margin .....................     (542,701)        --       (542,701)
     Selling, General & Administrative     4,827,452         --      4,827,452
     Operating loss ...................   (5,370,153)        --     (5,370,153)
     Investment Income ................       12,073         --         12,073
     Interest Expense .................     (531,331)        --       (531,331)
     Other Income .....................       82,547         --         82,547
                                        ------------  ----------  ------------
     Net loss ......................... $ (5,806,864) $      --   $ (5,806,864)
                                        ============  ==========  ============

   The Company's revenues have all been earned from customers in the United States. In addition, all operations and assets are based in the United States. In 2000, for the VPN segment, two customers accounted for approximately 41% and 14% of the segment revenue. Three customers account for approximately 25%, 15% and 14% of 1999 revenue. For the MNS segment, three customers account for 14%, 13% and 9% of the segment revenue. The Company did not have this segment in 1999.

13. SUBSEQUENT EVENTS

   As of February 1, 2001, the Company owes the preferred stockholders a cash dividend of $42,500 or 75,785 additional common shares. The Company's Board of Directors has not yet determined how this dividend or the November 1, 2000 dividend is to be paid.

   The Company entered into a definitive merger agreement with McLeodUSA Incorporated (Nasdaq: MCLD) on March 17, 2001. Under the terms of the agreement, which have been approved by the Board of Directors of both companies, the Company's shareholders will receive approximately $0.03 of a share of McLeodUSA Class A common stock for each share of Intelispan common stock. McLeodUSA will issue up to 3.5 million new shares to complete the transaction. The transaction is expected to qualify as a tax-free reorganization. The anticipated closing of this transaction is the second quarter of 2001, subject to certain closing conditions including approval by our shareholders.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Devise Associates, Inc.:

   We have audited the accompanying balance sheets of DEVISE ASSOCIATES, INC. (a New York Corporation) as of December 31, 1999 and 1998 and the related statements of operations, stockholders' equity and comprehensive income, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Devise Associates, Inc. as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

                                          /s/ Arthur Andersen LLP

Atlanta, Georgia
June 23, 2000

                            DEVISE ASSOCIATES, INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998

                                                           1999        1998
                                                        ----------  ----------
ASSETS
Current assets:
  Cash and cash equivalents............................ $    1,813  $    1,904
  Accounts receivable, net of allowance for doubtful
   accounts of $5,000 at December 31, 1999 and 1998....    888,905     723,679
  Investments in marketable securities.................    400,385     341,371
  Prepaids and other current assets....................     64,742      54,163
                                                        ----------  ----------
    Total current assets...............................  1,355,845   1,121,117
                                                        ----------  ----------
Property and equipment:
  Computers and computer equipment.....................    492,119     354,346
  Furniture and fixtures...............................    100,417      79,666
                                                        ----------  ----------
                                                           592,536     434,012
  Less accumulated depreciation........................   (367,977)   (270,469)
                                                        ----------  ----------
    Property and equipment, net........................    224,559     163,543
                                                        ----------  ----------
    Total assets....................................... $1,580,404  $1,284,660
                                                        ==========  ==========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Lines of credit...................................... $  494,384  $  159,000
  Accounts payable.....................................    360,032     300,424
  Accrued expenses.....................................    126,707      99,133
  Deferred revenues....................................    337,176     315,575
  Current portion of capital lease obligations.........     22,400      20,661
                                                        ----------  ----------
    Total current liabilities..........................  1,340,699     894,743
Noncurrent liabilities:
  Notes payable........................................    255,000     280,000
  Capital lease obligations............................     20,361      42,761
                                                        ----------  ----------
    Total liabilities..................................  1,616,060   1,217,504
                                                        ----------  ----------
Commitments and contingencies (Note 5)
Stockholders' equity:
  Common stock, no par value; 100 shares authorized,
   issued, and outstanding in 1999 and 1998............      1,200       1,200
  Unrealized gains on marketable securities............     86,519      37,619
  (Accumulated deficit) retained earnings..............   (123,375)     28,337
                                                        ----------  ----------
    Total stockholders' (deficit) equity...............    (35,656)     67,156
                                                        ----------  ----------
    Total liabilities and stockholders' equity......... $1,580,404  $1,284,660
                                                        ==========  ==========

       The accompanying notes are an integral part of these balance sheets.

                            DEVISE ASSOCIATES, INC.

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                            1999        1998
                                                         ----------  ----------
Revenues................................................ $5,261,114  $4,129,859
                                                         ----------  ----------
Operating expenses:
  Cost of revenues......................................  2,205,708   1,652,189
  Sales and marketing...................................    284,121     147,436
  General and administrative............................  2,789,190   2,162,905
  Depreciation..........................................     97,508      73,997
                                                         ----------  ----------
    Total operating expenses............................  5,376,527   4,036,527
                                                         ----------  ----------
Operating (loss) income.................................   (115,413)     93,332
Interest expense, net...................................    (59,835)    (28,806)
Other income............................................    139,933      70,617
                                                         ----------  ----------
Net (loss) income....................................... $  (35,315) $  135,143
                                                         ==========  ==========


         The accompanying notes are an integral part of these statements.

                            DEVISE ASSOCIATES, INC.

          STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                       Retained
                            Common Stock               Earnings       Total
                            ------------- Unrealized (Accumulated Stockholders'
                            Shares Amount   Gains      Deficit)      Equity
                            ------ ------ ---------- ------------ -------------
Balance, December 31,
 1997......................  100   $1,200  $     0    $ (53,546)    $ (52,346)
                                                                    ---------
  Comprehensive income:
    Net income.............    0        0        0      135,143       135,143
    Net change in
     unrealized gains on
     marketable
     securities............    0        0   37,619            0        37,619
                                                                    ---------
      Total comprehensive
       income..............                                           172,762
                                                                    ---------
  Distribution to
   stockholder.............    0        0        0      (53,260)      (53,260)
                             ---   ------  -------    ---------     ---------
Balance, December 31,
 1998......................  100    1,200   37,619       28,337        67,156
                                                                    ---------
  Comprehensive income:
  Net loss.................    0        0        0      (35,315)      (35,315)
    Net change in
     unrealized gains on
     marketable
     securities............    0        0   48,900            0        48,900
                                                                    ---------
      Total comprehensive
       income                                                          13,585
                                                                    ---------
  Distribution to
   stockholder.............    0        0        0     (116,397)     (116,397)
                             ---   ------  -------    ---------     ---------
Balance, December 31,
 1999......................  100   $1,200  $86,519    $(123,375)    $ (35,656)
                             ===   ======  =======    =========     =========


        The accompanying notes are an integral part of these statements.

                            DEVISE ASSOCIATES, INC.

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                              1999      1998
                                                            --------  --------
Cash flows from operating activities:
 Net (loss) income......................................... $(35,315) $135,143
                                                            --------  --------
 Adjustments to reconcile net (loss) income to net cash
  (used in) provided by operating activities:
  Depreciation.............................................   97,508    73,997
  Changes in operating assets and liabilities:
   Accounts receivable..................................... (165,226)   (1,478)
   Prepaids and other current assets.......................  (10,579)  (20,041)
    Accounts payable and accrued expenses..................   87,182   (28,409)
   Deferred revenue........................................   21,601    (2,388)
                                                            --------  --------
    Total adjustments......................................   30,486    21,681
                                                            --------  --------
    Net cash (used in) provided by operating activities....   (4,829)  156,824
                                                            --------  --------
Cash flows from investing activities:
 Capital expenditures...................................... (158,524)  (86,904)
 Purchase of marketable securities.........................  (10,114) (303,752)
                                                            --------  --------
    Net cash used in investing activities.................. (168,638) (390,656)
                                                            --------  --------
Cash flows from financing activities:
 Proceeds from line of credit, net.........................  335,384    71,000
   (Payments) proceeds on short-term borrowings and notes
    payable................................................  (19,890)  237,188
   Distributions to stockholder............................ (116,397)  (53,260)
   Payments on capital lease obligations...................  (25,721)  (20,611)
                                                            --------  --------
    Net cash provided by financing activities..............  173,376   234,267
                                                            --------  --------
Net (decrease) increase in cash and cash equivalents.......      (91)      435
Cash and cash equivalents at beginning of year.............    1,904     1,469
                                                            --------  --------
Cash and cash equivalents at end of year................... $  1,813  $  1,904
                                                            ========  ========
Supplemental disclosure of cash flow information:
 Cash paid during the year for interest.................... $ 19,804  $ 14,707
                                                            ========  ========
Capital lease obligations incurred for property and
 equipment................................................. $      0  $ 27,165
                                                            ========  ========

        The accompanying notes are an integral part of these statements.

                            DEVISE ASSOCIATES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998


1. NATURE OF BUSINESS AND ORGANIZATION

   Devise Associates, Inc. (the "Company") is a leading computer systems network integrator with headquarters in New York, New York. The Company provides managed services, consults, designs, builds, and services computer networks. The Company is a Microsoft Certified Solutions Provider, Novell Platinum Partner, and authorized reseller of Computer Associates Unicenter TNG, ARCserve, and Enterprise Edition Software Solutions. Other partners include Nortel Networks, Cisco Systems, Symantec, Checkpoint, Citrix, 3-Com, and AT&T. The Company has been in business since 1985 and supports hundreds of clients in the New York metropolitan area as well as national and international accounts.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

   The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States.

 Accounting Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

 Revenue Recognition

   The Company generates revenue primarily from service and support, maintenance, implementation, and other services. Service and support, maintenance, and other revenues are recognized as work is performed. Implementation services include delivery of hardware and project implementation. Revenues from hardware sales are recognized upon delivery and revenues for implementation are recognized upon system turnover.

 Deferred Revenue

   Deferred revenue represents the liability for advance billings to customers related to projects in progress at period-end. Such amounts are recognized as revenues when the project is completed.

 Cash and Cash Equivalents

   The Company considers all short-term, highly liquid investments with an original maturity date of three months or less to be cash equivalents. Cash and cash equivalents are stated at cost, which approximates fair value.

 Investments in Marketable Securities

   The Company follows Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 mandates that a determination be made of the appropriate classification for debt and equity securities with a readily determinable fair value at the time of purchase and a reevaluation of such

                            DEVISE ASSOCIATES, INC.

                           DECEMBER 31, 1999 AND 1998

designation as of each balance sheet date. At December 31, 1999 and 1998, investments consisted of equity instruments. All investments are deemed by management to be available for sale and are reported at fair value with net unrealized gains or losses reported within stockholders' equity. Realized gains and losses are recorded based on the specific identification method. For the years ended December 31, 1999 and 1998, realized gains were $16,380 and $6,430, respectively. The carrying amount of the Company's investments at December 31, 1999 and 1998 is shown in the table below:

                                                   1999              1998
                                             ----------------- -----------------
                                                       Market            Market
                                               Cost    Value     Cost    Value
                                             -------- -------- -------- --------
   Investments:
     Mutual funds........................... $309,986 $400,385 $303,338 $341,371
                                             ======== ======== ======== ========

 Property and Equipment

   Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the respective assets for financial reporting purposes. Major additions and improvements are charged to the property accounts while maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed in the current period. Estimated useful lives for the Company's assets are as follows:

   Computer and computer equipment..................................  Five years
   Furniture and fixtures........................................... Seven years

   At December 31, 1999 and 1998, the Company had $80,195 and $64,156, respectively, equipment under capital leases included in property and equipment. Depreciation expense was $97,508 and $73,997 for the years ended December 31, 1999 and 1998, respectively.

 Long-Lived Assets

   The Company periodically reviews the values assigned to long-lived assets, such as property and equipment, to determine whether any impairments are other than temporary. An impairment will be recognized when the future net cash flows estimated to be generated by the asset are insufficient to recover the current carrying value of the asset. Estimates of future cash flows are based on many factors, including current operating results, expected market trends, and competitive influences. Management believes that the long-lived assets in the accompanying balance sheets are appropriately valued.

 Advertising Costs

   Advertising costs related primarily to print advertising are expensed as incurred. Advertising expenses included in sales and marketing expenses were $20,763 and $5,660 for the years ended December 31, 1999 and 1998, respectively.

 Income Taxes

   Income taxes are payable personally by the stockholders pursuant to an election under Subchapter S of the Internal Revenue Code and similar statutes in applicable states. Accordingly, no provision has been made for deferred or current federal and state income taxes.

                            DEVISE ASSOCIATES, INC.

                           DECEMBER 31, 1999 and 1998


 Comprehensive Income (Loss)

   The Company follows SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The Company has chosen to disclose comprehensive income, which consists of net income (loss) and unrealized gains on investments, in the statements of stockholders' equity and comprehensive income.

 Concentration of Credit Risk

   Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade receivables. The Company's cash investment policies limit investments to short-term, low-risk instruments. Concentrations of credit risk with respect to trade receivables are limited due to the number of customers comprising the customer base.

3. LINE OF CREDIT

   At December 31, 1999 and 1998, the Company had a $750,000 and $300,000, respectively, working capital line of credit agreement (the "Credit Agreement") with a bank. The Credit Agreement expires May 2001 and carried an interest rate of 8.5% at December 31, 1999. The Company had $379,384 and $0 outstanding at December 31, 1999 and 1998, respectively.

   At December 31, 1999 and 1998, the Company had $100,000 line of credit ("Credit Agreement #2") with a bank. Credit Agreement #2 expires November 2000 and renews automatically on an annual basis if the Company is in good standing with the bank or becomes a three-year term loan if the Company is deemed not to be in good standing with the bank. Credit Agreement #2 carried an interest rate of 10.75% at December 31, 1999. The Company had $55,000 and $79,000 outstanding at December 31, 1999 and 1998, respectively.

   At December 31, 1999 and 1998, the Company had a $100,000 line of credit ("Credit Agreement #3") with a bank. Credit Agreement #3 expires August 2002 and carried an interest rate of 13% at December 31, 1999. The Company had $60,000 and $80,000 outstanding at December 31, 1999 and 1998, respectively.

4. CAPITAL LEASES OBLIGATIONS

   The Company is obligated for certain capital leases for computer and office equipment. Future minimum payments related to these capital leases at December 31, 1999 are as follows:

    2000............................................................... $25,721
    2001...............................................................  16,693
    2002...............................................................   5,391
                                                                        -------
      Total minimum lease payments.....................................  47,805
    Less interest included in lease payments...........................   5,044
                                                                        -------
    Present value of future minimum lease payments.....................  42,761
    Less current portion of capital lease obligations..................  22,400
                                                                        -------
    Noncurrent capital lease obligations............................... $20,361
                                                                        =======

                            DEVISE ASSOCIATES, INC.

                           DECEMBER 31, 1999 AND 1998


   Capital leases are for computers and computer equipment and furniture and fixtures. Capital Lease property included in property and equipment at December 31, 1999 is as follows:

    Computers and computer equipment................................... $62,345
    Furniture and fixtures.............................................  16,634
    Less accumulated amortization...................................... (27,203)
                                                                        -------
                                                                        $51,776
                                                                        =======

5. COMMITMENTS AND CONTINGENCIES

   The Company has entered into noncancelable operating lease agreements for office space which expire at various dates through June 2008. Future minimum lease payments are due as follows:

    2000............................................................. $  235,536
    2001.............................................................    243,171
    2002.............................................................    266,076
    2003.............................................................    266,076
    2004 and thereafter..............................................  2,010,869
                                                                      ----------
                                                                      $3,021,728
                                                                      ==========

   Rental expenses were approximately $200,000 and $60,000 for the years ended December 31, 1999 and 1998, respectively.

 Reseller Agreement

   During the year ended December 31, 1999, the Company entered into a reseller agreement with a software company. Under the terms of the agreement, the Company will resell purchased software over a period of three years. The agreement requires a minimum guaranteed payment of $460,000 during 2000. At December 31, 1999, the Company had prepaid $60,000 under the agreement and that amount has been included in other current assets.

 Legal Proceedings

   The Company is subject to legal proceedings and claims that arise in the ordinary course of business. Management is not aware of any asserted or pending litigation or claims against the Company that would have a material adverse effect on the Company's financial condition, results of operations, or liquidity.

6. RELATED PARTY TRANSACTIONS

   During 1999 and 1998, the Company had outstanding notes of $255,000 and $280,000, respectively, payable to relatives of an officer/principal shareholder of the Company. These notes bear interest at a rate of 10% per annum, mature on the fifteenth anniversary or convert to common stock upon change of control based on the estimated fair market value on the date of promissory note issuance. The notes mature in 2005 and thereafter.

7. SUBSEQUENT EVENT (UNAUDITED)

   On June 8, 2000, the Company signed a definitive agreement to sell substantially all of its assets and the business related to those assets under the terms of a stock purchase agreement with Intelispan, Inc. Total consideration will be approximately $7 million.

                                                                      APPENDIX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                  By and Among

                            McLEODUSA INCORPORATED,

                        IGUANA ACQUISITION CORPORATION,

                                      and

                                INTELISPAN, INC.

                           Dated as of March 17, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
 ARTICLE I        THE MERGER............................................    A-1
    Section 1.01. The Merger............................................    A-1
    Section 1.02. Effective Time........................................    A-1
    Section 1.03. Effect of the Merger..................................    A-2
    Section 1.04. Articles of Incorporation; Bylaws.....................    A-2
    Section 1.05. Directors and Officers................................    A-2

 ARTICLE II       CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES AND
                  OTHER INSTRUMENTS.....................................    A-2
    Section 2.01. Conversion of Securities..............................    A-2
    Section 2.02. Exchange of Certificates or Instruments...............    A-3
    Section 2.03. Stock Transfer Books..................................    A-5
    Section 2.04. Stock Options.........................................    A-5
    Section 2.05. Company Warrants......................................    A-6
    Section 2.06. Closing...............................................    A-6

 ARTICLE III      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........    A-6
    Section 3.01. Organization and Standing.............................    A-6
    Section 3.02. Subsidiaries..........................................    A-7
    Section 3.03. Articles of Incorporation and Bylaws..................    A-7
    Section 3.04. Capitalization........................................    A-7
    Section 3.05. Authority; Binding Obligation.........................    A-8
    Section 3.06. No Conflict; Required Filings and Consents............    A-8
    Section 3.07. Licenses; Compliance..................................    A-9
    Section 3.08. SEC Documents.........................................   A-10
    Section 3.09. Reorganization........................................   A-11
    Section 3.10. Vote Required.........................................   A-11
    Section 3.11. Brokers...............................................   A-11
    Section 3.12. Disclosure............................................   A-11
    Section 3.13. Intellectual Property.................................   A-12
    Section 3.14. Absence of Undisclosed Liabilities....................   A-12
    Section 3.15. Absence of Certain Changes or Events..................   A-12
    Section 3.16. Litigation; Disputes..................................   A-12
    Section 3.17. Pension and Benefit Plans.............................   A-13
    Section 3.18. Taxes and Tax Matters.................................   A-15
    Section 3.19. Opinion of Financial Advisor..........................   A-16
    Section 3.20. Board Recommendation..................................   A-16
    Section 3.21. Voting Agreements.....................................   A-16
    Section 3.22. Copies of Documents...................................   A-16
    Section 3.23. Affiliate Agreements..................................   A-16
    Section 3.24. State Takeover Statutes; Certain Charter Provisions...   A-16
    Section 3.25. Dissenters' Rights....................................   A-16
    Section 3.26. Foreign Corrupt Practices and International Trade
                   Sanctions............................................   A-17
    Section 3.27. Insurance.............................................   A-17
    Section 3.28. Environmental Matters.................................   A-17
    Section 3.29. Certain Contracts.....................................   A-17
    Section 3.30. Customer Information..................................   A-18
    Section 3.31. Debt Instruments......................................   A-18

                                                                          Page
                                                                          ----
 ARTICLE IV       REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND
                  ACQUIROR SUB..........................................  A-18
    Section 4.01. Organization and Standing; Subsidiaries...............  A-19
    Section 4.02. Certificate of Incorporation and Bylaws...............  A-19
    Section 4.03. Capitalization........................................  A-19
    Section 4.04. Authority; Binding Obligation.........................  A-20
    Section 4.05. No Conflict; Required Filings and Consents............  A-20
    Section 4.06. Compliance............................................  A-21
    Section 4.07. SEC Documents.........................................  A-21
    Section 4.08. Reorganization........................................  A-22
    Section 4.09. Brokers...............................................  A-22
    Section 4.10. Disclosure............................................  A-22
    Section 4.11. No Prior Activities of Acquiror Sub...................  A-22
    Section 4.12. Acquiror Common Stock.................................  A-22

 ARTICLE V        COVENANTS RELATING TO CONDUCT OF BUSINESS.............  A-22
    Section 5.01. Conduct of Business of the Company....................  A-22
    Section 5.02. Other Actions.........................................  A-24
    Section 5.03. Certain Tax Matters...................................  A-25
    Section 5.04. Access and Information................................  A-25
    Section 5.05. No Solicitation.......................................  A-25

 ARTICLE VI       ADDITIONAL AGREEMENTS.................................  A-27
    Section 6.01. Registration Statement; Proxy Statement...............  A-27
    Section 6.02. Meeting of Company Shareholders.......................  A-28
    Section 6.03. Appropriate Action; Consents; Filings.................  A-28
    Section 6.04. Letters of Accountants................................  A-29
    Section 6.05. Update Disclosure; Breaches...........................  A-29
    Section 6.06. Public Announcements..................................  A-30
    Section 6.07. Employee Matters......................................  A-30
    Section 6.08. Unaudited Financial Information.......................  A-30
    Section 6.09. Environmental Matters.................................  A-31
    Section 6.10. Post-Signing SEC Documents............................  A-31
    Section 6.11. Affiliates............................................  A-31
    Section 6.12. Tax Returns...........................................  A-31
    Section 6.13. Reorganization........................................  A-31
    Section 6.14. Obligations of Acquiror Sub...........................  A-31
    Section 6.15. Acquiror Option Shares................................  A-31
    Section 6.16. Stockholder Agreement.................................  A-31
    Section 6.17. Additional Commitments................................  A-31

 ARTICLE VII      CONDITIONS PRECEDENT..................................  A-32
    Section 7.01. Conditions to Obligations of Each Party Under This
                   Merger Agreement.....................................  A-32
    Section 7.02. Additional Conditions to Obligations of Acquiror and
                   Acquiror Sub.........................................  A-32
    Section 7.03. Additional Conditions to Obligations of the Company...  A-34

 ARTICLE VIII     TERMINATION, AMENDMENT AND WAIVER.....................  A-35
    Section 8.01. Termination...........................................  A-35
    Section 8.02. Effect of Termination.................................  A-36
    Section 8.03. Expenses..............................................  A-36
    Section 8.04. Conditional Loan Commitment...........................  A-36
    Section 8.05. Amendment.............................................  A-37
    Section 8.06. Extension; Waiver.....................................  A-37

                                                                            Page
                                                                            ----
 ARTICLE IX       GENERAL PROVISIONS......................................  A-37
    Section 9.01. Non-Survival of Representations and Warranties..........  A-37
    Section 9.02. Notices.................................................  A-37
    Section 9.03. Headings................................................  A-38
    Section 9.04. Severability............................................  A-38
    Section 9.05. Entire Agreement........................................  A-38
    Section 9.06. Assignment..............................................  A-39
    Section 9.07. Parties in Interest.....................................  A-39
    Section 9.08. Mutual Drafting.........................................  A-39
    Section 9.09. Specific Performance....................................  A-39
    Section 9.10. Governing Law...........................................  A-39
    Section 9.11. Counterparts............................................  A-39
    Section 9.12. Confidentiality.........................................  A-39
    Section 9.13. Change of Merger Structure..............................  A-39

 ARTICLE X        DEFINITIONS.............................................  A-40

   AGREEMENT AND PLAN OF MERGER, dated as of March 17, 2001 (this "Merger Agreement"), among McLeodUSA Incorporated, a Delaware corporation ("Acquiror"), Iguana Acquisition Corporation, a Washington corporation and a wholly owned subsidiary of Acquiror, ("Acquiror Sub"), and Intelispan, Inc., a Washington corporation (the "Company").

   WHEREAS, Acquiror Sub, upon the terms and subject to the conditions of this Merger Agreement and in accordance with the Washington Business Corporation Act of the State of Washington ("Washington Law"), will merge with and into the Company (the "Merger");

   WHEREAS, the Board of Directors of the Company has (i) determined that the Merger is in the best interests of the holders of Company Capital Stock (as defined in Section 3.04) and (ii) approved and adopted this Merger Agreement and the transactions contemplated hereby and recommended approval and adoption of this Merger Agreement by the shareholders of the Company (the "Company Shareholders");

   WHEREAS, the Board of Directors of Acquiror or a committee thereof has determined that the Merger is in the best interests of Acquiror and its stockholders and the Boards of Directors (or a committee thereof) of Acquiror and Acquiror Sub have approved and adopted this Merger Agreement and the transactions contemplated hereby;

   WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

   WHEREAS, in order to induce Acquiror and Acquiror Sub to enter into this Merger Agreement, concurrently herewith (i) certain principal shareholders, directors and executive officers of the Company are entering into voting agreements (the "Voting Agreements") pursuant to which, among other things, each such shareholder, director (in such director's capacity as a shareholder) and executive officer (in such executive officer's capacity as a shareholder) agrees to vote in favor of this Merger Agreement and the Merger and against any Competing Transaction (as defined in Section 5.05(c)), and (ii) the Company is entering into a stock option agreement (the "Option Agreement") pursuant to which, among other things, the Company has granted Acquiror the right to purchase shares of Company Common Stock (as defined in Section 2.01, below) that upon exercise would constitute 19.9% of all outstanding Company Common Stock immediately after exercise.

   NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows.

                                   ARTICLE I

                                   The Merger

   Section 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Merger Agreement, and in accordance with Washington Law, at the Effective Time (as defined in Section 1.02) Acquiror Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Acquiror Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

   Section 1.02. Effective Time. Subject to the provisions of Section 2.06, as promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing this Merger Agreement, articles of merger or other appropriate Documents (as defined in Article X) (in any such case, the "Articles of Merger") with the Secretary of State of the State of Washington, in such form as required by, and executed in accordance with the relevant provisions of, Washington Law (the date and time of such filing being the "Effective Time").

   Section 1.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Washington Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Acquiror Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Acquiror Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

   Section 1.04. Articles of Incorporation; Bylaws. (a) Unless otherwise mutually determined by Acquiror and the Company prior to the Effective Time, at the Effective Time the articles of incorporation of the Company shall be amended in its entirety to conform to the articles of incorporation of Acquiror Sub in effect immediately prior to the Effective Time, and shall become the articles of incorporation of the Surviving Corporation, until thereafter amended as provided by Law (as defined in Article X) and such articles of incorporation; provided, however, that Article 1 of the articles of incorporation of the Surviving Corporation shall be amended to read as follows:
"The name of this corporation is Intelispan, Inc. (the "Corporation")."

     (b) Unless otherwise determined by Acquiror prior to the Effective Time, at the Effective Time the bylaws of the Company shall be amended in their entirety to conform to the bylaws of Acquiror Sub in effect immediately prior to the Effective Time, and shall become the bylaws of the Surviving Corporation until thereafter amended as provided by Law, the articles of incorporation of the Surviving Corporation and such bylaws.

   Section 1.05. Directors and Officers. The directors of Acquiror Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation, and the officers of Acquiror Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   Article II

    Conversion of Securities; Exchange of Certificates and Other Instruments

   Section 2.01. Conversion of Securities. At the Effective Time, as provided in this Merger Agreement, by virtue of the Merger and without any action on the part of Acquiror Sub, the Company or the Company Shareholders:

     (a) Company Common Stock. Each share of common stock, $0.0001 par value per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.01(d)), shall be canceled and extinguished and be converted, subject to Section 2.02(e), into the right to receive the portion of a share of Acquiror Common Stock (as defined in Article X) equal to the quotient of (x) 3,500,000 divided by (y) the total number of shares of Company Common Stock issued and outstanding on a fully diluted basis at the Effective Time (after giving effect to the conversion, exchange or exercise as the case may be of all securities convertible into, or exercisable or exchangeable for, Company Common Stock, including all Company Preferred Stock and all unexpired and unexercised options (excluding any Company Stock Option with an exercise price equal to or greater than $1.00 per share as of the Effective Time), warrants or other rights to acquire Company Common Stock). Such quotient is referred to herein as the Exchange Ratio. In any event, if between the date of this Merger Agreement and the Effective Time the outstanding shares of Acquiror Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the nature of the consideration to be received by the Company Shareholders and the Exchange Ratio shall be appropriately and correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

     (b) Company Preferred Stock. Each share of Series A 10% Convertible Participating Preferred Stock, par value $.0001 per share (the "Series A Preferred Stock"), issued and outstanding immediately prior to the Effective Time (other than any shares of Series A Preferred Stock to be canceled pursuant to Section 2.01(d)), shall be converted, subject to
  Section 2.02(e), into the right to receive the numbers of shares of Acquiror Common Stock equal to the product of (i) fifty (50) plus the amount equal to the number of shares of Company Common Stock necessary to satisfy accrued but unpaid dividends on such share of Series A Preferred Stock as of the Effective Time multiplied by (ii) the Exchange Ratio. Notwithstanding the foregoing, the terms of this Section 2.01(b) shall be subject to the satisfaction or written waiver of the closing condition set forth in Section 7.02(o).

     (c) Cancellation and Retirement of Company Capital Stock. All such shares of Company Capital Stock referred to in Sections 2.01(a) and 2.01(b) (other than any shares of Company Capital Stock to be canceled pursuant to Section 2.01(d)) shall no longer be outstanding and shall automatically be canceled and retired, as appropriate, and shall cease to exist, and each certificate or other instrument previously representing any such shares shall thereafter represent the right to receive the shares of Acquiror Common Stock into which such Company Capital Stock were converted pursuant to the Merger and any cash, without interest, in lieu of fractional shares. The holders of certificates or other instruments, which prior to the Effective Time represented shares of Company Capital Stock, shall cease to have any rights with respect thereto except as otherwise provided herein or by Law. Certificates or other instruments previously representing such shares of Company Capital Stock shall be exchanged for the whole shares of Acquiror Common Stock to be issued therefor upon the surrender of such certificates or instruments in accordance with the provisions of Section 2.02, without interest. No fractional share of Acquiror Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to
  Section 2.02(e) hereof.

     (d) Cancellation of Treasury Stock. Any shares of Company Capital Stock held in the treasury of the Company and any shares of Company Capital Stock owned by Acquiror or by any direct or indirect wholly owned subsidiary of Acquiror or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

     (e) Acquiror Sub Common Stock. Each share of common stock, par value $0.00001 per share, of Acquiror Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one newly and validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

   Section 2.02. Exchange of Certificates or Instruments. (a) Exchange
Agent. As of the Effective Time, Acquiror shall deposit, or shall cause to be deposited, with Wells Fargo or another bank or trust company designated by Acquiror and reasonably acceptable to Company (the "Exchange Agent"), for the benefit of the holders of Company Capital Stock issued and outstanding immediately prior to the Effective Time, for exchange through the Exchange Agent in accordance with this Article II, certificates representing the whole shares of Acquiror Common Stock issuable to such holders pursuant to Section
2.01 and cash in an amount sufficient to permit payment of the cash payable in lieu of fractional shares pursuant to Section 2.02(e) (such certificates for shares of Acquiror Common Stock, together with any dividends or distributions with respect thereto, and such amounts of cash, being hereafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions from Acquiror, deliver out of the Exchange Fund the shares of Acquiror Common Stock to be issued and the amount of cash to be paid to the holders of Company Capital Stock pursuant to Section 2.01.

     (b) Exchange Procedures. Promptly after the Effective Time, Acquiror shall use its reasonable best efforts to cause the Exchange Agent to mail to each holder of record of a certificate or certificates of Company Capital Stock which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in customary form) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror

  Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, as specified in such letter of transmittal, together with such letter of transmittal, duly executed, and such other Documents as may reasonably be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive promptly in exchange therefor a certificate representing that number of whole shares of Acquiror Common Stock that such holder has the right to receive in respect of such Certificate together with any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) and cash in lieu of fractional shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.02(e). The Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Capital Stock that is not registered in the transfer records of the Company, the proper number of shares of Acquiror Common Stock may be issued and the proper amount of cash may be paid pursuant hereto to a transferee if the Certificates representing such shares of Company Capital Stock, properly endorsed or otherwise in proper form for transfer, are presented to the Exchange Agent, accompanied by all Documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the shares of Acquiror Common Stock issuable in exchange therefor, together with any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) and cash in lieu of any fractional shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.02(e). No interest will be paid or will accrue on any cash payable pursuant to Sections 2.02(c) or 2.02(e).

     (c) Distributions with Respect to Unexchanged Shares of Acquiror Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the whole shares of Acquiror Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Acquiror Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Acquiror Common Stock.

     (d) No Further Rights in Company Common Stock. All shares of Acquiror Common Stock issued upon conversion of the shares of Company Capital Stock in accordance with the terms hereof (including any cash paid pursuant to Sections 2.02(c) or 2.02(e)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Capital Stock.

     (e) No Fractional Shares. No fractional shares of Acquiror Common Stock shall be issued upon surrender for exchange of the Certificates, and any such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Acquiror, but in lieu thereof each holder of shares of Company Capital Stock who would otherwise be entitled to receive a fraction of a share of Acquiror Common Stock, after aggregating all Certificates delivered by such holder, and rounding down to the nearest whole share, shall receive an amount in cash equal to the Average Trading Price (as defined in Article X) on the Closing Date (as defined in Section 2.06) multiplied by the fraction of a share of Acquiror Common Stock to which such holder would otherwise be entitled. Such payment in lieu of fractional shares shall be administered by the Exchange Agent pursuant to the procedures set forth in Section 2.02(b).

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Capital Stock for six (6) months after the Effective Time shall be delivered to Acquiror, upon demand by Acquiror. Any holders of Company Capital Stock that have not theretofore complied with this Article II shall thereafter look only to Acquiror for the shares of Acquiror Common Stock to which they are entitled pursuant to
  Section 2.01, any dividends or other distributions with respect to Acquiror Common Stock to which they are entitled pursuant to Section 2.02(c) and any cash in lieu of fractional shares of Acquiror Common Stock to which they are entitled pursuant to Section 2.02(e).

     (g) No Liability. None of Acquiror, Acquiror Sub, Company, Surviving Corporation or Exchange Agent shall be liable to any Person (as defined in Article X) for any shares of Acquiror Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Laws.

     (h) Lost, Stolen or Destroyed Certificates or Instruments. In the event any certificate evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock and cash, if any, as may be required pursuant to this Article II; provided, however, that the Exchange Agent or Acquiror may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or instrument to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation, or the Exchange Agent with respect to the certificate or instrument alleged to have been lost, stolen or destroyed.

   Section 2.03. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Capital Stock thereafter on the records of the Surviving Corporation. From and after the Effective Time, the holders of certificates representing shares of Company Capital Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Capital Stock except as otherwise provided herein or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Acquiror for any reason shall be converted into the shares of Acquiror Common Stock issuable in exchange therefor, any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c) and any cash in lieu of fractional shares of Acquiror Common Stock to which the holders thereof are entitled pursuant to
Section 2.02(e).

   Section 2.04. Stock Options. Prior to the Effective Time, Company and Acquiror shall take such action as may be necessary or appropriate for Acquiror to assume or to issue a substitute option, at its option, with respect to each outstanding unexpired and unexercised option to purchase shares of Company Common Stock (collectively, the "Company Stock Options") (1) under the Company's 2000 Equity Incentive Compensation Plan, (2) under the Company's Performance Equity Plan (such plans being referred to herein as the "Company Stock Plans") or (3) granted to certain employees, officers or directors as compensatory options independent of the Company Stock Plans, so that at the Effective Time each Company Stock Option outstanding as of the Effective Time will become or be replaced by an option to purchase a number of whole shares of Acquiror Common Stock (an "Acquiror Option") equal to the product of the Exchange Ratio and the number of shares of Company Common Stock subject to such Company Stock Options (assuming full vesting) under the Company Stock Option (and rounding any fractional share up to the nearest whole share), at a price per share equal to the aggregate exercise price for the shares of Company Common Stock subject to such Company Stock Option divided by the number of whole shares of Acquiror Common Stock deemed to be purchasable pursuant to such Company Stock Option. Each substituted Acquiror Option shall otherwise be subject to the same terms and conditions as apply to the related Company Stock Option. The date of grant of each substituted Acquiror Option for purposes of such terms and conditions shall be deemed to be the date on which the corresponding Company Stock Option was granted. As to each assumed Company Stock Option, at the Effective Time (i) all references to the Company in the stock option agreements with respect to the Company Stock Options being assumed shall be deemed to refer to Acquiror; (ii) Acquiror shall assume all of the Company's obligations with respect to the related Company Stock Option; and
(iii) Acquiror shall issue to each holder of a Company Stock Option a document evidencing the foregoing assumption by Acquiror. The substituted Acquiror Options shall have the same vesting schedule as the Company Stock Options. It is the purpose and intention of the parties that, subject to applicable Law, the assumption of such Company Stock

Options or the substitution of Acquiror Options for Company Stock Options shall meet the requirements of Section 424(a) of the Code and that each assumed Company Stock Option or the substituted Acquiror Option shall qualify immediately after the Effective Time as an incentive stock option as defined in
Section 422 of the Code to the extent that the related Company Stock Option so qualified immediately before the Effective Time and the foregoing provisions of this Section 2.04 shall be interpreted to further such purpose and intention. The Company represents and warrants that the assumption of Company Stock Options or substitution of Acquiror Options therefor, as contemplated by this
Section 2.04, may be effected pursuant to the terms of the Company Stock Options, the Company Stock Plans and the terms of the Company Stock Options granted to certain employees, officers or directors of the Company independent of the Company Stock Plans without the consent of any holder of a Company Stock Option and without liability to any such holder.

   Section 2.05. Company Warrants. Prior to the Effective Time, the Company and Acquiror shall take such action as may be necessary or appropriate for Acquiror to assume the Company Warrants (as defined in Section 3.04) so that at the Effective Time each Company Warrant outstanding at the Effective Time will become a warrant to purchase a number of whole shares of Acquiror Common Stock (an "Acquiror Warrant") equal to the product of the Exchange Ratio and the number of shares of Company Common Stock subject to such Company Warrant (and rounding any fractional share up to the nearest whole share), at a price per share equal to the aggregate exercise price for the shares of Company Common Stock subject to such Company Warrant divided by the number of whole shares of Acquiror Common Stock purchasable pursuant to such Acquiror Warrant. At the Effective Time (i) Acquiror shall assume all of the Company's obligations with respect to the related Company Warrant to the extent applicable to Acquiror under the terms of such Company Warrant; and (ii) Acquiror shall issue to each holder of a Company Warrant a document evidencing the foregoing assumption by Acquiror. Notwithstanding the foregoing, the obligations of Acquiror under this
Section 2.05 shall be subject to satisfaction or written waiver of the closing condition set forth in 7.02(o), below.

   Section 2.06. Closing. Subject to the terms and conditions of this Merger Agreement, the closing of the Merger (the "Closing") shall take place as soon as practicable (but, in any event, within five (5) business days) after satisfaction of the latest to occur or, if permissible, waiver of the conditions set forth in Article VII hereof (the "Closing Date"), at the offices of Shuttleworth & Ingersoll, P.L.C., 115 Third Street S.E., Cedar Rapids, Iowa 52401, unless another date or place is agreed to in writing by the parties hereto.

                                  ARTICLE III

                 Representations and Warranties of the Company

   Except as specifically set forth in the disclosure schedule delivered by the Company to Acquiror prior to the execution and delivery of this Merger Agreement (the "Company Disclosure Schedule") (with a disclosure with respect to a Section of this Merger Agreement to require a specific reference in the Company Disclosure Schedule to the Section of this Merger Agreement to which each such disclosure applies, and no disclosure to be deemed to apply with respect to any Section to which it does not expressly refer), or as specifically set forth in the Company SEC Documents (as defined in Section 3.08) filed of record prior to the date of this Merger Agreement, the Company hereby represents and warrants (which representation and warranty shall be deemed to include the disclosures with respect thereto so specified in the Company Disclosure Schedule) to, and covenants and agrees with, Acquiror and Acquiror Sub as follows, in each case as of the date of this Merger Agreement, unless otherwise specifically set forth herein or in the Company Disclosure
Schedule:

   Section 3.01. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under Washington Law, and has the requisite corporate power and authority to own, operate and lease its Assets (as defined in Article X), to carry on its business as currently conducted, to execute and deliver this Merger Agreement and the Option Agreement and to carry out the transactions contemplated hereby. The Company is duly qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories listed in Section 3.01 of the Company Disclosure Schedule. The Company is not qualified to conduct business in any other jurisdiction, and neither the nature of the business conducted by the Company nor the character of the Assets owned, leased or otherwise held by it makes any such qualification necessary, except where the absence of such qualification as a foreign corporation would not have a Company Material Adverse Effect (as defined in Article X).

   Section 3.02. Subsidiaries. Except as set forth in Section 3.02 of the Company Disclosure Schedule, the Company has no Subsidiaries (as defined in
Article X) and neither the Company nor any Subsidiary has any equity investment or other interest in, nor has the Company or any Subsidiary made advances or loans (other than for customary credit extended to customers of the Company in the Ordinary Course of Business (as defined in Article X) and reflected in the Financial Statements (as defined in Section 3.08) or incurred in the Ordinary Course of Business (as defined in Article X) since the date of the latest Financial Statements, and other than transfers among the Company and its wholly owned Subsidiaries) to, any corporation, association, partnership, joint venture or other entity. Section 3.02 of the Company Disclosure Schedule sets forth (a) the authorized capital stock or other equity interests of each direct and indirect Subsidiary of the Company and the percentage of the outstanding capital stock or other equity interests of each Subsidiary directly or indirectly owned by the Company and (b) the nature and amount of any such equity investment, other interest or advance. All of such shares of capital stock or other equity interests of Subsidiaries directly or indirectly held by the Company have been duly authorized and validly issued and are outstanding, fully paid and nonassessable. Except as disclosed in Section 3.02 of the Company Disclosure Schedule, the Company directly, or indirectly through wholly owned Subsidiaries, owns all such shares of capital stock or other equity interests of the direct or indirect Subsidiaries free and clear of all Encumbrances (as defined in Article X). Each Subsidiary is duly organized, validly existing and in good standing under the Laws of its state or jurisdiction of incorporation or organization (as listed in Section 3.02 of the Company Disclosure Schedule), and has the requisite corporate or limited liability company power and authority to own, operate and lease its Assets and to carry on its business as currently conducted. Each Subsidiary is duly qualified to conduct business as a foreign corporation or limited liability company and is in good standing in the states, countries and territories listed in Section 3.02 of the Company Disclosure Schedule. The Subsidiaries are not qualified to conduct business in any other jurisdictions, and neither the nature of their businesses nor the character of the Assets owned, leased or otherwise held by them makes any such qualification necessary, except where the absence of such qualification as a foreign corporation or limited liability company would not have a Company Material Adverse Effect. Except as set forth in Section 3.02 of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any Subsidiary to provide funds to, make any investment (in the form of a loan, capital contribution or otherwise) in, or provide any guarantee with respect to, any Subsidiary or any other Person. Except as set forth on Section 3.02 of the Company Disclosure Schedule, there are no voting agreements or similar arrangements with respect to the composition of the board of directors or managers, as the case may be, of any Subsidiary.

   Section 3.03. Articles of Incorporation and Bylaws. The Company has furnished to Acquiror a true and complete copy of the certificate or articles of incorporation or other organizational documents, as the case may be, of the Company and of each Subsidiary, as currently in effect, certified as of a recent date by the Secretary of State (or comparable Governmental Entity (as defined in Article X)) of the respective jurisdictions of incorporation, and a true and complete copy of the bylaws of the Company and of each Subsidiary, as currently in effect, certified by their respective corporate secretaries or assistant corporate secretaries. Such certified copies are attached as exhibits to, and constitute an integral part of, the Company Disclosure Schedule.

   Section 3.04. Capitalization. The authorized capital stock of the Company consists of (a) 250,000,000 shares of Company Common Stock, of which, as of February 28, 2001,: (i) 109,163,196 shares were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable; (ii) no shares were held in the treasury of the Company; (iii) 16,307,683 shares were reserved for issuance pursuant to Company Stock Options; (iv) 1,565,912 shares were reserved for issuance upon the exercise of Company Warrants (as defined below); and (v) 850,000 shares were reserved for issuance upon the exercise of Company Preferred Stock (as defined below); (b) 10,000,000 shares of Preferred Stock, $.0001 par value per share ("Company Preferred Stock") of which: (i) 25,600 have been designated "Series A 10% Convertible Participating Preferred Stock", of which 17,000 shares are issued and outstanding and are held of record by those Persons listed in Section 3.04(b) of the Company Disclosure Schedule; (ii) no shares are held in the treasury of the Company; and (iii) no shares are reserved for issuance; and (c) warrants to purchase 1,565,912 shares of Company Common Stock (the "Company Warrants") in the forms attached hereto as Exhibit A and held of record by those Persons in the amounts and with the current exercise prices as listed in Section 3.04(c) of the Company Disclosure Schedule. The Company Common Stock and Company Preferred Stock are referred to collectively in this Merger Agreement as the "Company Capital Stock." Except as described in this
Section 3.04 or Section 3.04 of the Company Disclosure Schedule, no other securities or Company Capital Stock have been reserved for any purpose. Except as set forth in clauses (a)(iii), (a)(iv), (a)(v), (b) and (c) above, there are no outstanding securities convertible into or exchangeable for Company Common Stock, any other securities of the Company, or any capital stock or other securities of any of the Subsidiaries and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such stock or other securities of the Company or any of the Subsidiaries. Except as set forth in Section 3.04 of the Company Disclosure Schedule, there are no outstanding Agreements (as defined in Article X) affecting or relating to the voting, issuance, purchase, redemption, registration, repurchase or transfer of Company Common Stock, any other securities of the Company, or any capital stock or other securities of any Subsidiary, except as contemplated hereunder. Since February 27, 2001 and through the date of this Merger Agreement, no shares of Company Common Stock have been issued by the Company, except pursuant to the exercise of outstanding Company Stock Options in accordance with their terms. Section 3.04(d) of the Company Disclosure Schedule lists the holder, the current exercise price and the vesting schedule for each Company Stock Option. The Company has not issued, sold or granted any security (including, without limitation, stock options) that triggered (or that, upon exercise or conversion thereof and subsequent issuance of Company Common Stock (or Acquiror Common Stock in the case of Acquiror Options substituted in lieu of Company Stock Options) pursuant to such exercise or conversion, would trigger) any of the dilution rights under any of the Company Warrants. All Company Stock Options issued independent of the Company Stock Plans were issued for compensatory purposes and not for purposes of, or in connection with, any capital formation. Each of the outstanding shares of Company Common Stock and Company Preferred Stock and of capital stock of, or other equity interests in, the Subsidiaries and the Company Stock Options and Company Warrants was issued in compliance with all applicable federal and state Laws concerning the issuance of securities, and such shares or other equity interests owned by the Company or any Subsidiary are owned free and clear of all Encumbrances. Any promissory notes or debentures of Company were issued in compliance with all applicable federal and state Laws concerning the issuance of securities. No bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which Company Shareholders may vote are issued or outstanding except for any securities issued after the date hereof in accordance with Section 5.01.

   Section 3.05. Authority; Binding Obligation. The execution and delivery by the Company of this Merger Agreement and the Option Agreement, the execution and delivery by the Company and the Subsidiaries of all other Documents contemplated hereby, and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or company action, and no other corporate or company proceedings on the part of the Company or the Subsidiaries are necessary to authorize this Merger Agreement, the Option Agreement and the other Documents contemplated hereby, or to consummate the transactions contemplated hereby and thereby, other than the approval and adoption of this Merger Agreement (not including the Option Agreement) by the holders of the requisite votes of the outstanding Company Capital Stock entitled to be cast on this Merger Agreement in accordance with Washington Law and the Company's articles of incorporation and bylaws. Each of this Merger Agreement and the Option Agreement (a copy of which is attached hereto as Exhibit B) has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effects of general equitable principles (whether considered in a proceeding in equity or at law).

   Section 3.06. No Conflict; Required Filings and Consents. (a) The execution, delivery and performance by the Company of this Merger Agreement and the Option Agreement and the execution and delivery by the Company and the Subsidiaries of all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby, do not and will not (i) conflict with, or violate any provision of, the articles of incorporation or bylaws of the Company or the certificate or articles of incorporation, articles of organization, operating agreement or bylaws of any Subsidiary; (ii) subject to (A) obtaining the requisite approval and adoption of this Merger Agreement by the holders of the requisite votes of the outstanding Company Capital Stock entitled to be cast on this Merger Agreement in accordance with Washington Law and the Company's articles of incorporation and bylaws and (B) obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, the applicable Governmental Entity pursuant to the applicable requirements, if any, of the Securities Act (as defined in Article X), the Exchange Act (as defined in
Article X), Blue Sky Laws (as defined in Article X), the HSR Act (as defined in
Article X), the Communications Act (as defined in Article X), rules and regulations of the NASD (as defined in Article X), applicable municipal franchise Laws and the filing and recordation of the Articles of Merger as required by Washington Law, conflict with or violate any Law applicable to the Company or any Subsidiary, or any of their respective Assets; (iii) subject to obtaining the consents and approvals set forth in Section 3.06(b) of the Company Disclosure Schedule, conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under any material Agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective Assets, may be bound; or (iv) except as disclosed in Section 3.06(b) of the Company Disclosure Schedule, result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any Encumbrance of any nature upon, or with respect to, the Company or any Subsidiary or any of the Assets now owned or acquired prior to the Effective Time by the Company or any Subsidiary.

     (b) Except as set forth in Section 3.06(b) of the Company Disclosure Schedule, the execution, delivery and performance by the Company and the Subsidiaries of this Merger Agreement, the Option Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby, do not and will not: (i) require any consent, approval, authorization or permit of, or filing with or notification to, any Person not party to this Merger Agreement, except (A) the approval and adoption of this Merger Agreement by the holders of the requisite votes of the outstanding Company Capital Stock entitled to be cast on this Merger Agreement in accordance with Washington Law and the Company's articles of incorporation and bylaws, (B) pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act, rules and regulations of the NASD, and applicable municipal franchise Laws, and (C) the filing and recordation of the Articles of Merger as required by Washington Law; or (ii) result in or give rise to any penalty, forfeiture, Agreement termination, right of termination, amendment or cancellation, or restriction on business operations of the Company, the Surviving Corporation, or any Subsidiary, except for any Agreement not required to be disclosed by the last sentence of this Section 3.06(b). Section 3.06(b) of the Company Disclosure Schedule lists all Agreements that reasonably could be interpreted or expected to require the consent or acquiescence of any Person not party to this Merger Agreement with respect to any aspect of the execution, delivery or performance of this Merger Agreement or the Option Agreement by the Company and the Subsidiaries where (i) such Agreements are material to the operation of the Company and the Subsidiaries or (ii) the failure to obtain such consent or acquiescence would result in a Company Material Adverse Effect and would prevent the consummation of the Merger on a timely basis.

   Section 3.07. Licenses; Compliance. (a) Each of the Company and each Subsidiary is in possession of all Licenses (as defined in Article X) necessary for the Company or any Subsidiary to own, lease and operate its Assets or to carry on its business as it is now being conducted (the "Company Licenses"), except where the failure to possess any such Company License would not have a Company Material Adverse Effect. All Company Licenses that are material licenses of any local, state or federal Governmental Entity, and all other material Company Licenses, are listed and described in Section 3.07(a)(i) of the Company Disclosure Schedule.

Except as set forth in Section 3.07(a)(ii) of the Company Disclosure Schedule, all Company Licenses are valid and in full force and effect through the respective dates indicated in the Company Disclosure Schedule, except for any such invalidity or failure to be in full force and effect that would not have a Company Material Adverse Effect, and no suspension, cancellation, complaint, proceeding, order or investigation of or with respect to any such Company License (or operations thereunder) is pending or, to the knowledge (as defined in Article X) of the Company or any Subsidiary, threatened. Neither the Company nor any Subsidiary is in violation of or default under any Company License, except for any such violation or default that would not have a Company Material Adverse Effect. Except as set forth in Section 3.07(a)(iii) of the Company Disclosure Schedule, since August 1, 1998, neither the Company nor any Subsidiary has received written or, to the knowledge of the Company or any Subsidiary, oral notice from any Governmental Entity or any other Person of any allegation of any such violation or default under a Company License.

     (b) Neither the Company nor any Subsidiary is in violation of or default under, nor has it breached, (i) any term or provision of its certificate or articles of incorporation, bylaws, articles of organization or operating agreement, as the case may be, or (ii) any Agreement or restriction to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective Assets, is bound or affected, except for any such violation, default or breach described in clause (ii) that would not have a Company Material Adverse Effect. The Company and the Subsidiaries have complied and are in compliance with all Laws, except where the failure so to comply would not have a Company Material Adverse Effect.

     (c) Except as set forth in Section 3.07(c) of the Company Disclosure Schedule, all returns, reports, statements and other Documents required to be filed by the Company or any Subsidiary with any Governmental Entity have been filed and complied with and are true, correct and complete in all material respects (and any related fees required to be paid have been paid in full). Except as set forth in Section 3.07(c) of the Company Disclosure Schedule, to the knowledge of the Company and the Subsidiaries, all records of every type and nature relating to the Company Licenses or the business, operations or Assets of the Company or any Subsidiary have been maintained in all material respects in accordance with good business practices and the rules of any Governmental Entity and are maintained at the Company or the appropriate Subsidiary.

     (d) Except as provided in Section 3.07(d) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has any interest in any License (including both any Company License and any License held by third parties in which the Company or any Subsidiary has an interest) material to the operation of the Company or any Subsidiary that is subject to restrictions on assignment or transfer based on the circumstances under which the License was granted (such as eligibility or auction rules), the status of construction and operation (such as rules restricting resale for a certain period after construction), or any other restrictions other than an ordinary course requirement for prior approval of transactions such as the Merger contemplated herein.

     (e) Neither the Company nor any Subsidiary has knowledge of any fact or circumstance related to them that could reasonably be expected to cause the filing of any objection to any application for any Governmental consent required hereunder, lead to any delay in processing such application, or require any waiver of any Governmental rule, policy or other applicable Law.

   Section 3.08. SEC Documents. Since May 1, 2000, the Company has filed or, in the case of the Company Post-Signing SEC Documents (as defined in Section 6.10), will file all required reports, schedules, forms, statements and other documents with the SEC (as defined in Article X) (collectively, including the Company Post-Signing SEC Documents, the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied or, in the case of the Company Post-Signing SEC Documents, will comply as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Company SEC Documents contained or, in the case of the Company Post-Signing SEC Documents, will contain, any untrue statement of a material fact or omitted or, in the case of the Company Post-Signing SEC Documents, will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were or are made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents (the "Financial Statements") comply or, in the case of the Company Post-Signing SEC Documents, will comply, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or, in the case of the Company Post-Signing SEC Documents, will have been prepared in accordance with GAAP (as defined in Article X) (except, in the case of unaudited statements, for the lack of normal year-end adjustments, the absence of footnotes and as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods subject thereto (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments and the absence of footnotes). Except as disclosed in the Financial Statements, as required by GAAP or as required by any Governmental Entity, the Company has not, since December 31, 1999, made any change in accounting practices or policies applied in the preparation of the Financial Statements. The consolidated financial statements of the Company as of and for the year ended December 31, 2000 and for the one-month period ended January 31, 2001 as delivered to Acquiror prior to the date of this Merger Agreement comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of the interim statements, for the lack of normal year-end adjustments and the absence of footnotes) applied on a consistent basis during the periods subject thereto (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of the interim statements, to normal year-end adjustments and the absence of footnotes).

   Section 3.09. Reorganization. To the knowledge of the Company, neither it nor any of the Subsidiaries has taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

   Section 3.10. Vote Required. The requisite vote of the outstanding Company Capital Stock entitled to be cast on this Merger Agreement in accordance with Washington Law and the Company's articles of incorporation and bylaws is the only vote of the holders of any class or series of capital stock or any other securities of the Company necessary to approve the transactions contemplated by this Merger Agreement.

   Section 3.11. Brokers. No broker, finder or investment banker (other than C.E. Unterberg, Towbin) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of the Company or any Subsidiary or any of their respective affiliates. Prior to the date of this Merger Agreement, the Company has furnished to Acquiror a complete and correct copy of all Agreements between the Company and C.E. Unterberg, Towbin pursuant to which such firm will be entitled to any payment relating to the transactions contemplated by this Merger Agreement.

   Section 3.12. Disclosure. (a) None of the information supplied or to be supplied by or on behalf of the Company expressly for inclusion (and so included or relied on for information included) in (i) the Registration Statement (as defined in Section 6.01(a)) and (ii) the Proxy Statement (as defined in Section 6.01(a)), at the respective times that (w) the Registration Statement is filed with the SEC, (x) the Registration Statement becomes effective, (y) the Proxy Statement is mailed, and (z) any meeting of shareholders (and any adjournment thereof) is held to consider, or written consents are effective with respect to approval of, the transactions contemplated by this Merger Agreement, shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (b) No representation or warranty by the Company, and no Document furnished or to be furnished to Acquiror by the Company pursuant to this Merger Agreement or otherwise in connection herewith or with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

   Section 3.13. Intellectual Property. The Company and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Intellectual Property (as defined in Article X) that is individually or in the aggregate material to the conduct of the businesses of the Company and its Subsidiaries taken as a whole ("Company Intellectual Property"). Except as set forth in Section 3.13 of the Company Disclosure Schedule, the Company and its Subsidiaries (a) have not defaulted in any material respect under any license to use Company Intellectual Property, (b) are not the subject of any proceeding or litigation for infringement of any third party Intellectual Property or for infringement of any Company Intellectual Property, (c) have no knowledge of circumstances that would be reasonably expected to give rise to any such proceeding or litigation, and (d) have no knowledge of circumstances that are causing or would be reasonably expected to cause the loss or impairment of Company Intellectual Property, other than a default, proceeding, litigation, loss or impairment that is not having or would not be reasonably expected to have a Company Material Adverse Effect.

   Section 3.14. Absence of Undisclosed Liabilities. There are no liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown) of the Company or any Subsidiary, including but not limited to liabilities for Taxes (as defined in Article X), of a nature required by GAAP to be reflected, or reserved against, in the balance sheet included in the Financial Statements and that are not so reflected, or reserved against, therein. Except as described in Section 3.14 of the Company Disclosure Schedule or reflected or reserved against in the Financial Statements, since December 31, 1999, neither the Company nor any Subsidiary has incurred any material liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown) other than in the Ordinary Course of Business.

   Section 3.15. Absence of Certain Changes or Events. Except as set forth in
Section 3.15 of the Company Disclosure Schedule or as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof, since December 31, 1999, there has been no material adverse change, and no change except in the Ordinary Course of Business, in the business, operations, condition (financial or otherwise), Assets or liabilities of the Company or any Subsidiary. Except as set forth in Section 3.15 of the Company Disclosure Schedule or as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof, since December 31, 1999, (a) the Company and the Subsidiaries have conducted their respective businesses substantially in the manner theretofore conducted and only in the Ordinary Course of Business, and (b) neither the Company nor any Subsidiary has taken any action or omitted to take any action, or entered into any contract, Agreement, commitment or arrangement to take any action or omit to take any action, which, if taken or omitted after the date hereof, would violate Section 5.01 or would have a Company Material Adverse Effect. At the Closing, the Company shall deliver to Acquiror an updated Section 3.15 to the Company Disclosure Schedule in accordance with the provisions of Section 6.05.

   Section 3.16. Litigation; Disputes. (a) Except as disclosed in Section 3.16(a) of the Company Disclosure Schedule, there are no material actions, suits, claims, arbitrations, proceedings or investigations pending or, to the knowledge of the Company or any Subsidiary, threatened or reasonably anticipated against, restricting or involving the Company or any Subsidiary or their respective businesses or Assets, or the transactions contemplated by this Merger Agreement, at law or in equity, or before or by any court, arbitrator or Governmental Entity, domestic or foreign. Neither the Company nor any Subsidiary is (i) operating under or subject to any order (except for orders that Persons similarly situated, engaged in similar businesses and owning similar Assets are operating under or subject to), award, writ, injunction, decree or judgment of any court, arbitrator or Governmental Entity, or (ii) in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or Governmental Entity.

     (b) Except as set forth in Section 3.16(b) of the Company Disclosure Schedule, neither the Company nor any Subsidiary is currently involved in, or to the knowledge of the Company or any Subsidiary, reasonably anticipates any dispute with, any of its current or former employees, agents, brokers, distributors, vendors, customers, business consultants, franchisees, franchisors, representatives or independent contractors (or any current or former employees of any of the foregoing Persons) affecting the business or Assets of the Company or any Subsidiary, except for any such disputes that, if resolved adversely to the Company or any Subsidiary, would not have a Company Material Adverse Effect.

   Section 3.17. Pension and Benefit Plans. (a) Except as set forth in Section 3.17(a) to the Company Disclosure Schedule, neither the Company nor any Subsidiary (i) maintains or during the past three (3) years has maintained any Plan (as defined in Article X) or Other Arrangement (as defined in Article X),
(ii) is or during the past three (3) years has been a party to any Plan or Other Arrangement, or (iii) has obligations under any Plan or Other Arrangement.

     (b) The Company has furnished to Acquiror true and complete copies of each of the following Documents: (i) the Documents setting forth the terms of each Plan; (ii) all related trust Agreements or annuity Agreements (and any other funding Document) for each Plan; (iii) for the three (3) most recent plan years, all annual reports (Form 5500 series) on each Plan that have been filed with any Governmental Entity; (iv) the current summary plan description and subsequent summaries of material modifications for each Title I Plan (as defined in Article X); (v) all DOL (as defined in Article
  X) opinions on any Plan; (vi) all correspondence with the PBGC (as defined in Article X) on any Plan exchanged during the past three (3) years; (vii) all IRS (as defined in Article X) rulings, opinions or technical advice relating to any Plan and the current IRS determination letter issued with respect to each Qualified Plan (as defined in Article X); and (viii) all current Agreements with service providers or fiduciaries for providing services on behalf of any Plan. For each Other Arrangement, the Company has furnished to Acquiror true and complete copies of each policy, Agreement or other Document setting forth or explaining the current terms of the Other Arrangement, all related trust Agreements or other funding Documents (including, without limitation, insurance contracts, certificates of deposit, money market accounts, etc.), all significant employee communications, all correspondence with or other submissions to any Governmental Entity, and all current Agreements with service providers or fiduciaries for providing services on behalf of any Other Arrangement.

     (c) No Plan is a Multiemployer Plan (as defined in Article X) or an ESOP (as defined in Article X).

     (d) Company does not have, and has not at any time had, a Defined Benefit Plan.

     (e) [Intentionally deleted]

     (f) Section 3.17(f) of the Company Disclosure Schedule sets forth the contributions that (i) the Company or any Subsidiary has promised or is otherwise obligated to make under each Individual Account Plan (as defined in Article X) that is a Statutory-Waiver Plan (as defined in Article X) and
  (ii) are unpaid as of the date of this Merger Agreement.

     (g) The Company and the Subsidiaries have made all contributions and other payments required by and due under the terms of each Plan and Other Arrangement and have taken no action during the past three (3) years (other than actions required by Law) relating to any Plan or Other Arrangement that will increase Acquiror's, the Surviving Corporation's, the Company's or any Subsidiary's obligation under any Plan or Other Arrangement.

     (h) Section 3.17(h) of the Company Disclosure Schedule sets forth a list of all Qualified Plans. All Qualified Plans and any related trust Agreements or annuity Agreements (or any other funding Document) comply and have complied with ERISA, the Code (including, without limitation, the requirements for Tax qualification described in Section 401 thereof), and all other Laws, except where the failure so to comply would not have a Company Material Adverse Effect. The trusts established under such Plans are exempt from federal income taxes under Section 501(a) of the Code. The Company and the Subsidiaries have received determination letters issued by the IRS with respect to each Qualified Plan, and the Company has furnished to Acquiror true and complete copies of all such determination letters and all correspondence relating to the applications therefor, or the remedial amendment period under Section 401(b) of the Code has not elapsed with regard to the initial adoption of such Qualified Plan. All statements made by or on behalf of the Company or any Subsidiary to the IRS in connection with applications for determinations with respect to each Qualified Plan were true and complete when made and continue to be true and complete. To the knowledge of the Company and the Subsidiaries, nothing has occurred since the date of the most recent applicable determination letter that would adversely affect the tax-qualified status of any Qualified Plan.

     (i) To their knowledge, the Company and the Subsidiaries have complied in all material respects with all applicable provisions of the Code, ERISA, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Securities Act, the Exchange Act, and all other Laws pertaining to the Plans, Other Arrangements and other employee or employment related benefits, and all premiums and assessments relating to all Plans or Other Arrangements. Neither the Company nor any Subsidiary has any liability for any delinquent contributions within the meaning of Section 515 of ERISA (including, without limitation, related attorneys' fees, costs, liquidated damages and interest) or for any arrearages of wages. Neither the Company nor any Subsidiary has any pending unfair labor practice charges, contract grievances under any collective bargaining agreement, other administrative charges, claims, grievances or lawsuits before any court, arbiter or Governmental Entity arising under any Law governing any Plan, and to the knowledge of the Company and the Subsidiaries there exist no facts that could give rise to such a claim.

     (j) Section 3.17(j) of the Company Disclosure Schedule describes all transactions in which, to the knowledge of the Company and the Subsidiaries, the Company or any Subsidiary or any of the Plans has engaged in violation of Section 406(a) or 406(b) of ERISA for which no exemption exists under Section 408 of ERISA and all "prohibited transactions" (as such term is defined in Section 4975(c)(1) of the Code), for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code. The Company has furnished to Acquiror true and complete copies of each request for a prohibited transaction exemption and each exemption obtained in response to such request. All such requests were true and complete when made and continue to be true and complete.

     (k) [Intentionally deleted]

     (l) Section 3.17(l) of the Company Disclosure Schedule identifies any terminated Plan that covered any current or former employees of the Company or any Subsidiary, and any other Plan that has been terminated, during the past three (3) years. The Company has furnished to Acquiror true and complete copies of all filings with any Governmental Entity, employee communications, board minutes and all other Documents relating to each such termination of a Qualified Plan.

     (m) Except as set forth in Section 3.17(m) of the Company Disclosure Schedule, no Plan or Other Arrangement, individually or collectively, provides for any payment by the Company or any Subsidiary to any employee or independent contractor that is not deductible under Section 162(a)(1) or 404 of the Code or that is an "excess parachute payment" pursuant to
  Section 280G of the Code.

     (n) No Plan has within the past three (3) years experienced a "reportable event" (as such term is defined in Section 4043(b) of ERISA) that is not subject to an administrative or statutory waiver from the reporting requirement.

     (o) No Plan is a "qualified foreign plan" (as such term is defined in Section 404A(e) of the Code), and no Plan is subject to the Laws of any jurisdiction other than the United States of America or one of its political subdivisions.

     (p) The Company and the Subsidiaries have timely filed and the Company has furnished to Acquiror true and complete copies of each Form 5330 (Return of Excise Taxes Related to Employee Benefit Plans) that the Company or any Subsidiary filed on any Plan during the past three (3) years. To their knowledge, the Company and the Subsidiaries have no liability for Taxes required to be reported on Form 5330.

     (q) The Company does not have any funded Welfare Plans (as defined in Article X) that provide benefits to current or former employees of the Company or any Subsidiary, or to their beneficiaries.

     (r) Section 3.17(r) of the Company Disclosure Schedule (i) identifies all post-retirement medical, life insurance or other benefits promised, provided or otherwise due now or in the future to current, former or retired employees of the Company or any Subsidiary, (ii) identifies the method of funding (including, without limitation, any individual accounting) for all such benefits, (iii) discloses the funded status of the Plans providing or promising such benefits, and (iv) sets forth the method of accounting for such benefits to any key employees (as defined in Section 416(i) of the Code) of the Company or any Subsidiary.

     (s) All Welfare Plans and the related trusts that are subject to Section 4980B(f) of the Code and Sections 601 through 607 of ERISA comply in all material respects with and have been administered in all material respects in compliance with the health care continuation-coverage requirements for tax-favored status under Section 4980B(f) of the Code (formerly Section 162(k) of the Code), Sections 601 through 607 of ERISA, and all proposed or final regulations under Section 162 of the Code explaining those requirements.

     (t) The Company and the Subsidiaries have (i) filed or caused to be filed all returns and reports on the Plans that they are required to file, and (ii) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports. All other fees, interest, penalties and assessments that are due and payable by or for the Company or any Subsidiary with respect to any Plan have been timely reported, fully paid and discharged. There are no unpaid fees, penalties, interest or assessments due from the Company or any Subsidiary or from any other Person that are or could become an Encumbrance on any Asset of the Company or any Subsidiary or could otherwise have a Company Material Adverse Effect. The Company and the Subsidiaries have collected or withheld all amounts that are required to be collected or withheld by them to discharge their obligations with respect to each Plan, and all of those amounts have been paid to the appropriate Governmental Entity or set aside in appropriate accounts for future payment when due.

   Section 3.18. Taxes and Tax Matters. (a) The Company and the Subsidiaries have duly and timely filed all Company Tax Returns (as defined in Article X) required to be filed by the Company and the Subsidiaries with respect to all applicable material Taxes. No material penalties or other charges are due with respect to any such Company Tax Returns as the result of the late filing thereof, nor is there any basis on which a Governmental Entity could validly claim that such penalties or charges are due. All such Company Tax Returns are true and complete in all material respects. The Company and the Subsidiaries:
(i) have paid all Taxes due or claimed to be due by any Taxing authority (without regard to whether or not such Taxes are shown as due on any Company Tax Returns); or (ii) have established in the Financial Statements adequate reserves (in conformity with GAAP consistently applied) for the payment of such Taxes.


     (b) No Company Tax Returns have been the subject of any tax audit by the relevant Taxing authority. Except as set forth in Section 3.18(b) of the Company Disclosure Schedule, there is no action, suit, proceeding, audit, investigation or claim pending or, to the knowledge of the Company or any Subsidiary, threatened in respect of any Taxes for which the Company or any Subsidiary is liable, nor has any deficiency or claim for any such Taxes been proposed, asserted or, to the knowledge of the Company or any Subsidiary, threatened, nor are there any facts which could form the valid basis for any such deficiency or claim.

     (c) Except as set forth in Section 3.18(c) of the Company Disclosure Schedule, neither the Company nor any Subsidiary (i) has executed or filed with the IRS any consent to have the provisions of Section 341(f) of the Code apply to it; (ii) is subject to Section 999 of the Code; or (iii) is a party to an Agreement relating to the sharing, allocation or payment of, or indemnity for, Taxes (other than an Agreement the only parties to which are the Company and the Subsidiaries).

     (d) The Company has complied in all material respects with all rules and regulations relating to the withholding of Taxes.

   Section 3.19. Opinion of Financial Advisor. The Company has received the oral opinion of C.E. Unterberg, Towbin on or prior to the date of this Merger Agreement, to the effect that, as of the date of such opinion, the consideration to be received pursuant to the transactions contemplated under this Merger Agreement is fair to the Company Shareholders from a financial point of view, and the Company will deliver to Acquiror within three (3) business days after the date of this Merger Agreement a copy of the written opinion of C.E. Unterberg, Towbin to that effect.

   Section 3.20. Board Recommendation. At a meeting duly called and held in compliance with Washington Law, the Board of Directors of the Company has duly adopted a resolution approving, adopting and declaring the advisability of this Merger Agreement and the transactions contemplated hereby and recommending approval and adoption of this Merger Agreement and the transactions contemplated hereby by the Company Shareholders.

   Section 3.21. Voting Agreements. Voting Agreements in the form attached hereto as Exhibit C have been executed and delivered to Acquiror prior to or concurrently with the execution of this Merger Agreement by the Persons listed in Exhibit D and, to the knowledge of the Company or any Subsidiary, each such Voting Agreement constitutes a legal, valid and binding obligation of the respective Person who is a party thereto, enforceable against such Person in accordance with its terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effects of general equitable principles (whether considered in a proceeding in equity or at law).

   Section 3.22. Copies of Documents. True and complete copies of all Documents listed in the Company Disclosure Schedule have been furnished to Acquiror prior to the execution of this Merger Agreement.

   Section 3.23. Affiliate Agreements. In accordance with Section 6.11, the executive officers, directors and certain Company Shareholders specified in
Section 3.23 of the Company Disclosure Schedule ("Company Affiliates") have indicated to the Company that they intend to execute and deliver to Acquiror affiliate agreements in substantially the form attached hereto as Exhibit E (the "Affiliate Agreements") and each such Affiliate Agreement, when so executed and delivered, will, to the knowledge of the Company, constitute a legal, valid and binding obligation of the respective Company Affiliate who is a party thereto, enforceable against such Company Affiliate in accordance with its terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effects of general equitable principles (whether considered in a proceeding in equity or at law). Except as set forth in Section 3.23 of the Company Disclosure Schedule, there are no affiliates of the Company as of the date hereof as that term is used in SEC Rule 145.

   Section 3.24. State Takeover Statutes; Certain Charter Provisions. The Board of Directors of the Company has, to the extent such statutes are applicable, taken all action (including appropriate approvals of the Board of Directors of the Company) necessary to exempt the Company, the Subsidiaries and affiliates, the Merger, this Merger Agreement, the Option Agreement and the transactions contemplated hereby and thereby from the terms and restrictions set forth in Chapter 23B.19 of the Washington Law. No other state takeover statutes or charter or bylaw provisions are applicable to the Merger, this Merger Agreement, the Option Agreements or the transactions contemplated hereby or thereby.

   Section 3.25. Dissenters' Rights. The Company shall take such action as is necessary to comply with dissenters' rights available to Company Shareholders pursuant to Chapter 23B.13 of the Washington Law in connection with the Merger. Other than pursuant to such Chapter of the Washington Law, no Company

Shareholder has any appraisal or dissenters' rights pursuant to the certificate or articles of incorporation of the Company or any Law arising from, or in connection with, the consummation of the Merger and the other transactions contemplated hereby.

   Section 3.26. Foreign Corrupt Practices and International Trade
Sanctions. To the Company's knowledge, neither the Company, nor any of its Subsidiaries, nor any of their respective directors, officers, agents, employees or any other Persons acting on their behalf has, in connection with the operation of their respective businesses, (a) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, federal or state law, (b) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (c) violated or operated in non-compliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations, except in each case where there would be no Company Material Adverse Effect.

   Section 3.27. Insurance. Each of the Company and its Subsidiaries is insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting business as conducted by the Company and its Subsidiaries during such time period. Since January 1, 1999, neither the Company nor any of its Subsidiaries has received notice of cancellation or termination with respect to any material insurance policy of the Company or its Subsidiaries which has not been cured. To Company's knowledge, the insurance policies of the Company and its Subsidiaries are valid and enforceable policies.

   Section 3.28. Environmental Matters. Except for such matters that are not reasonably likely to have a Company Material Adverse Effect, or would not otherwise require disclosure under the Securities Act, or except as set forth on Section 3.28 of the Company Disclosure Schedule (a) each of the Company and its Subsidiaries has complied and is in compliance with all applicable Environmental Laws (as defined in Article X); (b) the properties currently owned or operated by the Company and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Materials (as defined in Article X); (c) Hazardous Materials were not present, disposed, released or otherwise deposited on, under, at or from the properties formerly owned or operated by it or any of its Subsidiaries during the period of ownership or operation by it or any of its Subsidiaries;
(d) neither it nor any of its Subsidiaries is subject to liability for any Hazardous Material disposal or contamination on any third party property; (e) neither it nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Materials; (f) neither it nor any of its Subsidiaries has received any notice, demand, threat, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law (including any claims relating to electromagnetic fields or microwave transmissions); (g) neither it nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Materials; and (h) there are no circumstances or conditions involving it or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on ownership, use, or transfer of any of its properties pursuant to any Environmental Law.

   Section 3.29. Certain Contracts. All material contracts required to be described in Item 601(b)(10) of Regulation S-B to which the Company or its Subsidiaries is a party or may be bound have been filed as exhibits to (or incorporated by reference in) the Company's Registration Statement on Form SB-2 (Registration No. 333-53800), declared effective by the SEC on February 1, 2001. Section 3.29 of the Company Disclosure Schedule lists all material joint venture or strategic alliance agreements to which the Company or any Subsidiary is a party. All contracts, licenses, consents, royalty or other agreements which are material to the

Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party (the "Company Contracts") are valid and in full force and effect on the date hereof except to the extent they have previously expired in accordance with their terms or to the extent that such invalidity would not have a Company Material Adverse Effect, and, neither the Company nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Company Contract, except for defaults which would not reasonably be expected to result in a Company Material Adverse Effect. Section 3.29 of the Company Disclosure Schedule separately identifies each Company Contract which contains a change-of-control, assignment restriction, or similar type provision which will be "triggered" and/or require a consent as a result of the transactions contemplated hereby. Except as set forth in Section 3.29 of the Company Disclosure Schedule, there are no Agreements pursuant to which any Person is or may be entitled to receive any of the revenue or earnings, or any payment based thereon or calculated in accordance therewith, of the Company or any Subsidiary. Except as set forth on
Section 3.29(d) of the Company Disclosure Schedule, neither Company nor any Subsidiary is a party to any non-compete or non-solicitation covenant that would be binding upon Surviving Corporation, Acquiror or its affiliates after the Effective Time. By execution of its Voting Agreement, Commonwealth Associates, L.P. has provided its written agreement terminating, effective as of the Closing Date, all consulting, finders, placement agent and similar agreements associated with the Company, without payment or accrual of any fees or commissions from the Company, Acquiror, or their respective affiliates to Commonwealth Associates, L.P. (and its affiliates) associated with the transactions contemplated by this Merger Agreement.

   Section 3.30. Customer Information. All customer lists of Company and related revenue information provided to Acquiror by Company are true, correct and accurate in all material respects as of the date provided. With respect to Company's five (5) largest customers based on aggregate revenue during the most recently completed six-month period, Company has not received notice from any such customer of any actual or threatened cancellation, non-renewal or material modification of any agreements or relationships with Company, and, to Company's knowledge, no such customer intends to cancel previously scheduled or contracted services from Company or to otherwise terminate or modify significantly its relationship with Company.

   Section 3.31. Debt Instruments. Section 3.31 of the Company Disclosure Schedule lists all material mortgages, indentures, notes, guarantees and other Agreements for or relating to borrowed money (including, without limitation, conditional sales agreements and capital leases) to which the Company or any Subsidiary is a party or which have been assumed by the Company or any Subsidiary or to which any Assets of the Company or any Subsidiary are subject. With respect to the Documents listed on Section 3.31 of the Company Disclosure Schedule, the Company and the Subsidiaries have performed all the obligations required to be performed by any of them to date and are not in default in any respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default, except for any failure so to perform or any such default that would not have a Company Material Adverse Effect.


                                   ARTICLE IV

                         Representations and Warranties
                          of Acquiror and Acquiror Sub

   Except as specifically set forth in the Disclosure Schedule delivered by Acquiror and Acquiror Sub to the Company prior to the execution and delivery of this Merger Agreement (the "Acquiror Disclosure Schedule") (with a disclosure with respect to a Section of this Merger Agreement to require a specific reference in the Acquiror Disclosure Schedule to the Section of this Merger Agreement to which each such disclosure applies, and no disclosure to be deemed to apply with respect to any Section to which it does not expressly refer), or as specifically set forth in the Acquiror SEC Documents (as defined in Section 4.07) filed of record prior to the date of this Merger Agreement, Acquiror and Acquiror Sub hereby jointly and severally represent and warrant (which representation and warranty shall be deemed to include the disclosures with respect thereto so specified in the Acquiror Disclosure Schedule) to, and covenants and agrees with, the Company as follows, in each case as of the date of this Merger Agreement, unless otherwise specifically set forth herein or in the Acquiror Disclosure Schedule:

   Section 4.01. Organization and Standing; Subsidiaries. Each of Acquiror, Acquiror Sub and Acquiror's Significant Subsidiaries (as defined in Article X) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, and has the requisite corporate power and authority to own, operate and lease its Assets, and to carry on its business as currently conducted. Each of Acquiror, Acquiror Sub and Acquiror's Significant Subsidiaries is duly qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories in which the nature of the business conducted by it or the character of the Assets owned, leased or otherwise held by it makes such qualification necessary, except where the absence of such qualification as a foreign corporation would not have an Acquiror Material Adverse Effect (as defined in Article X).


   Section 4.02. Certificate of Incorporation and Bylaws. Acquiror has furnished to the Company a true and complete copy of the certificate of incorporation of Acquiror and the certificate of incorporation of Acquiror Sub, as currently in effect, certified as of a recent date by the Secretary of State (or comparable Governmental Entity) of their respective jurisdictions of incorporation, and a true and complete copy of the bylaws of Acquiror and the bylaws of Acquiror Sub, as currently in effect, certified by their respective corporate secretaries. Such certified copies are attached as exhibits to, and constitute an integral part of, the Acquiror Disclosure Schedule.


   Section 4.03. Capitalization. The authorized capital stock of Acquiror consists of 2,000,000,000 shares of Acquiror Common Stock, 22,000,000 shares of Class B common stock, par value $0.01 per share (the "Acquiror Class B Common Stock"), 2,000,000 shares of serial preferred stock, par value $0.01 per share (the "Acquiror Preferred Stock"), of which 1,150,000 shares have been designated as 6.75% Series A Cumulative Convertible Preferred Stock (the "Acquiror Series A Preferred Stock"), 275,000 shares have been designated as Series B Cumulative Convertible Preferred Stock (the "Acquiror Series B Preferred Stock") and 125,000 shares have been designated as Series C Convertible Preferred Stock (the "Acquiror Series C Preferred Stock"), and 10,000,000 shares of Class II preferred stock, par value $0.001 per share (the "Acquiror Class II Preferred Stock"). As of the close of business on January 31, 2001, (i) 610,526,983 shares of Acquiror Common Stock were issued and outstanding, (ii) no shares of Acquiror Common Stock were held by Acquiror as treasury shares, (iii) 29,664,459 shares of Acquiror Common Stock were reserved for issuance upon the conversion of the Acquiror Series A Preferred Stock, (iv) 56,506,847 shares of Acquiror Common Stock were reserved for issuance upon the conversion of the Acquiror Series B Preferred Stock, (v) 25,684,930 shares of Acquiror Common Stock were reserved for issuance upon the conversion of the Acquiror Series C Preferred Stock, (vi) 298,628 shares of Acquiror Common Stock were reserved for issuance in connection with the acquisition by Acquiror of Dakota Telecommunications Group, Inc. on March 5, 1999 (the "Dakota Acquisition Stock"), (vii) 240,000 shares of Acquiror Common Stock were reserved for issuance pursuant to stock option agreements entered into in connection with the acquisition by Acquiror of the assets of Noverr Publishing, Inc. on June 16, 1999 (the "Noverr Options"), (viii) 1,473,216 shares of Acquiror Common Stock were reserved for issuance pursuant to a Stock Option Agreement dated August 21, 1998 between Acquiror and QST Enterprises, Inc. ("QST"), which Stock Option Agreement QST transferred as of January 17, 2001 to NMS Services, Inc. (the "NMS Options"), (ix) 59,358 shares of Acquiror Common Stock were reserved for issuance pursuant to Stock Option Agreements dated December 29, 1998, between Acquiror and certain stockholders of Inlet, Inc. (the "Inlet Options"),
(x) 136,947 shares of Acquiror Common Stock were reserved for issuance in connection with the Stock Option Agreement dated January 28, 1998, between Acquiror and Diamond Partners Incorporated (the "Diamond Partners Options"),
(xi) up to 213,774,339 shares of Acquiror Common Stock were reserved for issuance pursuant to the 1992, 1993 and 1995 Incentive Stock

Option Plans, the 1996 Employee Stock Option Plan, and the Directors' Stock Option Plan [and other stock option grants] (such plans and arrangements, collectively, the "Acquiror Stock Plans"), of which 129,713,491 shares were subject to outstanding stock options or other rights to purchase or receive shares of Acquiror Common Stock (such stock options or other rights, together with the Noverr Options, the NMS Options, the Inlet Options and the Diamond Partners Options, the "Acquiror Stock Options"), (xii) 3,198,583 shares of Acquiror Common Stock were reserved for issuance pursuant to the Employee Stock Purchase Plan (the "Acquiror ESPP"), (xiii) 4,548,048 shares of Acquiror Common Stock were reserved for issuance pursuant to the 401(k) Profit Sharing Plan (the "Acquiror 401(k)"), (xiv) no shares of Acquiror Class B Common Stock were issued and outstanding or were held by Acquiror as treasury shares, (xv) 4,687,500 shares of Acquiror Class B Common Stock were reserved for issuance pursuant to the grant of options to a significant non-employee stockholder (the "Acquiror Class B Options"), (xvi) 4,687,500 shares of Acquiror Common Stock were reserved for issuance upon the conversion of the shares of Acquiror Class B Common Stock issued upon the exercise of the Acquiror Class B Options, (xvii) 1,149,399 shares of Acquiror Series A Preferred Stock were issued and outstanding, (xviii) 275,000 shares of Acquiror Series B Preferred Stock were issued and outstanding, (xix) 125,000 shares of Acquiror Series C Preferred Stock were issued and outstanding, (xx) no shares of Acquiror Series A Preferred Stock, Acquiror Series B Preferred Stock or Acquiror Series C Preferred Stock were held by Acquiror as treasury shares and (xxi) no shares of Acquiror Class II Preferred Stock were issued and outstanding or were held by Acquiror as treasury shares. Except as set forth above, as of the close of business on January 31, 2001, no shares of capital stock of, or other equity or voting interests in, Acquiror or options, warrants or other rights to acquire any such stock, securities or interests were issued, reserved for issuance or outstanding. During the period from January 31, 2001, to the date of this Agreement, (x) there have been no issuances by Acquiror or any of its Subsidiaries of shares of capital stock of, or other equity or voting interests in, Acquiror other than issuances of shares of Acquiror Common Stock pursuant to the exercise of Acquiror Stock Options outstanding on such date as required by their terms as in effect on the date of this Agreement or the issuance of the Dakota Acquisition Stock and (y) except for issuances of Acquiror Stock Options to employees in the ordinary course of business, there have been no issuances by Acquiror or any of its Subsidiaries of options, warrants or other rights to acquire shares of capital stock of, or other equity or voting interests in, Acquiror, other than rights that may have arisen under the Acquiror ESPP or the Acquiror 401(k).

   Section 4.04. Authority; Binding Obligation. The execution and delivery by Acquiror and Acquiror Sub of this Merger Agreement and all other Documents contemplated hereby, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror or Acquiror Sub are necessary to authorize this Merger Agreement and the other Documents contemplated hereby, or to consummate the transactions contemplated hereby and thereby. This Merger Agreement has been duly executed and delivered by Acquiror and Acquiror Sub and constitutes a legal, valid and binding obligation of Acquiror and Acquiror Sub in accordance with its terms, except as such enforceability may be subject to the effect of any applicable bankruptcy, insolvency fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general equitable principles (whether considered in a proceeding in equity or at law).

   Section 4.05. No Conflict; Required Filings and Consents. (a) The execution, delivery and performance by Acquiror and Acquiror Sub of this Merger Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, or violate any provision of, the certificate of incorporation or the bylaws of Acquiror, or the certificate or articles of incorporation or bylaws of Acquiror Sub or any of Acquiror's Significant Subsidiaries; (ii) subject to obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, the applicable Governmental Entity pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act, the Communications Act, the Federal Aviation Act, the NASD, applicable state utility and communications Laws and applicable municipal franchise

Laws, and the filing and recordation of the Articles of Merger as required by Washington Law, conflict with or violate any Law applicable to Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries, or any of their respective Assets; (iii) subject to compliance with the collateral requirements of Acquiror's senior secured credit facilities, conflict with, result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under any Agreement to which Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries is a party or by which Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries, or any of their respective Assets, may be bound; or (iv) subject to compliance with the collateral requirements of Acquiror's senior secured credit facilities, result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any Encumbrance of any nature upon, or with respect to, Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries or any of the Assets of Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries; except for any such conflict or violation described in clause
(ii), any such conflict, breach or default described in clause (iii), or any such creation, imposition or acceleration described in clause (iv) that would not have an Acquiror Material Adverse Effect and that would not prevent consummation of the Merger on a timely basis.

      (b) The execution, delivery and performance by Acquiror and Acquiror Sub of this Merger Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby and thereby, do not and will not: (i) require any consent, approval, authorization or permit of, or filing with or notification to, any Person not party to this Merger Agreement, except
  (A) pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act, the Communications Act, the Federal Aviation Act, the NASD and applicable state utility and communications Laws and applicable municipal franchise Laws, (B) the filing and recordation of the Articles of Merger as required by Washington Law and
  (C) the notification under and compliance with the collateral requirements of Acquiror's senior secured credit facilities; or (ii) result in or give rise to any penalty, forfeiture, Agreement termination, right of termination, amendment or cancellation, or restriction on the business operations of Acquiror, the Surviving Corporation or any of Acquiror's Significant Subsidiaries, except with respect to any Agreement not material to the operation of Acquiror, Acquiror Sub and Acquiror's Significant Subsidiaries taken as a whole.

   Section 4.06. Compliance. Neither Acquiror nor Acquiror Sub has knowledge of any fact or circumstance related to them that could reasonably be expected to cause the filing of any objection to any application for any Governmental consent required hereunder, lead to any delay in processing such application, or require any waiver of any Governmental rule, policy or other applicable Law.

   Section 4.07. SEC Documents. Since January 1, 2000, Acquiror has filed or, in the case of the Acquiror Post-Signing SEC Documents (as defined in Section 6.10), will file all required reports, schedules, forms, statements and other documents with the SEC (collectively, including the Acquiror Post-Signing SEC Documents, the "Acquiror SEC Documents"). As of their respective dates, the Acquiror SEC Documents complied or, in the case of the Acquiror Post-Signing SEC Documents, will comply as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Acquiror SEC Documents contained or, in the case of the Acquiror Post-Signing SEC Documents, will contain, any untrue statement of a material fact or omitted or, in the case of the Acquiror Post-Signing SEC Documents, will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were or are made, not misleading. The consolidated financial statements of Acquiror included in the Acquiror SEC Documents comply or, in the case of the Acquiror Post-Signing SEC Documents, will comply, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or, in the case of the Acquiror Post-Signing SEC Documents, will have been prepared in accordance with GAAP (except, in the case of unaudited statements, for the lack of normal year-end adjustments and the absence of footnotes and as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods subject thereto (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Acquiror and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments and the absence of footnotes). Except as disclosed in the Acquiror SEC Documents, as required by GAAP or as required by any Governmental Entity, Acquiror has not, since December 31, 1999, made any change in accounting practices or policies applied in the preparation of financial statements.

   Section 4.08. Reorganization. To the knowledge of Acquiror, neither Acquiror, Acquiror Sub nor any of Acquiror's Significant Subsidiaries has taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

   Section 4.09. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of Acquiror or any of its affiliates.

   Section 4.10. Disclosure. None of the information supplied or to be supplied by or on behalf of Acquiror or Acquiror Sub expressly for inclusion (and so included or relied on for information included) in (i) the Registration Statement and (ii) the Proxy Statement, at the respective times that (w) the Registration Statement is filed with the SEC, (x) the Registration Statement becomes effective, (y) the Proxy Statement is mailed, and (z) any meeting of Company shareholders (and any adjournment thereof) is held to consider, or written consents are effective with respect to approval of, the transactions contemplated by this Merger Agreement, shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

   Section 4.11. No Prior Activities of Acquiror Sub. Acquiror Sub was formed solely for the purpose of engaging in the transactions contemplated by this Merger Agreement and has engaged in no other business activities and has conducted its operations only as contemplated hereby.

   Section 4.12. Acquiror Common Stock. The Acquiror Common Stock to be issued and delivered to the Company Shareholders pursuant to the Merger, when issued in the Merger in accordance with this Merger Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will have been approved for listing (subject to official notice of issuance) by The Nasdaq Stock Market's National Market System.


                                   ARTICLE V

                   Covenants Relating to Conduct of Business

   Section 5.01. Conduct of Business of the Company. The Company hereby covenants and agrees that, from the date of this Merger Agreement until the Effective Time, the Company, unless otherwise expressly contemplated by this Merger Agreement or consented to in writing by Acquiror, will, and will cause the Subsidiaries to, carry on their respective businesses only in the Ordinary Course of Business (including, without limitation, customer pricing), use their respective reasonable best efforts to preserve intact their business organizations and Assets, maintain their rights and franchises, retain the services of their officers and key employees and maintain their relationships with customers, suppliers, licensors, licensees and others having business dealings with them, and use their respective reasonable best efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained. Without limiting the generality of the foregoing, except as otherwise expressly contemplated by this Merger Agreement or as consented to in writing by Acquiror, from the date of this Merger Agreement until the Effective Time the Company shall not, and shall not permit any of the Subsidiaries to:


      (a) (i) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, except for increases or bonuses in the Ordinary Course of Business to employees who are not directors or officers; (ii) grant any severance or termination pay (other than pursuant to the normal severance practices or existing Agreements of the Company or any Subsidiary in effect on the date of this Merger Agreement as described in Section 5.01(a)(ii) of the Company Disclosure Schedule) to, or enter into any severance Agreement with, any director, officer or employee, or enter into any employment Agreement with any director, officer or employee; (iii) establish, adopt, enter into or amend any Plan or Other Arrangement, except as may be required to comply with applicable Law; (iv) pay any benefits not provided for under any Plan or Other Arrangement; (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Plan or Other Arrangement (including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any Plan or Other Arrangement or Agreement or awards made thereunder), except for grants in the Ordinary Course of Business to new employees or as required under the Agreements set forth in
  Section 5.01(a)(v) of the Company Disclosure Schedule, or (vi) take any action to fund or in any other way secure the payment of compensation or benefits under any Agreement, except as required under the Agreements set forth in Section 5.01(a)(vi) of the Company Disclosure Schedule;

      (b) declare, set aside or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock, other than accrued dividends up to the Effective Time on the outstanding Company Preferred Stock paid in Company Common Stock pursuant to the terms of such preferred stock;

      (c) (i) redeem, purchase or otherwise acquire any shares of capital stock of the Company or any Subsidiary or any securities or obligations convertible into or exchangeable for any shares of capital stock of the Company or any Subsidiary, or any options, warrants or conversion or other rights to acquire any shares of capital stock of the Company or any Subsidiary or any such securities or obligations, or any other securities thereof; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

      (d) except (i) upon the exercise of Company Stock Options or Company Warrants in accordance with their terms, (ii) for grants of Company Stock Options to new employees in the Ordinary Course of Business pursuant to the Company's 2000 Equity Incentive Compensation Plan to the extent that the aggregate number of shares of Company Common Stock issuable to such new employees does not exceed One Hundred Thousand (100,000), or (iii) upon the conversion of shares of Company Preferred Stock outstanding as of the date of this Merger Agreement in accordance with the terms of such Company Preferred Stock, issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale (including the grant of any limitations in voting rights or other Encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares, or amend or otherwise modify the terms of any such rights, warrants, options or securities (or grant any acceleration or change in control rights) the effect of which shall be to make such terms more favorable to the holders thereof, except solely with respect to the items described on Section 5.01(d) of the Company Disclosure Schedule;

      (e) except as contemplated by Agreements set forth in Section 5.01(e) of the Company Disclosure Schedule, acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the Assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any Assets of any other Person (other than the purchase of assets from suppliers or vendors in the Ordinary Course of Business);

      (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Encumbrance or dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Encumbrance or dispose of, any of its Assets, except for sales, dispositions or transfers in the Ordinary Course of Business;

      (g) adopt any amendments to its articles or certificate of incorporation, bylaws or other comparable charter or organizational documents;

      (h) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1999, except in either case as may be required by Law, the IRS or GAAP;

      (i) make or agree to make any new capital expenditure or expenditures which are not included in the Company's 2001 capital budget, a copy of which budget is attached hereto as Section 5.01(i) of the Company Disclosure Schedule;

      (j) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person (other than the Company or any wholly owned Subsidiary), issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Subsidiary, guarantee any debt securities of another Person (other than the Company or any wholly owned Subsidiary), enter into any "keep well" or other Agreement to maintain any financial statement condition of another Person (other than the Company or any wholly owned Subsidiary) or enter into any Agreement having the economic effect of any of the foregoing, except for trade payables incurred in the Ordinary Course of Business, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person other than intra-group loans, advances, capital contributions or investments between or among the Company and any of its wholly owned Subsidiaries and other than the extension of credit to customers of the Company or any Subsidiary in the Ordinary Course of Business;

      (k) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown), other than the payment, discharge or satisfaction, in the Ordinary Course of Business or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent Financial Statement or incurred in the Ordinary Course of Business subsequent to the date of such Financial Statement, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar Agreements to which the Company or any Subsidiary is a party;

      (l) except in the Ordinary Course of Business, waive, release or assign any rights or claims, or modify, amend or terminate any Agreement to which the Company or any Subsidiary is a party;

      (m) make any change in any method of accounting or accounting practice or policy other than those required by GAAP or a Governmental Entity;

      (n) take any action or fail to take any action that could reasonably be expected to have a Company Material Adverse Effect prior to or after the Effective Time or an Acquiror Material Adverse Effect after the Effective Time, or that could reasonably be expected to adversely affect the ability of the Company or any Subsidiary prior to the Effective Time, or Acquiror or any of its subsidiaries after the Effective Time, to obtain consents of third parties or approvals of Governmental Entities required to consummate the transactions contemplated in this Merger Agreement; or

      (o) authorize, or commit or agree to do any of the foregoing.

   Section 5.02. Other Actions. The Company and Acquiror shall not, and shall not permit any of their respective affiliates to, knowingly take any action that would, or that could reasonably be expected to, result in (a) any of the representations and warranties of such party set forth in this Merger Agreement becoming untrue, or (b) any of the conditions to the Merger set forth in
Article VII not being satisfied.

   Section 5.03. Certain Tax Matters. From the date hereof until the Effective Time, the Company and the Subsidiaries (a) will prepare and timely file with the relevant Taxing authority all Company Tax Returns ("Post-Signing Returns") required to be filed, which Post-Signing Returns shall be accurate in all material respects, (b) will timely pay all Taxes due and payable with respect to such Post-Signing Returns, (c) will pay or otherwise make adequate provision for all Taxes payable by the Company and the Subsidiaries for which no Post-Signing Return is due prior to the Effective Time, and (d) will promptly notify Acquiror of any action, suit, proceeding, claim or audit pending against or with respect to the Company or any Subsidiary in respect of any Taxes.

   Section 5.04. Access and Information. For so long as this Merger Agreement is in effect, the Company shall, and shall cause each Subsidiary to, (a) afford to Acquiror and its officers, employees, accountants, consultants, legal counsel and other representatives reasonable access during normal business hours, subject to reasonable advance notice, to all of their respective properties, Agreements, books, records and personnel and (b) furnish promptly to Acquiror (i) a copy of each Document filed with, or received from any Governmental Entity and (ii) all other information concerning their respective businesses, operations, prospects, conditions (financial or otherwise), Assets, liabilities and personnel as Acquiror may reasonably request. All Documents furnished to Acquiror pursuant to this Section 5.04 shall be true and complete.

   Section 5.05. No Solicitation. (a) The Company shall cause its directors, officers, employees, representatives, agents and its Subsidiaries and their respective directors, officers, employees, representatives and agents to immediately cease any discussions or negotiations with any Person that may be ongoing with respect to a Competing Transaction (as defined in Section 5.05(c) of this Merger Agreement). The Company shall not, shall direct and cause the Subsidiaries and the directors and officers not to, and shall use its reasonable best efforts to cause all of the other agents and representatives of the Company and the Subsidiaries (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by the Company or any Subsidiary) not to, directly or indirectly: (i) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction; or (ii) enter into or participate in any discussions or negotiations with any Person regarding a Competing Transaction, or furnish to any Person any information regarding a Competing Transaction, or take any other action to facilitate or cooperate with the making of any inquiry or proposal regarding a Competing Transaction; or (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of the equity securities of the Company; or (iv) agree to or endorse any Competing Transaction. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences shall be deemed to be a breach of this Section 5.05 by the Company.

      (b) The Company shall (i) notify Acquiror orally (within one (1) business day) and in writing (as promptly as practicable) if any inquiries or proposals, including a request for information, regarding a Competing Transaction are received by the Company or any Subsidiary or any of its or their respective directors or officers; (ii) include in such notice to the Acquiror the identity of the person making any such inquiry or proposal, the material terms of such inquiry or proposal and, if in writing, the Company shall promptly deliver or cause to be delivered to Acquiror a copy of such inquiry or proposal, along with all other documentation and related correspondence; and (iii) keep Acquiror informed, on a current basis, of the nature of any such inquiries and the status and terms of any such proposals, including any amendments or proposed amendments thereto. For purposes of this paragraph (b), if any inquiries or proposals, including a request for information, regarding a Competing Transaction are received by Company's investment bankers, financial advisors or other authorized representatives, such inquiries or proposals shall be deemed received by Company upon communication thereof (written or oral) to any officer or director of the Company.

      (c) For purposes of this Merger Agreement, "Competing Transaction" shall mean any of the following involving the Company or the Subsidiaries (other than the transactions contemplated by this Merger Agreement): (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of fifteen percent

  (15%) or more of the Assets of the Company and the Subsidiaries, taken as a whole, or issuance of fifteen percent (15%) or more of the outstanding voting securities of the Company or any Subsidiary in a single transaction or series of transactions; (iii) any tender offer or exchange offer for fifteen percent (15%) or more of the outstanding shares of capital stock of the Company or any Subsidiary or the filing of a registration statement under the Securities Act in connection therewith; (iv) any solicitation of proxies in opposition to approval by the Company Shareholders of the Merger Agreement or the Merger; (v) any Person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) shall have been formed after the date of this Merger Agreement which beneficially owns or has the right to acquire beneficial ownership of, fifteen percent (15%) or more of the then outstanding shares of capital stock of the Company or any Subsidiary; or (vi) any Agreement to, or public announcement by the Company or any other Person of, a proposal, plan or intention to do any of the foregoing.

      (d) Notwithstanding anything to the contrary set forth in subsections
  (a), (b) and (c) above or elsewhere in this Merger Agreement, nothing contained in this Merger Agreement shall prohibit the Board of Directors of the Company from (i) complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act or publicly disclosing the existence of any Competing Transaction as required by applicable law; or (ii) prior to the time of the Company Shareholders' Meeting (as defined in Section 6.01(b)), furnishing information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited bona fide written proposal from such Person for a Competing Transaction which involves a merger, consolidation, share exchange, business combination, or the acquisition of more than 75% of the aggregate voting power of the Company if before doing so (A) the Company enters into with such Person a confidentiality agreement in reasonably customary form on terms not more favorable to such Person than the terms contained in the Confidentiality Agreement; (B) the Board of Directors of the Company, after consultation with independent financial advisors having a nationally recognized reputation, reasonably determines in good faith that the Competing Transaction, if consummated, would result in a transaction more favorable to the Company's shareholders from a strategic and financial point of view than the Merger (any such more favorable Competing Transaction being referred to in this Merger Agreement as a "Superior Proposal"); (C) the Board of Directors of the Company reasonably determines in its good faith judgment, after consultation with independent financial advisors having a nationally recognized reputation, that such Person has the financial ability to consummate such proposal; (D) the Board of Directors of the Company, after consultation with independent legal counsel, determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to the Company's shareholders under applicable Law; and (E) the Company shall have otherwise complied with the terms of this Section 5.05.

      (e) Notwithstanding anything to the contrary set forth in subsections
  (a), (b), (c) and (d) above or elsewhere in this Merger Agreement, in the event that a proposal for a Competing Transaction constitutes a Superior Proposal, nothing contained in this Merger Agreement shall prohibit the Board of Directors of the Company from withdrawing its recommendation in favor of this Merger Agreement and the Merger as required under Section 6.01(a) and Section 6.02(a) hereof and recommending such Superior Proposal to its shareholders: (i) if, but only if, the Company: (A) complies fully with this Section 5.05 and (B) provides Acquiror with at least four (4) business days' prior written notice of its intent to withdraw its recommendation of this Merger Agreement and (ii) if, in the event that during such four (4) business days Acquiror makes a counter proposal to such Superior Proposal (any such counter proposal being referred to in this Merger Agreement as the "Acquiror Counter Proposal"), the Company's Board of Directors in good faith, taking into account the advice of its outside financial advisors, determines that the Acquiror Counter Proposal is not at least as favorable to the Company's shareholders as the Superior Proposal, from a strategic and financial point of view.

      (f) In the event that, pursuant to Section 5.05(d) of this Merger Agreement, the Company elects to engage in discussions or negotiations with, or furnish any information to, any Person regarding a Superior Proposal, the Company shall (i) at least two (2) business days prior to engaging in such discussions or negotiations or furnishing such information provide written notice to the Acquiror of (A) its intent to do so, (B) the identity of the Person making the proposal for the Competing Transaction, and (C) the material terms of such proposal; (ii) promptly provide the Acquiror with copies of any and all written inquiries, proposals, or correspondence relating thereto; and (iii) keep the Acquiror informed on a timely basis of the status of such discussions or negotiations, including any changes to the material terms thereof.

     (g) Nothing in this Section 5.05 shall (i) permit the Company to terminate this Agreement (except as specifically provided in Article VIII hereof) or (ii) affect any other obligation of the Company under this Agreement.

                                   ARTICLE VI

                             Additional Agreements

   Section 6.01. Registration Statement; Proxy Statement. (a) As promptly as practicable after the execution of this Merger Agreement, Acquiror and the Company shall prepare and file with the SEC a registration statement on Form S-4 (such registration statement, together with the amendments thereto being the "Registration Statement"), containing a proxy statement of the Company and a prospectus of Acquiror (such proxy statement and prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company Shareholders, being the "Proxy Statement"), in connection with the registration under the Securities Act of the shares of Acquiror Common Stock issuable pursuant to Section 2.01 and the vote of the Company Shareholders with respect to the Merger and the other transactions contemplated by this Merger Agreement. Acquiror agrees to provide the Company with an opportunity to review and comment on the Registration Statement and the Proxy Statement before filing. Each party agrees promptly to provide the other parties with copies of all correspondence from and all responsive correspondence to the SEC regarding the Registration Statement and Proxy Statement. Each party agrees promptly to notify the other parties of all stop orders or threatened stop orders of which it becomes aware with respect to the Registration Statement. Each of Acquiror and the Company will use all reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities Laws in connection with the issuance of shares of Acquiror Common Stock in the Merger. Each of Acquiror and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its shareholders and shall comply with the proxy solicitation rules and regulations under the Exchange Act in connection with the solicitation of such shareholders. The Company covenants and agrees that the Proxy Statement shall include the recommendation of the Company's Board of Directors to the Company Shareholders to vote to approve this Merger Agreement and the transactions contemplated hereby, subject to Section 5.05(e) above.

      (b) The information supplied by the Company for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in the Proxy Statement to be sent to the Company Shareholders in connection with the meeting of the Company Shareholders to consider the Merger (the "Company Shareholders' Meeting") shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company Shareholders, at the time of the Company Shareholders' Meeting, or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its affiliates, or its or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform Acquiror. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

      (c) The information supplied by Acquiror for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Acquiror for inclusion in the Proxy Statement shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company Shareholders, at the time of the Company Shareholders' Meeting, or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Acquiror or any of its respective affiliates, or its or their respective officers or directors, should be discovered by Acquiror which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Acquiror shall promptly inform the Company. All documents that Acquiror is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

      (d) Each of the Company and Acquiror hereby (i) consents to the use of its name and, on behalf of its subsidiaries and affiliates, the names of such subsidiaries and affiliates and to the inclusion of financial statements and business information relating to such party and its subsidiaries and affiliates (in each case, to the extent required by applicable securities Laws) in any registration statement or proxy statement prepared by the Company or Acquiror pursuant to this Merger Agreement; (ii) agrees to use its reasonable best efforts to obtain the written consent of any Person retained by it which may be required to be named (as an expert or otherwise) in such registration statement or proxy statement; and (iii) agrees to cooperate, and to use its reasonable best efforts to cause its subsidiaries and affiliates to cooperate, with any legal counsel, investment banker, accountant or other agent or representative retained by any of the parties specified in clause (i) in connection with the preparation of any and all information required, as determined after consultation with such party's counsel, to be disclosed by applicable securities Laws in any such registration statement or proxy statement.

   Section 6.02. Meeting of Company Shareholders. (a) The Company shall promptly after the date of this Merger Agreement take all action necessary in accordance with Washington Law and its articles or certificate of incorporation and bylaws to duly call, give notice of, convene and hold the Company Shareholders' Meeting, and the Company shall consult with Acquiror in connection therewith. Subject to Section 5.05(e) above, the Company shall use its reasonable best efforts to solicit from the Company Shareholders proxies or consents to approve this Merger Agreement and the transactions contemplated hereby and shall take all other actions reasonably necessary or advisable to secure the vote or consent of the Company Shareholders required by Washington Law to approve this Merger Agreement and the transactions contemplated hereby.

      (b) Acquiror and the Company shall coordinate and cooperate with respect to the timing of the Company Shareholders' Meeting, and Company shall use its reasonable best efforts to hold the Company Shareholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective.

   Section 6.03. Appropriate Action; Consents; Filings. (a) Upon the terms and subject to the conditions set forth in this Merger Agreement, the Company and Acquiror shall use their reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Merger Agreement as promptly as practicable, including (i) executing and delivering any additional instruments necessary, proper or advisable to consummate the transactions contemplated by, and to carry out fully the purposes of, this Merger Agreement,
(ii) obtaining from any Governmental Entities any Licenses required to be obtained or made by Acquiror or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Merger Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Merger, and (iii) making all necessary filings, and thereafter making any other required submissions, with respect to this Merger Agreement and the Merger required under (A) the Securities Act, the Exchange Act and any other applicable federal or state securities Laws, (B) the HSR Act and (C) any other applicable Law; provided that Acquiror and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such Documents to the non-filing party and its advisors prior to filing and discussing all reasonable additions, deletions or changes suggested in connection therewith. The Company and Acquiror shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Merger Agreement.


      (b) (i) The Company and Acquiror shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, their reasonable best efforts to obtain any third party consents, approvals or waivers (A) necessary, proper or advisable to consummate the transactions contemplated in this Merger Agreement, (B) disclosed or required to be disclosed in the Company Disclosure Schedule or the Acquiror Disclosure Schedule, as the case may be, or (C) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time or an Acquiror Material Adverse Effect from occurring prior to or after the Effective Time.

      (ii) In the event that any party shall fail to obtain any third-party consent, approval or waiver described in subsection (b)(i) above, such party shall use its reasonable best efforts, and shall take any such actions reasonably requested by the other parties hereto, to minimize any adverse effect upon the Company and Acquiror, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent, approval or waiver.

      (c) From the date of this Merger Agreement until the Effective Time, the Company and Acquiror shall promptly notify each other in writing of any pending or, to the knowledge of the Company or Acquiror (or their respective subsidiaries), threatened action, proceeding or investigation by any Governmental Entity or any other Person (i) challenging or seeking damages in connection with the Merger or the conversion of the Company Common Stock into Acquiror Common Stock pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Acquiror or its subsidiaries to own or operate all or any portion of the businesses or Assets of the Company or any Subsidiary. The Company and Acquiror shall cooperate with each other in defending any such action, proceeding or investigation, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed.

   Section 6.04. Letters of Accountants. The Company shall use its reasonable best efforts to cause to be delivered to Acquiror "cold comfort" letters of Andersen, LLP dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, and addressed to Acquiror, reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as those contemplated by this Merger Agreement.

   Section 6.05. Update Disclosure; Breaches. From and after the date of this Merger Agreement until the Effective Time, each party hereto shall promptly notify the other parties hereto by written update to the Company Disclosure Schedule or Acquiror Disclosure Schedule, as the case may be, of (a) any representation or warranty made by it in connection with this Merger Agreement becoming untrue or inaccurate, (b) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Merger Agreement not to be satisfied, or (c) the failure of the Company, Acquiror or Acquiror Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Merger Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Merger Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.05 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Merger Agreement or otherwise limit or affect the rights and remedies available hereunder to the party receiving such notice. The Company shall deliver to Acquiror an updated version of Section 3.15 of the Company Disclosure Schedule as of the Closing Date, solely to reflect events occurring between the date of this Merger Agreement and the Closing Date, or shall have notified Acquiror that no changes to such Section of the Company Disclosure Schedule are required.

   Section 6.06. Public Announcements. Acquiror, Acquiror Sub and the Company shall consult with each other before issuing or making, and shall give each other the opportunity to review and comment upon, any press release or other public statement with respect to the Merger and the other transactions contemplated in this Merger Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or any listing agreement with the NASD.


   Section 6.07. Employee Matters. (a) The Company and Acquiror shall use their respective reasonable best efforts to cause Travis Lee Provow (the "Company Key Employee") to enter into a confidentiality and non-competition agreement, in the form of Acquiror's standard Confidentiality, Non-Competition and Non-Solicitation Agreement, a copy of which is attached hereto as Exhibit F (the "Non-Competition Agreement"), at or prior to the Effective Time.


      (b) As promptly as practicable following the Effective Time, Acquiror and/or its subsidiaries agree to arrange for the grant to certain employees of the Company and its Subsidiaries who continue as employees of the Company (or other Subsidiaries of Acquiror) following the Effective Time ("Qualifying Employees") stock options for the purchase of an aggregate of One Million (1,000,000) shares of Acquiror Common Stock, with such options having the terms described in this paragraph. The exercise price for each such option shall be determined by the Board of Directors of Acquiror upon the date of grant based upon the fair market value per share of Acquiror Common Stock at the time of grant. All such options shall be granted pursuant to customary agreements, terms and documentation consistent with the 1996 Employee Stock Option Plan, as amended, of Acquiror and shall vest 25% per year for four years commencing on the one-year anniversary of grant. The options contemplated by this paragraph shall be allocated among the Qualifying Employees by Acquiror based on discussions between Acquiror and Company executive management. In order for an employee to constitute a Qualifying Employee, such employee shall accept the customary terms and conditions of employment by Acquiror and its Subsidiaries (including, without limitation, execution of any applicable agreements) for persons performing work similar to that applicable to such Company or Subsidiary employee.

   Section 6.08. Unaudited Financial Information. The Company will cause to be prepared and will furnish to Acquiror as promptly as possible an unaudited consolidated balance sheet of the Company and the Subsidiaries as of the last day of each month ending after January 31, 2001 (the "Unaudited Balance Sheets") and the related unaudited consolidated statements of income and cash flows of the Company and the Subsidiaries for the one-month periods then ended (together with the Unaudited Balance Sheets, the "Unaudited Financial Statements"). The Company will ensure that such Unaudited Financial Statements are complete and correct in all material respects, have been prepared in accordance with the books and records of the Company and the Subsidiaries, and present fairly the consolidated financial position of the Company and the Subsidiaries and their consolidated results of operations and cash flows as of and for the respective dates and time periods in accordance with GAAP applied on a basis consistent with prior accounting periods, except as noted thereon and subject to normal and recurring year-end adjustments, which are not expected to be material in amount.

   Section 6.09. Environmental Matters. The Company will promptly furnish to Acquiror written notice of any Hazardous Release or of any actions or notices described in Section 3.28.

   Section 6.10. Post-Signing SEC Documents. Each of the Company and Acquiror will file with the SEC all reports, schedules, forms, statements and other documents required to be filed by it after the date of this Merger Agreement but before the Effective Time (in the case of the Company, the "Company Post-Signing SEC Documents" and, in the case of Acquiror, the "Acquiror Post-Signing SEC Documents").

   Section 6.11. Affiliates. Prior to the Effective Time, the Company shall use its reasonable best efforts to obtain Affiliate Agreements from each Person listed in Section 3.23 of the Company Disclosure Schedule and any Person who may be deemed to have become an affiliate of the Company (under SEC Rule 145 of the Securities Act) after the date of this Merger Agreement and at or prior to the Effective Time, provided that the Company shall use its reasonable best efforts to obtain Affiliate Agreements from each such Person as soon as practicable after the date of this Merger Agreement or the date on which such Person attains such status, as the case may be. Each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and shall use its reasonable best efforts to not take any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.

   Section 6.12. Tax Returns. To the extent permitted under applicable Tax Laws, the Merger shall be reported as a "reorganization" within the meaning of
Section 368(a) of the Code in all federal, state and local Tax Returns filed after the Effective Time. Notwithstanding any other provision of this Merger Agreement, the obligations set forth in this Section 6.12 shall survive the Effective Time without limitation as to time or in any other respect.

   Section 6.13. Reorganization. After the date of this Merger Agreement, unless Acquiror and the Company shall otherwise agree in writing, Acquiror and the Company shall not, and shall cause their respective subsidiaries not to, knowingly take or fail to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

   Section 6.14. Obligations of Acquiror Sub. Acquiror shall take all action necessary to cause Acquiror Sub and, after the Effective Time, the Surviving Corporation, to perform its obligations under this Merger Agreement and to cause Acquiror Sub to consummate the Merger on the terms and conditions set forth in this Merger Agreement.

   Section 6.15. Acquiror Option Shares. Acquiror will use its reasonable best efforts to insure that any shares of Acquiror Common Stock issued upon exercise of the Acquiror Options referred to in Section 2.04 will be registered under the Securities Act pursuant to a registration statement on Form S-8 and will be approved for listing (subject to official notice of issuance) on The Nasdaq Stock Market's National Market System or an exchange, if shares of Acquiror Common Stock are traded on such exchange.

   Section 6.16. Stockholder Agreement. At or prior to the Effective Time, Commonwealth Associates, L.P. and ComVest Capital Partners, LLC shall enter into a Stockholders' Agreement in the form attached hereto as Exhibit G.

   Section 6.17. Additional Commitments. Company agrees to be bound by, and to timely satisfy its commitments and obligations under, Schedule 6.17 attached hereto.

                                  ARTICLE VII

                              Conditions Precedent

   Section 7.01. Conditions to Obligations of Each Party Under This Merger Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by agreement of Acquiror and the Company, in whole or in part, to the extent permitted by applicable Law:


      (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC, and no proceedings for that purpose shall have been initiated or, to the knowledge of Acquiror or the Company, threatened by the SEC. Acquiror shall have received all other federal or state securities permits and other authorizations necessary to issue Acquiror Common Stock in exchange for Company Capital Stock and to consummate the Merger.

      (b) Shareholder Approval. This Merger Agreement and the Merger shall have been duly approved and adopted by the requisite vote of the shareholders of the Company at the Company Shareholders' Meeting in accordance with applicable Law and the articles of incorporation and bylaws of the Company.

      (c) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger; provided, however, that each of the parties shall use its reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

      (d) HSR Act. The applicable waiting period with respect to the Merger and the other transactions contemplated hereby, together with any extensions thereof, under the HSR Act shall have expired or been terminated.

      (e) Other Approvals. All consents, waivers, approvals and authorizations required to be obtained, and all filings or notices required to be made, by Acquiror, the Company or any Subsidiary prior to consummation of the transactions contemplated in this Merger Agreement (other than the filing of the Articles of Merger in accordance with Washington Law) shall have been obtained from and made with all required Governmental Entities, except for such consents, waivers, approvals or authorizations which the failure to obtain, or such filings or notices which the failure to make, would not have a Company Material Adverse Effect or an Acquiror Material Adverse Effect or be reasonably likely to subject the Company, any Subsidiary, Acquiror, Acquiror Sub or any of their respective directors or officers to criminal liability or substantial penalties.

   Section 7.02. Additional Conditions to Obligations of Acquiror and Acquiror Sub. The obligations of Acquiror and Acquiror Sub to effect the Merger and the other transactions contemplated herein are also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by Acquiror, in whole or in part, to the extent permitted by applicable Law:


      (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Merger Agreement shall be true and correct as of the date of this Merger Agreement and shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Effective Time as though made as of the Effective Time, except that those representations and warranties that address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date, and except (i) for changes permitted or contemplated by this Merger Agreement (other than any update to the Company Disclosure Schedule contemplated by Section 6.05, above), or (ii) in a representation and warranty that does not expressly include a standard of materiality, any untrue or incorrect statements therein that, considered in the aggregate, do not indicate a Company Material Adverse Effect. Acquiror shall have received a certificate of the chief executive officer and chief financial officer of the Company to that effect.

      (b) Updated Company Disclosure Schedule. The revised version of Section
  3.15 of the Company Disclosure Schedule delivered to Acquiror pursuant to
  Section 6.05 shall not disclose any Company Material Adverse Effect as compared to such Section of the Company Disclosure Schedule as of the date of this Merger Agreement.

      (c) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Merger Agreement to be performed or complied with by it on or prior to the Effective Time. Acquiror shall have received a certificate of the chief executive officer and chief financial officer of the Company to that effect.

      (d) Consents Under Agreements. The Company or the appropriate Subsidiary shall have obtained the consent or approval of each Person whose consent or approval shall be required in connection with the Merger under all Agreements to which the Company or any Subsidiary is a party, except where the failure to obtain any such consents or approvals, considered in the aggregate, would not have a Company Material Adverse Effect or an Acquiror Material Adverse Effect.

      (e) No Challenge. There shall not be pending any action, proceeding or investigation by any Governmental Entity (i) challenging or seeking material damages in connection with the Merger or the conversion of Company Common Stock into Acquiror Common Stock pursuant to the Merger, or seeking to place limitations on the ownership of shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Acquiror or Acquiror Sub, (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of the Company, any Subsidiary, Acquiror or any of its subsidiaries to own or operate all or any portion of the business or Assets of the Company and the Subsidiaries, or (iii) which otherwise is likely to have a Company Material Adverse Effect or, if such action arises in connection with the transactions contemplated hereby, an Acquiror Material Adverse Effect.

      (f) Accountant Letters. Acquiror shall have received from the Company "cold comfort" letters of Andersen LLP dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, and addressed to Acquiror, reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as those contemplated by this Merger Agreement.

      (g) [Intentionally deleted]

      (h) Non-Competition Agreements. Acquiror shall have received an executed copy of Non-Competition Agreement from the Company Key Employee unless the failure to receive an executed Non-Competition Agreement from such Company Key Employee is the result of the death or disability of such Company Key Employee.

      (i) Company Material Adverse Effect. Since February 1, 2001, there shall not have occurred a Company Material Adverse Effect (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any Company Material Adverse Effect) not disclosed in the Company Disclosure Schedule attached hereto at the date of this Merger Agreement. Acquiror shall have received a certificate of the chief executive officer and chief financial officer of the Company to that effect.

      (j) Affiliate Agreements. Acquiror shall have received, after the date of this Merger Agreement and on or prior to the Closing Date, a signed Affiliate Agreement from each Person listed in Section 3.23 of the Company Disclosure Schedule and any other Person who may be deemed to have become an affiliate of the Company (under Rule 145 of the Securities Act).

      (k) Tax Opinion. Acquiror shall have received the opinion of Shuttleworth & Ingersoll, P.L.C., counsel to Acquiror, in the form of Exhibit H, dated the Closing Date, to the effect that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Shuttleworth & Ingersoll, P.L.C. shall require delivery of and rely upon the representation letters delivered by Acquiror, Acquiror Sub and the Company substantially in the forms of Exhibit I and Exhibit J hereto.

      (l) Stockholders' Agreement. Commonwealth Associates, L.P. and ComVest Capital Partners, LLC shall have executed and delivered to Acquiror the Stockholders' Agreement.

      (m) Dissenter's Rights. Holders of not more than five percent (5%) of the shares of Company Capital Stock shall have not voted in favor of the Merger or not consented thereto in writing and shall have delivered prior to the Effective Time timely written notice of such holder's intent to demand payment as a dissenting shareholder for such shares in accordance with Washington Law.

      (n) Additional Consents and Requirements. The consents and requirements set forth in Exhibit K attached hereto shall have been satisfied.

      (o) Company Preferred Stock and Company Warrants. Each of the conditions set forth in Section 3 of Schedule 6.17 hereto shall have been satisfied.

      (p) [Intentionally Deleted]

      (q) Voting Agreement Termination. All voting or similar arrangements providing rights with respect to the composition of or representation on the Board of Directors or managers, as the case may be, of the Company and any Subsidiary (other than as contained in the operating agreement for Contego, LLC) shall have been terminated in all respects, including, without limitation, all rights under Sections 5(m) and 5(q) of that certain Agency Agreement, dated December 13, 1999, between Commonwealth Associates, L.P. and the Company.

      (r) Unterberg Opinion. The Company shall have timely obtained the written opinion of C.E. Unterberg, Towbin contemplated by Section 3.19, above.

   Section 7.03. Additional Conditions to Obligations of the Company.

   The obligations of the Company to effect the Merger and the other transactions contemplated herein are also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable Law:

      (a) Representations and Warranties. Each of the representations and warranties of Acquiror and Acquiror Sub contained in this Merger Agreement shall be true and correct as of the date of this Merger Agreement and shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Effective Time as though made as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date, and except (i) for changes permitted or contemplated by this Merger Agreement (other than any update to the Acquiror Disclosure Schedule contemplated by Section 6.05, above), or (ii) in a representation and warranty that does not expressly include a standard of materiality, any untrue or incorrect statements therein that, considered in the aggregate, do not indicate an Acquiror Material Adverse Effect. The Company shall have received a certificate of the chief executive officer and chief financial officer of Acquiror to that effect.

      (b) Agreements and Covenants. Acquiror and Acquiror Sub shall have performed or complied in all material respects with all agreements and covenants required by this Merger Agreement to be performed or complied with by them on or prior to the Effective Time. The Company shall have received a certificate of the chief executive officer and chief financial officer of Acquiror to that effect.

      (c) No Challenge. There shall not be pending any action, proceeding or investigation by any Governmental Entity (i) challenging or seeking material damages in connection with the Merger or the conversion of Company Common Stock into Acquiror Common Stock pursuant to the Merger, or
  (ii) seeking to restrain or prohibit the consummation of the Merger.

      (d) Tax Opinion. The Company shall have received the opinion of Greenberg, Traurig, LLP counsel to the Company, in the form of Exhibit M, dated the Closing Date, to the effect that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Greenberg, Traurig, LLP shall require delivery of and rely upon the representation letters delivered by Acquiror, Acquiror Sub and the Company substantially in the forms of Exhibit N and Exhibit O hereto.

                                  ARTICLE VIII

                       Termination, Amendment and Waiver

   Section 8.01. Termination. This Merger Agreement may be terminated at any time prior to the Effective Time by written notice by the terminating party to the other party (except if such termination is pursuant to Section 8.01(a)), notwithstanding approval of this Merger Agreement and the Merger by the Company
Shareholders:

      (a) by mutual written agreement of Acquiror and the Company;

      (b) by either Acquiror or the Company, if

      (i) the Merger shall not have been consummated by June 30, 2001 (the "End Date"); provided, however, that the right to terminate this Merger Agreement under this Section 8.01(b)(i) shall not be available to any party whose breach of any provision of this Merger Agreement has resulted in the failure of the Merger to occur on or before the End Date;

      (ii) there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any Governmental Entity having competent jurisdiction enjoining Acquiror, Acquiror Sub or the Company from consummating the Merger is entered and such judgment, injunction, judgment or order shall have become final and nonappealable and, prior to such termination, the parties shall have used reasonable best efforts to resist, resolve or lift, as applicable, such law, regulation, judgment, injunction, order or decree; or

      (iii) the holders of the requisite votes of the outstanding Company Capital Stock entitled to be cast on this Merger Agreement in accordance with Washington Law and the Company's articles of incorporation and bylaws do not approve this Merger Agreement and the Merger at a duly held meeting of shareholders or at any adjournment thereof;

      (c) by Acquiror, (i) if the Company's Board of Directors shall have (A) amended, modified, withdrawn, conditioned or qualified its recommendation in favor of approval of this Merger Agreement and the Merger in a manner adverse to Acquiror or (B) recommended any Superior Proposal for the Company to the Company Shareholders; (ii) if there shall have occurred a breach of Section 5.05; (iii) if following the announcement or receipt of a proposal for a Competing Transaction, the Company shall have failed to proceed to hold the Company Shareholders' Meeting pursuant to the first sentence of Section 6.02(a); or (iv) if a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Merger Agreement shall have occurred that would cause the conditions set forth in Section 7.02(a), Section 7.02(b) or Section 7.02(c) not to be satisfied, and such condition shall be incapable of being satisfied by the End Date;

      (d) by the Company, (i) if a breach of any representation, warranty, covenant or agreement on the part of Acquiror set forth in this Merger Agreement shall have occurred that would cause the conditions set forth in
  Section 7.03(a) or Section 7.03(b) not to be satisfied, and such condition shall be incapable of being satisfied by the End Date; or (ii) if Acquiror fails to complete the Merger despite the satisfaction of all conditions to Acquiror's performance pursuant to this Merger Agreement;

      (e) by the Company in order to enter into an agreement with respect to a Superior Proposal (provided the Company has complied with the terms of Section 5.05); and

      (f) automatically if the transactions contemplated herein are enjoined by a court of competent jurisdiction for a period extending beyond June 30, 2001.

   Section 8.02. Effect of Termination. If this Merger Agreement is terminated pursuant to Section 8.01, the provisions of Sections 8.02, 8.03, 8.04, 9.02, 9.05, 9.06, 9.07, 9.10 and 9.12 of this Merger Agreement shall remain in full force and effect and survive any termination of this Merger Agreement. Nothing herein shall release any party from liability for a breach of this Merger Agreement.

   Section 8.03. Expenses. (a) Except as set forth in this Section 8.03, all fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated, except that expenses incurred in connection with the filing, printing and mailing of the Proxy Statement and the Registration Statement shall be shared equally by Acquiror and the Company.

      (b) If this Merger Agreement is terminated pursuant to Section 8.01(b)(i) or (iii) or Section 8.01(c)(i), (ii) or (iii) (in each case only if the Company or its shareholders have received in writing, or there shall have been publicly disclosed, a Competing Transaction for the Company on or before the date of such termination and an agreement or agreements to effect a Competing Transaction are entered into within one year of such termination (a "Company Subsequent Alternate Transaction")), then the Company shall pay to Acquiror a termination fee equal to One Million Two Hundred Thousand Dollars ($1,200,000) (the "Company Termination Fee").

      (c) If this Merger Agreement is terminated pursuant to Section 8.01(e), the Company shall pay to Acquiror the Company Termination Fee.

      (d) Any payment of the Company Termination Fee pursuant to Section 8.03(b) shall be made by wire transfer in immediately available funds within one business day after entering into the Company Subsequent Alternate Transaction. Any payment of the Company Termination Fee pursuant to Section 8.03(c) shall be made by wire transfer in immediately available funds within one business day after termination of this Merger Agreement pursuant to Section 8.01(e). If the Company fails to pay any fee or expense due hereunder (including the Company Termination Fee), the Company shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee and/or expense at the publicly announced prime rate of Chase Manhattan Bank from the date such fee was required to be paid to the date it is paid.

      (e) The remedies provided for in this Section 8.03 shall not be exclusive of any rights at law or in equity that any party may have in the event of a termination of this Merger Agreement.

   Section 8.04. Conditional Loan Commitment. In the event that this Merger Agreement is terminated pursuant to Section 8.01 (other than (a) by reason of failure to obtain any required Governmental approval, (b) by reason of failure to obtain the third-party consent(s), if any, identified in Section 3.06(b) of the Company

Disclosure Schedule, (c) by reason of Company's intentional misconduct or willful misconduct causing a breach of this Merger Agreement, (d) by reason of Sections 7.01(c), 7.02(e), 7.02(h), 7.02(j), 7.02(l), 7.02(q), 7.02(r), or
7.03(c), or (e) pursuant to Sections 8.01(b) (ii) or (iii), 8.01(c) (i), (ii) or (iii), 8.01(e) or 8.01(f)) (a "Loan Trigger Event"), then Acquiror agrees to loan, or cause one or more of its subsidiaries to loan, Three Million Dollars ($3,000,000) to the Company, at the Company's election (the "Loan"). If implemented, the Loan shall bear interest at 12% per annum and principal and all accrued interest will be due and payable in full one hundred eighty (180) days from the date of the Loan. During that 180-day period, the Company shall not be required to make any payments on the Loan, provided however, if the Company during that 180-day period raises equity or debt financing from any source or obtains any new credit facility (other than vendor financing for purchase money acquisitions of new machinery or equipment), the entire net proceeds from the equity or debt placement or from the new credit facility must be applied on the Loan. The Company may prepay the Loan at any time without penalty. As a condition to Acquiror's obligation to fund the Loan, Acquiror will receive a first priority lien on all of the Company's and Subsidiaries assets as security for the Loan except for liens on Company assets existing prior to the date of this Merger Agreement as disclosed on the Company Disclosure Schedule or except for vendor financed purchase money liens for expenditures contemplated by the Company's 2001 Capital Budget on Section 5.01(i) of the Company Disclosure Schedule. The Loan would be evidenced by a term loan agreement, a term note, security agreements and a Devise Associates, Inc. guaranty in the form of Exhibits P, Q, R, S and T respectively, attached hereto. If the Company desires to exercise its right to receive the Loan hereunder, the Company shall so elect by written notice to Acquiror within three (3) days following a Loan Trigger Event. Upon timely receipt of any such valid notice by Acquiror, Acquiror and the Company shall undertake in good faith to prepare and execute as promptly as practicable the above referenced documents and any other documents necessary to implement the Loan.

   Section 8.05. Amendment. This Merger Agreement may be amended by the parties described below in this Section 8.05 at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the shareholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Capital Stock shall be converted pursuant to this Merger Agreement upon consummation of the Merger. This Merger Agreement may not be amended except by an instrument in writing signed by Acquiror and the Company.

   Section 8.06. Extension; Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any Document delivered pursuant hereto and (c) subject to the proviso of Section 8.05, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Merger Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE IX

                               General Provisions

   Section 9.01. Non-Survival of Representations and Warranties. The representations and warranties contained herein and in any closing certificate delivered pursuant hereto shall not survive the Effective Time.

   Section 9.02. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, if delivered personally, three (3) business days after being mailed by registered or certified mail (postage prepaid, return receipt requested) or one (1) business day after being sent by overnight courier (providing proof of delivery) to the parties at the following addresses or sent by electronic transmission (with confirmation) to the following telecopier numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

      (a) If to Acquiror or Acquiror Sub:

       McLeodUSA Incorporated
       McLeodUSA Technology Park
       6400 C Street SW
       P.O. Box 3177
       Cedar Rapids, Iowa 52406-3177
       Telecopier No.: (319) 298-7901
       Attention: Randall Rings
                 Vice President, General Counsel and Secretary
                 With a copy (which shall not constitute notice) to:

       Shuttleworth & Ingersoll, P.L.C.
       115 Third Street S.E., Suite 500
       Cedar Rapids, Iowa 52401
       Telecopier No.: (319) 365-8564
       Attention: Brian D. Bergstrom

      (b) If to the Company:

       Intelispan, Inc
       1720 Windward Concourse
       Alpharetta, GA 30005
       Telecopier No.: (678) 256-0302
       Attention: James D. Shook
       With a copy (which shall not constitute notice) to:

       Greenberg Traurig, LLP
       2375 E. Camelback Road, Suite 700
       Phoenix, AZ 85016
       Telecopier No. (602) 445-8100
       Attention: Robert S. Kant, Esq.

   Section 9.03. Headings. The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

   Section 9.04. Severability. If any term or other provision of this Merger Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Merger Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Merger Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

   Section 9.05. Entire Agreement. This Merger Agreement (together with the Exhibits, Schedules, the Company Disclosure Schedule and the Acquiror Disclosure Schedule and the other Documents delivered pursuant hereto) and the Confidentiality Agreement (as defined in Article X) and the Option Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

   Section 9.06. Assignment. This Merger Agreement shall not be assigned by operation of Law or otherwise.

   Section 9.07. Parties in Interest. This Merger Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Merger Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Merger Agreement.

   Section 9.08. Mutual Drafting. Each party heeto has participated in the drafting of this Merger Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

   Section 9.09. Specific Performance. In addition to any other remedies which any party may have at law or in equity, (a) the Company hereby acknowledges that the Company Common Stock and the Company and the Subsidiaries are unique, and that the harm to Acquiror resulting from breaches by the Company of its obligations cannot be adequately compensated by damages and (b) Acquiror and Acquiror Sub hereby acknowledge that the Acquiror Common Stock and Acquiror and Acquiror Sub are unique, and that the harm to the Company resulting from breaches by Acquiror or Acquiror Sub of their respective obligations cannot be adequately compensated by damages. Accordingly, each party agrees that the other parties shall have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Merger Agreement specifically performed by such party and that the other parties shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States of America or of any state or other political subdivision thereof.

   Section 9.10. Governing Law. This Merger Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware without regard to any principles of Delaware conflicts of law.

   Section 9.11. Counterparts. This Merger Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

   Section 9.12. Confidentiality. All information delivered to or obtained by or on behalf of any party to this Merger Agreement shall be held pursuant to the Confidentiality Agreement.

   Section 9.13. Change of Merger Structure. Company and Acquiror shall have the right by mutual written agreement, entered into either before or after approval of the Merger by the shareholders of the Company and before the Effective Time, to modify the structure of the Merger such that Company shall merge into Acquisition Sub with Acquisition Sub as the surviving corporation (such modification referred to herein as the "Forward Merger Event"). In the event of a Forward Merger Event, Company, Acquiror Sub and Acquiror shall have the right to enter into such written amendments, modifications or restatements of this Merger Agreement as is necessary to more fully reflect such Forward Merger Event, provided that any such amendment, modification or restatement complies with the proviso in Section 8.05 of this Merger Agreement. In the event of a Forward Merger Event, the term "Merger" in this Merger Agreement shall automatically be deemed to refer to the merger of Company into Acquisition Sub, with Acquisition Sub as the "Surviving Corporation" for purposes of this Merger Agreement and for purposes of any reference to the "Merger" (as so defined) in any other agreement entered into in connection with this Merger Agreement, including the Option Agreement and the Voting Agreements.

                                   ARTICLE X

                                  Definitions

   For purposes of this Merger Agreement, the following terms, and the singular and plural thereof, shall have the meanings set forth below:

   "Acquiror" is defined in the Preamble to this Merger Agreement.

   "Acquiror Class B Common Stock" is defined in Section 4.03.

   "Acquiror Common Stock" means the Class A common stock, par value $.01 per share, of Acquiror.

   "Acquiror Counter Proposal" is defined in Section 5.05(e).

   "Acquiror Disclosure Schedule" is defined in Article IV.

   "Acquiror Material Adverse Effect" means any event, change or effect that, individually or when taken together with all other such events, changes or effects, is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), Assets or liabilities of Acquiror and its subsidiaries, taken as a whole.

   "Acquiror Option" is defined in Section 2.04.

   "Acquiror Post-Signing SEC Documents" is defined in Section 6.10.

   "Acquiror Preferred Stock" is defined in Section 4.03

   "Acquiror SEC Documents" is defined in Section 4.07.

   "Acquiror Series A Preferred Stock" is defined in Section 4.03.

   "Acquiror Series B Preferred Stock" is defined in Section 4.03.

   "Acquiror Series C Preferred Stock" is defined in Section 4.03.

   "Acquiror Sub" is defined in the Preamble to this Merger Agreement.

   "affiliate" means, with respect to any Person, a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

   "Agreement" means any concurrence of understanding and intention between two or more Persons with respect to their relative rights and/or obligations or with respect to a thing done or to be done (whether or not conditional, executory, express, implied, in writing or meeting the requirements of contract), including, without limitation, contracts, leases, promissory notes, covenants, easements, rights of way, covenants, commitments, arrangements and understandings.

   "Articles of Merger" is defined in Section 1.02.

   "Assets" means assets of every kind and everything that is or may be available for the payment of liabilities (whether inchoate, tangible or intangible), including, without limitation, real and personal property.

   "Average Trading Price" means, on any given date, the average, during the fifteen (15) trading days immediately prior to such date, of the daily closing prices for Acquiror Common Stock on The Nasdaq Stock Market's National Market System as reported by Nasdaq.

   "beneficial owner" means, with respect to any shares of Company Common Stock, a Person who shall be deemed to be the beneficial owner of such shares
(i) which such Person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such Person or any of its affiliates or associates (as such term is defined in Rule 12b-2 under the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any Agreement or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any Agreement, (iii) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its affiliates or associates has any Agreement for the purpose of acquiring, holding, voting or disposing of any such shares, or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder.

   "Blue Sky Laws" means state securities or blue sky laws and the rules and regulations thereunder.

   "business day" means a day other than a Saturday, a Sunday or any other day on which commercial banks in the State of Georgia and in the State of Iowa are authorized or obligated to be closed.

   "Certificates" is defined in Section 2.02(b).

   "Closing" is defined in Section 2.06.

   "Closing Date" is defined in Section 2.06.

   "Code" is defined in the Preamble to this Merger Agreement.

   "Common Control Entity" means any trade or business under common control (as such term is defined in Section 414(b) or 414(c) of the Code) with the Company or any Subsidiary.

   "Communications Act" means the Communications Act of 1934, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

   "Company" is defined in the Preamble to this Merger Agreement.

   "Company Affiliates" is defined in Section 3.23.

   "Company Capital Stock" is defined in Section 3.04.

   "Company Common Stock" is defined in Section 2.01(a).

   "Company Contracts" is defined in Section 3.29.

   "Company Disclosure Schedule" is defined in Article III.

   "Company Intellectual Property" is defined in Section 3.13.

   "Company Key Employees" is defined in Section 6.07.

   "Company Licenses" is defined in Section 3.07(a).

   "Company Material Adverse Effect" means any event, change or effect that, individually or when taken together with all other such events, changes or effects, is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), Assets or liabilities of the Company and the Subsidiaries, taken as a whole.

   "Company Post-Signing SEC Documents" is defined in Section 6.10.

   "Company Preferred Stock" is defined in Section 3.04.

   "Company SEC Documents" is defined in Section 3.08.

   "Company Stock Options" is defined in Section 2.04.

   "Company Stock Plan" is defined in Section 2.04.

   "Company Shareholders" is defined in the Preamble to this Merger Agreement.

   "Company Shareholders' Meeting" is defined in Section 6.01(b).

   "Company Subsequent Alternate Transaction" is defined in Section 8.03(b).

   "Company Tax Returns" means all Tax Returns required to be filed by the Company or any of the Subsidiaries (without regard to extensions of time permitted by law or otherwise).

   "Company Termination Fee" is defined in Section 8.03(b).

   "Company Warrants" is defined in Section 3.04.

   "Company Warrant Agreement" is defined in Section 3.04.

   "Competing Transaction" is defined in Section 5.05(c).

   "Confidentiality Agreement" means the confidentiality agreement dated January 8, 2001, between Acquiror and the Company.

   "Control" (including the terms "Controlled by" and "under common Control with") means, as used with respect to any Person, possession, directly or indirectly or as a trustee or executor, of power to direct or cause the direction of management or policies of such Person (whether through ownership of voting securities, as trustee or executor, by Agreement or otherwise).

   "Defined Benefit Plan" means a Plan that is or was a "defined benefit plan" as such term is defined in Section 3(35) of ERISA.

   "Documents" means any paper or other material (including, without limitation, computer storage media) on which is recorded (by letters, numbers or other marks) information that may be evidentially used, including, without limitation, legal opinions, mortgages, indentures, notes, instruments, leases, Agreements, insurance policies, reports, studies, financial statements (including, without limitation, the notes thereto), other written financial information, schedules, certificates, charts, maps, plans, photographs, letters, memoranda and all similar materials.

   "DOL" means the United States Department of Labor and its successors.

   "Effective Time" is defined in Section 1.02.

   "Encumbrance" means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, Agreement, claim or equity of any kind, other than: (i) Taxes not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which the Company shall, if appropriate under GAAP, have set aside in the Financial Statements and on its books and records adequate reserves; and (ii) deposits under workmen's compensation, unemployment insurance, social security and other similar Laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the Ordinary Course of Business.

   "End Date" is defined in Section 8.01(b).

   "Environmental Laws" means any Laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act), including any plans or other legally binding criteria promulgated pursuant to such Laws, now or hereafter in effect relating to Hazardous Materials generation, production, use, storage, treatment, transportation or disposal, or noise control, or the protection of human health or the environment.

   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

   "ESOP" means an "employee stock ownership plan" as such term is defined in
Section 407(d)(6) of ERISA or Section 4975(e)(7) of the Code.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

   "Exchange Agent" is defined in Section 2.02(a).

   "Exchange Fund" is defined in Section 2.02(a).

   "Exchange Ratio" is defined in Section 2.01(a).

   "FAA" means the United States Federal Aviation Administration and its successors.

   "FCC" means the United States Federal Communications Commission and its successors.

   "Federal Aviation Act" means the Federal Aviation Act of 1958, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

   "Financial Statements" is defined in Section 3.08.

   "GAAP" means United States generally accepted accounting principles.

   "Governmental Entities" (including the term "Governmental") means any governmental, quasi-governmental or regulatory authority, whether domestic or foreign.

   "group" is defined in Section 5.05(c).

   "Hazardous Materials" means any wastes, substances, radiation or materials (whether solids, liquids or gases) that are regulated by a Governmental Entity or defined or listed by a Governmental Entity as hazardous, toxic, pollutants or contaminants, including, without limitation, substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws. "Hazardous Materials" includes polychlorinated biphenyls (PCBs), asbestos, lead-based paints, and petroleum and petroleum products (including, without limitation, crude oil or any fraction thereof).

   "Hazardous Release" means any emission, spill, release or discharge (whether on Real Property, on property adjacent to the Real Property, or at any other location or disposal site) into or upon the air, soil or improvements, surface water or groundwater, or the sewer, septic system, or waste treatment, storage or disposal systems servicing the Real Property, in each case of Hazardous Materials used, stored, generated, treated or disposed of at the Real Property.

   "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

   "Individual Account Plan" means a Plan that is or was an "individual account plan" as such term is defined in Section 3(34) of ERISA.

   "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, domain names and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, all rights to database information, and all applications, registrations, and renewals in connection therewith, (d) all mask works and net lists and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all rights, including rights of privacy and publicity, to use the names, likenesses and other personal characteristics of any individual, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium) existing in any part of the world.

   "IRS" means the United States Internal Revenue Service and its successors.

   "knowledge" (including the terms "knowing" and "knowingly") will be deemed to be present with respect to the Company and the Subsidiaries, on the one hand, or Acquiror, on the other hand, when the matter in question was brought to the attention of or, if due diligence had been exercised, would have been brought to the attention of, any officer or any other employee with the title of Vice President or above of the Company or any Subsidiary, on the one hand, or Acquiror, on the other hand.

   "Laws" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, tariffs, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified Person and to the businesses and Assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection, including Environmental Laws).

   "License" means any franchise, grant, authorization, license, tariff, permit, easement, variance, exemption, consent, certificate, approval or order of any Governmental Entity.

   "Merger" is defined in the Preamble to this Merger Agreement.

   "Merger Agreement" is defined in the Preamble to this Merger Agreement.

   "Multiemployer Plan" means a "multiemployer plan" as such term is defined in Section 3(37) of ERISA.

   "NASD" means the National Association of Securities Dealers, Inc.

   "Non-Competition Agreements" is defined in Section 6.07.

   "Option Agreement" is defined in the Preamble to this Merger Agreement.

   "Ordinary Course of Business" means ordinary course of business consistent with past practices and, in the reasonable judgment of a diligent businessman, prudent business operations.

   "Other Arrangement" means a benefit program or practice providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not a Plan.

   "PBGC" means the Pension Benefit Guaranty Corporation or its successors.

   "Pension Plan" means an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA.

   "Person" means an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or other entity, or a Governmental Entity.

   "Plan" means any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan" as such term is defined in Section 3(3) of ERISA and (a) which was or is established or maintained by the Company or any Subsidiary; (b) to which the Company or any Subsidiary contributed or was obligated to contribute or to fund or provide benefits; or (c) which provides or promises benefits to any person who performs or who has performed services for the Company or any Subsidiary and because of those services is or has been
(i) a participant therein or (ii) entitled to benefits thereunder.

   "Proxy Statement" is defined in Section 6.01(a).

   "Post-Signing Returns" is defined in Section 5.03.

   "Qualified Plan" means a Pension Plan that satisfies, or is intended by the Company to satisfy, the requirements for Tax qualification described in Section 401 of the Code.

   "Real Property" means the real property currently or formerly owned, operated, or used by the Company or any of the Subsidiaries.

   "Registration Statement" is defined in Section 6.01(a).

   "SEC" means the United States Securities and Exchange Commission and its successors.

   "Securities Act" means the Securities Act of 1933, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

   "Significant Subsidiary" means any subsidiary of Acquiror disclosed in its most recent Annual Report on Form 10-K, and any other subsidiary that would constitute a "Significant Subsidiary" of Acquiror within the meaning of Rule 1-02 of Regulation S-X of the SEC.

   "Statutory-Waiver Plan" means a Pension Plan that is not subject to Title I, Subtitle B, Part 3, of ERISA (concerning "funding").

   "Subsidiary" means a corporation, partnership, joint venture or other entity of which the Company owns, directly or indirectly, at least 50% of the outstanding securities or other interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body or otherwise exercise Control of such entity.

   "Superior Proposal" is defined in Section 5.05(d).

   "Surviving Corporation" is defined in Section 1.01.

   "Taxes" (including the terms "Tax" and "Taxing") means all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any Governmental Entity, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

   "Tax Returns" means all federal, state, local, foreign and other applicable returns, declarations, reports and information statements with respect to Taxes required to be filed with the IRS or any other Governmental Entity or Tax authority or agency, including, without limitation, consolidated, combined and unitary tax returns.

   "Title I Plan" means a Plan that is subject to Title I of ERISA.

   "Unaudited Balance Sheets" is defined in Section 6.08.

   "Unaudited Financial Statements" is defined in Section 6.08.

   "Voting Agreements" is defined in the Preamble to this Merger Agreement.

   "Washington Law" is defined in the Preamble to this Merger Agreement.

   "Welfare Plan" means an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA.

   IN WITNESS WHEREOF, Acquiror, Acquiror Sub and the Company have duly executed and delivered or have caused this Merger Agreement to be executed and delivered as of the date first written above.

   McLEODUSA INCORPORATED

   By: /s/ J. Lyle Patrick____________________
   Name: J. Lyle Patrick______________________
   Title: Group Vice President and Chief
Financial Officer_____________________________

   IGUANA ACQUISITION CORPORATION

   By: /s/ J. Lyle Patrick____________________
   Name: J. Lyle Patrick______________________
   Title: Group Vice President and Chief
Financial Officer_____________________________

   INTELISPAN, INC.

   By: /s/ Travis L. Provow___________________
   Name: Travis L. Provow_____________________
   Title: Chief Executive Officer and
President_____________________________________

                                                                      APPENDIX B

                            FORM OF VOTING AGREEMENT

   This VOTING AGREEMENT ("Voting Agreement") is entered into as of March   ,
2001 by and among McLeodUSA Incorporated, a Delaware corporation ("Acquiror"), and the undersigned shareholder (the "Shareholder") of Intelispan, Inc., a Washington corporation (the "Company").

   WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of March   ,
2001 (the "Merger Agreement"), by and among Acquiror, Iguana Acquisition Corporation, a Washington corporation and a wholly owned subsidiary of Acquiror ("Acquiror Sub"), the Company and certain of the shareholders of the Company, Acquiror Sub will be merged with the Company (the "Merger"); and

   WHEREAS, in order to induce Acquiror and Acquiror Sub to enter into the Merger Agreement, the Shareholder has agreed to execute and deliver to Acquiror this Voting Agreement;

   NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

   1. Definitions. Capitalized terms used and not defined herein shall have the meanings specified in the Merger Agreement.

   2. Voting; Grant of Proxy and Further Assurances. The Shareholder hereby irrevocably agrees, for the period from the date hereof through the date on which the Merger is consummated or the Merger Agreement is terminated in accordance with the terms thereof, whichever is earlier (such period being hereinafter referred to as the "Term"), to cast all votes attributable to Company Common Stock now or hereafter beneficially owned by the Shareholder (the "Shares") at any annual or special meeting of shareholders of the Company, including any adjournments or postponements thereof, or written consent of shareholders in lieu thereof (a "Meeting"), in favor of the approval and adoption of the Merger Agreement and approval of the Merger and against any Competing Transaction. The Shareholder further agrees to grant to the persons designated by the Company's Board of Directors, as such Board may be constituted from time to time, as such Board's attorneys-in-fact or proxies with respect to such Meeting, a specific written proxy (in such form as the Company is soliciting from other shareholders of the Company) to vote (or, if present in person at such Meeting, to vote) all Company Common Stock which the Shareholder is entitled to vote in favor of the approval and adoption of the Merger Agreement and approval of the Merger and against any Competing Transaction. The Shareholder agrees not to enter into any agreement or understanding the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Voting Agreement, including in this Section 2.

   3. Restrictions on Transfer; Non-Interference. The Shareholder hereby agrees during the Term not to (a) directly or indirectly sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Shares except to the extent (i) such transfer is approved in advance in writing by Acquiror and
(ii) the transferee of the Shares, prior to and as a condition to such transfer, executes and delivers to Acquiror an agreement in substantially the form of this Voting Agreement; (b) grant any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or
(c) take any action which would have the effect of preventing or inhibiting the Shareholder from performing the Shareholder's obligations under this Voting Agreement.

   4. Authorization; Binding Obligation. The Shareholder hereby represents and warrants to Acquiror that (a) the Shareholder (if an individual) has the legal capacity and all other necessary power and authority to enter into this Voting Agreement and to consummate the transactions contemplated hereby, (b) the Shareholder (if an entity) has taken all corporate, partnership or other action, as the case may be, necessary to enter into this Voting Agreement and to consummate the transactions contemplated hereby, (c) the Shareholder owns of record and beneficially good and valid title to all of the shares of Company Common Stock shown on Annex A attached hereto, free and clear of any and all Encumbrances, except as otherwise disclosed on Annex A, and (d) this Voting Agreement has been duly executed and delivered by the Shareholder and constitutes a legal, valid and binding obligation of the Shareholder, enforceable in accordance with its terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effects of general equitable principles (whether considered in a proceeding in equity or at law).

   5. No Conflict. The Shareholder hereby represents and warrants to Acquiror that the execution and delivery of this Voting Agreement by the Shareholder does not, and the performance of the Shareholder's obligations under this Voting Agreement will not, (a) conflict with or violate the articles of incorporation or other similar organizational documents of the Shareholder (if the Shareholder is an entity), (b) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Shareholder or by which the Shareholder or any of the Shareholder's properties is bound or affected, or (c) result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the property or assets of the Shareholder, including, without limitation, the Shares, pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or any of the Shareholder's properties or assets is bound or affected.

   6. Understanding of this Voting Agreement. The Shareholder has carefully read this Voting Agreement and has discussed its requirements, to the extent the Shareholder believes necessary, with counsel to the Shareholder (which may be counsel to the Company). The Shareholder further understands that the parties to the Merger Agreement will be proceeding in reliance upon this Voting Agreement.

   7. Headings. The headings of the Sections of this Voting Agreement are inserted for convenience of reference only and do not form a part or affect the meaning hereof.

   8. Counterparts. This Voting Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute one and the same instrument.

   9. Entire Agreement; Assignment. This Voting Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

   10. Governing Law. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of Washington without regard to any principles of Washington conflicts of law.

   11. Specific Performance. The parties hereto agree that if any of the provisions of this Voting Agreement are not performed in accordance with their specific terms or are otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

   12. Parties in Interest. This Voting Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Voting Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Voting Agreement.

   13. Amendment; Waivers. This Voting Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by each of the parties hereto. No delay or failure on the part of either party hereto in exercising any right, power or privilege under this Voting Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence thereto. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto, unless made in writing and signed by the party against whom enforcement of such waiver is sought, and then only to the extent expressly specified therein.

   14. Conflict of Terms. In the event any provision of this Voting Agreement is in direct conflict with, or inconsistent with, any provision of the Merger Agreement, the provision of the Merger Agreement shall control.

   15. Additional Actions and Documents. Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Voting Agreement.

   16. Additional Agreements. Shareholder hereby agrees to execute, prior to the Closing Date of the Merger, the Stockholders' Agreement in the form attached to Merger Agreement. Shareholder further agrees and acknowledges that
(a) effective as of the day immediately prior to the Closing Date, that certain Advisory Agreement, dated November 4, 1999, between the Company and Commonwealth Associates, L.P. ("Commonwealth") shall be terminated and of no further force and effect without further accrual of any payments or fees thereunder, (b) neither Commonwealth nor any of its affiliates is entitled to any fees, payments or commissions under that certain letter agreement with the Company, dated December 20, 1999, to the extent resulting from or associated with the Merger or any other transaction involving the Company or Acquiror thereafter, (c) all rights of Commonwealth and its affiliates (and all obligations of the Company) under Sections 4(ix) and 5 of that certain Agency Agreement, dated December 13, 1999, as amended, between Commonwealth and the Company and under Section 5 of that certain Agency Agreement, dated February 2, 2000, between Commonwealth and the Company, are hereby forever waived and terminated in all respects effective as of the Closing Date of the Merger, and
(d) that certain Voting Agreement and Proxy, dated December 20, 1999, between the Company, Commonwealth, and Peter A. Nelson, is hereby terminated in all respects effective as of the Closing Date of the Merger.)(1)

--------
(1) This Section 16 is applicable only to Commonwealth Associates, L.P. and ComVest Capital Partners, LLC and will only be in the voting agreement of Commonwealth Associates and ComVest

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

   IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Voting Agreement, or have caused this Voting Agreement to be duly executed and delivered in their names and on their behalf, as of the date first written above.

                                  McLEODUSA INCORPORATED

                                   By: _____________________________

                                     Name: _________________________

                                     Address: ______________________


                                  SHAREHOLDER

                                   By: _____________________________

                                     Name: _________________________

                                     Address: ______________________

                                                                      APPENDIX C

   THIS OPTION AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS OPTION HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO, OR (II) THE RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY OPTION ISSUED IN EXCHANGE FOR THIS OPTION.

                              STOCK OPTION AGREEMENT

   THIS STOCK OPTION AGREEMENT (the "Agreement"), dated as of March 17, 2001, by and between McLeodUSA Incorporated, a Delaware corporation ("Acquiror"), and Intelispan, Inc., a Washington corporation ("Company").

   WHEREAS, concurrently with the execution and delivery of this Agreement, Company, Acquiror and Iguana Acquisition Corporation, a Washington corporation ("Acquiror Sub"), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides that, among other things, upon the terms and subject to the conditions thereof, Acquiror Sub will be merged with Company (the "Merger"); and

   WHEREAS, as a condition and inducement to Acquiror's willingness to enter into the Merger Agreement, Acquiror has required that Company agree, and Company has so agreed, to grant to Acquiror an option with respect to certain shares of Company's common stock on the terms and subject to the conditions set forth herein.

   NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

   Section 1. Grant of Option. Company grants Acquiror an irrevocable option (the "Company Option") to purchase up to Twenty-One Million Seven Hundred Twenty-Three Thousand Four Hundred Seventy-Six (21,723,476) shares (the "Company Shares") of the Common Stock of Company, par value $.0001 per share (the "Company common stock"), in the manner set forth below at a price (the "Exercise Price") of $0.36 per Company Share, payable in cash. In the event that any additional shares of Company Common Stock are issued after the date of this Agreement (other than pursuant to this Agreement or pursuant to Section 10(a), below), the number of Company Shares subject to the Company Option shall be adjusted so that, after such issuance, it equals (but does not exceed) 19.9% of the number of shares of Company Common Stock then issued and outstanding and 19.9% of the voting power of shares of capital stock of the Company then issued and outstanding, after reduction, to the extent necessary to comply with the exception to the shareholder approval requirements of the Nasdaq Stock Market, for any shares issued pursuant to the Company Option. Notwithstanding anything to the contrary herein, the Exercise Price shall from time to time be adjusted so that in no event shall the Aggregate Spread Value, together with the Company Termination Fee, exceed One Million Six Hundred Thousand Dollars ($1,600,000) (it being understood that, if the Exercise Price has been increased from time to time as a result of this sentence, the Exercise Price shall from time to time be adjusted downward to the extent of any decrease in the price of the Company Common Stock). "Spread Value" with respect to a Company Share means the excess, if any, of (i) the average of the last reported sales prices on The Nasdaq Stock Market (or the OTCBB or any national exchange, as applicable) of the Company Common Stock during the ten trading days immediately preceding the Exercise Notice (in the case of a Company Share previously exercised) or the date of determination (in the case of any Company Share as to which the Company Option has not yet been exercised) over (ii) the Exercise Price. The Aggregate Spread Value shall be the sum of the Spread Values of all Company Shares. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.

   Section 2. Exercise of Option. The Company Option may be exercised by Acquiror, in whole or in part, at any time or from time to time after the occurrence of any of the events that obligate Company to pay Acquiror the "Company Termination Fee" pursuant to Section 8.03(b) or 8.03(c) of the Merger Agreement. In the event Acquiror wishes to exercise the Company Option, Acquiror shall deliver to Company a written notice (an "Exercise Notice") specifying the total number of Company Shares it wishes to purchase. Each closing of a purchase of Company Shares (a "Closing") shall occur at a place, on a date and at a time designated by Acquiror in an Exercise Notice delivered at least two business days prior to the date of the Closing. Acquiror may revoke an exercise at any time prior to the Closing by written notice to the Company.

   Section 3. Termination of Option. The Company Option shall terminate upon the earlier of: (a) the Effective Time; (b) the termination of the Merger Agreement pursuant to Section 8.01 thereof (other than a Section 8.01 termination event identified in Section 8.03(b) or (c) of the Merger Agreement); or (c) 12 months following the date on which a Company Termination Fee becomes due and payable under the Merger Agreement; provided, however, that in any event if Acquiror has exercised the Company Option but the Closing has not occurred as provided in Section 5 with respect to such exercise, the Company Option shall survive until immediately following such Closing.

   Section 4. Conditions to Closing. The obligation of Company to issue the Company Shares to Acquiror hereunder is subject to the conditions that (a) all waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder ("HSR Act"), applicable to the issuance of the Company Shares hereunder shall have expired or have been terminated; (b) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Federal, state or local administrative agency or commission or other Federal, state or local governmental authority or instrumentality, if any, required in connection with the issuance of the Company Shares hereunder shall have been obtained or made, as the case may be; and (c) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect. Company shall use its reasonable best efforts to satisfy such conditions as soon as practicable after Acquiror exercises the Company Option, and, if any such closing condition shall delay a Closing hereunder, such Closing shall occur on the second business day following satisfaction of such conditions.

   Section 5. Closing. At any Closing, (a) Company will deliver to Acquiror a single certificate in definitive form representing the number of Company Shares designated by Acquiror in its Exercise Notice, such certificate to be registered in the name of Acquiror and to bear the legend set forth in Section 11, and (b) Acquiror will deliver to Company the aggregate price for the Company Shares so designated and being purchased by wire transfer of immediately available funds or, at the option of the Company, certified check or bank check. At any Closing at which Acquiror is exercising the Company Option in part, Acquiror shall present and surrender this Agreement to Company, and Company shall deliver to Acquiror an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Company common stock purchasable hereunder.

   Section 6. Representations and Warranties of Company. Company represents and warrants to Acquiror that (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated have been duly authorized by all necessary corporate action on the part of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by Company and constitutes a valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity; (d) Company has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Company Option, and at all times from the date hereof through the expiration of the Company Option will have reserved, that number of unissued Company Shares that are subject to the Company Option, all of which, upon payment of the Exercise Price by Acquiror and upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable; (e) upon delivery of the Company Shares to Acquiror upon the exercise of the Company Option, Acquiror will acquire the Company Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever; (f) except as may be required under the Securities Act of 1933, as amended (the "Securities Act"), the execution and delivery of this Agreement by Company does not, and the performance of this Agreement by Company will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") of Company pursuant to, (i) any provision of the Articles of Incorporation, as amended, or By-laws, as amended, of Company; (ii) any provisions of any material mortgage, indenture, lease, contract or other agreement, instrument, permit, concession, franchise, or license of Company or to which it is a party or by which its assets are bound; or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or its properties or assets, which Violation, in the case of each of clauses (ii) and (iii), would have a Company Material Adverse Effect; and (g) except for qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer, sale and issuance of the Company Shares under applicable state securities laws, filing of a notice pursuant to Regulation D of the Securities Act of 1933, as amended, the expiration of any applicable waiting period under the HSR Act and except as contemplated by Section 9, below, the execution and delivery of this Agreement by Company does not, and the performance of this Agreement by Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, other than applicable filings with and payment of fees to the Nasdaq with respect to the inclusion for quotation thereon of the additional shares of Company common stock which may be purchased hereunder.

   Section 7. Representations and Warranties of Acquiror. Acquiror represents and warrants to Company that (a) Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or any of the transactions contemplated hereby; and (c) this Agreement has been duly executed and delivered by Acquiror and constitutes a valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity.

   Section 8. Optional Put.

     (a) Exercise. At any time during which the Company Option is exercisable pursuant to Sections 2 and 3 (the "Repurchase Period"), upon written demand by Acquiror, Acquiror shall have the right to sell to Company (or any successor entity thereof), and Company (or such successor entity) shall be obligated to repurchase from Acquiror (the "Put"), all or any portion of the Company Option, to the extent not previously exercised, at the price set forth below (the "Put Price"):

     The difference between the "Market/Tender Offer Price" for shares of Company common stock as of the date (the "Notice Date") written notice of exercise of the Put is given to the Company (defined as the higher of (A) the highest price per share offered as of the Notice Date pursuant to any tender or exchange offer or other Competing Transaction (as defined in the Merger Agreement) which was made prior to the Notice Date and not terminated or withdrawn as of the Notice Date (the "Tender Price") or (B) the average of the closing prices of shares of Company common stock on The Nasdaq Stock Market (or the OTCBB or any national exchange, as applicable) for the ten trading days immediately preceding the Notice Date (the "Market Price")), and the Exercise Price, multiplied by the number of Company Shares purchasable pursuant to the Company Option (or portion thereof with respect to which Acquiror is exercising its rights under this Section 8), but only if the Market/Tender Offer Price is greater than the Exercise Price.

Notwithstanding anything herein to the contrary, in no event shall the aggregate Put Price, together with the Aggregate Spread Value of any Company Shares previously exercised and the amount of the Company Termination Fee then payable or previously paid, exceed One Million Six Hundred Thousand Dollars ($1,600,000).

     (b) [Intentionally Deleted]

     (c) Payment and Redelivery of Company Option or Shares. In the event Acquiror exercises its rights under this Section 8, Company shall, within ten business days of the Notice Date, pay the required amount to Acquiror in immediately available funds and Acquiror shall surrender to Company the Company Option or the certificates evidencing the Company Shares purchased by Acquiror pursuant thereto, and Acquiror shall warrant that it owns such shares and that such shares are then free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever.

   Section 9. Registration Rights.

     (a) Following any exercise of the Company Option, Acquiror may by written notice (the "Registration Notice") to Company request Company to register under the Securities Act all or any part of the shares of Company common stock acquired pursuant to this Agreement (the "Restricted Shares") beneficially owned by Acquiror (the "Registrable Securities") pursuant to a bona fide firm commitment underwritten public offering (a "Permitted Offering"). The Registration Notice shall include a certificate executed by Acquiror and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing (the "Manager"), stating that (i) they have a good faith intention to commence promptly a Permitted Offering and (ii) the Manager in good faith believes that, based on the then prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least 80% of the Fair Market Value of such shares. For purposes of this Section 9, the term "Fair Market Value" shall mean the per share average of the closing sale prices of Company's common stock on The Nasdaq Stock Market (or the OTCBB or any national exchange, as applicable) for the ten trading days immediately preceding the date of the Registration Notice. In the event the proposed Manager is not reasonably acceptable to Company, Company and Acquiror shall promptly and mutually determine an alternative investment banking firm of nationally recognized standing.

     (b) Company shall use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities; provided, however, that (i) Acquiror shall not be entitled to demand more than an aggregate of two effective registration statements hereunder and (ii) Company will not be required to file any such registration statement during any period of time (not to exceed 40 days after such request in the case of clause (A) below or 90 days in the case of clauses (B) and (C) below) when (A) Company is in possession of material non-public information which it reasonably believes (i) would be detrimental to be disclosed at such time and, (ii) after consultation with counsel to Company, such information would have to be disclosed if a registration statement were filed at that time; (B) Company is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) Company determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving Company or any of its affiliates. If a registration statement hereunder is not declared effective by the Securities and Exchange Commission and does not remain effective and current for a consecutive period thereafter equal to the greater of sixty (60) days or such period as the Manager shall reasonably require, the provisions of this Section 9 shall again be applicable to any proposed registration. Company shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 9 to be qualified for sale under the securities or Blue Sky laws of such jurisdictions as Acquiror may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that Company shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

     (c) The registration rights set forth in this Section 9 are subject to the condition that Acquiror shall provide Company with such information with respect to Acquiror's Registrable Securities, the plans for the distribution thereof, and such other information with respect to Acquiror as, in the reasonable judgment of counsel for Company, is necessary to enable Company to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

     (d) If Company's securities of the same type as the Registrable Securities are then authorized for quotation or trading or listing on the New York Stock Exchange, The Nasdaq National Market, or any other securities exchange or automated quotations system, Company, upon the request of Acquiror, shall promptly file an application, if required, to authorize for quotation, trading or listing the shares of Registrable Securities on such exchange or system and will use its reasonable best efforts to obtain approval, if required, of such quotation, trading or listing as soon as practicable.

     (e) A registration effected under this Section 9 shall be effected at Company's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to Acquiror, and Company shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings as such underwriters may reasonably require. In connection with any such registration, the parties agree (i) to indemnify each other and the underwriters in the customary manner and (ii) to enter into an underwriting agreement in form and substance customary to transactions of this type with the Manager and the other underwriters participating in such offering.

   Section 10. Adjustment Upon Changes in Capitalization.

     (a) In the event of any change in Company common stock by reason of stock dividends, splitups, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Company Option, and the purchase price per share provided in Section 1, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Acquiror shall receive, upon exercise of the Company Option, the number and class of shares or other securities or property that Acquiror would have received in respect of the Company common stock if the Company Option had been exercised immediately prior to such event or the record date therefor, as applicable.

     (b) In the event that Company shall enter in an agreement: (i) to consolidate with or merge into any person, other than Acquiror or one of its subsidiaries, and Company shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than Acquiror or one of its subsidiaries, to merge into Company and Company shall be the continuing or surviving corporation, but, in connection with such merger, the then-outstanding shares of Company common stock shall be changed into or exchanged for stock or other securities of Company or any other person or cash or any other property or the outstanding shares of Company common stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Acquiror or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that upon the consummation of any such transaction and upon the terms and conditions set forth herein, Acquiror shall receive in such transaction for each Company Share with respect to which the Company Option has not been exercised an amount of consideration in the form of and equal to the per share amount of consideration that would be received by the holder of one share of Company common stock in such transaction less the Exercise Price (and, in the event of an election or similar arrangement with respect to the type of consideration to be received by the holders of Company common stock, subject to the foregoing, proper provision shall be made so that the holder of the Company Option would have the same election or similar rights as would the holder of the number of shares of Company common stock for which the Company Option is then exercisable).

   Section 11. Restrictive Legends. Each certificate representing shares of Company common stock issued to Acquiror hereunder shall include a legend in substantially the following form: THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

   Section 12. Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided for in this Agreement, neither this agreement nor the rights or the obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any Restricted Shares sold by Acquiror in compliance with the provisions of Section 9 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, unless and until Acquiror shall repurchase or otherwise become the beneficial owner of such shares, and any transferee of such shares shall not be entitled to the rights of Acquiror. Certificates representing shares sold in a registered public offering pursuant to Section 9 shall not be required to bear the legend set forth in Section 11.

   Section 13. Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of this Agreement, neither party will allege, and each party waives the defense, that there is adequate remedy at law.

   Section 14. Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

   Section 15. Further Assurance. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

   Section 16. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any court or other competent authority holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

   Section 17. Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five business days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder.

   (a) if to Acquiror or Acquiror Sub, to:

     McLeodUSA Incorporated,
     McLeodUSA Technology Park
     6400 C Street SW
     P.O. Box 3177
     Cedar Rapids, Iowa 52406-3177
     Attention: General Counsel
     Facsimile No.: (319) 790-7901
     Telephone No.: (319) 790-7775

   with a copy to:

     Shuttleworth & Ingersoll, P.L.C.
     115 Third Street Suite 500
     Cedar Rapids, IA 52401
     Attention: Brian D. Bergstrom
     Facsimile No.: (319) 365-8564
     Telephone No.: (319) 365-9461

   (b) if to Company, to:

     Intelispan, Inc.
     1720 Winward Concourse Suite 100
     Alpharetta, Georgia
     Attention: James D. Shook
     Facsimile No.: (678) 256-0302
     Telephone No.: (678)-256-0300

   with a copy to:

     Greenberg Traurig, LLP
     2375 E. Camelback Road, Suite 700
     Phoenix, AZ 85016
     Facsimile No.: (602) 445-8100
     Telephone No.: (602) 445-8000

   Section 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State without regard to any applicable conflicts of law rules.

   Section 19. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

   Section 20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

   Section 21. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

   Section 22. Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

   McLEODUSA INCORPORATED

   By: /s/ J. Lyle Patrick____________________
   Name: J. Lyle Patrick______________________
   Title: Group Vice President and Chief
Financial Officer_____________________________

   INTELISPAN, INC.

   By: /s/ Travis L. Provow___________________
   Name: Travis L. Provow_____________________
   Title: Chief Executive Officer and
President_____________________________________

                                                                      APPENDIX D

                      WASHINGTON BUSINESS CORPORATION ACT
                                 CHAPTER 23B.13
                               DISSENTERS' RIGHTS

23B.13.010. Definitions.

   As used in this chapter:

     (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

     (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (7) "Shareholder" means the record shareholder or the beneficial shareholder.

23B.13.020. Right to dissent.

   (1) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

     (a) Consummation of a plan of merger to which the corporation is a party
  (i) if shareholder approval is required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under RCW 23B.11.040;

     (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

     (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

     (d) An amendment of the articles of incorporation that materially reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under RCW 23B.06.040; or

     (e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

   (2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.900 through 25.10.955, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

   (3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder's shares shall terminate upon the occurrence of any one of the following events:

     (a) The proposed corporate action is abandoned or rescinded;

     (b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or

     (c) The shareholder's demand for payment is withdrawn with the written consent of the corporation.

23B.13.030. Dissent by nominees and beneficial owners.

   (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter's other shares were registered in the names of different shareholders.

   (2) A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

     (a) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

     (b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

23B.13.200. Notice of dissenters' rights.

   (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

   (2) If corporate action creating dissenters' rights under RCW 23B.13.020 is taken without a vote of shareholders, the corporation, within ten days after [the] effective date of such corporate action, shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in RCW 23B.13.220.

23B.13.210. Notice of intent to demand payment.

   (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must (a) deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effected, and
(b) not vote such shares in favor of the proposed action.

   (2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder's shares under this chapter.

23B.13.220. Dissenters' notice.

   (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of RCW 23B.13.210.

   (2) The dissenters' notice must be sent within ten days after the effective date of the corporate action, and must:

     (a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

     (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     (c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

     (d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1) of this section is delivered; and

     (e) Be accompanied by a copy of this chapter.

23B.13.230. Duty to demand payment.

   (1) A shareholder sent a dissenters' notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to RCW 23B.13.220(2)(c), and deposit the shareholder's certificates in accordance with the terms of the notice.

   (2) The shareholder who demands payment and deposits the shareholder's share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

   (3) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

23B.13.240. Share restrictions.

   (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

   (2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

23B.13.250. Payment.

   (1) Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

   (2) The payment must be accompanied by:

     (a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

     (b) An explanation of how the corporation estimated the fair value of the shares;

     (c) An explanation of how the interest was calculated;

     (d) A statement of the dissenter's right to demand payment under RCW 23B.13.280; and

     (e) A copy of this chapter.

23B.13.260. Failure to take action.

   (1) If the corporation does not effect the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

   (2) If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to undertake the proposed action, it must send a new dissenters' notice under RCW 23B.13.220 and repeat the payment demand procedure.

23B.13.270. After-acquired shares.

   (1) A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

   (2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under RCW 23B.13.280.

23B.13.280. Procedure if shareholder dissatisfied with payment or offer.

   (1) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under RCW 23B.13.250, or reject the corporation's offer under RCW 23B.13.270 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

     (a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

     (b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

     (c) The corporation does not effect the proposed action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

   (2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

23B.13.300. Court action.

   (1) If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

   (2) The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

   (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

   (4) The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

   (5) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

   (6) Each dissenter made a party to the proceeding is entitled to judgment
(a) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

23B.13.310. Court costs and counsel fees.

   (1) The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

   (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

     (a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

     (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

   (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                                                      APPENDIX E

March 16, 2001

Board of Directors
Intelispan, Inc.
1720 Windward Concourse, Suite 100
Alpharetta, Georgia 30005

Gentlemen:

   We understand that Intelispan, Inc. (the "Company"), McLeodUSA Incorporated ("Acquiror") and its wholly-owned subsidiary, Iguana Acquisition Corporation ("Acquiror Sub"), propose to enter into an Agreement and Plan of Merger which will provide, among other things, for the merger ("Merger") of Acquiror Sub with and into the Company. Under the terms set forth in that certain draft, dated the date hereof, of the Agreement and Plan of Merger (the "Agreement"), the Company shall become a wholly-owned subsidiary of Acquiror, and each issued and outstanding share of common stock, $.0001 par value per share, of the Company ("Company Common Stock") (other than any shares of Company Common Stock to be canceled pursuant to the Agreement) shall be cancelled and extinguished and be converted into the right to receive that number of shares of Acquiror's Class A common stock, $.01 par value per share ("Acquiror Common Stock"), as specified in the Agreement (the "Exchange Ratio"). The terms and conditions of the Merger are set forth more fully in the Agreement. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

   You have asked for our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to the common shareholders of the Company.

   For purposes of this opinion, we have reviewed the Agreement; analyzed certain publicly available financial statements and other information of the Company and Acquiror; analyzed certain internal financial statements and other financial and operating data and financial forecasts for the Company (the "Company Forecasts"), in each case, prepared by the Company's management; and analyzed certain internal financial statements and other financial and operating data and financial forecasts for Acquiror ("Acquiror Forecasts"), in each case prepared by Acquiror's management. We have held discussions with members of the senior management of the Company and Acquiror regarding the financial information referred to above as well as the strategic rationale for, and the potential benefits of, the Merger and the past and current business operations, financial condition and future prospects of the Company. In addition, we have reviewed the reported price and trading activity for both the Company Common Stock and Acquiror Common Stock, reviewed certain historic operating information provided by the Company and Acquiror, compared certain financial information including market prices and valuation multiples for the Company and Acquiror with similar information for certain other comparable publicly traded companies, reviewed the financial terms, to the extent publicly available, of certain recent business combinations in the telecommunications equipment and services industry and performed such other studies and analyses as we considered appropriate.

   For purposes of rendering this opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information reviewed by and discussed with us. In rendering this opinion, we have assumed, with your consent, that the Company Forecasts and the Acquiror Forecasts (and, in each case, the assumptions and bases therefor) have been reasonably prepared in good faith and on a basis reflecting the best currently available estimates, assumptions and judgements of the management of the Company and Acquiror as to the future financial condition and performance of the Company and Acquiror, respectively.

   In providing this letter, we have assumed, with your consent and without independent verification that the representations and warranties of the parties in the Agreement are true and correct as of the date hereof and that the Merger will have the tax and legal effects contemplated in the Agreement, including, among other things, that the Merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended. We have also assumed that the historical financial statements of each of the Company and Acquiror reviewed by us have been prepared and fairly presented in accordance with generally accepted accounting principles consistently applied. In addition, we have assumed that all conditions to the consummation of the Merger will be fulfilled and that the Merger will be consummated in a timely manner.

   In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Acquiror or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Merger, and our opinion is limited to the fairness, from a financial point of view to the common shareholders of the Company, of the Exchange Ratio. Our opinion does not address the relative merits of the Merger as compared to any alternative business strategy that might be available to the Company nor does our opinion address the Company's underlying business decision to effect the Merger or constitute a recommendaton of the Merger to the Company or its common shareholders. This letter is not intended as a substitute for the exercise of the business judgment of the Board of Directors of the Company in reviewing the Merger. Finally, our opinion does not constitute an opinion or imply a conclusion as to the current price per share of the Company Common Stock or the price at which Company Common Stock will trade at any future time.

   Our opinion is based upon market, economic and other conditions as they existed and could be evaluated as of the close of business on March 15, 2001, and we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after that date. It should be understood that subsequent developments may affect the conclusions expressed in this opinion.

   Based upon and subject to the foregoing and based upon such other matters as we considered relevant, it is our opinion that as of the date hereof, (i) the Exchange Ratio is fair, from a financial point of view, to the common shareholders of the Company and (ii) assuming each holder of issued and outstanding shares of Series A 10% Convertible Participating Preferred Stock, $.0001 par value per share of the Company (the "Series A Preferred Stock") duly converts its shares of Series A Preferred Stock into shares of Company Common Stock prior to the Effective Time of the Merger, the Exchange Ratio is fair, from a financial point of view, to such holder (solely in respect of his status as a common shareholder of the Company at the Effective Time).

   We are acting as the Company's financial advisor in connection with the Merger and will receive a fee for our services, including the rendering of this opinion. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of our engagement. In addition, in the ordinary course of our business, we may actively trade in the Company Common Stock or Acquiror Common Stock for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in such securities.

   The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transactions contemplated herein and is not intended to be and does not constitute a recommendation to any shareholder of the Company or Acquiror as to how such shareholder should vote, or take any other action, with respect to the Merger. This opinion is not intended to confer any rights or remedies upon any employee, creditor, shareholder or other equity holder of the Company or any other party. Our opinion is not to be disclosed to or relied upon by any other person (including any shareholder of the Company) or used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any publicly available statement or document, except in accordance with our prior written consent; provided, however, that the Company may reproduce this opinion in whole but not in part, and may also include references to the opinion and to C.E. Unterberg, Towbin and its relationship with the Company (in each case in form and substance as C.E. Unterberg, Towbin shall first approve), in any proxy statement relating to the Merger that the Company is required to file under the Securities Exchange Act of 1934 and distribute to its shareholders.

                                           Very truly yours,

                                           /s/ C.E. Unterberg, Towbin

                                           C.E. UNTERBERG, TOWBIN

                                 [LOGO TO COME]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

   Under Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in non-derivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

   The Amended and Restated Certificate of Incorporation of McLeodUSA (the "McLeodUSA Certificate") contains provisions that provide that no director of McLeodUSA shall be liable for breach of fiduciary duty as a director except for
(1) any breach of the director's duty of loyalty to McLeodUSA or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) liability under
Section 174 of the DGCL; or (4) any transaction from which the director derived an improper personal benefit. The McLeodUSA Certificate contains provisions that further provide for the indemnification of directors and officers to the fullest extent permitted by the DGCL. Under the Bylaws of McLeodUSA, McLeodUSA is required to advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification. In addition, McLeodUSA has entered into indemnity agreements with each of its directors pursuant to which McLeodUSA has agreed to indemnify the directors as permitted by the DGCL. McLeodUSA has obtained directors' and officers' liability insurance against certain liabilities, including liabilities under the Securities Act.

Item 21. Exhibits and Financial Statement Schedules

   (a) Exhibits

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
   2.1   Agreement and Plan of Merger by and among McLeodUSA, Iguana
         Acquisition Corporation and Intelispan, dated as of March 17, 2001
         (included as Appendix A to the proxy statement/prospectus included in this Registration Statement).


   3.1 Amended and Restated Certificate of Incorporation of McLeodUSA (filed as Exhibit 3.1 to Registration Statement on Form S-1, File No. 333-
         3112 (the "Initial Form S-1"), and incorporated herein by reference).

   3.2   Amended and Restated Bylaws of McLeodUSA (filed as Exhibit 3.2 to
         Registration Statement on Form S-1, File No. 333-13885 (the "November
         1996 Form S-1"), and incorporated herein by reference).

   3.3   Certificate of Amendment to the Amended and Restated Certificate of
         Incorporation of McLeodUSA (filed as Exhibit 3.3 to Registration
         Statement on Form S-4, File No. 333-27647 (the "July 1997 Form S-4"), and incorporated herein by reference).

   3.4   Certificate of Amendment to the Amended and Restated Certificate of
         Incorporation of McLeodUSA (filed as Exhibit 3.8 to the Quarterly
         Report on Form 10-Q, File No. 0-20763, filed with the SEC on May 15,
         2000 (the "May 2000 Form 10-Q") and incorporated herein by reference).

   3.5   Certificate of Amendment to the Amended and Restated Certificate of
         Incorporation of McLeodUSA (filed as Exhibit 3.9 to the Quarterly
         Report on Form 10-Q, File No. 0-20763, filed with the SEC on August
         14, 2000 (the "August 2000 Form 10-Q") and incorporated herein by reference).

   3.6   Certificate of Change of Registered Agent and Registered Office of
         McLeodUSA (filed as Exhibit 3.4 to Annual Report on Form 10-K, File
         No. 0-20763, filed with the SEC on March 9, 1998 (the "1997 Form 10-
         K") and incorporated herein by reference).

   3.7 Certificate of Designations of the 6.75% Series A preferred stock, par value $.01 per share, of McLeodUSA (filed as Exhibit 3.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the SEC on
         August 9, 1999 and incorporated herein by reference).

   3.8   Certificate of Designations of the Series B preferred stock, par value
         $.01 per share, of McLeodUSA (filed as Exhibit 3.6 to the Registration
         Statement on Form S-4, File No. 333-95941, filed with the SEC on
         February 1, 2000 (the "February 2000 Form S-4") and incorporated herein by reference).

   3.9   Certificate of Designations of the Series C preferred stock, par value
         $.01 per share, of McLeodUSA (filed as Exhibit 3.7 to the February
         2000 Form S-4 and incorporated herein by reference).

   4.1   Form of Class A Common Stock Certificate of McLeodUSA (filed as
         Exhibit 4.1 to the Initial Form S-1 and incorporated herein by reference).

   4.2   Indenture dated March 4, 1997 between McLeodUSA and United States
         Trust Company of New York, as Trustee, relating to the 10 1/2% Senior
         Discount Notes Due 2007 of McLeodUSA (filed as Exhibit 4.2 to Annual
         Report on Form 10-K, File No. 0-20763, filed with the SEC on March 31,
         1997 (the "1996 Form 10-K") and incorporated herein by reference).

   4.3   Initial Global 10 1/2% Senior Discount Note Due March 1, 2007 of
         McLeodUSA, dated March 4, 1997 (filed as Exhibit 4.3 to the 1996 Form
         10-K and incorporated herein by reference).

   4.4   Form of Certificated 10 1/2% Senior Discount Note Due March 1, 2007 of
         McLeodUSA (filed as Exhibit 4.4 to the 1996 Form 10-K and incorporated herein by reference).

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
  4.5    Investor Agreement dated as of April 1, 1996 among McLeodUSA, IES
         Investments Inc., Midwest Capital Group Inc., MWR Investments Inc.,
         Clark and Mary McLeod, and certain other stockholders (filed as
         Exhibit 4.8 to the Initial Form S-1 and incorporated herein by reference).


  4.6 Amendment No. 1 to Investor Agreement dated as of October 23, 1996 by and among McLeodUSA, IES Investments Inc., Midwest Capital Group Inc.,
         MWR Investments Inc., Clark E. McLeod and Mary E. McLeod (filed as
         Exhibit 4.3 to the November 1996 Form S-1 and incorporated herein by reference).

  4.7    Form of 10 1/2% Senior Discount Exchange Note Due 2007 of McLeodUSA
         (filed as Exhibit 4.8 to the July 1997 Form S-4 and incorporated herein by reference).

  4.8    Indenture dated as of July 21, 1997 between McLeodUSA and United
         States Trust Company of New York, as Trustee, relating to the 9 1/4%
         Senior Notes Due 2007 of McLeodUSA (filed as Exhibit 4.9 to the July
         1997 Form S-4 and incorporated herein by reference).

  4.9 Form of Initial Global 9 1/4% Senior Note Due 2007 of McLeodUSA (filed as Exhibit 4.10 to the July 1997 Form S-4 and incorporated herein by reference).

  4.10   Form of 9 1/4% Senior Exchange Note Due 2007 of McLeodUSA (filed as
         Exhibit 4.14 to the 1997 Form 10-K and incorporated herein by reference).

  4.11   Indenture dated as of March 16, 1998 between McLeodUSA and United
         States Trust Company of New York, as Trustee, relating to the 8 3/8%
         Senior Notes Due 2008 of McLeodUSA (filed as Exhibit 4.15 to
         Registration Statement on Form S-4, File No. 333-52793 (the "May 1998
         Form S-4"), and incorporated herein by reference).

  4.12 Form of Global 8 3/8% Senior Note Due 2008 of McLeodUSA (contained in the Indenture filed as Exhibit 4.11).


  4.13   Stockholders' Agreement dated November 18, 1998 by and among
         McLeodUSA, IES Investments Inc., Clark E. McLeod, Mary E. McLeod, and
         Richard A. Lumpkin and each of the former shareholders of Consolidated
         Communications Inc. ("CCI") and certain permitted transferees of the former CCI shareholders (filed as Exhibit 99.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the SEC on November 19, 1998 and incorporated herein by reference).

  4.14   Indenture dated as of October 30, 1998 between McLeodUSA and United
         States Trust Company of New York, as Trustee, relating to the 9 1/2%
         Senior Notes Due 2008 of McLeodUSA (filed as Exhibit 4.19 to
         Registration Statement on Form S-4, File No. 333-69621 (the "December
         1998 Form S-4"), and incorporated herein by reference).

  4.15 Form of Global 9 1/2% Senior Note Due 2008 of McLeodUSA (contained in the Indenture filed as Exhibit 4.14).


  4.16 Stockholders' Agreement dated as of January 7, 1999, by and among McLeodUSA, IES Investments Inc., Clark E. McLeod, Mary E. McLeod,
         Richard A. Lumpkin, Gail G. Lumpkin, M/C Investors L.L.C. and
         Media/Communications Partners III Limited Partnership (filed as
         Exhibit 4.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the SEC on January 14, 1999 and incorporated herein by reference).

  4.17   Indenture dated as of February 22, 1999 between McLeodUSA and United
         States Trust Company of New York, as Trustee, relating to the 8 1/8%
         Senior Notes Due 2009 of McLeodUSA (filed as
         Exhibit 4.22 to Annual Report on Form 10-K, File No. 0-20763, filed with the SEC on March 24, 1999 (the "1998 Form 10-K") and incorporated herein by reference).

  4.18 Form of Global 8 1/8% Senior Note Due 2009 of McLeodUSA (contained in the Indenture filed as Exhibit 4.17).

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
  4.19   Form of 6.75% Series A preferred stock certificate (filed as Exhibit
         4.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the SEC on August 9, 1999 and incorporated herein by reference).


  4.20 Form of Series B preferred stock certificate (filed as Exhibit 4.22 to the February 2000 Form S-4 and incorporated herein by reference).

  4.21 Form of Series C preferred stock certificate (filed as Exhibit 4.23 to the February 2000 Form S-4 and incorporated herein by reference).

  4.22 Second Amended and Restated November 1998 Stockholders' Agreement dated December 17, 1999 by and among certain Alliant Entities, Clark and Mary McLeod, Richard Lumpkin and certain CCI Shareholders (filed as Exhibit 4.24 to Annual Report on Form 10-K, File No. 0-20763, filed with the SEC on March 30, 2000 (the "1999 Form 10-K") and incorporated herein by reference).

  4.23   Second Amended and Restated January 1999 Stockholders' Agreement dated
         December 17, 1999 by and among certain Alliant Entities, Clark and
         Mary McLeod, Richard Lumpkin, certain CCI Shareholders and the M/C
         Stockholders (filed as Exhibit 4.25 to the 1999 Form 10-K and incorporated herein by reference).

  4.24 Stockholders' Agreement dated as of March 30, 2000 by and among McLeodUSA, Kwok Li and Linsang Partners, LLC (filed as Exhibit 4.26 to the May 2000 Form 10-Q and incorporated herein by reference).

  4.25 Third Amended and Restated November 1998 Stockholders' Agreement dated as of March 10, 2000 by and among certain Alliant Entities, Clark and Mary McLeod, Richard Lumpkin and certain CCI Shareholders (filed as
         Exhibit 4.27 to the May 2000 Form 10-Q and incorporated herein by reference).

  4.26 Third Amended and Restated January 1999 Stockholders' Agreement dated as of March 10, 2000 by and among certain Alliant Entities, Clark and Mary McLeod, Richard Lumpkin, certain CCI Shareholders and the M/C
         Stockholders (filed as Exhibit 4.28 to the May 2000 Form 10-Q and incorporated herein by reference).

  4.27   Amendment No. 1 to Third Amended and Restated November 1998
         Stockholders' Agreement, dated as of July 7, 2000 (filed as Exhibit
         4.29 to the Registration Statement on Form S-4, File No. 333-48248, filed with the SEC on October 19, 2000 (the "October 2000 Form S-4") and incorporated herein by reference).

  4.28   Amendment No. 1 to Third Amended and Restated January 1999
         Stockholders' Agreement, dated as of July 7, 2000 (filed as Exhibit
         4.30 to the October 2000 Form S-4 and incorporated herein by reference).

  4.29   Amended and Restated Stockholders' Agreement dated as of August 10,
         2000, by and among McLeodUSA, Kwok Li and Linsang Partners, LLC (filed as Exhibit 4.31 to the October 2000 Form S-4 and incorporated herein by reference).

  4.30   Warrant Agreement dated as of July 29, 1998 by and between Harris
         Trust Company of New York (formerly Bank of Montreal Trust Company) and Splitrock Services, Inc. (filed as Exhibit 10.12 to the
         Registration Statement on Form S-4 of Splitrock Services, Inc., File
         No. 333-61293, filed with the SEC on August 12, 1998 and incorporated herein by reference).

  4.31   Form of Splitrock Warrant Certificate (filed as Exhibit 4.7 to Post-
         Effective Amendment No. 1 to the Registration Statement on Form S-1 of
         Splitrock Services, Inc., File No. 333-63001, filed with the SEC on
         July 16, 1999 and incorporated herein by reference).

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
   4.32  First Supplemental Warrant Agreement by and between Splitrock
         Services, Inc. and Harris Trust Company of New York, dated as of
         February 24, 2000 (filed as Exhibit 4.11 to Post-Effective Amendment
         No. 1 on Form S-3 to the Registration Statement on Form S-1 of
         Splitrock Services, Inc., File No. 333-63001, filed with the SEC on
         March 13, 2000 and incorporated herein by reference).


   4.33  Second Supplemental Warrant Agreement by and between Splitrock
         Services, Inc., Splitrock Holdings, Inc. and Harris Trust Company of
         New York, dated as of March 30, 2000 (filed as Exhibit 4.37 to the May
         2000 Form 10-Q and incorporated herein by reference).

   4.34  Third Supplemental Warrant Agreement by and between Splitrock
         Services, Inc., Splitrock Holdings, Inc., McLeodUSA and Harris Trust
         Company of New York, dated as of March 30, 2000 (filed as Exhibit 4.38 to the May 2000 Form 10-Q and incorporated herein by reference).

   4.35  Credit Agreement dated as of May 31, 2000 (the "Senior Credit
         Agreement") among McLeodUSA, various Lenders and The Chase Manhattan
         Bank, as Agent (filed as Exhibit 4.39 to the August 2000 Form 10-Q and incorporated herein by reference).

   4.36  Form of Promissory Note under the Senior Credit Agreement (filed as
         Exhibit 4.40 to the August 2000 Form 10-Q and incorporated herein by reference).

   4.37  First Amendment dated as of December 7, 2000 to the Senior Credit
         Agreement (filed as Exhibit 4.37 to Annual Report on Form 10-K, File
         No. 0-20763, filed with the SEC on March 30, 2001 (the "2000 Form 10-
         K") and incorporated herein by reference).

   4.38  Second Amendment dated as of January 11, 2001 to the Senior Credit
         Agreement (filed as Exhibit 4.38 to 2000 Form 10-K and incorporated herein by reference).

   4.39  Form of Indenture between McLeodUSA and United States Trust Company of
         New York, as Trustee, relating to the 12% Senior Notes Due 2008 of
         McLeodUSA (filed as Exhibit 4.43 to the October 2000 Form S-4 and incorporated herein by reference).

   4.40  Form of Indenture between McLeodUSA and United States Trust Company of
         New York, as Trustee, relating to the 11 1/2% Senior Notes Due 2009 of
         McLeodUSA (filed as Exhibit 4.44 to the October 2000 Form S-4 and incorporated herein by reference).

   4.41  Senior Debt Securities Indenture dated January 15, 2001 between
         McLeodUSA and United States Trust Company of New York, as Trustee, relating to the 11 3/8% Senior Notes Due 2009 of McLeodUSA (filed as
         Exhibit 4.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the SEC on January 18, 2001 (the "January 18, 2001 Form 8-K") and incorporated herein by reference).

   4.42 First Supplement Indenture dated January 15, 2001 between McLeodUSA and United States Trust Company of New York as Trustee, relating to the 11 3/8% Senior Notes Due 2009 of McLeodUSA (filed as Exhibit 4.2 to the January 18, 2001 Form 8-K and incorporated herein by reference).

   4.43 Form of Global 11 3/8% Senior Note Due 2009 (filed as Exhibit 3.1 to the January 18, 2001 Form 8-K and incorporated herein by reference).

  *5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.


  *8.1   Opinion of Greenberg Traurig, LLP regarding tax matters.


  23.1   Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).


 *23.2 Consent of Arthur Andersen LLP regarding financial statements of McLeodUSA.


 *23.3 Consent of Arthur Andersen LLP regarding financial statements of Splitrock Services, Inc.


 *23.4 Consent of Arthur Andersen LLP regarding financial statements of Intelispan.

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
  *23.5  Consent of Arthur Andersen LLP regarding financial statements of
         Devise Associates, Inc.


   23.6  Consent of Greenberg Traurig, LLP (included in Exhibit 8.1).


  *23.7  Consent of C.E. Unterberg, Towbin.


   24.1  Power of attorney (included on signature page).


  *99.1  Form of Proxy Card for Special Meeting of Shareholders of Intelispan.


   99.2 Form of Voting Agreement between McLeodUSA and various shareholders of Intelispan (included as Appendix B to the proxy statement/prospectus included in this Registration Statement).

   99.3  Stock Option Agreement between McLeodUSA and Intelispan, Inc.
         (included as Appendix C to the proxy statement/prospectus included in this Registration Statement).

--------
*  Filed herewith.

   (b) Financial Statement Schedules.

   The following financial statement schedule was filed with the McLeodUSA Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 0-20763), filed with the SEC on March 30, 2000, and is incorporated herein by reference:

                 Schedule II--Valuation and Qualifying Accounts

   Schedules not listed above have been omitted because they are inapplicable or the information required to be set forth therein is contained, or incorporated by reference, in the Consolidated Financial Statements of McLeodUSA or notes thereto.

Item 22. Undertakings

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the proxy statement/prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

   The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement when it becomes effective; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

   The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by Form S-4 with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of Form S-4.

   The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of Securities Act, McLeodUSA has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, Iowa, on this 18th day of April, 2001.

                                          McLEODUSA INCORPORATED


                                          By: /s/ Clark E. McLeod
                                              --------------------------------
                                                      Clark E. McLeod
                                              Chairman and Co-Chief Executive
                                                          Officer

                               POWER OF ATTORNEY

   Know All Men by These Presents, that each person whose signature appears below constitutes and appoints Clark E. McLeod and Stephen C. Gray, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons, in the capacities indicated below, on this 18th day of April, 2001.

              Signature                                      Title
              ---------                                      -----

         /s/ Clark E. McLeod           Chairman, Co-Chief Executive Officer and Director
______________________________________  (Principal Executive Officer)
           Clark E. McLeod

        /s/ Richard A. Lumpkin         Vice Chairman and Director
______________________________________
          Richard A. Lumpkin

         /s/ Stephen C. Gray           President, Co-Chief Executive Officer and
______________________________________  Director
           Stephen C. Gray

          /s/ Roy A. Wilkens           President and Chief Executive Officer--Network
______________________________________  Services and Director
            Roy A. Wilkens

         /s/ J. Lyle Patrick           Group Vice President--Finance and Accounting and
______________________________________  Chief Financial and Accounting Officer
           J. Lyle Patrick              (Principal Financial Officer and Principal
                                        Accounting Officer)

              Signature                                      Title
              ---------                                      -----

                                                          Director
______________________________________
           Anne K. Bingaman

        /s/ Erskine B. Bowles                             Director
______________________________________
          Erskine B. Bowles

        /s/ Peter H.O. Claudy                             Director
______________________________________
          Peter H.O. Claudy

                                                          Director
______________________________________
          Thomas M. Collins

         /s/ Robert J. Currey                             Director
______________________________________
           Robert J. Currey

      /s/ Theodore J. Forstmann                           Director
______________________________________
        Theodore J. Forstmann

                                                          Director
______________________________________
           Daniel R. Hesse

         /s/ James E. Hoffman                             Director
______________________________________
           James E. Hoffman

          /s/ Paul D. Rhines                              Director
______________________________________
            Paul D. Rhines


                               INDEX TO EXHIBITS

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------

   2.1 Agreement and Plan of Merger by and among McLeodUSA, Iguana Acquisition Corporation and Intelispan, dated as of March 17, 2001 (included as Appendix A to the proxy statement/prospectus included in this Registration Statement).


   3.1 Amended and Restated Certificate of Incorporation of McLeodUSA (filed as Exhibit 3.1 to Registration Statement on Form S-1, File No. 333-3112 (the "Initial Form S-1"), and incorporated herein by reference).

   3.2 Amended and Restated Bylaws of McLeodUSA (filed as Exhibit 3.2 to Registration Statement on Form S-1, File No. 333-13885 (the "November 1996 Form S-1"), and incorporated herein by reference).

   3.3 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of McLeodUSA (filed as Exhibit 3.3 to Registration Statement on Form S-4, File No. 333-27647 (the "July 1997 Form S-4"), and incorporated herein by reference).

   3.4 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of McLeodUSA (filed as Exhibit 3.8 to the Quarterly Report on Form 10-Q, File No. 0-20763, filed with the SEC on May 15, 2000 (the "May 2000 Form 10-Q") and incorporated herein by reference).

   3.5 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of McLeodUSA (filed as Exhibit 3.9 to the Quarterly Report on Form 10-Q, File No. 0-20763, filed with the SEC on August 14, 2000 (the "August 2000 Form 10-Q") and incorporated herein by reference).

   3.6 Certificate of Change of Registered Agent and Registered Office of McLeodUSA (filed as Exhibit 3.4 to Annual Report on Form 10-K, File No. 0-20763, filed with the SEC on March 9, 1998 (the "1997 Form 10-K") and incorporated herein by reference).

   3.7 Certificate of Designations of the 6.75% Series A preferred stock, par value $.01 per share, of McLeodUSA (filed as Exhibit 3.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the SEC on August 9, 1999 and incorporated herein by reference).

   3.8 Certificate of Designations of the Series B preferred stock, par value $.01 per share, of McLeodUSA (filed as Exhibit 3.6 to the Registration Statement on Form S-4, File No. 333-95941, filed with the SEC on February 1, 2000 (the "February 2000 Form S-4") and incorporated herein by reference).

   3.9 Certificate of Designations of the Series C preferred stock, par value $.01 per share, of McLeodUSA (filed as Exhibit 3.7 to the February 2000 Form S-4 and incorporated herein by reference).

   4.1   Form of Class A Common Stock Certificate of McLeodUSA (filed as
         Exhibit 4.1 to the Initial Form S-1 and incorporated herein by reference).

   4.2 Indenture dated March 4, 1997 between McLeodUSA and United States Trust Company of New York, as Trustee, relating to the 10 1/2% Senior Discount Notes Due 2007 of McLeodUSA (filed as Exhibit 4.2 to Annual Report on Form 10-K, File No. 0-20763, filed with the SEC on March 31, 1997 (the "1996 Form 10-K") and incorporated herein by reference).

   4.3 Initial Global 10 1/2% Senior Discount Note Due March 1, 2007 of McLeodUSA, dated March 4, 1997 (filed as Exhibit 4.3 to the 1996 Form 10-K and incorporated herein by reference).

   4.4 Form of Certificated 10 1/2% Senior Discount Note Due March 1, 2007 of McLeodUSA (filed as Exhibit 4.4 to the 1996 Form 10-K and incorporated herein by reference).

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------

  4.5 Investor Agreement dated as of April 1, 1996 among McLeodUSA, IES Investments Inc., Midwest Capital Group Inc., MWR Investments Inc., Clark and Mary McLeod, and certain other stockholders (filed as Exhibit 4.8 to the Initial Form S-1 and incorporated herein by reference).


  4.6 Amendment No. 1 to Investor Agreement dated as of October 23, 1996 by and among McLeodUSA, IES Investments Inc., Midwest Capital Group Inc., MWR Investments Inc., Clark E. McLeod and Mary E. McLeod (filed as
         Exhibit 4.3 to the November 1996 Form S-1 and incorporated herein by reference).

  4.7 Form of 10 1/2% Senior Discount Exchange Note Due 2007 of McLeodUSA (filed as Exhibit 4.8 to the July 1997 Form S-4 and incorporated herein by reference).

  4.8 Indenture dated as of July 21, 1997 between McLeodUSA and United States Trust Company of New York, as Trustee, relating to the 9 1/4% Senior Notes Due 2007 of McLeodUSA (filed as Exhibit 4.9 to the July 1997 Form S-4 and incorporated herein by reference).

  4.9 Form of Initial Global 9 1/4% Senior Note Due 2007 of McLeodUSA (filed as Exhibit 4.10 to the July 1997 Form S-4 and incorporated herein by reference).

  4.10   Form of 9 1/4% Senior Exchange Note Due 2007 of McLeodUSA (filed as
         Exhibit 4.14 to the 1997 Form 10-K and incorporated herein by reference).

  4.11 Indenture dated as of March 16, 1998 between McLeodUSA and United States Trust Company of New York, as Trustee, relating to the 8 3/8% Senior Notes Due 2008 of McLeodUSA (filed as Exhibit 4.15 to Registration Statement on Form S-4, File No. 333-52793 (the "May 1998 Form S-4"), and incorporated herein by reference).

  4.12 Form of Global 8 3/8% Senior Note Due 2008 of McLeodUSA (contained in the Indenture filed as Exhibit 4.11).


  4.13 Stockholders' Agreement dated November 18, 1998 by and among McLeodUSA, IES Investments Inc., Clark E. McLeod, Mary E. McLeod, and Richard A. Lumpkin and each of the former shareholders of Consolidated Communications Inc. ("CCI") and certain permitted transferees of the former CCI shareholders (filed as Exhibit 99.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the SEC on November 19, 1998 and incorporated herein by reference).

  4.14 Indenture dated as of October 30, 1998 between McLeodUSA and United States Trust Company of New York, as Trustee, relating to the 9 1/2% Senior Notes Due 2008 of McLeodUSA (filed as Exhibit 4.19 to Registration Statement on Form S-4, File No. 333-69621 (the "December 1998 Form S-4"), and incorporated herein by reference).

  4.15 Form of Global 9 1/2% Senior Note Due 2008 of McLeodUSA (contained in the Indenture filed as Exhibit 4.14).


  4.16 Stockholders' Agreement dated as of January 7, 1999, by and among McLeodUSA, IES Investments Inc., Clark E. McLeod, Mary E. McLeod, Richard A. Lumpkin, Gail G. Lumpkin, M/C Investors L.L.C. and Media/Communications Partners III Limited Partnership (filed as
         Exhibit 4.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the SEC on January 14, 1999 and incorporated herein by reference).

  4.17 Indenture dated as of February 22, 1999 between McLeodUSA and United States Trust Company of New York, as Trustee, relating to the 8 1/8% Senior Notes Due 2009 of McLeodUSA (filed as
         Exhibit 4.22 to Annual Report on Form 10-K, File No. 0-20763, filed with the SEC on March 24, 1999 (the "1998 Form 10-K") and incorporated herein by reference).

  4.18 Form of Global 8 1/8% Senior Note Due 2009 of McLeodUSA (contained in the Indenture filed as Exhibit 4.17).

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------

  4.19   Form of 6.75% Series A preferred stock certificate (filed as Exhibit
         4.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the SEC on August 9, 1999 and incorporated herein by reference).


  4.20 Form of Series B preferred stock certificate (filed as Exhibit 4.22 to the February 2000 Form S-4 and incorporated herein by reference).

  4.21 Form of Series C preferred stock certificate (filed as Exhibit 4.23 to the February 2000 Form S-4 and incorporated herein by reference).

  4.22 Second Amended and Restated November 1998 Stockholders' Agreement dated December 17, 1999 by and among certain Alliant Entities, Clark and Mary McLeod, Richard Lumpkin and certain CCI Shareholders (filed as Exhibit 4.24 to Annual Report on Form 10-K, File No. 0-20763, filed with the SEC on March 30, 2000 (the "1999 Form 10-K") and incorporated herein by reference).

  4.23 Second Amended and Restated January 1999 Stockholders' Agreement dated December 17, 1999 by and among certain Alliant Entities, Clark and Mary McLeod, Richard Lumpkin, certain CCI Shareholders and the M/C Stockholders (filed as Exhibit 4.25 to the 1999 Form 10-K and incorporated herein by reference).

  4.24 Stockholders' Agreement dated as of March 30, 2000 by and among McLeodUSA, Kwok Li and Linsang Partners, LLC (filed as Exhibit 4.26 to the May 2000 Form 10-Q and incorporated herein by reference).

  4.25 Third Amended and Restated November 1998 Stockholders' Agreement dated as of March 10, 2000 by and among certain Alliant Entities, Clark and Mary McLeod, Richard Lumpkin and certain CCI Shareholders (filed as
         Exhibit 4.27 to the May 2000 Form 10-Q and incorporated herein by reference).

  4.26 Third Amended and Restated January 1999 Stockholders' Agreement dated as of March 10, 2000 by and among certain Alliant Entities, Clark and Mary McLeod, Richard Lumpkin, certain CCI Shareholders and the M/C Stockholders (filed as Exhibit 4.28 to the May 2000 Form 10-Q and incorporated herein by reference).

  4.27 Amendment No. 1 to Third Amended and Restated November 1998 Stockholders' Agreement, dated as of July 7, 2000 (filed as Exhibit
         4.29 to the Registration Statement on Form S-4, File No. 333-48248, filed with the SEC on October 19, 2000 (the "October 2000 Form S-4") and incorporated herein by reference).

  4.28 Amendment No. 1 to Third Amended and Restated January 1999 Stockholders' Agreement, dated as of July 7, 2000 (filed as Exhibit
         4.30 to the October 2000 Form S-4 and incorporated herein by reference).

  4.29 Amended and Restated Stockholders' Agreement dated as of August 10, 2000, by and among McLeodUSA, Kwok Li and Linsang Partners, LLC (filed as Exhibit 4.31 to the October 2000 Form S-4 and incorporated herein by reference).

  4.30 Warrant Agreement dated as of July 29, 1998 by and between Harris Trust Company of New York (formerly Bank of Montreal Trust Company) and Splitrock Services, Inc. (filed as Exhibit 10.12 to the Registration Statement on Form S-4 of Splitrock Services, Inc., File No. 333-61293, filed with the SEC on August 12, 1998 and incorporated herein by reference).

  4.31 Form of Splitrock Warrant Certificate (filed as Exhibit 4.7 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Splitrock Services, Inc., File No. 333-63001, filed with the SEC on July 16, 1999 and incorporated herein by reference).

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------

   4.32 First Supplemental Warrant Agreement by and between Splitrock Services, Inc. and Harris Trust Company of New York, dated as of February 24, 2000 (filed as Exhibit 4.11 to Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 of Splitrock Services, Inc., File No. 333-63001, filed with the SEC on March 13, 2000 and incorporated herein by reference).


   4.33 Second Supplemental Warrant Agreement by and between Splitrock Services, Inc., Splitrock Holdings, Inc. and Harris Trust Company of New York, dated as of March 30, 2000 (filed as Exhibit 4.37 to the May 2000 Form 10-Q and incorporated herein by reference).

   4.34 Third Supplemental Warrant Agreement by and between Splitrock Services, Inc., Splitrock Holdings, Inc., McLeodUSA and Harris Trust Company of New York, dated as of March 30, 2000 (filed as Exhibit 4.38 to the May 2000 Form 10-Q and incorporated herein by reference).

   4.35 Credit Agreement dated as of May 31, 2000 (the "Senior Credit Agreement") among McLeodUSA, various Lenders and The Chase Manhattan Bank, as Agent (filed as Exhibit 4.39 to the August 2000 Form 10-Q and incorporated herein by reference).

   4.36  Form of Promissory Note under the Senior Credit Agreement (filed as
         Exhibit 4.40 to the August 2000 Form 10-Q and incorporated herein by reference).

   4.37 First Amendment dated as of December 7, 2000 to the Senior Credit Agreement (filed as Exhibit 4.37 to Annual Report on Form 10-K, File No. 0-20763, filed with the SEC on March 30, 2001 (the "2000 Form 10-K") and incorporated herein by reference).

   4.38 Second Amendment dated as of January 11, 2001 to the Senior Credit Agreement (filed as Exhibit 4.38 to 2000 Form 10-K and incorporated herein by reference).

   4.39 Form of Indenture between McLeodUSA and United States Trust Company of New York, as Trustee, relating to the 12% Senior Notes Due 2008 of McLeodUSA (filed as Exhibit 4.43 to the October 2000 Form S-4 and incorporated herein by reference).

   4.40 Form of Indenture between McLeodUSA and United States Trust Company of New York, as Trustee, relating to the 11 1/2% Senior Notes Due 2009 of McLeodUSA (filed as Exhibit 4.44 to the October 2000 Form S-4 and incorporated herein by reference).

   4.41 Senior Debt Securities Indenture dated January 15, 2001 between McLeodUSA and United States Trust Company of New York, as Trustee, relating to the 11 3/8% Senior Notes Due 2009 of McLeodUSA (filed as
         Exhibit 4.1 to the Current Report on Form 8-K, File No. 0-20763, filed with the SEC on January 18, 2001 (the "January 18, 2001 Form 8-K") and incorporated herein by reference).

   4.42 First Supplement Indenture dated January 15, 2001 between McLeodUSA and United States Trust Company of New York as Trustee, relating to the 11 3/8% Senior Notes Due 2009 of McLeodUSA (filed as Exhibit 4.2 to the January 18, 2001 Form 8-K and incorporated herein by reference).

   4.43 Form of Global 11 3/8% Senior Note Due 2009 (filed as Exhibit 3.1 to the January 18, 2001
         Form 8-K and incorporated herein by reference).

  *5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.


  *8.1   Opinion of Greenberg Traurig, LLP regarding tax matters.


  23.1   Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).


 *23.2 Consent of Arthur Andersen LLP regarding financial statements of McLeodUSA.

 *23.3 Consent of Arthur Andersen LLP regarding financial statements of Splitrock Services, Inc.


 *23.4 Consent of Arthur Andersen LLP regarding financial statements of Intelispan.

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------

  *23.5 Consent of Arthur Andersen LLP regarding financial statements of Devise Associates, Inc.


   23.6  Consent of Greenberg Traurig, LLP (included in Exhibit 8.1).


  *23.7  Consent of C.E. Unterberg, Towbin.


   24.1  Power of attorney (included on signature page).


  *99.1  Form of Proxy Card for Special Meeting of Shareholders of Intelispan.


   99.2 Form of Voting Agreement between McLeodUSA and various shareholders of Intelispan (included as Appendix B to the proxy statement/prospectus included in this Registration Statement).

   99.3 Stock Option Agreement between McLeodUSA and Intelispan, Inc. (included as Appendix C to the proxy statement/prospectus included in this Registration Statement).

--------
*  Filed herewith.